Hycroft Property
Initial Assessment Technical Report Summary
Humboldt and Pershing Counties, Nevada
Effective Date: March 27, 2023

Prepared for:
Hycroft Mining Holding Corporation
4300 Water Canyon Road, Unit 1
Winnemucca, NV, 89445
USA

Prepared by:
Ausenco Engineering USA South, Inc
595 South Meyer Avenue
Tucson, AZ, 85701

Date and Signature Page
This technical report summary (the TRS), entitled “Hycroft Property Initial Assessment Technical Report Summary, Humboldt and Pershing Counties, Nevada” is current as of December 31, 2022, and has been prepared by:

Qualified Person or Consulting Firm	Responsible for the following sections	Signature	Date
Ausenco Engineering USA South, Inc	1.1, 1.2, 1.3, 1.5, 1.8, 1.10, 1.11, 2, 3.1-3.5, 3.7, 3.8, 4, 5, 10, 21, 22.1, 22.3, 22.5, 22.7.2, 23.3, and portions of sections 23.1, 24, and 25.	“signed”	March 27, 2023
Independent Mining Consultants, Inc	1.4, 1.6, 1.7, 1.9, 6, 7, 8, 9, 11, 20, 22.2, 22.4, 22.6, 22.7.1, 23.1, 23.2 and for portions of sections 23.1, 24, and 25.	“signed”	March 27, 2023
WestLand Engineering & Environmental Services, Inc	3.6	“signed”	March 27, 2023

Table of Contents

1 Executive Summary	1
1.1 Introduction	1
1.2 Project Setting	1
1.3 Mineral Tenure, Surface Rights, Water Rights, Royalties and Agreements	1
1.4 Geology and Mineralization	2
1.5 History	2
1.6 Exploration, Drilling and Sampling	3
1.7 Data Verification	3
1.8 Metallurgical Testwork	3
1.9 Mineral Resource Estimation	4
1.10 Conclusions	5
1.11 Recommendations	6
2 Introduction	7
2.1 Overview	7
2.2 Qualified Persons	7
2.3 Site Visits	8
2.4 Effective Dates	8
2.5 Sources of Information and References	8
2.6 Previous Technical Report	8
2.7 Units and Abbreviations	8
3 Property description and location	12
3.1 Introduction	12

Hycroft Property	Page i
Initial Assessment Technical Report Summary	March 27, 2023

3.2 Property Ownership and Title In Nevada	12
3.3 Land Status	14
3.4 Property Agreements and Royalties	15
3.5 Water Rights	18
3.6 Liabilities & Encumbrances	18
3.6.1 Environmental Liabilities	18
3.6.2 Mine Safety Disclosures	18
3.6.3 Operating Permits	18
3.6.4 Hycroft Expansion Permitting and Timelines	21
3.6.5 Crofoot Heap Leach Facility Closure	22
3.7 Environmental Considerations	22
3.8 Social License Considerations	22
3.9 Significant Risks	23
4 Accessibility, climate, local resources, infrastructure and physiography	24
4.1 Access	24
4.2 Climate	24
4.2.1 Local Resources and Infrastructure	24
4.3 Physiography	25
4.4 Seismicity	25
5 History	26
5.1 Regional Mining History	26
5.2 Exploration History on the Property	26
5.3 Mine Production on the Property	28
6 Geological setting, mineralization, and deposit	30

Hycroft Property	Page ii
Initial Assessment Technical Report Summary	March 27, 2023

6.1 Geological Setting	30
6.1.1 Regional Geology	30
6.1.2 Local Geology	30
6.2 Mineralization	32
6.2.1 Brimstone	32
6.2.2 Vortex	33
6.2.3 Bay and Boneyard	34
6.2.4 Central	35
6.2.5 Camel Hill and Cut 5 Zones	35
6.3 Alteration	36
6.4 Deposit Types	36
7 Exploration	38
7.1 Drilling	38
7.2 Additional Exploration	40
8 Sample preparation, analyses, and security	41
8.1 Introduction	41
8.2 Sample Preparation	41
8.3 Assay Methods	41
8.4 Sample Security	42
8.5 Analytical Results	42
8.6 QP Comment	42
9 Data verification	43
9.1 Certificate of Assay Checks	43
9.2 QA/QC Post-2005 – 2022	43

Hycroft Property	Page iii
Initial Assessment Technical Report Summary	March 27, 2023

9.2.1 Standards 2021 - 2013	43
9.2.2 Blanks 2008 - 2014	47
9.2.3 Check Assays 2011 - 2012	47
9.2.4 Standards 2021 – 2022	49
9.2.5 Blank Analysis Results 2021 - 2022	49
9.2.6 Duplicate Assays, 2021 - 2022	50
9.2.7 DDH vs RC for Post-2000 Samples	51
9.2.8 Old vs. New Drilling	51
9.2.9 Downhole Surveys	52
9.3 QP Comment	52
10 Mineral Processing and Metallurgical Testing	54
10.1 Mineralized Materials and Sampling	54
10.1.1 Hycroft Mineralization Domains	54
10.1.2 Samples for Metallurgical Testing	55
10.2 Comminution Tests	55
10.3 Flotation	56
10.3.1 Review of Flotation Testwork	56
10.3.2 Flotation Time	60
10.4 Direct Cyanidation	60
10.5 Concentrate Oxidation Tests	60
10.5.1 Atmospheric Oxidation – Batch Tests	63
10.5.2 Hycroft Mill Demonstration Plant	64
10.5.3 Pressure Oxidation	65
10.5.4 Roasting	67

Hycroft Property	Page iv
Initial Assessment Technical Report Summary	March 27, 2023

10.6 Deleterious Elements	70
10.7 QP Comment	72
11 Mineral Resource Estimates	71
11.1 Model Location	71
11.2 Database	71
11.3 Basic Statistics	72
11.3.1 Geology	73
11.3.2 Lithology	73
11.3.3 Alteration	73
11.3.4 Structure	74
11.4 Domains	77
11.5 Assay Caps	77
11.6 Bench Height Confirmation	78
11.7 Composites	79
11.8 Variography	82
11.9 Block Grade Estimation	85
11.9.1 Gold, Silver and Mercury	85
11.9.2 Cyanide Ratio	89
11.9.3 Sulfide Sulfur	89
11.9.4 Density	91
11.9.5 Stockpile Grade Estimation	91
11.9.6 Treatment of 1982 – 1987 Data	92
11.10 Classification	93
11.11 Model Verification	93

Hycroft Property	Page v
Initial Assessment Technical Report Summary	March 27, 2023

11.11.1 Swath Plots	93
11.11.2 Smear Check	96
11.11.3 Reconciliation	97
11.12 Mineral Resources	97
12 Mineral Reserve Estimate	104
13 Mining Methods	105
14 Processing and Recovery Methods	106
15 Infrastructure	107
16 Market Studies	108
17 Environmental Studies, permitting, and plans, negotiations, or agreements with local individuals or groups	109
18 Capital and Operating Costs	110
19 Economic Analysis	111
20 Adjacent PRoperties	112
21 Other Relevant Data And Information	113
22 Interpretations and Conclusions	114
22.1 Introduction	114
22.2 Geology and Mineralization	114
22.3 History	114
22.4 Exploration and Drilling	114
22.5 Metallurgical Testing	115
22.6 Mineral Resources	116
22.7 Risks	116
22.7.1 Mineral Resource Estimate	116

Hycroft Property	Page vi
Initial Assessment Technical Report Summary	March 27, 2023

22.7.2 Mineral Processing	116
23 Recommendations	117
23.1 Introduction	117
23.2 Proposed Exploration Program	117
23.3 Proposed Metallurgical Studies	117
24 References	118
25 Reliance on Information Provided By The Registrant	121
List of Appendices

Appendix A – Hycroft Patented Claims
Appendix B – Hycroft Unpatented Claims
List of Tables

Table 1-1: Hycroft Mineral Resources as of March 27, 2023, Imperial Units	5
Table 2-1: Unit Abbreviations	9
Table 2-2: Name Abbreviations	10
Table 3-1: Hycroft Annual Land Holding Costs	15
Table 3-2: Hycroft Operating Permits	19
Table 3-3: Hycroft Miscellaneous Permits	20
Table 3-4: Hycroft Permits and Annual Fees	20
Table 3-5: Right-of-Way Payment and Renewal Schedule	21
Table 4-1: Hycroft Water Wells and Permitted Yearly Consumption	25
Table 5-1: Au and Ag Sales from 2019 to 2022	29

Hycroft Property	Page vii
Initial Assessment Technical Report Summary	March 27, 2023

Table 9-1: Nearest Neighbor Sample Comparison of RC Gold Composites versus DDH Gold Composites	51
Table 9-2: Nearest Neighbor Sample Comparison of 1982-1987 Gold Assays versus Post-2005 Gold Assays	52
Table 10-1: Average Sulfur Contents of Oxide, Transition and Sulfide Mineralized Materials	55
Table 10-2: Summary of Test Samples	55
Table 10-3: Grindability Test Summary	56
Table 10-4: G&T Composites 1 through 24 Flotation Test Results	58
Table 10-5: G&T Composites M-1 through M-17 Flotation Test Results	59
Table 10-6: Flotation Reagent Schemes Studied	60
Table 10-7: Estimated Metallurgical Recoveries from 2016 Feasibility Study – Au and Ag	63
Table 10-8: Hycroft Alkaline POX Testwork Summary	66
Table 10-9: Hycroft Acid POX Testwork Summary	68
Table 10-10: Deleterious Element Assay	70
Table 11-1: Block Size and Model Size	73
Table 11-2: Data Available for the Assembly of the Resource Model for Au, and Ag	72
Table 11-3: Assay Database (No Stockpile Assays, and No Drilling from 1982 through 1987)	72
Table 11-4: Population Domains for Grade Estimation	77
Table 11-5: Assay Cap Values	78
Table 11-6: Basic Statistics of 40-ft Length Composites, In-Situ Rock, Eliminating Years 1982 to 1987	80
Table 11-7: Grade Estimation Parameters for Au, Ag, and Mercury	87
Table 11-8: Estimation Parameters for Cyanide Ratio	89
Table 11-9: Sulfide Sulfur Estimation Parameters	90

Hycroft Property	Page viii
Initial Assessment Technical Report Summary	March 27, 2023

Table 11-10: Sulfide Sulfur Default Values if Not Estimated	90
Table 11-11: Density Assigned to the Block Model	91
Table 11-12: Stockpile Grade Estimation of Assignments	92
Table 11-13: IMC Smear Check, Below End 2021 Topography, Without stockpile blocks or drilling, and without data from 1982 through 1987 Drilling.	96
Table 11-14: Economic Parameters for Mineral Resources	100
Table 11-15: Hycroft Mineral Resources as of March 2023, Imperial Units	102
Table 11-16: Hycroft Mineral Resources as of March 2023, Metric Units	103
Table 25-1: Information Provided by Hycroft	122
15

List of Figures

Figure 3-1: Hycroft Mine Property Location Map	13
Figure 3-2: Hycroft Mine Claims Map	16
Figure 3-3: Current Property and Facilities Layout (2023)	17
Figure 5-1: Predominant Mineralization Zones Identified for the Mine.	27
Figure 6-1: Stratigraphic Column for Hycroft Deposit Area	31
Figure 6-2: Simplified East–West Cross-Sections through the Sulphur District	32
Figure 6-3: Brimstone Generalized Geology Cross-Section	33
Figure 6-4: Vortex to Camel Hill Generalized Section	34
Figure 6-5: Bay Geologic Cross-Section	35
Figure 6-6: Generalized Hycroft Epithermal Diagram	37
Figure 7-1: Drillhole Collar Locations	39

Hycroft Property	Page ix
Initial Assessment Technical Report Summary	March 27, 2023

Figure 9-1: Results of Submitted Gold Standards 2005 - 2013	45
Figure 9-2: Results of Submitted Silver Standards 2005-2013	46
Figure 9-3: Results of Blank Submissions	47
Figure 9-4: Check Assay Results, Fire Assay Gold 2011 - 2012	48
Figure 9-5: Check Assay Results, Fire Assay Silver 2011 – 2011	48
Figure 9-6: Standards Results, 2021 – 2022	49
Figure 9-7: Blank Results, 2021 – 2022	50
Figure 10-1: Recovery vs. Time Plot, G&T Kamloops Tests, M Composites	62
Figure 10-2: Au Extraction vs. Sulfide Oxidation	64
Figure 10-3: Oxidation of Central Flotation Concentrate: Sulfate Spike Test	65
Figure 10-4: Demonstration Plant Cyanide Leach Recovery of Au and Ag	65
Figure 11-1: East–West Cross-Section 43,000N Looking North, showing Hycroft Rock Types	75
Figure 11-2: East–West Cross-Section 43,000N Looking North, showing Hycroft Alterations	75
Figure 11-3: Hycroft Structure Interpretation	76
Figure 11-4: Bench Height Analysis	79
Figure 11-5: Variograms for Silicic Material Between the West Splay and Central Faults	83
Figure 11-6: Variograms in Silicic Material Between the Central Fault and the East Fault Footwall	84
Figure 11-7: Horizontal Swath Plots for Gold and Silver	94
Figure 11-8: Vertical Swath Plots for Gold and Silver	95
Figure 20-1: Location of Rosebud Property	112

Hycroft Property	Page x
Initial Assessment Technical Report Summary	March 27, 2023

1    EXECUTIVE SUMMARY
1.1    Introduction
This Technical Report Summary (TRS) has been prepared by Ausenco Engineering USA South Inc. (Ausenco), Independent Mining Consultants, Inc. (IMC), and WestLand Engineering & Environmental Services, Inc. (Westland) for Hycroft Mining Holding Corporation (Hycroft), following the reporting requirements of the United States Securities and Exchange Commission’s (SEC) Modernization of Property Disclosures of Mining Registrants under subpart 1300 and item 601 (96)(B)(iii) of Regulation S-K for an Initial Assessment (IA).
This TRS provides an update to the mineral resource estimate in the Company’s Initial Assessment, filed on EDGAR on Form 8-K on February 22, 2022. The mineral resource estimate utilizes a milling and pressure oxidation process for sulfide mineralization and heap leaching process for oxide and transition mineralization. This TRS includes drill results received through December 9, 2022 which formed the basis of this mineral resource estimation model and this updated report.
1.2    Project Setting
The Hycroft property (the Mine) is situated on the western flank of the Kamma Mountains on the eastern edge of the Black Rock Desert approximately 54 miles west of Winnemucca in Humboldt and Pershing Counties, Nevada. The Mine property straddles Townships 34, 35, 35½ and 36 North and Ranges 28, 29 and 30 East (MDB&M) with its central co-ordinates at approximately latitude 40°52’ north and longitude 118°41’ west.
The Mine is accessible via Nevada State Route 49 (Jungo Road), an unpaved road maintained by Humboldt County and Pershing County and Hycroft. The Union Pacific railway, a major east–west railway, runs immediately adjacent to the property.
Existing facilities on site include two administration buildings, a mobile maintenance shop, a light vehicle maintenance shop, a warehouse, leach pads, primary, secondary and tertiary crushing systems, two Merrill-Crowe process plants, and a refinery.
1.3    Mineral Tenure, Surface Rights, Water Rights, Royalties and Agreements
The Mine property consists of 30 private parcels with patented claims that comprise approximately 1,787 acres, and 3,247 unpatented lode and placer mining claims that encompass approximately 62,298 acres. The combined patented and unpatented claims comprise approximately 64,085 acres. Much of the project area is located on un-surveyed public and private land. The following is a list of land acquisitions/transactions made over the years which constitute the entire Hycroft land claim package:
    The Crofoot property and approximately 3,500 acres of claims were acquired by Vista Gold Corporation (Vista) in 1985.
    The Crofoot property, originally held under lease, is owned by Hycroft subject to a 4% Net Profits Royalty (NPR) retained by the former owners, with a cap of US$7.6 M, of which US$3.1M has been paid.
    The Lewis property and approximately 8,700 acres of claims were acquired by Vista in early 1987.
    In 2006, approximately 13,100 acres of additional claims were staked by Vista.
    From 2007 through 2015, the company staked additional lode mining claims contiguous to existing Hycroft claims that cover approximately 37,373 acres of land. Some of these lode claims overlap existing placer claims.
These claims are contiguous or proximate to the original Crofoot and Lewis claims. In 1996, the lease/purchase agreement was amended to provide for minimum advance royalty payments of US$120,000 on January 1 of each year in which mining occurs on patented and unpatented claims. The sum of payments for the Crofoot property is capped at US$7.6 M, of which US$3.1 M has been paid through December 2022. An additional US$120,000 annually is due if mineralized material production exceeds 5 Mtons from the Crofoot property on either patented or unpatented claims in any calendar year. All advanced royalty payments are taken as a credit against the NPI.
Effective May 29, 2020 Sprott Private Resource Lending II (CO) acquired a 1.5% Net Smelter Returns Royalty on the property.
Payment of annual claim holding fees to the Bureau of Land Management (BLM) and Humboldt and Pershing Counties are made every third calendar quarter (Q3). Payments are current through the 2021-2022 claim years, with

Hycroft Property	Page 1
Initial Assessment Technical Report Summary	March 27, 2023

US$593,727 paid in Q3 2022. Payment of annual land holding fees and property taxes is required to continue to hold the Hycroft property in good standing. Hycroft controls all surface and mineral rights within the Hycroft mineral resource area. No further land acquisition is required for operation of the mine and processing facilities as presently designed.
Water resources are sufficient at the Mine and controlled under 11 separate water right permits administered by the Nevada Division of Water Resources (NDWR). These permits are either held in ownership by Hycroft or leased to Hycroft. Hycroft controls a total of 20,414.9-acre feet per year (6.65 billion gallons per year) in the Black Rock Desert Hydrographic Basin.
1.4    Geology and Mineralization
The Hycroft deposit is a low-sulfidation, epithermal, hot springs system that contains Au and Ag mineralization. Radiometric dates indicate that the main phase of Au and Ag mineralization formed four million years ago, when hydrothermal fluids were fed upward along high angle, normal faults. Low-grade Au and Ag mineralization was co-deposited with silica and potassium feldspar throughout porous rock types.
A subsequent drop in permeability, due to sealing of the system, led to over pressuring and subsequent repeated hydrothermal brecciation. Additional precious metal mineralization was deposited during this event as breccia zones, veins, and sulfide flooding.
Au and Ag mineralization was followed 0.4 to 2 million years ago by an intense event of high sulfidation acid leaching of the mineralized volcanic rocks coincident with a regional water table drop. This allowed steam heated sulfur gases to condense into sulfuric acid and leach the upper portion of the mineralized rocks.
Oxidation of sulfide mineralization occurs to variable depths over the deposit, depending upon proximity to faults, extent of acid leaching, and depth to water table. Sulfide content through the deposit can be variable but typically averages between 1.5 and 2.0% sulfide sulfur.
The Hycroft deposit is typically broken into six major zones based on geology, mineralization, and alteration. These include Brimstone, Vortex, Central, Bay, Boneyard, and Camel Hill zones. The boundaries are typically the major faults, namely Break, East and Ramp.
1.5    History
The Mine is located in the Sulfur District, where mining for native sulfur began in the late 1800’s. Then, in the early part of the 20th century high-grade Ag was mined as were veins of nearly pure alunite (hydroxylated aluminum potassium sulfate mineral) in the southern part of the district. From 1941 to 1943, cinnabar (a mercury sulfide mineral) was also mined. Exploration for native sulfur commenced again in 1966 with the Duval Corporation (Duval) reporting elevated Au and Ag values but finding no significant evidence of a sulfur deposit at depth (Wallace, 1980).
In 1977, the Cordex Syndicate mapped, and rock chip sampled the Hycroft property, recognizing the potential for a bulk tonnage, low-grade precious metal deposit. Homestake then took interest in the property and completed surface sampling and exploration drilling during 1981-1982. Mining officially began as a small heap leach operation in 1983 at what was then known as the Lewis Mine. In 1985, Vista gained control of the original Hycroft property. They also acquired the Lewis Mine in early 1987 from F. W. Lewis, Inc., and the Crofoot Mine in April 1988. From 1985 to 1999, they had drilled 3,212 exploration holes, totaling 965,552 feet (ft) with the bulk of this drilling focused on oxide gold mineralization at Central, Bay and Brimstone.
The remaining leasehold interest in the Lewis property was purchased by Vista in December 2005. Production followed at the former Crofoot property in the Bay, South Central, Boneyard, Gap, and Cut-4 pits along the Central Zone. Production from the Brimstone Pit commenced in 1985 and continued until December 1998. The Mine was placed on a care and maintenance program through 2007. During 1983 to 1998, the Mine produced approximately 1.2 Moz of Au and 2.5 Moz of Ag. An additional 58,700 oz of Au was produced from the leaching operations from 1999 through 2004. In May 2007, the Nevada-based holdings of Vista were spun out into Allied Nevada Gold Corp (Allied Nevada). The Mine was included as part of the transfer of ownership allowing Allied Nevada to explore, expand, and develop the resources. The Mine was reactivated in September 2007 and achieved planned ore production by the end of 2009. With the construction of the North leach pad in 2013, the total leach pad space was increased to more than 20 million square ft. In 2010, the Mine began an expansion program that included construction of a 21,000 gallon per minute Merrill-Crowe processing plant and a three-stage crushing facility as well as solution pumping capacity upgrades. Active mining was stopped again at the Mine in June 2015 due to low metal prices, but active leaching of previously mined ore continued through 2018. During this time, Allied Nevada emerged from its financial restructuring to become Hycroft Mining Corporation. In late 2018, Hycroft began construction of new leach pads. In April 2019, active mining began with

Hycroft Property	Page 2
Initial Assessment Technical Report Summary	March 27, 2023

a focus on transition and sulfide minerals but were set aside for future processing. Only oxide ore was placed on the new leach pads during this time with production of Au and Ag continuing through until 2021. From September 2007 through July 2019 metal sales have totaled approximately 900,000 oz of Au and 5.0M oz of Ag. Active mining ceased and production at the Mine was terminated on November 11, 2021. Annual sales in ounces of Au and Ag produced from the Mine’s heap leach operations over years 2019 through 2022 total approximately 105,500 ounces of Au and 615,000 ounces of Ag.
1.6    Exploration, Drilling and Sampling
The Hycroft district includes data from 1981 to 2022 and includes 5,601 holes, representing 2,588,826 ft of drilling. At this time, there are 5,532 drillholes in the resource model area which includes holes drilled for stockpile definition. During 2021 and 2022, there were 171 new holes added to the database.
In addition to drilling activity, Hycroft has also conducted geophysical surveys, soil and rock chip sampling programs, field mapping, historical data compilation, and regional reconnaissance around the Mine area. In 2022, a hyperspectral flight of the property was conducted. These efforts are designed to improve the understanding of the known mineralization, as well as provide data for further exploration of the greater property position.
1.7    Data Verification
The Hycroft and IMC team have put significant effort toward the verification of the database during 2022. That work has included:
1)    Detailed comparison of certificates of assay versus the assay database which resulted in substantial update and correction to the database.
2)    Analysis of the QAQC data used by Hycroft and previous owners from 2005 to 2022. This work was done in two stages representing different time periods.
3)    Analysis of Diamond drilling (DDH) versus Reverse Circulation Drilling (RC) with the post-2005 drilling to confirm that the two methods can be comingled and utilized for the estimation of mineral resources.
4)    Comparison of Pre-2005 drilling versus Post-2005 drilling to verify the application of the older data, because the Pre-2005 data QA/QC information was not available.
The updated statement of mineral resource reflects information developed in 2022. The four primary areas include:
1)    Additional drilling assay results from 2021 and the assay results received through December 9, 2022 have been added to the database. This data came from 171 holes containing 23,804 gold fire assays and 23,780 silver fire assays.
2)    Approximately 165,000 silver fire assay samples previously included in the database as “no assay” results were found to have trace level assay values1. As a result, the “no assay” sample values were replaced with the lower “trace sample” values. “Trace assay” sample values are less than the grade of economic mineralization which is 0.399 oz/ton.
3)    The February 2022 resource statement reflected downward adjustments for reported bias in grade estimation from pre-2000 gold fire assay values. Detailed review of historical assay certificates confirmed that the database used to develop the mineral resource corresponds to the original assay certificates, therefore the downward adjustment was removed.
4)    Detailed analysis of the earliest drilling at Hycroft from 1982 to 1987 indicated that the assays were high biased. As a result, the historical assays from this period have been adjusted downward and taking a conservative approach, the resource from this time period has been classified as inferred material only.
1.8    Metallurgical Testwork
From 2009 to 2016, Hycroft metallurgical test programs conducted on the Hycroft deposit consisted of a series of comminution, flotation, concentrate oxidation, and cyanide leaching tests on mineralized materials, flotation tails, and oxidized concentrate of sulfide mineralized materials. Samples for metallurgical testwork were mostly derived from drilled core samples selected to represent the materials from the five main mineralization domains. Testwork was conducted by G&T Kamloops Laboratories (G&T) and SGS Mineral Services, Lakefield (SGS), both in Canada, and by
1 “No Assay” sample values allow the model to estimate the mineralization in the area between two drill holes with known mineralization values. “Trace Assay” values are approximately one-half the detection limit of the calibrated laboratory instrument used in assessing assay samples.

Hycroft Property	Page 3
Initial Assessment Technical Report Summary	March 27, 2023

Hazen Research Inc. (Hazen) in Colorado. POX testwork was performed by Kappes, Cassiday & Associates (KCA), SGS and Hazen.
Comminution testwork demonstrate the Hycroft rock mineralization exhibits very high rock competency both in the SAG and ball mills.
Flotation testwork can be summarized as follows:
    Au recoveries from flotation at grinds ranging from 100 to 150 microns were 80% but tended to decrease with grinds finer than 100 microns or coarser than 150 microns;
    Flotation tests performed at neutral pH generally outperformed tests conducted at basic pH;
    Testwork using various frother and promoter reagents were conducted to optimize flotation results; and
    An average mass pull of 13.8% was observed for some tests. The same set of tests indicated a flotation time of 19 minutes for gold and 17 minutes for silver to achieve ~ 80% target recoveries for both.
Oxidation testwork on Hycroft concentrates from the aforementioned flotation testwork included pressure oxidation (POX), roasting, ambient pressure alkaline oxidation and other oxidation methods including chlorination, fine grinding with intense cyanidation, and the Albion process. The following is a summary of the results of the predominant testwork studies conducted.
Results from early batch testwork conducted in 2009 results were positive and indicated that Hycroft concentrates were amenable to oxidation under atmospheric conditions, using trona to create the appropriate alkaline environment to promote oxidation. Pilot plant testing on Hycroft’s three main domains confirmed the findings of the batch tests. Different material types oxidized at varying rates, with Vortex materials oxidizing the fastest followed by Central and then Brimstone. The Master Composite oxidation rate was comparable to Brimstone. At 60% sulfide oxidation, 85% Au and 80-84% Ag recoveries were achievable by atmospheric oxidation for all material types tested.
The viability of the alkaline atmospheric oxidation (AAO) process using trona was demonstrated with a 10-ton per day demonstration plant operated at site from 2016 to 2017. This plant included primary grinding, followed by flotation, atmospheric oxidation, cyanide leaching, countercurrent decantation (CCD) and precipitation. The results indicated Au recoveries peaked at 80% and Ag recoveries were at 90% for the Brimstone mineralized materials.
POX was evaluated in the development of the mineral resource, in part, due to the consistency of sulfide oxidation at elevated pressure and the observation of improved overall gold and silver recoveries.
1.9    Mineral Resource Estimation
The mineral resource at the Hycroft property is currently envisioned to be produced from a conventional hard rock open pit mine feeding two alternative process facilities.
    Run of Mine (ROM) oxide material will be directed to cyanide heap leaching, producing a gold and silver doré or
    Sulfide and transitional material will be directed to a crushing, flotation milling followed by pressure oxidation (Pox) of the concentrate to make a gold and silver doré.
The terms of reference for this estimate of mineral resources are mineralization in-place. The procedures described in the following paragraphs establish that the stated mineral resources have reasonable prospects of economic extraction.
Mineral resources were developed using a computer based on the block model of the mineralization and pit optimization software to determine the mineralization with reasonable expectation of economic extraction as defined by S-K 1300.
The cutoff grade that is reported for this statement of mineral resources is based on mining and processing costs estimated by IMC and Ausenco combined with reasonable metal prices. The internal or marginal cutoff is applied and reported where the benefits of selling the recovered metal will pay for the processing and fixed general and administrative costs. The cutoff is $0.01 / ton in terms of income after subtraction of mining, processing, and G&A costs.
Metal prices for Mineral Resource were US$1,900/oz Au and US$24.50/oz Ag. Spot prices for gold and silver in 2022 have ranged from US$1,628 to US$2,039/oz Au and US$17.77 to $US26.18/oz Ag respectively. The prices selected for determination of mineral resources are an approximation of current metal prices and do not include extensive price extrapolation. Table 1-1 summarizes the mineral resource in imperial units. An additional table in metric units is included in Section 11.

Hycroft Property	Page 4
Initial Assessment Technical Report Summary	March 27, 2023

The risks to the Mineral Resource are project costs and project recoveries as well as metal prices that can have a substantial impact on the Mineral Resource both positively and negatively. Hycroft mineral resources are sensitive to engineered and estimated parameters of operating costs, recovery, and metal price. That sensitivity may result in future variation in the mineral resource as costs and recoveries are refined.
Mineral resources are not mineral reserves and detailed economic considerations have not been applied. Modifying factors for mine and process design have not been applied.
Table 1-1:    Hycroft Mineral Resources as of March 27, 2023, Imperial Units

Classification	Approximate Cutoff, AuEq Au oz/ton	Ktons	Au oz/ton	Ag oz/ton	Sulfide Sulfur%	Au Contained Ounces (000)	Ag Contained Ounces (000)
Heap Leach Resource
Measured	0.002	94,162	0.008	0.17	2.14	753	15,725
Indicated	0.002	59,751	0.007	0.13	1.78	436	7,529
Meas + Ind	0.002	153,913	0.008	0.15	2.00	1,189	23,254
Inferred	0.002	46,118	0.007	0.14	1.62	337	6,549

Mill, Flotation + Concentrate by POX and Cyanide Leach Process
Measured	0.010	402,735	0.013	0.50	1.78	5,236	200,965
Indicated	0.010	346,308	0.012	0.39	1.58	4,156	136,445
Meas + Ind	0.010	749,043	0.013	0.45	1.69	9,391	337,410
Inferred	0.010	249,494	0.012	0.36	1.52	3,019	89,568

Combined Mineral Resources Leach Plus Process Plant
Measured	0.002 - 0.010	496,897	0.012	0.44	1.85	5,989	216,690
Indicated	0.002 - 0.010	406,059	0.011	0.35	1.61	4,592	143,974
Meas + Ind	0.002 - 0.010	902,956	0.012	0.40	1.74	10,581	360,664
Inferred	0.002 - 0.010	295,612	0.011	0.33	1.54	3,356	96,117
			Total material in the Pit (Ktons) =				3,631,287
Notes:
Mineral resources based on metal prices of $1,900/troy oz Au and $24.50/troy oz Ag
Cutoffs are income – process cost = NPR = NSR – Process Opex
Numbers may not match exactly due to rounding.
Mineral resources are contained within a computer-generated optimized pit. Total material in that pit is approximately 3.63 billion tons.
All units are imperial. Ktons means 1,000 short tons of 2,000 lbs. Au and Ag grades are in troy ounces/short ton.
1.10    Conclusions
IMC developed the Hycroft deposit block model based on 2,537,335 ft of drilling from 5,532 drillholes.
Previous Hycroft metallurgical test programs conducted on the Hycroft sulfide deposit consisted of a series of comminution, flotation, concentrate oxidation, and cyanide leaching tests on mineralized materials, flotation tailings, and oxidized sulfide concentrates.
Comminution testwork demonstrates the Hycroft rock mineralization exhibits very high rock competency. Flotation at grinds ranging from 100 to 150 microns at neutral pH with strong non-selective sulfide collectors showed Au and Ag recoveries. Oxidation testwork on Hycroft concentrates from the aforementioned flotation testwork improved recoveries with POX results in the mid-90s and 80s for Au and Ag, respectively.
The mineral resources statement was developed using a conventional computer-based block model. Each block was evaluated to determine the net return from the following two processes:

Hycroft Property	Page 5
Initial Assessment Technical Report Summary	March 27, 2023

    ROM cyanide heap leaching of oxide ore; and
    Milling, Flotation, POX followed by Cyanide Leach and Merrill-Crowe.
1.11    Recommendations
The Ausenco QPs recommend Hycroft proceed with a further study to develop a process plant to treat sulfide ore in addition to its oxide heap leaching capability provided it updates and improves the interpretation of the fault boundaries, major rock types, and alteration, and specifically drill cores to target areas within the mine plan that are not well-defined and update the slope stability.
Ausenco also recommend additional testwork focusing on optimizing grind size and mass pull percentage, flotation reagent suite, POX, equipment sizing, residence times, lime/limestone, and oxygen consumption. Also recommended is that Hycroft obtain solid separation data and flocculant requirements, optimize cyanide consumption and reagent use in cyanide destruction.
IMC recommends on-going data diligence and clean up along with targeted drilling as budgets and time allow.

Hycroft Property	Page 6
Initial Assessment Technical Report Summary	March 27, 2023

2    INTRODUCTION
2.1    Overview
This Technical Report Summary (TRS) summarizes the results of an Initial Assessment and updates the mineral resource estimate for the Mine located in northwestern Nevada. The work has been prepared at the request of Hycroft Mining Holding Corporation (Hycroft). The report follows the requirements and outline as described in the U.S. Securities and Exchange Commission ruling S-K Subpart 1300 (S-K1300). This TRS has been completed by Ausenco, IMC and Westland.
The updated statement of mineral resource reflects information developed in 2022. The four primary areas include:
1)    Additional drilling assay results from 2021 and the assay results received through December 9, 2022 have been added to the database. This data came from 171 holes containing 23,804 gold fire assays and 23,780 silver fire assays.
2)    Approximately 165,000 silver fire assay samples previously included in the database as “no assay” results were found to have trace level assay values2. As a result, the “no assay” sample values were replaced with the lower “trace sample” values. “Trace assay” sample values are ½ the detection limit of the laboratory instrument and less than the grade of economic mineralization.
3)    The February 2022 resource statement reflected downward adjustments for reported bias in grade estimation from pre-2000 gold fire assay values. Detailed review of historical assay certificates confirmed that the database used to develop the mineral resource corresponds to the original assay certificates, therefore the downward adjustment was removed.
4)    Detailed analysis of the earliest drilling at Hycroft from 1982 to 1987 indicated that the assays were high biased. As a result, the historical assays from this period have been adjusted downward and taking a conservative approach, the resource from this time period has been classified as inferred material only.
This TRS supersedes all previous technical studies, including the TRS filed on EDGAR as on Form 8-K on February 22, 2022.
The mineral resource is based on information provided by Hycroft which has been checked and validated wherever possible by IMC. The calculations and interpretations presented here are the work of IMC, who takes responsibility for the published mineral resource.
Some sections of this report were published previously as part of the previous Technical Reports and are listed below in Section 2.6. The sections of these reports which were utilized have been reviewed by both IMC and Ausenco in sufficient detail so that Qualified Persons at IMC and Ausenco have assumed responsibility for this work.
Hycroft staff have provided all requested information and have worked with IMC and Ausenco in an open and transparent manner throughout the Project period.
This report uses imperial units including troy ounces for gold and silver, throughout. Occasional use of non-imperial units will be clearly noted and explained in text when they occur. Tons means short tons of 2000 lbs. Ktons means 1000 short tons. Precious metal grades are presented in units of troy ounces per short ton (oz/ton).
2.2    Qualified Persons
Below is a list of the firms that acted as Qualified Persons (QPs) in the preparation of this Technical Report Summary:
    Ausenco Engineering South USA, Inc. is responsible for sections 1.1, 1.2, 1.3, 1.5, 1.8, 1.10, 1.11, 2, 3.1-3.5, 3.7, 3.8, 4, 5, 10, 21, 22.1, 22.3, 22.5, 22.7.2, 23.3, and portions of sections 23.1, 24, and 25.
    Independent Mining Consultants, Inc. is responsible for sections 1.4, 1.6, 1.7, 1.9, 6, 7, 8, 9, 11, 20, 22.2, 22.4, 22.6 22.7.1, 23.1, 23.2 and for portions of sections 24, and 25.
    WestLand Engineering & Environmental Services, Inc. is responsible for subsection 3.6.
2 “No Assay” sample values allow the model to estimate the mineralization in the area between two drill holes with known mineralization values. “Trace Assay” values are approximately one-half the detection limit of the calibrated laboratory instrument used in assessing assay samples.

Hycroft Property	Page 7
Initial Assessment Technical Report Summary	March 27, 2023

2.3    Site Visits
Ausenco field experts completed a site visit of the Hycroft property on April 8, 2021 to inspect the existing infrastructure.
IMC Qualified Persons, John Marek P.E. and Anh D. Nguyen, P.E. visited the Hycroft property on August 5, 2021. Their purpose was to review the existing core and logs.
2.4    Effective Dates
The overall Report effective date is March 27, 2023.
2.5    Sources of Information and References
The authors sourced information from documents listed in the References section of this report (Section 24).
2.6    Previous Technical Report
Hycroft Mining Holding Corporation previously filed the following Technical Report Summary:
    Technical Report Summary of Initial Assessment on the Hycroft Mine, Nevada, United States of America, Prepared by Ausenco Engineering USA South Inc for Hycroft Mining Corporation, Effective date: February 18, 2022.
    Newman, S., DeLong, R.F., Clarkson, B. M., Carew, T., Hartmann, M., Technical Report Summary: Heap Leaching Feasibility Study. Prepared by M3 for Hycroft Mining Corporation, Effective date: July 31, 2019.
Hycroft Mining Corporation completed the following Technical Report in accordance Canada’s National Instrument 43-101 Standards of Disclosure for Mineral Projects and which are available on the SEDAR website:
    Ibrado, A.S., Roth, D.K., Snider, J.W., Brown, R.A., Harris, D.A., Pennstrom, W.J., Peterson, A.T. NI 43-101Technical Report Mill Expansion Feasibility Study, Winnemucca, Nevada, USA. Prepared by M3 for Allied Nevada Gold Corp., Effective date: November 03, 2014.
2.7    Units and Abbreviations

Table 2-1:    Unit Abbreviations

Hycroft Property	Page 8
Initial Assessment Technical Report Summary	March 27, 2023

Unit	Description
ac	acre
asl	above sea level
Axb	Hardness of ore in term of impact breakage, unitless
B	billion
Btons	billion short tons
bgs	below ground surface
°C	Celsius
D	day
°F	Fahrenheit
fasl	feet above sea level
ft	feet
G	gravity
g	gallon
gpm	gallons per minute
g/y	gallons per year
Hp	horsepower
in.	inch
Kg.	kilogram
ktons	kilo short tons
kV	kilovolt
lb	pound
M	million
mi	mile
mi2	square mile
Mm	millimeters
Mtons	million short tons
Min.	minute
Moz	Million ounces
oz	ounce
oz/ton	ounces per short ton
oz/g	ounces per gallon
pcf	pounds per cubic foot
ppm	parts per million
psig	gauge pressure
ton	short ton
ton/d	short tons per day
US$	United States dollars
wt/wt	weight percent
%	percent

Hycroft Property	Page 9
Initial Assessment Technical Report Summary	March 27, 2023

Table 2-2:    Name Abbreviations

Name	Description
AAO	Atmospheric alkaline oxidation
Ag	silver
Au	gold
Ausenco	Ausenco Engineering USA South, Inc.
BLM	Bureau of Land Management
BMRR	Bureau of Mining Regulation and Reclamation
CCD	Countercurrent decantation
CFR	Code of Federal Regulations
CS	Carbon Steel
Duval	Duval Corporation
EA	Environmental Assessment
EIS	Environmental Impact Statement
EMS	EM Strategies
G&T	G&T Kamloops Laboratories
Golder	Golder Associates USA Inc., a member of WSP
Hazen	Hazen Research Inc.
Hycroft	Hycroft Mining Holding Corporation
ICP	Inductively coupled Plasma
IMC	Independent Mining Consultants, Inc.
KCA	Kappes, Cassiday & Associates
LECO	Laboratory Equipment Corporation
LOM	Life of Mine
Mill+ConcPOX	pressure oxidation treatment of the concentrates
MSHA	Mine Safety and Health Administration
MWWAI	Michael W. West and Associates Inc
NaHS	Sodium hydrosulfide
NAC	Nevada Administrative Code
NaCN	Sodium cyanide
NDEP	Nevada Department of Environmental Protection
NDOW	Nevada Department of Wildlife
NDWR	Nevada Division of Water Resources
NEPA	National Environmental Policy Act
NHLF	North Heap Leach Facility
NPI	Net Profits Interest
NPR	Net of Process
NRP	Nevada Reclamation Permit
PAX	Potassium amyl xanthate
POX	Pressure oxidation
QA/QC	Quality Assurance and Quality Control

Hycroft Property	Page 10
Initial Assessment Technical Report Summary	March 27, 2023

RC	Reverse circulation
ROD	Record of Decision
ROM	run-of-mine
ROW	right-of-way
SEC	United States Securities and Exchange Commission’s
SEIS	Supplemental Environmental Impact Statement
SGS	SGS Minerals Service Lakefield
SK1300	U.S. Securities and Exchange Commission ruling S-K Subpart 1300
SRK	SRK Consulting (U.S.), Inc.
Tcm	The camel conglomerate
TMF	Tailings Management Facility
TRIFR	Total Reportable Incident Frequency Rate
TRS	Technical Report Summary
TSG	Tertiary Sulfur Group
USFWS	United States Fish and Wildlife Service
QPs	Qualified Persons
WestLand	WestLand Engineering & Environmental Services, Inc.
Vista	Vista Gold Corporation

Hycroft Property	Page 11
Initial Assessment Technical Report Summary	March 27, 2023

3    PROPERTY DESCRIPTION AND LOCATION
3.1    Introduction
The Mine is an existing gold and silver operation located 54 miles west of Winnemucca in Humboldt County and Pershing County, Nevada, as shown in Figure 3-1. The Mine is accessible via Nevada State Route 49 (Jungo Road), an all-weather, unpaved road that is maintained by Humboldt County and Hycroft. A major east–west railway runs immediately adjacent to the property.
The Mine property straddles Townships 34, 35, 35½ and 36 North and Ranges 28, 29 and 30 East (MDB&M) with an approximate latitude 40°52’ north and longitude 118°41’ west. The mine is situated on the western flank of the Kamma Mountains on the eastern edge of the Black Rock Desert.
The Mine property, which was consolidated through multiple transactions over several years as discussed below, consists of 30 private parcels with patented claims that comprise approximately 1,787 acres, and 3,247 unpatented lode and placer mining claims. Some unpatented mining claims overlap other Hycroft patented and unpatented mining claims to ensure there are no fractional claim gaps. The unpatented and patented claims cover a surface are of approximately 62,298 acres. The combined area of patented and unpatented claims is approximately 64,085 acres of land. Existing facilities on site include two administration buildings, a mobile maintenance shop, a light vehicle maintenance shop, a warehouse, three (3) Heap Leach Pads – Crofoot, North, and Brimstone, primary, secondary and tertiary crushing systems, two Merrill-Crowe process plants and a refinery. It is considered that existing components of the mine property would be utilized for future development. The Mine operates under permit authorizations from the BLM, NDEP, NDOW, NDWR and County agencies. At the date of this report, the Company had approximately 65 employees at the mine.
3.2    Property Ownership and Title In Nevada
The mine is owned and managed by Hycroft Resources and Development, LLC, a wholly owned subsidiary of Hycroft Mining Holding Corporation.

Hycroft Property	Page 12
Initial Assessment Technical Report Summary	March 27, 2023

Figure 3-1:    Hycroft Mine Property Location Map

OREGON
IDAHO
CALIFORNIA
UTAH
ARIZONA
Winnemucca
Hycroft
Jungo Rd.
SR447
Gerlach
SR49
80
Reno
Carlin
Trend
Independence Group
Elko
Rabbit Creek Trend
Battle Mtn/
Eureka Trend
NEVADA
Las Vegas
Hycroft
Gold Trends

Source: Figure adapted from Hycroft, 2022

Hycroft Property	Page 13
Initial Assessment Technical Report Summary	March 27, 2023

3.3    Land Status
Hycroft holds 3,277 mining claims (30 unpatented placer claims and 3,247 unpatented lode claims) covering approximately 62,298 acres of land. Some mining claims overlap other Hycroft mining claims to ensure there are no fractional gaps in mining claims coverage. These claims are located in Humboldt County and Pershing County, Nevada as follows:
    T36N, R29E, Sections: 28, 32, 33
    T36N, R30E, Sections: 19, 28-34
    T35 1/2N, R29E, Sections: 25, 26, 35, 36
    T35N, R29E, Sections: 1-3, 10-15, 21-28, 31-36
    T35N, R30E, Sections: 2-10, 15-23, 25-36
    T34N, R28E, Sections: 1, 2, 11, 12, 13
    T34N, R29E, Sections: 1-28, 33
    T34N, R30E, Sections: 2-11, 17-20, 29, 30
In addition to the unpatented land, the Company owns 30 private parcels (patented mining claims) comprising 1,787 acres. These claims are located in Humboldt County and Pershing County, Nevada as follows:
    T35N, R29E, Sections: 24, 25, 35, 36
    T35N, R30E, Sections: 19, 30, 31
    T34N, R29E, Sections: 1, 2
The combined total of unpatented and patented mining claims cover a surface area of approximately 60,085 acres and are depicted in Figure 3-2. Individual mining claims for each township range and section are presented in Appendix A and B. Ausenco has defined the project centroid in the following mine grid coordinates:
    51 500 N
    20 500 E
This point is located central to all mine facilities. The project centroid shall be used to reference all other locations within 1 mile.
Much of the project area is located on un-surveyed public and private land for which the sections, ranges, and townships listed above have been interpolated. Patented claims have been surveyed (Wilson, 2008; Prenn, 2006). The following is a list of land acquisitions/transactions made over the years which constitute the entire Hycroft land claim package: has been assembled through a series of transactions:
    The Crofoot property and approximately 3,500 acres of claims were acquired by Vista in 1985.
    The Crofoot property, originally held under lease, is owned by Hycroft subject to a 4% Net Profits Royalty (NPR) retained by the former owners, capped at total future payments of US$7.6 M, of which US$3.1M has been paid.
    The Lewis property and approximately 8,700 acres of claims were acquired by Vista in early 1987.
    In 2006, approximately 13,100 acres of additional claims were staked by Vista. These claims are contiguous or proximate to the original Crofoot and Lewis claims.

From 2007 through 2015, the company staked additional lode mining claims contiguous to existing Hycroft claims that cover approximately 37,373 acres. Some of these lode claims overlap existing placer claims.
Payment of annual claim maintenance and holding fees to the BLM and Humboldt and Pershing Counties and payment of annual real property taxes for patented claims in Humboldt and Pershing Counties are made every third quarter (Q3). Payments are current through the 2022-2023 claim years, with US$593,727 paid for 2022-2023. Payment of annual claim maintenance and holding fees and real property taxes are required to continue to hold the Hycroft property in good standing from. BLM annual maintenance fees for claims are due not later than September 1 of each year. Humboldt and Pershing County State annual holding fees beginning September 1 of each year are due not later than November 1 of each year. Annual real property taxes for patented claims in Humboldt and Pershing Counties are due August 3115 of the following year.

Hycroft Property	Page 14
Initial Assessment Technical Report Summary	March 27, 2023

Hycroft controls all surface and mineral rights within the Hycroft mineral resource area. No further land acquisition is required for operation of the mine and contemplated processing facilities.
Figure 3-3 shows the property layout including site facilities, mine workings, leach pads and waste dumps.
3.4    Property Agreements and Royalties
The original owners of the Crofoot property have a retainer of 4% NP royalty. In 1996, the lease/purchase agreement was amended to provide for minimum advance royalty payments of US$120,000 on January 1 of each year in which mining occurs on patented and unpatented claims. The sum of payments for the Crofoot property is capped at US$7.6M, of which US$3.1M has been paid through December 2022. An additional US$120,000 annually is due if ore production exceeds 5 Mtons from the Crofoot property on either patented or unpatented claims in any calendar year. All advanced royalty payments are taken as a credit against the 4% NP royalty. Table 3-1 shows the royalty amount and other annual land holding costs.
Table 3-1:    Hycroft Annual Land Holding Costs

Month Due	Lessor	Type	Amount
Jan., Apr., Jul., & Oct.	Crofoot[1]	Advance Royalty	4%
Monthly	Sprott Royalty	Net Smelter Return Royalty	1.5% NSR
August-October	U.S. BLM, Humboldt & Pershing Counties	Claim Fees	US$593,727
1 The Crofoot royalty is a minimum of $120,000 due in January but is only payable if mining occurs. An additional $120,000 minimum is due if ore production exceeds 5Mtons from the Crofoot property in any calendar year. The Net Profits royalty is capped at $7.6M cumulative of which $3.1M has been paid.
2 The Sprott royalty is equal to 1.5% of Net Smelter Returns free and clear of withholding taxes or similar taxes.

Hycroft Property	Page 15
Initial Assessment Technical Report Summary	March 27, 2023

Figure 3-2:    Hycroft Mine Claims Map

Hycroft Regional Claim Map

Fox Spring
Smokey Spring
Water Tank
Woods
Canyon
PERSHING CO
HUMBOLDT CO
River
Granite
Spring
Creek
Ronda
PACIFIC
Sulphur
Landing Field
Pulpit Rock
Mines
Mandalay Spring
Antelope
Landing Strip
Sawtooth Knob
HUMBOLDT CO
PERSHING CO
Rabbithole
Wash
Wild Rose Spring
MOUNTAINS
Rosebud
Rosebud
Canyon
Well
Landing Strip
Barrel Springs
Mine
Springs
Mauds Well
RANGE
Copyright:© 2013 National Geographic Society, i-cubed

N
W
E
S

0 0.5 1 2 3 4
Miles

Legend

All_Claims

- Hycroft Claims
- Rose Bud Claims
- Hycroft Patent Claims

Source: Figure prepared by Hycroft, February 2023

Hycroft Mine	Page 16
Technical Report Summary of Initial Assessment on the Hycroft Mine	March 27, 2023

Figure 3-3:    Current Property and Facilities Layout (2023)

N
Union Pacific Railroad
Jungo Road
Merrill-Crowe
Crushing Plant
Ancillary Buildings
Jungo Road
0
0.13
0.25
0.5
0.75
1
Miles

Source: Figure prepared by Hycroft, 2023.

Hycroft Property	Page 17
Initial Assessment Technical Report Summary	March 27, 2023

3.5    Water Rights
Hycroft controls a total of 16 separate water right permits administered by the NDWR. These permits are held in ownership either by Hycroft, or by other private parties and leased to Hycroft. Water resources to support the Mine are controlled under 14 permits in the Black Rock Desert Basin totaling 20,414.9 acre-feet per year (6.65 billion gallons per year). Two of these water permits are outside the Black Rock Desert Hydrographic Basin and used to support construction maintenance of Jungo Road with Humboldt County.
3.6    Liabilities & Encumbrances
The consolidated financial statements of Hycroft Mining Holding Corporation set forth its material liabilities as of the date of such financial statements.  The assets of Hycroft Mining Holding Corporation and its subsidiaries (collectively, the “Company”) are subject to encumbrances and obligations, including encumbrances and obligations under and associated with the (i) the Second Amended and Restated Credit Agreement dated as of March 30, 2022 by and between the Company and Sprott Private Resource Lending Corp. and certain of its affiliates; (ii) the Sprott Royalty Agreement dated May 29, 2020 by and between the Company and Sprott Private Resource Lending II (Co) Inc.; (iii) the subordinated debt issued under the Omnibus Amendment to Note Purchase Agreement and Exchange Agreement dated as of May 28, 2020 and amended on March 14, 2022 by and among the Company and the subordinated debt holders; and (iv) royalty payment obligations associated with the Crofoot claims.
3.6.1    Environmental Liabilities
Gold production began on the property in 1983 and continued through 1985 when Standard Slag opened the Lewis Mine. There was a brief gap in mining until Hycroft acquired the Lewis Mine and the Crofoot claims and recommenced mining in 1988. Mining operations continued until 1998 when mining was placed on standby due to low metal prices. Process operations continued until 2004 when the property was placed on care and maintenance.
Efforts began in 2003 to update the Reclamation Plan, associated cost estimate, and related amount of surety bond posted with the BLM. During the years December 31, 2011 and 2012, Hycroft increased collateral account balances to support additional surety bonds for the benefit of the BLM. These additional surety bonds allowed Hycroft to continue operations at the Mine and to expand exploration activities outside of the Mine. In 2011, Hycroft received a reimbursement of US$0.5M related to reclamation costs that had been paid out.
In January 2014, the BLM approved an updated reclamation cost estimate allowing for the phased bonding of the expansion activities. The required bond amount was lowered from US$63 M to US$58.3M. Hycroft has Surface Management Surety Bonds with insurance companies that meet the financial requirements of the BLM to comply with the total requirement of US$58.3 M as detailed in the September 2013 reclamation cost estimate that requested the phasing of the mill expansion activities. Additionally, Hycroft has posted an exploration bond with the BLM in the amount of US$0.4 M. The Company has $33.7M of restricted cash for collateral for the Surface Management Surety Bonds and the exploration bond.
3.6.2    Mine Safety Disclosures
The operation of the Mine is subject to regulation by the Federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977 (the Mine Act). MSHA inspects the Mine on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. In 2022, MSHA issued five (5) citations and zero (0) of those were “Significant and Substantial" Violations under section §104(a) of the Mine Act. Fines totaled less than US$1,000 including citations and orders issued to contractors for the year ending December 31, 2022.
Hycroft mandated mine safety and health programs include employee and contractor training, risk management, workplace inspection, emergency response, accident investigation, and program auditing with a goal to have zero workplace injuries and occupational illness. In the year ended December 31, 2022, the Company implemented multifunctional workplace inspections and monthly employee engagement sessions. As a result, Hycroft operated twelve (12) months with zero (0) reportable workplace injuries and occupational illnesses. The Mine’s Total Reportable Injury Frequency Rate (TRIFR) per 200,000 man-hours worked including contractors was 0.0 on December 31, 2022.
3.6.3    Operating Permits
The Mine operates under permit authorizations from the BLM, NDEP, NDOW, and NDWR. All operating and environmental permits, approved by the BLM, NDEP, NDOW and NDWR, are in good standing for mining operations at the Mine. Table 3-2 summarizes the operating permits while Table 3-3 shows the miscellaneous permits for the property.

Hycroft Property	Page 18
Initial Assessment Technical Report Summary	March 27, 2023

Table 3-2:    Hycroft Operating Permits

Operating Permits	Issuing Agency	Number	Status
Plan of Operations	BLM	NVN-064641	Current
Eagle Take Permit	USFWS	MB90099B-0	Current
Mercury Operating Permit to Construct	NDEP - BAPC	AP1041-2255	Current
Class I Air Quality Operating Permit to Construct	NDEP - BAPC	AP1041-2974	Incorporated into the Class II AQOP
Class I Air Quality Operating Permit to Construct	NDEP - BAPC	AP1041-3344	Incorporated into the Class II AQOP
Class I Air Quality Operating Permit	NDEP - BAPC	AP1041-2964	Current
Permit to Operate a Public Water System	NDEP - BSDW	HU-0864-12NTNC	Current
Class II Air Quality Permit	NDEP - BAPC	AP1041-0334.05	Current
Water Pollution Control Permit-Crofoot Project	NDEP - BMRR	NEV60013	Current
Water Pollution Control Permit-Brimstone Project	NDEP - BMRR	NEV94114	Current (Application Shield)
Bioremediation Facility Permit	NDEP - BMRR	GNV041995-HGP15	Superseded by Water Pollution Control Permit
Reclamation Permit	NDEP - BMRR	134	In Renewal
Mining General Stormwater Pollution Prevention Permit	NDEP - BWPC	R300000: MSW-177	Current
Class III Landfill Waiver	NDEP - BSMM	SWW-346	Current
Artificial Pond Permit (Brimstone Process Ponds)	NDOW	HU019 – S503626	Current
Artificial Pond Permit (Crofoot Process Ponds)	NDOW	HU009 – 39469	Current
Artificial Pond Permit (North Process Ponds)	NDOW	HU022-39468	Current
Artificial Pond Permit (Stage 1 Ponds)	NDOW	HU022-40377	Current
General Onsite Sewage Disposal System	NDEP - BWPC	GNEVOSDS09	Current
Dam Safety Permit (Crofoot Process Ponds)	NDWR	J-273	Current
Dam Safety Permit (Brimstone Leach Event Pond)	NDWR	J-683	Current
Dam Safety Permit (North Leach Event Ponds)	NDWR	J-687	Current
Dam Safety Permit (Stage 1 Event Ponds)	NDWR		Pending
Hazardous Materials Storage Permit	NV State Fire Marshall	8250	Current
Special Use Permit	Pershing County	SUP 12-04	Current
Special Use Permit	Humboldt County	UH-12-04	Current

Hycroft Property	Page 19
Initial Assessment Technical Report Summary	March 27, 2023

Table 3-3:    Hycroft Miscellaneous Permits

Operating Permits	Issuing Agency	Number	Status
Microwave Repeater; Sec. 29, 30	BLM	NVN46292	Current
ROW Wells/Pipeline/Power Line; Sec. 3	BLM	NVN46564	Current
ROW 2 Wells/Pipeline/Power Line	BLM	NVN46959	Current
ROW Road & Waterline (Old Man camp to Lewis)	BLM	NVN39119	Current
ROW Crofoot pipeline	BLM	NVN44999	Current
ROW 24 kV Aerial Powerline, Lewis/Floka	BLM	NVN54893	Current
Kamma Peak Station	FCC	WNER344	Current
Sulfur Mine Station	FCC	WNER345	Current
Winnemucca Mountain Station	FCC	WNER346	Current
Base Station & 45 Mobile Units	FCC	WNKK336	Current
Operating and miscellaneous permits that require annual maintenance fees are shown in Table 3-4. Fixed annual fees are required for storm water and public drinking water system permits based upon the current Nevada regulatory structure. The other annual fees are based on annual mining production, quantities and types of chemicals stored on site, existing and permitted surface disturbance, and the level of actual and permitted air emissions. The variable fees shown are based upon the 2021 operational conditions.
Table 3-4:    Hycroft Permits and Annual Fees

Permit and Fee Description	Annual Amount (US$)
Air Quality Operating Permit AP1041-0334.05	Fees are incorporated into title V permit.
Air Quality Operating Permit AP1041-2255	$14,000
Air Quality Operating Permit AP1041-2964	$ 40,000
Reclamation Permit	$30,000
Nevada Radioactive Material License	$1,100
Stormwater Permit	$200
Artificial Pond Permit	$32,000
Water Pollution Control Permit NEV94114	$20,000
Water Pollution Control Permit NEV60013	$20,000
State Fire Marshall	$228
Public Drinking Water System	$225
Septic System Permits	$600
Toxic Release Inventory Annual Fee	$5,500
Nevada LP-Gas License	$900
TOTAL	$138,053
Hycroft currently holds six ROW leases and two exploration notices with the BLM, as described in Table 3-5 along with fees and renewals.

Hycroft Property	Page 20
Initial Assessment Technical Report Summary	March 27, 2023

Table 3-5:    Right-of-Way Payment and Renewal Schedule

ROW Number	Annual Payment Amount (estimated)	Payment Date	Expiration Date
NVN46292	$125	01/01/2023	12/31/2048
NVN46564	$100	01/01/2023	12/31/2046
NVN46959	$610	01/01/2023	In Renewal
NVN39119	$427	01/01/2023	In Renewal
NVN44999	$279	01/01/2023	In Renewal
NVN54893	$200	01/01/23	10/10/2025
3.6.4    Hycroft Expansion Permitting and Timelines
Hycroft submitted a Plan of Operations for an expansion of its heap leach facilities, open pits, and waste rock facilities to the BLM in April 2010. A major modification to the State Water Pollution Control Permit was submitted in 2011 for the process components that included engineering design reports from Golder Associates. The permit modification was issued in August 2012. An amended Plan of Operations that included a rail spur, open pit expansion and processing complex was submitted to the BLM in August 2012. The BLM determined that an Environmental Assessment (EA) was required, deemed the Plan of Operations complete, and initiated public scoping in December 2012. In March 2013, NV Energy submitted a ROW application for the power line associated with the Hycroft Mill. The BLM determined that this action should be analyzed with the Hycroft EA. Approval was received in December 2014. The permits required to construct and operate the crushing system and to begin mill construction were received in 2012. The air quality permit for operation of a mill was submitted in December 2012 and issuance was received in late 2013.
The Plan of Operations for a rail spur, open pit expansion and processing complex, that included a TMF and expanded Heap Leach Facility, was completed in December 2014, with the BLM issuance of the Record of Decision authorizing the proposed action received in January 2015. A major modification to the State Water Pollution Control Permit was submitted in 2011 for the process components that included engineering design reports from Golder Associates. The permit modification was issued in August 2012. All other permits required for the heap leach expansion have been received.
A Plan of Operations for the proposed southeast location of TMF, mining below the water table and expanded facilities was submitted to the BLM in April 2014. The BLM determined that a Supplemental Environmental Impact Statement (SEIS) was required. In October 2019, the BLM issued a record of decision on the SEIS permitting the new TMF location, expanded facilities and deeper pit depths.
In December 2010, Hycroft submitted a minor modification to the NDEP which proposed increasing the permitted processing rate from 10 Mtons per year to 12 Mtons per year. This modification was approved in February 2011. In May 2011, Hycroft proposed a major modification to build a new heap leach pad on the site of the closed Lewis pad and to increase the processing rate to 30 Mtons/y. This modification was approved by the NDEP in December 2011. In January of 2012, Hycroft submitted another major modification to construct a heap leach facility on the south extent of the property. The facility was referred to as the South Heap Leach Facility (SHLF). Around the same time, Hycroft submitted a modification proposing to add both a north and south processing area, increasing the Brimstone and Lewis Heap Leach Pads permitted height to 400 ft, and increasing the permitted processing rate to 36 Mtons of ore per year. Both modifications were approved by the NDEP in September 2012. Later, in December 2012, Hycroft submitted a minor modification proposing to add a Merrill-Crowe facility at the North Process Area. NDEP approved this modification in May 2013. In March of 2013, Hycroft submitted another modification to construct a combined heap leach and tailings storage facility, referred to as the South Processing Complex (SPC), in the same location as the previously permitted SHLF. The SPC uses the new SHLF, constructed in a horseshoe shape, to provide the embankment for the Southeast TMF located in the central portion of the new SHLF. Also, as part of this modification, Hycroft proposed the construction of a mill and related facilities for processing high-grade ore at an approximate throughput of 65,000 tons per day (ton/d) during Phase 1 to a final phase capacity of 132,000 ton/d. Tailings were proposed to be pumped to the TMF at the South Processing Complex. These 2013 major modifications were approved by the NDEP until August 2017.
In September 2014, Hycroft submitted a minor modification to expand the Brimstone-North Heap Leach Facility to the southeast by approximately 80 acres including an additional Event Pond at the existing North Area Merrill-Crowe facility. NDEP approved these minor modifications in March 2015.

Hycroft Property	Page 21
Initial Assessment Technical Report Summary	March 27, 2023

In April 2019, Hycroft submitted a major modification to construct a new heap leach facility named Hycroft Heap Leach Facility Stage 1 (Stage 1 HLF) north of the North Processing Facility. The Stage 1 HLF will have a storage volume of 29 Mtons and is the first stage of the larger facility (Hycroft HLF) with a storage capacity of 550 Mtons. The ultimate footprint of the Hycroft HLF will cover approximately 925 acres, the Stage 1 footprint is approximately 390 acres including the ponds, channels, and roads. Of this area, 234 acres will be geomembrane lined, with the HLF pad comprising 204 of these acres. Pregnant solution collected from the pad will be pumped to the existing North Merrill-Crowe process facility for precious metals recovery. The Barren solution from the North Merrill-Crowe facility will then be returned to the top of each lift and applied over a designated cell area using a drip and sprinkler system. The major modification was approved by NDEP in July 2020.
Currently, Hycroft has all permits required to restart the Mine and recently received the Federal Record of Decision for the Phase II Environmental Impact Statement supporting the LOM pit development.
    Received Record of Decision from BLM for EIS (10-22-19):
o    Current operating plan is fully permitted.
o    Existing operating permits will be amended as new facilities/infrastructure are required.
o    EIS allow for flexibility:
    Expanded pits.
    Construction of a tailings management facility to the south of the property, if needed.
    Phase 1 of the new leach pad is permitted.
    Phase 1A of the new leach pad has completed earthwork and HDPE liner installation. A media cover has been added to protect the porous multimedia protective layer. Collection ponds are in place. Electrical switch gear, instrumentation, and pumps are in storage and will be added during construction restart. No mineralized ore has been added to the pad. Phase 1B of the new leach pad and future phases will be planned for construction from cash flows when needed.
Any future expansion activities recommended in this Technical Report Summary will require multiple federal, state, and local permits. The U.S. Fish and Wildlife Service (USFWS)will require modification to the Golden Eagle Take Permit for the NE TMF and extensions of the South (Vortex) Dump.
3.6.5    Crofoot Heap Leach Facility Closure
NDEP has asked Hycroft to update the 2017 Final Permanent Closure Plan (FPPC), the updated plan will include schedule of compliance (SOC) items and incorporate current regulations.  There are six items in this plan. SOC Items 1 (Stormwater Controls), 4 (Water Quality Evaluation Report) and 6 (Investigation of trend for Wells SP-23, SP-24, and SP-25) have been submitted and are currently under review by NDEP. NDEP has accepted and approved SOC Items 2 (Heap Leach Drain Down Channel) and 3 (Update Monitoring Plan). SRK is preparing SOC Item 5 (updating FPPC) which will be delivered by June 1st, 2023.
Construction of a drain-down collection system was completed in 2012. Hycroft will continue to re-grade the pad, apply medium, and reseed the pad to complete the process. The Company is working in conjunction with NDEP, who will issue the final closure approval letter once these activities are reviewed and accepted.
3.7    Environmental Considerations
The Hycroft area has been surveyed for surface water resources, including Waters of the United States, biological resources, cultural resources, and groundwater resources. The Golden Eagle (Aquila chrysaetos) is known to occur adjacent to the Hycroft Project. Hycroft is working with the BLM and the USFWS on the management of this species.
3.8    Social License Considerations
Social and community impacts have been considered and evaluated in the NEPA process. Potentially affected Native American tribes, tribal organizations, and/or individuals are consulted during the preparation of all plan amendments to advise on proposed projects that may have an effect on cultural sites, resources, and traditional activities. Potential community impacts to existing population and demographics, income, employment, economy, public finance, housing, community facilities, and community services are also evaluated during NEPA review processes. There are currently no social or community issues that materially impact Hycroft’s ability to extract mineral resources.

Hycroft Property	Page 22
Initial Assessment Technical Report Summary	March 27, 2023

3.9    Significant Risks
Timely filings and payments are required to maintain title and rights to claims, water rights and permits. The Company maintains processes and controls to ensure timely filings and payments. Changing regulations or failure to make timely filings and payments are the significant risks to maintain environmental access or ability to perform the permitted and authorized work on the property.

Hycroft Property	Page 23
Initial Assessment Technical Report Summary	March 27, 2023

4    ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY
4.1    Access
The Mine and its related facilities are located 54 miles west of Winnemucca, Nevada along State Road No. 49 (Jungo Road), a good quality, unpaved road. Access is also possible from Gerlach via Jungo Road, Imlay or Lovelock by dirt roads intersecting Interstate 80. Winnemucca is a commercial community on Interstate 80 where a majority of the Mine’s employees are likely to reside. Winnemucca is 164 miles northeast of Reno, Nevada. The town is served by a transcontinental railroad and has a small public airport and there are adequate room, boarding and dining facilities.
4.2    Climate
The climate at the Mine is classified as arid, with an average precipitation of 7.7 inches per year; most of which occurs during the winter and spring months. Winds are generally light with an occasional dust or sandstorm, particularly in the spring.
Temperatures are moderate during the summer ranging from 50ºF at night and to above 90ºF during the day. Winter temperatures average 20ºF at night and 40ºF during the day. The average range between the highest and lowest daily temperatures is 30 to 35ºF as a result of strong surface heating during the day and rapid nighttime cooling due to the dry air. The Mine has not reported experiencing major delays in production due to inclement weather and operates year-round.
4.2.1    Local Resources and Infrastructure
Existing infrastructure at the Mine consists of the following: a truck shop, a maintenance building, a laboratory, ore crushing facilities, an administration building, and other service-related structures. Power is supplied to the site from nearby power lines that are fed directly from the main power grid and there is a modern communications system including cellular connections. Potable water is sourced from a well located approximately one mile south of the Crofoot Heap. A major east–west railway passes adjacent to the Hycroft property.
The Mine is in a well-known mining jurisdiction near several towns including Winnemucca, Gerlach and Lovelock. The Mine’s workforce primarily lives in Winnemucca (Humboldt County) and Lovelock (Pershing County).
Initial surveys indicated that the town of Winnemucca has the required infrastructure (short- and long-term rooming and boarding facilities, dining establishments, shopping, emergency services, schools, etc.) to support the maximum workforce and dependents. The Mine has always been successful in filling positions with qualified mining personnel from all over the country.
Currently, the Mine operates three production wells that are located four to five miles west of the mine, and a single potable well. These four production wells are the main sources of water for the mine site. All of the water rights are within the Black Rock Desert Hydrographic Basin, a recently designated basin. Water rights are shown in Table 4-1.
Hycroft controls sufficient land position and water rights to support all of its planned facilities and process water demands.

Hycroft Property	Page 24
Initial Assessment Technical Report Summary	March 27, 2023

Table 4-1:    Hycroft Water Wells and Permitted Yearly Consumption

Application No.	Permit Diversion Limit (cfs)	Annual Appropriation Limit (acre-ft)	Point of Division
81228	0.4	14.83	T34N R29E S3
81226	3.2	724.79	T35N R29E S31
81225	3.2	303.43	T35N R29E S31
81227	2.0	1,448	T35N R29E S31
81224	2.0	1,448	T34N R28E S1
81408	5.4	3,890	T35N R29E S31
81409	5.4	3,890	T35N R29E S31
84477	0.3	177.9	T35N R29E S31
82274	10	4,096	T35N R29E S31
82355	3.3	2,050	T35N R29E S31
82356	5.6	3,415	T34N R28E S1
Total	40.8	21,457.95
A fully developed project will include plans to develop access and haul roads to new processing facilities, a tailings management facility, and additional waste rock storage dumps. Furthermore, the development of a rail spur is recommended off the existing rail line for the receipt of grinding media, fuel, reagents, and other supplies.
A power study is needed to be conducted to upgrade the existing power at the site in the event that a fully developed processing plant is proposed.
4.3    Physiography
The mine is situated on the eastern edge of the Black Rock Desert and on the western flank of the Kamma Mountains between Winnemucca and Gerlach, Nevada. The site is characterized by flat, prehistoric lakebed and well-dissected topography with moderately steep slopes. Topographic relief within the project area is 950 feet. The elevation ranges from 4,100 feet on the western side to 6,000 feet on the eastern side. The climate at Hycroft Mine area is semi-arid. The area receives about seven to eight inches of precipitation per year, most of it as rain in the spring and snow in the winter months. Summer daytime temperatures are 85o to 95o F. Daily temperature ranges are extreme, usually 30o to 35o F, resulting in cool nights. Winter nights can drop to well below freezing, but daytime highs are usually above freezing. Winter snowpack is light, and snow does not normally present logistical problems. Vegetation consists mostly of sagebrush, rabbit brush, and grasses. Scattered pinon and juniper trees occur along slopes in the higher parts of the property.
4.4    Seismicity
In 2012, Michael W. West and Associates Inc. (MWWAI) completed a review of the Hycroft deterministic seismic hazard assessment (DSHA). MWWAI concluded that historical seismicity in the vicinity of the site is low to moderate with no relation to mapped faults. No faults in the project area are classified as “active/capable” based on an unequivocal association of instrumentally recorded earthquakes in the last approximately 50 years. MWWAI stated that a comparison of the USGS national probabilistic seismic hazard model to deterministic and probabilistic floating earthquake PGAs show reasonable agreement. MWWAI recommends the use of the deterministic and probabilistic PGAs presented in the DSHA.

Hycroft Property	Page 25
Initial Assessment Technical Report Summary	March 27, 2023

5    HISTORY
5.1    Regional Mining History
The earliest recorded mining in the Sulfur District, where the Mine is located, began in the late 1800s following the discovery of significant native sulfur deposits (Couch and Carpenter, 1943; Wilden, 1964). Mining of native sulfur was sporadic from 1900 to 1950 with over 181,488 tons of sulfur ore, grading approximately 20-35% sulfur, mined and milled (McLean, 1991).
In addition to sulfur, high-grade Ag mineralization, consisting of nearly pure seams of cerargyrite (AgCl), was discovered in 1908 at Camel Hill (Vandenburg, 1938). Assays up to 3,439 oz/ton Ag and 0.362 oz/ton Au were reported (Jones, 1921). Ag mining ceased in 1912 with an estimated 165,375 Ag ounces produced. Minor Ag mining also occurred along the East Fault at the Snyder Adit, and Ag samples as high as 66 oz/ton (Friberg, 1980) and 29 oz/ton (Bates, 2001) were reported.
During the First World War, three 6- to 8-foot-wide veins of nearly pure alunite were mined in the southern part of the Sulfur District (Clark, 1918). In 1931, several hundred tons of alunite were mined as a soil additive (Fulton and Smith, 1932). Vandenburg estimated that 454 tons of alunite was shipped to the west coast to be used as fertilizer (Vandenburg, 1938). From 1941 to 1943, cinnabar was mined from small pits in the exposed acid leach zone (Bailey, 1944). Total mercury production during this period is estimated at 1,900 lbs (McLean, 1991).
5.2    Exploration History on the Property
In 1966, the Great American Minerals Company began extensive exploration for native sulfur in the area of the Mine. Approximately 200 shallow holes were drilled, and numerous trenches were dug (Friberg, 1980). In 1974, Duval drilled 20 holes on the Hycroft property in search of a Frasch-type sulfur deposit (Wallace, 1980). Duval found no evidence of a sulfur deposit at depth but did report elevated Au and Ag values. Duval drilled two core holes (DC-1 and DC-2) and 18 rotary holes (DR-3 through 20) (Ware, 1989).
In 1977, the Cordex Syndicate mapped and rock chip sampled the Hycroft property, recognizing the potential for a bulk tonnage, low-grade precious metal deposit. In 1978, Homestake became interested in the property, recognizing similarities with the McLaughlin hot springs deposit in California. Homestake completed surface sampling and exploration drilling during 1981-1982, and although successful in defining an oxide Au/Ag mineral deposit, they forfeited the property in 1982. The following mineralization zones shown in Figure 5-1 have been characterized at the Mine.

Hycroft Property	Page 26
Initial Assessment Technical Report Summary	March 27, 2023

Figure 5-1:    Predominant Mineralization Zones Identified for the Mine.

N
North Leach Pad
Jungo Road
Union Pacific Railroad
North Merrill-Crowe
Bay Pit
Boneyard Pit
Brimstone Leach Pad
Ancillary Area
West Splay Fault
Central Fault
Break Fault
East Fault
Range Fault
Central
Crofoot Leach Pad
Gap Pit
Albert Fault
Fire Fault
Brimstone Pit
Camel Pit
Vortex Pit
0
0.25
0.5
1
1.5
2
Miles

Source: Figure prepared by Hycroft Mining, 2022.

Hycroft Property	Page 27
Initial Assessment Technical Report Summary	March 27, 2023

5.3    Mine Production on the Property
Mining at the Mine began in 1983 with a small heap leach operation known as the Lewis Mine. In 1987, Vista acquired the Lewis Mine and in 1988, they acquired the Crofoot Mine. The Mine was comprised of various open pits on the property (e.g., the Bay, South Central, Boneyard, Gap and Cut-4 pits along the Central Zone and Brimstone) and produced approximately 1.2 Moz of Au and 2.5 Moz of Ag from 1983 to December 1998 when the operations were suspended due to low Au prices at the time (< $300/oz). An additional 58,700 ounces of Au was produced from the leaching and rinsing of the heap leach pads from 1999 through 2004, after the mine had been placed on a care and maintenance program. The remaining leasehold interest in the Lewis property was purchased by Vista in December 2005, in consideration of the US$5.1 M payment, resulting in the elimination of the 5% NSR royalty on Au and 7.5% NSR royalty on Ag.
In May 2007, Vista’s Nevada-based holdings were spun out into Allied Nevada Gold Corp. The Hycroft Mine was included as part of the transfer of ownership allowing Allied Nevada to explore, expand, and further develop the resources at the Mine. In September 2007, Allied Nevada’s Board of Directors approved the reactivation of the Mine, and a year later in December 2008, the Mine had produced its first doré which was shipped to an offsite refinery for final processing, yielding Au and Ag bullion. Permitting to construct a new refinery was received and completed at the Brimstone plant site by June of 2009. By the end of 2009, the Mine was achieving the forecasted ore production capacity. In 2010, the mine began an expansion program which included the construction of a 21,000 gallon per minute Merrill-Crowe processing plant, a three-stage crushing facility and upgrades to their solution pumping capacity. With the construction of the North leach pad complete in 2013, the total leach pad surface area at the Mine had increased to over 20 million square ft including the Brimstone and Lewis leach pads. Active mining ceased again in June 2015 due to low metal prices yet leaching of the mined ore continued through 2018.
On October 22, 2015, Allied Nevada emerged from its financial restructuring and changed its name to Hycroft Mining Corporation.
In late 2018, Hycroft began construction of Phase 1 of the North Leach Pad to expand process capacity for anticipated oxide material. Additionally, Hycroft began preparing the mine for a restart. Active mining began again in April 2019 and from this date to November 10, 2021, transition ore was placed on the existing leach pads. Sulfide materials, when encountered during active mining, were set aside for future processing. In November 2021, Hycroft suspended mining operations to refocus resources on metallurgical testwork and exploration. Final construction of Phase 1 of the North Leach Pad was suspended, and protective media cover material was placed on the multimedia liner. Electrical, instrumentation, and pumping equipment was placed in covered storage for a future restart.
Further information on the production history of the Mine comes from Hycroft’s internal documents. Ore from the Lewis Mine was crushed and stacked on the Lewis leach pads in the north-central part of the Sulfur District. Approximately 259.2 Mtons of ore of a gold grade (AuFA) averaging 0.014 oz/ton was mined from 1983 to 2019 beginning with ore mined from the Lewis Mine followed by ore mined from the Bay, South Central, Boneyard, Gap and Cut-4 pits, and finally the north end of the Brimstone Pit producing over 2.082 Moz of Au.
The Crofoot leach pad (Pads 1 and 2) were constructed in 1987, and Pad 3 in 1992. Ore was placed on Pad 1 from 1988 to 1997, on Pad 2 from 1989 to 1997, and on Pad 3 from 1993 to 1997. Solutions from these pads were treated in the Crofoot Merrill-Crowe plant located on the northeast side of Pad 1.
Production from the Brimstone Pit was placed on the Brimstone pad (Pads 4 and 5) as ROM. Pad 4, constructed just south of the old Lewis pad, was completed in 1996. Loading of Pads 4 and 5 commenced in October 1996 and July 1997, respectively. A 2,800 gallon per minute Merrill-Crowe leach solution plant (the Brimstone Plant) was completed and put into operation in February 1997. The plant treated solutions from Pad 4. Pad 5 solutions were treated in the older Crofoot plant.
In May 2007, the Nevada-based holdings of Vista were spun out into Allied Nevada Gold Corp. The Hycroft Mine was included as part of the transfer of ownership allowing Allied Nevada to explore, expand, and develop the resources at Hycroft.
The Hycroft Mine was reactivated in September 2007 and produced its first doré in December 2008 reaching planned ore production by the end of 2009.
In 2010, the mine began an expansion program that included construction of the North Merrill-Crowe facility, a 21,000 gallon per minute Merrill-Crowe processing plant, and a three-stage crushing facility as well as upgrading their solution pumping capacity. In 2013, Hycroft initiated the construction/expansion of the North leach pad bringing the total leach pad footprint for the Brimstone, Lewis, and North leach pads to more than 20 million square ft.

Hycroft Property	Page 28
Initial Assessment Technical Report Summary	March 27, 2023

After commissioning the crushing facility in 2014, ROM ore was crushed prior to placement on the heap. Active mining was stopped again at the Mine in June 2015 due to low metal prices, but active leaching of previously mined ore continued through 2018. During this time, Allied Nevada emerged from its financial restructuring to become Hycroft Mining Corporation. In late 2018, Hycroft began construction of new leach pads. In April 2019, active mining began with a focus on transition and sulfide minerals but were set aside for future processing. The crushing facility was also utilized for production in 2019-2020. Only oxide ore was placed on the new leach pads during this time with production of Au and Ag continuing through until 2021.
From September 2007 through July 2019 metal sales have totaled approximately 900,000 oz of Au and 5.0M oz of Ag. Active mining ceased in 2015 and production at the Mine was terminated on November 11, 2021. Table 5-1 lists the annual sales in ounces of Au and Ag produced from the Mine’s heap leach operations over years 2019 through 2022. Annual sales in ounces of Au and Ag produced from the Mine’s heap leach operations over years 2019 through 2022 total approximately 105,000 ounces of Au and 615,000 ounces of Ag.
Table 5-1:    Au and Ag Sales from 2019 to 2022

Year	Annual Au Sales (oz)	Annual Ag Sales (oz)
2019	8,373	50,186
2020	24,720	135,293
2021	54,968	385,754
2022	17,510	43,839
TOTALS	105,571	615,072

Hycroft Property	Page 29
Initial Assessment Technical Report Summary	March 27, 2023

6    GEOLOGICAL SETTING, MINERALIZATION, AND DEPOSIT
6.1    Geological Setting
The Hycroft deposit is a low-sulfidation, epithermal, hot springs system that contains Au and Ag mineralization. Radiometric dates of adularia (potassium feldspar) indicate that the main phase of Au and Ag mineralization formed four million years ago (Ebert, 1996) when hydrothermal fluids were fed upward along high angle, normal faults. Low-grade Au and Ag mineralization was co-deposited with silica and potassium feldspar throughout porous rock types.
A subsequent drop in permeability, due to sealing of the system, led to over pressuring and subsequent repeated hydrothermal brecciation. Additional precious metal mineralization was deposited during this event as breccia zones, veins, and sulfide flooding.
Au and Ag mineralization was followed 0.4 to 2.0 million years ago by an intense event of high sulfidation acid leaching of the mineralized volcanic rocks coincident with a regional water table drop. This allowed steam heated sulfur gases to condense into sulfuric acid and leach the upper portion of the mineralized rocks.
Oxidation of sulfide mineralization occurs to variable depths over the deposit, depending upon proximity to faults, extent of acid leaching, and depth to water table. Sulfide content through the deposit is variable from 0% to 20%.
6.1.1    Regional Geology
The Hycroft Mine is located on the western flank of the Kamma Mountains in the Basin and Range physiographic province of northwestern Nevada. The Kamma Mountains were formed during Miocene to Quaternary Epoch from the uplift of Jurassic basement rock and emplacement of Tertiary volcanic and sedimentary rocks. The stratigraphy along the western flank of the range is down-dropped to the west, along a series of north to northeast striking normal faults. These faults served as conduits of hydrothermal fluids that deposited the Hycroft mineralization.
6.1.2    Local Geology
The Hycroft property consists of Tertiary to Recent age, fault-controlled, low-sulfidation Au zones that occur over an area measuring approximately three miles in a north–south direction by two miles in an east–west direction. The zones are hosted in volcanic rock eruptive breccias, flows and conglomerates associated with the Tertiary Kamma Volcanics and sand to conglomeratic debris flows associated with the Tertiary Sulphur Group.
Younger rocks at the mine are Tertiary conglomerate, siltstone and fanglomerate of the Sulphur Group (locally termed “Camel Conglomerate”). These rocks are comprised of sediment eroded from the underlying Kamma Volcanics and Jurassic ALS Formation. The Sulphur Group is divided into three main units: a clast-supported coarse conglomerate, a matrix-supported conglomerate, and an underlying tuffaceous lake sediment. This unit outcrops throughout the mine site with increasing thickness to the west.
The older Kamma Group is exposed throughout the Kamma Mountains east of the Central Fault. It underlies the Camel Conglomerate. The volcanic package is comprised of siliceous to intermediate tuffs, coarse grained volcanic clastics, fanglomerates, eruption breccias and massive to flow banded rhyolites.
The Jurassic ALS Formation underlies the Kamma volcanic package. This formation consists of a thin bedded to laminated siltstone, with calcite cementing. ALS is exposed approximately three miles east of the deposit and is encountered only at depth in drilling at Hycroft. A generalized stratigraphic column for the Hycroft deposit area is presented in Figure 6-1. This stratigraphic column illustrates the formations of volcanic origin that host the deposit with notations for lithologies in each formation. The camel conglomerate (Tcm) of the Tertiary Sulfur Group (Tsg) has been broken out as a separate rock, in addition to those shown in Figure 6-1. The sub-group of the Tsg references lakebed sediments that are distinct from the Tcm.

Hycroft Property	Page 30
Initial Assessment Technical Report Summary	March 27, 2023

Figure 6-1:    Stratigraphic Column for Hycroft Deposit Area
Source: Figure prepared by SRK, 2019.
Seven major north-northeast trending, west dipping, normal fault zones appear to broadly control the distribution of Au and Ag mineralization as shown in Figure 6-2. From west to east, these fault zones are referred to as the Range, West Splay, Central, Break, Albert, Fire, and East faults. These major structures down-drop stratigraphy and also affect the distribution of alteration and mineralization. A post-mineral basin bounding fault appears to border the Camel Conglomerate and the adjacent Pleistocene Lahontan Lake sediments in the Black Rock Desert. Based on geophysics, this structure is approximately 1 to 2 miles west of the mine site. There are several east–west trending structures that appear to provide post-mineral offset to the deposit. These form a series of horst and grabens within the deposit footprint. Going from north to south, these faults include Cliff, Ramp, Prill, Camel and Hades Faults. Figure 6-2 is a north looking section through the Hycroft Mine showing structures, volcanic rock stratigraphy, and Au/Ag mineralization. There are also several other parallel fault zones that may have a significant impact on the localization of mineralization. The depth of oxide and mixed sulfide/oxide Au and Ag mineralization varies considerably throughout the area. Alteration at the deposit is dominated by acid leaching, silicification, argilization, and propylitization.

Hycroft Property	Page 31
Initial Assessment Technical Report Summary	March 27, 2023

Figure 6-2:    Simplified East–West Cross-Sections through the Sulphur District

Section 40600 N

West
East
Brimstone Pit
5000 ft
4000 ft
3000 ft
2000 ft
Current Topography
Central Pit
Qal
Ts
Tk
Tsg
Tsg
Ts
Ts
Ts
Ja
Tk
≥0.006 opt AuEq
1000 ft
17000E
19000E
20000E
21000E
22000E

Source: Figure prepared by Allied Nevada, 2011.
6.2    Mineralization
The Hycroft deposit is broken into six major zones based on geology, mineralization, and alteration. These include Brimstone, Vortex, Central, Bay, Boneyard, and Camel Hill. The boundaries are typically major faults, namely Break, East, and Ramp.
6.2.1    Brimstone
The stratigraphy at Brimstone includes up to 100 ft of alluvium, underlain by Camel Conglomerate rocks (0 ft to 400 ft), and Kamma volcanic rocks, as shown in Figure 6-3. ALS has been drilled at depth and is in fault contact (East Fault) with the overlying Kamma Volcanics. The Brimstone ore deposit is hosted primarily by Kamma volcanic rocks in the hanging wall of the East Fault. The volcanic rocks are principally eruption breccias, tuffs, rhyolites, and volcanic rocks proximal to vents, and overlie deformed and metamorphosed shale, sandstone, and siltstone of the ALS group. Kamma Volcanics are strongly altered in the hanging wall of the East Fault, whereas the same units are weakly altered to the east in the footwall of the fault.
At Brimstone, the East Fault is a north-northeast striking, west dipping, normal fault with repeated episodes of movement, including approximately 150 ft to 200 ft of alluvial offset. Where exposed in the Brimstone Pit, the fault clearly shows steep normal movement, with slickensides that plunge 80° to 85°. At depth the fault shallows to 45° to 60° and may merge with the Central and Break Faults. The fault may have originally served as a conduit to hydrothermal fluids. Only minor mineralization is noted footwall to the fault zone.
North of the Brimstone deposit, the east–west trending Ramp and Prill Faults appear to down drop favorable stratigraphy. Condemnation drilling of the leach pad to the north has shown only local zones of weak Au and Ag mineralization. To the south, the Brimstone Zone transitions to the Vortex Zone, with no apparent change in stratigraphy, but changes to alteration zonation.
Host rocks were highly altered by at least four phases of alteration. The relatively porous conglomerate and breccias were preferentially acid leached by late stage steaming hydrothermal acid vapors. Acid leach alteration extends to depths of 700 ft in some areas of the Brimstone deposit as seen in Figure 6-3, indicating that the water table was present below the base of the acid leached zone. A siliceous layer (basal acid leach), up to tens of feet thick, occurs at

Hycroft Property	Page 32
Initial Assessment Technical Report Summary	March 27, 2023

the base of the acid leached material. Underlying the acid leaching is a layer of hydrothermal clay alteration, followed by silica potassium feldspar alteration. Pervasive silicification, veining and hydrothermal brecciation are generally found in the rhyolites and breccias.
Zones of silicification of limited thickness, oriented parallel to the East Fault, are present in the footwall zone. Alteration extends for 50 ft to 70 ft footwall to the fault, with pervasive silicification and quartz veining dominant.
Figure 6-3:    Brimstone Generalized Geology Cross-Section

Allied Nevada Gold Corp.
Hycroft Mine
Generalized Geology Cross Section
Brimstone to Central Area
Section 42675N
Looking Mine Grid North
NEVADA
Alluvium
Camel Conglomerate
Lacustrine Sediments
Kamma Volcanics
Jurassic Auld Lang Syne
Geologic Contact
Faults
Dashed where Inferred
West
East
6000 ft
5500 ft
5000 ft
4500 ft
4000 ft
3500 ft
3000 ft
2500 ft
16000E
18000E
20000E
22000E
24000E
Mine Dump
Camel Conglomerate
Central Pit
Surface Topography
Qal
Brimstone Pit
Camel Conglomerate
Lacustrine Sediments
CENTRAL FAULT
BREAK FAULT
ALBERT FAULT
Kamma Volcanics
FIRE FAULT
EAST FAULT
Jurassic Auld Lang Syne
Allied Nevada Gold Corp.
9604 Prototype Court
Reno, NV 89521
Hycroft Figure_7_4_Feb_2011.dwg
Feb 4, 2011
Drawn By: G.I.S. Land Services
Geology By:
Hycroft Exploration
0'
500'
1000'

Source: Figure prepared by Allied Nevada, 2011.
Au and Ag are spatially associated with fracture and breccia-controlled chalcedony sulfide mineralization. A subsequent acid alteration event produced the current distribution of oxidized and transition sulfide/oxide ore. The lower acid leach material hosts Au and Ag mineralization, as does the underlying silicified and veined volcanics.
Drilling has shown that mineralization extends to a depth of over 1,200 ft in the Brimstone Zone. Mineralization thickness (true width) is 200–1,100 ft thick and remains open to the west toward the Break Fault and transitions into Vortex to the south.
6.2.2    Vortex
The stratigraphy in the Vortex Zone is correlative with those at the Brimstone Zone immediately to the north. Camel Conglomerate is underlain by tuffs, volcanic clastics, fanglomerates, and rhyolites of the Kamma Volcanics. The ALS is present, footwall to the East Fault, and appears to be in stratigraphic contact with the Kamma Volcanics, as seen in Figure 6-4.
The upper elevation at Vortex is hydrothermally clay (kaolinite) altered. Acid leaching is less prominent in Brimstone and is focused primarily along the East Fault. Strong silicification to depths greater than 1,500 ft is due to veining and phreatic hydrothermal brecciation. At least four mineralizing events are present as evidenced by crosscutting vein and breccia relationships. The hydrothermal venting may have contributed to the eruption breccias overlying the Brimstone Zone. Propylitic and/or clay alteration extends outboard of the silicification.

Hycroft Property	Page 33
Initial Assessment Technical Report Summary	March 27, 2023

The mineralization at Vortex is of both vein and disseminated type, with brecciated and altered rhyolite rocks and volcanic clastics acting as favorable hosts. In addition to Au mineralization, high-grade Ag has been encountered at Vortex; with values ranging from 10 to 647 oz/ton. The predominant Ag minerals are pyrargyrite, naumannite and miargyrite, occurring both in veins, disseminated and coarse grains along fractures.
Oxide mineralization is present at a depth of approximately 500 ft below surface, with sulfide mineralization extending to 2,500 ft below surface. Mineralization thickness (true width) is 1,000 to 1,800 ft thick. Banded quartz veins with both high-grade Ag and Au have been noted in core. Drilling to date indicates that the high-grade zones are both high angle banded quartz veins and a more extensive flat lying, massive quartz zone containing visible pyrargyrite and miargyrite.
6.2.3    Bay and Boneyard
Mineralization in the Bay and Boneyard zones is hosted by gentle, west dipping Camel Conglomerate. Both clast-supported and matrix-supported conglomerate rocks host mineralization. The basal rock type is tuffaceous lake sediments, composed of fine-grained clay with minor layers of gravel and conglomerate extending to a depth greater than 1,100 ft as shown in Figure 6-5. Mineralization is primarily bedding controlled, with the Range and Central Faults as the main feeders. The Break Fault may also have zoning controls but is poorly drilled in this zone. Mineralized siliceous hot spring sinters have been historically mined indicating that this deposit represents the upper-most levels of a hot spring hydrothermal system.
The predominant alteration type at Bay is silicification. Acid leach alteration in the area is relatively minor and occurs along high angle structures. Clay alteration of the underlying lacustrine sediments is also noted in limited drillholes and is illite smectite dominated. Strong oxidation is present in the upper portion of the silicified zone.
Au and Ag mineralization is associated with flat lying Camel Conglomerate, above the lacustrine lake sediments. Mineralization thickness (true width) is 20–250 ft thick at Bay and 50–300 ft thick at Boneyard. This zone transitions into the upper zone of mineralization at Central. Bay and Boneyard remain open to the north and east.
Figure 6-4:    Vortex to Camel Hill Generalized Section
Source: Figure prepared by Allied Nevada, 2011.

Hycroft Property	Page 34
Initial Assessment Technical Report Summary	March 27, 2023

6.2.4    Central
The Central Zone geology is similar in nature to that of Bay, with mineralization and alteration fed by high angle faults and fractures, with dominant lateral fluid flow through the porous conglomerate rocks of the Sulphur Group as seen in Figure 6-5. Camel Conglomerate units are underlain by lacustrine sediments. However, the lacustrine units thin dramatically to the south, with less than 50 ft of the material noted south of Cut-4.
The Central Zone is bounded to the east by the Central and Break Faults. Fault movement is unknown, but extends at least 2,000 ft, with recent reactivation in the quaternary (50–150 ft), as demonstrated by offset in the alluvium. The Range Fault to the west may provide an additional boundary, although drill data is limited at this time. Alteration along the Central Zone is similar to that of Bay. Acid leach alteration is stronger and more widespread than at Bay and is extensive in the southern portion of the pit. The acid leaching overlies silicified conglomerate rocks, except along the immediate trace of the Central Fault where silicification dominates as the alteration type. Oxidation extends downward approximately 400 ft. Underlying the silicification and acid leaching are illite-smectite clay altered and clay dominant lacustrine sediments. Hot spring sinter deposits have not been observed.
Au and Ag mineralization is associated with favorable stratigraphic horizons in the Camel conglomerate, with an upper and lower zone noted in drilling, separated by a north–south striking, east dipping clay layer. Mineralization remains open to the west, past the Range Fault, and at depth (>1,400 ft). Mineralization thickness (true width) in the upper zone is 50 300 ft thick, while the lower zone ranges from 300–1,200 ft thick and remains open at depth. The zone mineralization is contiguous to the Vortex and Brimstone Zones to the east, and the Camel Hill/Cut-5 zones to the south.
Figure 6-5:    Bay Geologic Cross-Section

Allied Nevada Gold Corp.
Hycroft Mine
Generalized Geology Cross Section
Bay Area
Section 49325N
Looking Mine Grid North
Alluvium
Camel Conglomerate
Lacustrine Sediments
Geologic Contact
Faults
Dashed where inferred
West
East
Bay Area
Central Pit
Boneyard Pit
Current Topography
Camel Conglomerate
Lacustrine Sediments
CENTRAL FAULT
BONEYARD FAULT
BREAK FAULT
5000
4500
4000
3500
3000
18000E
20000E
Allied Nevada Gold Corp.
9604 Prototype Court
Reno, NV 89521
Hycroft Cross_Sections_Feb_2011.dwg
Feb 4, 2011
Drawn By: G.I.S. Land Services
Geology By:
Hycroft Exploration
0'
250'
500'

Source: Figure prepared by Allied Nevada, 2011.

6.2.5    Camel Hill and Cut 5 Zones
Camel Conglomerate is the dominant lithology at Camel. The conglomerates appear to extend to depth in this zone, with only thin lake sediments drilled to date. The lack of lake sediments can be attributed to either the Camel Fault or facies changes along a shoreline. The Camel Fault is an east–west trending fault, with down-drop to the south, which is presently poorly defined by drilling.

Hycroft Property	Page 35
Initial Assessment Technical Report Summary	March 27, 2023

Alteration south of the Central Pit and in the Camel Zone is predominantly comprised of silicification and clay alteration. Hydrothermal clays, overlying silicified conglomerate rocks, and basal illite-smectite clay altered rocks are present. Acid leaching in the area is relatively minor, especially with respect to the intensity and amount in the Central and Cut-4 Zones area immediately to the northeast.
Mineralization in the Camel/Cut-5 Zones is hosted by conglomerate rocks and occurs as both disseminated Au and Ag associated with pyrite and marcasite, and higher-grade veins, including Ag bearing pyrargyrite veins. Mineralization thickness (true width) is 200–1,100 ft thick, extends to depths greater than 1,400 ft, and remains open at depth. Oxidation extends to depths greater than 200 ft and an area of intense oxidized mordenite alteration is present between the Cut-5 and Camel Zones. Mineralization remains open to the south, west and at depth. To the north, Camel mineralization is contiguous with the lower zone of the Central Zone, while Cut-5 is contiguous with the upper zone. Mineralization is also open to the west of Camel and to the south towards Hades Fault.
6.3    Alteration
Detailed geologic work by previous owners at Hycroft identified a number of hydrothermal alteration events. However, for resource estimation purposes, there are four alteration types that have been interpreted and assigned to the block model.
    Acid Leach – Associated with the upper portion of the epithermal vent. Native Sulfur is common in this area and the original protolith has been obliterated with a white clay alteration.
    Propylitic – Propylitic altered material is generally found in the volcanic rocks of the Kamma Mountains. Although it is occasional interpreted within the mineralized zone of the deposit.
    Argillic – A pervasive alteration of both the Camel Conglomerates and the Kamma Volcanics. Where clay minerals have replaced the original potassium feldspars and other minerals.
    Silicic – Silica flooding which is associated with the mineralization processes at Hycroft.
Acid leach will not be sent to the process facility or to the leach pad due to the high levels of sulfides and native sulfur. It has been estimated but the minor remaining tonnage is not included in the mineral resource.
Propylitic is generally barren or nearly so. It has been lumped with the argillic alteration units for grade estimation and assignment.
Silicic alteration is generally better grade than the surrounding argillic and is mechanically more robust.
Oxidation has occurred across the deposit to variable depth depending on the structural preparation and available acidic ground water. The oxidized material has been the historical ore for heap leaching at Hycroft. This study includes ROM leaching of low-grade mineralization and flotation of mineralization with sufficient pyrite and other sulfides to generate Au and Ag rich concentrate.
Figure 6-6 is a generalized east–west section illustrating the alteration at Hycroft.
6.4    Deposit Types
The Hycroft deposit is a large, epithermal, low-sulfidation hot springs deposit (Figure 6-6). Au and Ag mineralization are noted as both disseminated and vein controlled.

Hycroft Property	Page 36
Initial Assessment Technical Report Summary	March 27, 2023

Figure 6-6:    Generalized Hycroft Epithermal Diagram
Source: Figure prepared by Allied Nevada, 2011.

Hycroft Property	Page 37
Initial Assessment Technical Report Summary	March 27, 2023

7    EXPLORATION
7.1    Drilling
The Hycroft drill history covers the period of from 1981 to 2022 and includes 5,601 holes, representing 2,588,826 ft of drilling. Some of those holes are water wells or are outside the resource model area and were not applied to mineral resource estimation. The drillhole collar locations are shown in Figure 7-1. At this time, there are 5,323 drillholes in the resource model area of which 188 have been drilled to define stockpiles or the Crofoot leach pad. Section 11 provides a more detailed breakdown of the amount of drilling and assaying used in resource modeling.
Exploration drilling was started in 1974 by Duval Corporation, which was evaluating the property for a Frasch-type sulfur deposit and the copper potential. Although native sulfur appeared to be limited to the acid leach zone, Au and Ag mineralization was discovered at depth, with the deepest hole completed to 2,000 ft. Duval concluded that the property did not have large scale sulfur potential. Twenty drillholes (9,726 ft) were completed on the project.
From 1981 to 1982, Homestake, using their McLaughlin deposit as a model, completed 96 RC drillholes totaling 16,537 ft, primarily in the Bay and Boneyard areas. Shallow oxide Au mineralization was discovered, but Homestake declined the opportunity. Crofoot and American Slag then proceeded to acquire the property rights and initiated small-scale oxide heap leach mining at Central and Bay in 1983. Homestake also completed 8 core holes during this timeframe, but collar location data has not been located.
Hycroft gained control of the district in 1985 and drilled 3,212 exploration holes, totaling 965,552 ft, between 1985 and 1999. The bulk of this drilling was shallow and focused on oxide Au mineralization at Central, Bay and Brimstone.
In 2005, Canyon Resources completed 33 drillholes totaling 13,275 ft of RC drilling. These were completed primarily in the Brimstone Pit area.
Hycroft commenced systematic exploration and resource development drilling starting in 2006. Drilling has been focused on oxide resource delineation, sulfide resource definition, sulfide exploration, condemnation drilling for facilities, Ag data and both geotechnical and metallurgical core samples. Between late-2006 and August 31, 2016, Hycroft has completed 1,970 exploration holes, totaling approximately 1.45 M ft.
A combination of rotary, RC and core drilling techniques has been utilized to verify the nature and extent of mineralization. The majority of samples have been collected using RC drilling methods on 5-foot sample intervals. RC drilling utilizes 4.5- to 5.5-inch tooling. Deeper drilling is conducted with diamond drilling, using PQ, HQ and NQ tooling. This practice continued through 2013. Since 2013, a RC drilling program was completed in 2014, and a metallurgical core program with the six drillholes was completed in 2017. The metallurgical drillholes were not included in the database for mineral resource estimation and are not shown on the drill hole location map. Various protocols applied to drilling by Hycroft are consistent with industry standards and the resulting data is of good quality for use in the Hycroft model. Shallow drillholes to sample heap material were completed with sonic coring. The 2018 sonic drilling program was limited to 56 vertical holes in sulfide stockpiles and did not include in-situ alluvium or bedrock material. While these were not used for interpolation of in-situ rock, they were applied to estimate grades in fill material.
During 2021 through 2022, Hycroft has drilled 171 holes, 100 in 2021 and 71 in 2022. Most of the 2021 drilling was diamond core that was used for metallurgical testing and assay. The 2022 drilling was predominantly RC to evaluate extensions of mineralization. Figure 7-1 illustrates the 2021 and 2022 drilling with “box” symbols to distinguish it from the rest of the drilling.

Hycroft Property	Page 38
Initial Assessment Technical Report Summary	March 27, 2023

Figure 7-1:    Drillhole Collar Locations

15,000 E
17,000 E
19,000 E
21,000 E
23,000 E
25,000 E
53,000 N
51,000 N
49,000 N
47,000 N
45,000 N
43,000 N
41,000 N
39,000 N
37,000 N
N
0 250 500 750 1000
FEET
Hycroft Mining Corporation
JANUARY 2023, Model Update
DATE
02-13-23
DESIGN
DRAFTED
SCALE
1"=500'
HOLE LOCATION MAP
Drill Data 1 Jan 23
INDEPENDENT
MINING CONSULTANTS, INC.
TUCSON, ARIZONA
REFERENCE NUMBER

Source: Figure prepared by IMC, 2023.

Hycroft Property	Page 39
Initial Assessment Technical Report Summary	March 27, 2023

7.2    Additional Exploration
In addition to drilling activity, Hycroft has also conducted geophysical surveys, soil and rock chip sampling programs, field mapping, historical data compilation, and regional reconnaissance at the Mine site. These efforts are designed to improve the understanding of the known mineralization, as well as provide data for further exploration of the greater property position.
A soil sampling grid was conducted over the Vortex and Brimstone areas historically (1,797 samples) and was extended approximately 5,200 ft north and 29,600 ft south of the mine in 2011–2012 (1,834 samples). The soil sampling program was conducted primarily along the East Fault exposure, which is a primary ore-controlling feature at Vortex and Brimstone. Results, using Au, Ag, arsenic, and antimony, indicate potential exploration targets to the south of the Vortex area. At present this work has identified several target areas. Au values range from 0 to 0.027 oz/ton, while Ag values range from 0 to 3.7 oz/ton. Soil samples are taken on an evenly spaced grid, and screened for coarse material and wind-blown material, resulting in a fraction between 2 mm and 180 µm being prepped for analysis. These samples are considered representative of local soil geochemistry and are used to guide the regional exploration effort.
Rock chip sampling has been conducted both historically in the active mine area, and on a regional basis (2007–present). A database of 2,416 samples has been compiled, covering the greater land position. Using Au, Ag, arsenic, and other elements, exploration targets have been developed both north and south of the current mine. Rock chip samples have been taken on most outcrops, with a focus on alteration and potential mineralization. These samples are used as a guide to exploration and are point samples only.
The land position has been surveyed with both gravity and induced polarity (IP) geophysical techniques by Hycroft. The current ground-based gravity survey covers approximately 130 square miles, centered on the mine site. Gravity indicates several structural features and density changes that offer potential exploration targets.
Ground IP surveys were run over the mine site and Vortex in 2007 and extended outward in 2011 to cover approximately 24 square miles. The survey results focus on chargeability anomalies, that potentially identify sulfide material (> approximately 1.5%) at depth, and resistivity anomalies, that potentially identify silicification at depth. Results have identified and confirm additional exploration targets suggested by the other geophysical methods.
Field mapping was historically and is currently carried out in all active mine areas. Mapping focuses on structure, bedding, joints, lithology, and alteration. The near mine data is incorporated into the three-dimensional geology model, while the regional work is focused on defining exploration targets for future drilling. A regional geology map covering the land position was compiled in 2012. Regional exploration data from Homestake, LAC Minerals, USX, HRDI, and others has been compiled from both in-house and public data sources. Approximately 250 drillholes, various soil and rock chip locations and results, and various field maps have been identified at present.
In 2022 a hyperspectral imaging flyover of the Hycroft was conducted by SpecTIR Advanced Hyperspectral Solutions. Both Longwave Infrared (LWIR) and Shortwave Infrared (SWIR) imaging was collected with the intent of helping identify key minerals on the surface to focus reconnaissance mapping and soils programs.

Hycroft Property	Page 40
Initial Assessment Technical Report Summary	March 27, 2023

8    SAMPLE PREPARATION, ANALYSES, AND SECURITY
8.1    Introduction
This section describes the sample collection, preparation, analysis, and security that has been used by Hycroft or their predecessors. Drilling and sampling at the Mine have been ongoing from 1982 through 2022. Hycroft provided IMC with the database which contained assay information for drilling from 1982 through 2022. IMC is the qualified organization for the section.
Most of the current staff at Hycroft have been at site less than 3 years. As a result, much of the information that is reported here regarding historical sample preparation, analysis, and security was previously reported in a Technical Report Summary prepared by M3 and SRK in July of 2019 titled “Technical Report Summary, Heap Leaching Feasibility Study, Winnemucca, Nevada, USA”, July 31, 2019. IMC has confirmed that information as much as possible with the data provided.
Discussion of Quality Control and Quality Assurance (QAQC) regarding the database is presented in Section 9.
8.2    Sample Preparation
Sample preparation procedure prior to 1999 was not documented. Starting in 2005, preparation procedures were well documented standard methods. The comparison of the pre-2005 data with post-2005 drilling will be presented in Section 9 to provide some confidence in the application of some of the pre-2005 data.
Post-2005 sample collection consisted of both diamond core and RC drilling. Core samples are currently split at the mine site, tagged, and the split core is sent to commercial laboratories for further preparation. Reverse circulation samples are currently collected at the rig with a rotary splitter. Bags of RC cutting splits are tagged and sent to commercial laboratories for further preparation and assaying.
Once at the commercial labs, the samples are crushed to 10 mesh and a 2.2 lb (1 kg) split is taken and pulverized to 85% passing 200 mesh prior to assay analysis.
8.3    Assay Methods
Prior to 1992, most samples were sent to Barringer Laboratories, Inc., in Golden, Colorado. Fire assays were routinely performed on cyanide soluble assays for selected intervals.
From 1992 to 1999, samples were processed at the Hycroft laboratory at the mine site.
The Hycroft laboratory assays consisted of fire Au followed by cyanide soluble Au and cyanide soluble Ag on all intervals. Hycroft cyanide soluble assay methods are reported to have been non-standard and were developed to provide a prediction of recoverable Au and Ag from heap leaching.
There are no samples in the database for the time period from 2000 through 2004. Starting in 2005, all samples were sent out to commercial labs for analysis that are Independent of Hycroft. During 2012, there were 10 drillholes that were an exception to this rule that were assayed by the Hycroft lab. Those holes have reportedly been compared with assays from commercial labs and are still maintained in the database.
The external labs that have been used by Hycroft prior to 2021 are all in the Reno/Sparks, Nevada area and are listed below with their accreditations:
    ALS Minerals                    ISO9001:2000 and ISO17025
    American Assay Laboratories            ISO/IEC17025, PTP-MAL Canada
    Inspectorate                    ISO9001:2008
    McClelland                    ISO/IEC17025
During 2021 and 2022, Hycroft utilized the following laboratories in the Reno/Sparks area:
    Bureau Veritas Mineral Laboratories USA        ISO-9001 ISO-14001 ISO-45001 OHSAS-18001
    Paragon Geochemical                ISO/IEC 17025:2017

Hycroft Property	Page 41
Initial Assessment Technical Report Summary	March 27, 2023

All intervals were assayed using conventional fire assay with Atomic Absorption (AA) or gravimetric finish for Au. Fire Ag assays were not regularly completed by previous project operators. After 2013, aqua regia digestion was used for total Ag assays and replaced the previous gravimetric treatment of Ag. The lower detection limit on the aqua regia method was the reason for the change.
The fire assay method for Au with an AA finish was the primary assay method at all of the labs. Cyanide soluble methods were alternatively hot or cold cyanide depending on the lab.
As noted previously, cyanide Ag was much more consistently assayed than fire Ag. Starting in 2014, total Ag was consistently assayed along with fire Au.
Cyanide soluble assays for Au and Ag were highly prevalent in the pre-2000 drilling. As drilling began to target the deeper sulfide mineralization after 2005, the cyanide soluble assays were selectively run on the upper, oxidized portion of the deposit and not applied to the deeper sulfide mineralization.
During 2007 and 2008, Hycroft also applied 35 element Inductively Coupled Plasma (ICP) analysis to roughly 90% of the assay intervals. That data results in 53,624 sample intervals that can be used to track trace elements.
During 2011, 127 drillholes were selected for ICP and Laboratory Equipment Corporation (LECO) analysis at American Assay. These holes were generally on 500 x 200-foot centers across the estimated sulfide pit target at the time. Most were assayed on 25-foot intervals from top to bottom for total sulfur, sulfide sulfur and carbon. During 2014, additional sample intervals were selected from the 2012 to 2014 drilling for LECO and ICP.
The sulfide sulfur results from this work have been used to assign sulfide sulfur values to the block model for process metallurgical input. It should be noted that the sulfide sulfur procedures also report elemental sulfur along with the sulfide component.
Assay submittals have included blanks and standards since at least 2007. Check assays and duplicate assays were submitted in 2012 and 2014. The results of the analysis of those samples will be reported in Section 9.
8.4    Sample Security
Samples were delivered to the analytical laboratories in numbered bags along with transmittal sheets that list the sample numbers, the total sample count, and codes for sample type (RC or Core). The lab confirmed the receipt of shipment against the transmittal sheets to account for all samples issued.
It is reported that no officers, directors, or associates of Hycroft or their predecessors were operationally involved in the sample collection, preparation, or assay transmittal.
8.5    Analytical Results
Following analysis, results are posted to a digital laboratory database for which Hycroft has secure permission privileges. Managers download the data where the sample results are cross-referenced to sample numbers. Each drillhole carries a unique self-identifying sample number, simplifying the cross-referencing. The completed digital file for each drillhole is emailed to Hycroft by the lab and a follow-up, hard copy certificate is mailed to Company offices.
Data is checked by geologists visually and loaded into the secure acQuire database. The acQuire database is further checked using electronic methods and then calculated into ounce per ton values and loaded to the modeling database for display and further visual QA/QC checking.
8.6    QP Comment
The sample preparation, analysis and security are typical for the U.S mining industry and is acceptable for application to mineral resource determination.

Hycroft Property	Page 42
Initial Assessment Technical Report Summary	March 27, 2023

9    DATA VERIFICATION
This section will address the QA/QC and data verification procedures that were used to confirm that the Hycroft database was acceptable for estimation of mineral resources. A number of tasks have been completed to verify the data since the completion of the previous Technical Report Summary (Feb 2022).
The Hycroft and IMC teams have put significant effort towards the verification of the database during 2022, including:
1)    Detailed comparison of certificates of assay versus the assay database which resulted in substantial update and correction to the database.
2)    Analysis of the QAQC data used by Hycroft and previous owners from 2005 to 2022. This work was done in two stages representing different time periods.
3)    Analysis of Diamond drilling (DDH) versus Reverse Circulation Drilling (RC) with the post-2005 drilling to confirm that the two methods can be comingled and utilized for the estimation of mineral resources.
4)    Comparison of Pre-2005 drilling versus Post-2005 drilling to verify the application of the older data because the Pre-2005 data QAQC information was not available.
The IMC approach to data verification was to establish the reliability of the post-2005 drilling based on the available QA/QC data and the comparison between DDH and RC. Once the post-2005 data was established as reliable, it was used to check the pre-2000 drilling by a nearest neighbor sample comparison. The updated statement of mineral resources reflects information developed in 2022, as presented in Sections 1 and 2.
9.1    Certificate of Assay Checks
The team at the Hycroft mine site completed an extensive check and verification of the database with interval by interval checks against the available certificates of assay. After completion of that work, IMC completed a spot check of 95 of the drill hole certificates of assay to confirm the edits and corrections completed by Hycroft.
The Hycroft certificate of assay checks confirmed the following two major points.
1)    The historic Hycroft code of -8 in the database correlated to the existence of “trace” assays within the certificates. With this knowledge, the resource model database was edited so that ½ trace values were entered into the intervals previously coded as -8.
2)    The gold assay data used in the estimate of measured and indicated has not been factored. With respect to the inferred mineral resource, the 1982 to 1987 gold assay data was factored down to adjust for bias. No other adjustments have been made to the database.
9.2    QA/QC Post-2005 – 2022
The 2005 to 2022 drilling data has had the following QAQC information collected.
    Standards
    Blanks
    Duplicate Assays, and
    Check Assays from 2011 through 2013.
That information will be analyzed in two parts to understand the relative reliability of the post-2005 drilling. The data collected from 2005 to 2014 and the recent data collected from 2021 through 2022.
9.2.1    Standards 2021 - 2013
Blind standards are inserted into the assay sample submissions for analysis at the assay lab. The lab obviously knows the sample is a standard, but they do not know which standard.
The standards database provided to IMC did not include dates of insertion. It is presumed that the insertion of standards started in 2005 with the modern drilling program. However, the earliest example of standard acquisition that IMC could find was mid-2007. There are indications of sample insertion though the 2013-time frame.
In most exploration environments, standards results are reviewed as they arrive from the lab to confirm that the measured result is within the error tolerance reported for the standard. IMC takes a different approach and compares

Hycroft Property	Page 43
Initial Assessment Technical Report Summary	March 27, 2023

the accepted value of the standard against the multiple assays of the standard on an XY plot to identify any potential bias in the assay process.
Figure 9-1 illustrates the results of the standards submissions for gold for 2005-2013.
The comparison of the accepted value of the standard and the tested standards results does not indicate a consistent bias. The points that are scattered off access likely reflect swapped samples meaning that the wrong standard was recorded or submitted to the lab compared to the tabular results. There are roughly 22 apparent sample swaps out of a total of 7,154 tested standards or about 0.3% of the original samples.
Figure 9-2 summarizes the results of the total Ag standards submissions. There is substantially more variation in the Ag standards results as one would expect in this grade range. In addition, most of the original assays are gravimetric finish which have a detection limit of 5 ppm or 0.15 oz/ton. There are only five standards results below 0.15 oz/ton out of 6,498 Ag standards analyzed. With some standards values as low as 0.20 oz/ton it would not be out of line to see an indication of subtle bias if the lowest value that can be reported is 0.15 oz/ton.

Hycroft Property	Page 44
Initial Assessment Technical Report Summary	March 27, 2023

Figure 9-1:    Results of Submitted Gold Standards 2005 - 2013

Gold Standards
Tested Standard Value, oz/ton
Accepted Standard Value, oz/tn
0.000
0.020
0.040
0.060
0.080
0.100
0.120
0.140

Gold Standards Summary Statistics				
Standard Name	Accepted Value oz/ton	Number of Tests	Mean of Tests oz/ton	Std Dev of Tests oz/ton
AN-12001X	0.014	1180	0.015	0.0012
AN12002X	0.010	678	0.010	0.0008
AN12003X	0.100	138	0.105	0.0155
Cove 1	0.014	526	0.015	0.0034
Cove 2	0.019	556	0.023	0.0040
Cove 3	0.025	714	0.025	0.0032
Cove 4	0.060	730	0.060	0.0068
Cove 10	0.013	832	0.014	0.0047
Cove 11	0.014	872	0.015	0.0014
Cove 12	0.012	602	0.013	0.0033
MEG-Au.12.20	0.014	166	0.018	0.0144
S107005X	0.039	160	0.039	0.0019

Source: Figure prepared by IMC, 2023.

Hycroft Property	Page 45
Initial Assessment Technical Report Summary	March 27, 2023

Figure 9-2:    Results of Submitted Silver Standards 2005 - 2013
Source: Figure prepared by IMC, 2023.

Hycroft Property	Page 46
Initial Assessment Technical Report Summary	March 27, 2023

9.2.2    Blanks 2008 - 2014
Blank samples are inserted periodically to confirm that metal is not carried over from one sample to the subsequent sample in the sample stream. Figure 9-3 summarizes the results of the blank submissions for gold from 2008 to 2014. The figure indicates that the majority of samples reported back as trace or small values.
However, occasional samples have been reported near or above heap leach feed grade. Of the 2,260 standards in Figure 9-3, 5.9% reported higher than 0.005 oz/ton and 5.6% reported higher than 0.010 oz/ton. Although small percentages, there is room for improvement.
One expects that some of the samples were not blanks but were mistakenly inserted standards. The average of the values that are above 0.005 oz/ton is about 0.019 oz/ton, which is quite close to the standard value of the Cove 2 standard.
Figure 9-3:    Results of Blank Submissions
Source: Figure prepared by IMC, 2021.
9.2.3    Check Assays 2011 - 2012
Assay pulps were submitted to a second lab as check assays during 2011–2012. The primary lab was ALS and the check lab was AAL. The results are summarized in Figure 9-4 through Figure 9-5 as XY plots.
The variability in the results is more than one would expect from pulp submissions, but there does not appear to be an observable bias in the laboratory comparisons. The line on the graphs illustrates a 1:1 relationship as a comparison.

Hycroft Property	Page 47
Initial Assessment Technical Report Summary	March 27, 2023

Figure 9-4:    Check Assay Results, Fire Assay Gold 2011 - 2012

Fire Gold Check Assays AuFA (ppm)
Check Assay - AAL Fire Assay Gold PPM
ALS Chemex (Original Fire Gold Assay) ppm
0.00
0.50
1.00
1.50
2.00
2.50

Number of Pairs = 2,117

Lab	Mean ppm	Stan Dev ppm
ALS	0.180	0.238
ALL	0.175	0.232

Source: Figure prepared by IMC, 2021.
Figure 9-5:    Check Assay Results, Fire Assay Silver 2011 – 2011

Silver Check Assays AgFA (ppm)
Check Assay - AAL Fire Assay Silver PPM
ALS Chemex (Original Fire Silver Assay) ppm
700
600
500
400
300
200
100
0
0
100
200
300
400
500
600
700

Number of Pairs = 2,116

Lab	Mean ppm	Stan Dev ppm
ALS	5.067	22.907
ALL	5.300	24.148

Source: Figure prepared by IMC, 2021.

Hycroft Property	Page 48
Initial Assessment Technical Report Summary	March 27, 2023

9.2.4    Standards 2021 – 2022
All recent drilling completed by Hycroft utilizes standards, blanks, and duplicate assays for QAQC confirmation of the database. Hycroft analyzes the data as it is received to confirm that the results are within appropriate acceptance ranges.
Diamond drilling was the primary method used during 2021 and RC drilling was the primary method during 2022. An analysis of RC to DDH during 2021 and 2022 indicates that both can be used for mineral resource estimation. In addition, two assay laboratories were used in 2021 and 2022. Bureau Veritas, Mineral Laboratories, USA (Sparks, Nevada) and Paragon Geochemical Laboratories (Sparks, Nevada) were both used to assay Hycroft samples during this period.
Paragon and Bureau Veritas results have been analyzed separately and both provide similar results. The figures presented for the 2021 through 2022 QAQC show both laboratories combined as a summary of the overall results. The majority of the silver QAQC was applied to cyanide silver assays. Since those are not used in this estimate, the gold QAQC information is shown.
The standards that do not check well amount to about 2.4% of the submitted standards. Those out-of-range results tend to line up with other standards or blank values. This implies swaps in standards submissions or in data recording rather than outright errors in the assay.
Figure 9-6 illustrates the standards results for the 495 submitted gold standards during 2021 and 2022.
Figure 9-6:    Standards Results, 2021 – 2022
Source: Figure prepared by IMC, 2023
9.2.5    Blank Analysis Results 2021 - 2022
Blanks are inserted and analyzed to confirm that there is no sample-to-sample contamination. Figure 9-7 illustrates the results of blank submissions during 2021 – 2022. The results indicate only 1 value reported with a potentially economic gold grade out of 495 blank submissions.

Hycroft Property	Page 49
Initial Assessment Technical Report Summary	March 27, 2023

Figure 9-7:    Blank Results, 2021 – 2022
Source: Figure by IMC, 2022
9.2.6    Duplicate Assays, 2021 - 2022
Duplicate pulps were er-assayed to confirm the repeatability of results from the assay lab. During 2021-2022, 314 duplicates were re-assayed. Figure 9-7 summarizes the results of the duplicate checks. There are two results that are higher than expected. Those reflect an error rate for or out-of-bounds results of about 0.64%.
Figure 9-7:    Duplicate Assay Results, 2021 – 2022
Source: Figure by IMC 2023

Hycroft Property	Page 50
Initial Assessment Technical Report Summary	March 27, 2023

9.2.7    DDH vs RC for Post-2000 Samples
The drillhole database at Hycroft is predominately based on RC drilling with some diamond core drilling (DDH). Prior to 2000, the database does not provide a record regarding the type of drilling applied, although it was reported to be largely RC.
Since 2000, the database records whether the drilling was RC, DDH, or sonic. The sonic drilling was applied in stockpiles which are a minor component of the remaining mineral resource.
The RC data was compared to DDH drilling using the nearest neighbor method that was described in the previous sub-section. Table 9-1 summarizes the results of that comparison.
Table 9-1:    Nearest Neighbor Sample Comparison of RC Gold Composites versus DDH Gold Composites

Maximum Separation Distance ft	Number of Sample Pairs	RC Mean oz/ton	DDH Mean Oz/ton	Ratio of the Means	T-Statistic
10	171	0.006	0.007	1.17	0.865
20	388	0.006	0.006	1.00	0.585
30	616	0.006	0.007	1.17	0.529
40	794	0.006	0.007	1.17	1.225
50	1,017	0.006	0.007	1.17	1.435
T-Statistics is the Smith-Satterthwaite T for Large Populations
The results indicate that the RC and DDH drilling information provide similar results for the post-2005 drilling and that they can be combined for estimation of mineral resources.
9.2.8    Old vs. New Drilling
Previous Technical Reports regarding the Hycroft mineral resources had reported that all gold assays prior to 2000 were factored upward. Those in acid leach alteration were factored upward by 1.32 and all others upward by 1.19 (Hycroft Project Mill Expansion Feasibility Study Technical Report, October 31, 2016 and Technical Report, Allied Nevada Gold Corp, Hycroft Mine, October 2011).
Detailed checks on the certificates of assay indicate that the gold assay information provided to IMC for use in this estimation of mineral resources has not been factored in any way and the database matches the original certificate of assay.
A comparison of pre-2000 drilling and gold assay results versus the post-2005 gold assay results indicates that the old data averages higher grade than the new data when compared on a nearest neighbor basis. To identify the source of this bias, the pre-2000 data was analyzed on a year-by-year basis against the post-2005 drilling assay data. The post-2005 data has been illustrated to be reliable based on the QAQC analysis reported on previous pages and on the DDH-RC comparisons reported in the previous sub-section.
A nearest neighbor analysis was completed comparing 1999 drilling versus post-2005. That was followed by analysis of 1998 versus post-2005. This process was completed annually for all years prior to 2000. The results for years 1988 through 1999 were stable and compare acceptably with the post-2005 data. However, once 1987 and earlier years were compared against the post-2005 data, an obvious high bias was identified in the 1982 to 1987 data.
To summarize the results, the 1982-1987 data is compared to the post-2005 data on a nearest sample basis. These results were completed for sample distances as close as 5ft for assay data.

Hycroft Property	Page 51
Initial Assessment Technical Report Summary	March 27, 2023

Table 9-2:    Nearest Neighbor Sample Comparison of 1982-1987 Gold Assays versus Post-2005 Gold Assays

Maximum Separation Distance ft	Number of Sample Pairs	1982-1987 Mean oz/ton	Post-2005 Mean Oz/ton	Ratio of the Means	T-Statistic
5	103	0.022	0.013	1.69	3.82
10	237	0.025	0.018	1.39	3.51
20	630	0.020	0.012	1.67	7.99
30	1,313	0.018	0.010	1.80	10.46
40	2,027	0.018	0.010	1.80	14.26
T-Statistic is the Smith-Satterthwaite T for Large Populations
The above data excludes the stockpile drilling and includes all hard-rock data that is located within the block model area.
The results of Table 9-2 indicate that the 1982-1987 gold assays are between 1.39 and 1.80 times higher than the post-2005 gold assays. The T-Statistic reported on the right side of the table is comfortably above the value of 2.0 for all of the sample separation distances. If the T-Statistic is greater than 2.0 one should reject that the two data sets are similar.
The above analysis indicates that the 1982-1987 data is high biased and unreliable relative to the more modern post-2005 drilling and assaying. The 1982-1987 drilling is reported to be RC drilling completed by an early predecessor of the current Hycroft management. Hycroft and IMC have not found any record regarding the RC sampling methods that were applied during that time that would shed light on the cause or source of this bias.
Roughly half of the 1982 to 1987 database been mined out. Historic information indicates that production reconciliation was difficult during that period. However, the1982-1987 data does indicate the presence of mineralization. In order to capture that mineralization in the potential resource, IMC has completed the following steps.
1)    The 1982-1987 gold data (composites) were multiplied by 0.56 to remove the observed high bias. There are no fire silver assays recorded during that time period.
2)    The block gold grades without 1982-1987 data were frozen so that they could not be changed.
3)    The block grade estimation for gold was repeated including the bias corrected 1982-1987 data.
4)    If a block received a gold grade in this process that was not previously assigned, it was added to the model and coded as “inferred” class mineralization.
5)    The resource floating cone was regenerated with the additional 1982-1987 inferred resource blocks.
In summary, a bias corrected version of the 1982-1987 data was incorporated so that any component of the resource based on that data is coded as “inferred”.
9.2.9    Downhole Surveys
The Hycroft mine operates on a local mine survey grid that is rotated 15.85 degrees from the Nevada state plane coordinate system. Down hole survey data from the drill rigs reports directly in true north coordinates, requiring all holes to be rotated into the Hycroft grid.
Hycroft personnel have spent substantial time checking the down hole survey bearings against the original down hole survey logs. The data is stored in both state plane, and the Hycroft grid in the Hycroft system. Hycroft and IMC have confirmed that the down hole surveys used for mineral resource estimation are in the Hycroft mine grid, consistent with the resource model and historical and potentially future mine planning.
9.3    QP Comment
The work outlined in this section is a summary of nearly a year’s worth of data verification and checking by Hycroft and IMC personnel. As a result, the Hycroft and IMC teams have gained significant confidence in this data set. IMC holds the opinion that the database as utilized in this statement of mineral resources inclusive of the edits and corrections

Hycroft Property	Page 52
Initial Assessment Technical Report Summary	March 27, 2023

outlined is conservative and appropriate for the estimation of mineral resources. The 1982-1987 data has been incorporated so that it only contributes to inferred category mineral resource after correction of the high bias of that data.

Hycroft Property	Page 53
Initial Assessment Technical Report Summary	March 27, 2023

10    MINERAL PROCESSING AND METALLURGICAL TESTING
Hycroft has been operating the Mine as an open pit mine and run-of-mine (ROM) heap leach facility for their oxide ores to produce gold and silver since 2008. Prior to that, Vista Gold operated the Mine in a similar manner. The cumulative performance statistics and metallurgical test data gathered for the direct cyanidation of high-grade ROM oxide ore via heap leach are extensive and not the focus of this report. The following subsections focus on testwork done by Hycroft on extraction of Au and Ag from their refractory sulfide mineralization.
The metallurgical test programs conducted on the Hycroft sulfide mineral deposits over the years has consisted of comminution, flotation, concentrate oxidation, and cyanide leaching tests on mineralized materials, flotation tailings, and oxidized sulfide concentrate samples. The samples were mostly derived from drill cores. The bulk of the flotation tests were conducted at G&T Metallurgical Services (G&T) and SGS Canada Mineral Lakefield (SGS), both located in Canada, and by Hazen Research Inc (Hazen). located in Colorado. Oxidation testing was primarily conducted by Hazen, SGS and Kappes, Cassiday & Associates (KCA). G&T (ISO – 9001:2008) and SGS (ISO – 17025:2017) both have ISO accreditation, and Hazen and KCA do not have accreditation. All laboratories are independent of Hycroft.
In general, core samples for metallurgical testing were selected to represent the mineralized materials, taking samples from five mineralization domains, as they were classified at the time. The main sources were Central, Brimstone and Vortex domains.
10.1    Mineralized Materials and Sampling
Hycroft mineralized materials are classified as “oxide,” “transition,” or “sulfide,” depending on the solubility of its gold content in cyanide solution (refractoriness). Materials having cyanide soluble gold contents of 70% or higher are classified as oxide. Those with cyanide soluble gold contents below 30% are considered sulfide. The remainder, with cyanide soluble contents between 30 to 70% are considered transition. The classification has been shown to have no strong correlation with sulfide sulfur content.
10.1.1    Hycroft Mineralization Domains
The Hycroft mineral deposit consists of five process domains, namely Bay, Boneyard, Brimstone, Central, and Vortex.
Table 10-1 is a summary of the data for average total sulfur, sulfide sulfur, and the ratio of sulfide sulfur to total sulfur from 95 oxide, 158 transition and 417 sulfide samples originating from the Brimstone, Central, and Vortex domains. It shows that the classification of the ores as oxide, transition, or sulfide is essentially a measure of refractoriness and has little correlation with the sulfide-sulfur content of the minerals. Sulfide-sulfur: total sulfur ratio averages slightly over 80% for the entire dataset. This indicates that degree of oxidation of sulfur is the same among oxides, sulfides, and transition.

Hycroft Property	Page 54
Initial Assessment Technical Report Summary	March 27, 2023

Table 10-1:    Average Sulfur Contents of Oxide, Transition and Sulfide Mineralized Materials

Total S (ST), %	Oxide	Trans	Sulfide
Brimstone	2.55	2.41	2.25
Central	2.94	2.82	2.48
Vortex	2.47	2.66	2.33
Unclassified	4.28	2.92	2.61
All	3.00	2.74	2.43

Sulfide S (S=), %	Oxide	Trans	Sulfide
Brimstone	2.19	2.06	1.87
Central	2.36	2.26	1.80
Vortex	2.09	2.23	1.91
Unclassified	3.29	2.23	2.09
All	2.45	2.23	1.93

S=:ST Ratio	Oxide	Trans	Sulfide
Brimstone	0.839	0.839	0.820
Central	0.810	0.806	0.797
Vortex	0.880	0.827	0.833
Unclassified	0.840	0.823	0.843
All	0.849	0.819	0.824
10.1.2    Samples for Metallurgical Testing
Table 10-2 below lists the number of samples selected to span the three main domains and distributed in the mineral deposit.
Individual core samples selected for testing may be found in copies of the test reports analyzed for this study.
Table 10-2:    Summary of Test Samples

Tests	Number of Samples per Domain
	Central	Brimstone	Vortex	Composite*
Crushing (CWi)	1	1	5	7
Axb (Drop Wt & SMC)	13	6	9	32
Bond BWi	24	6	16	58
Bond RWi	2	1	0	5
Bond Abrasion	3	1	5	12
Flotation	11	13	24	48
10.2    Comminution Tests
The Hycroft mineral deposit has been thoroughly characterized for its comminution properties in the previous studies. The comminution tests were conducted at laboratories of SGS, G&T, Hazen, and Phillips. These include crushing and grinding work indices, JKSimMet parameters A, b and ta, and abrasion indices.

Hycroft Property	Page 55
Initial Assessment Technical Report Summary	March 27, 2023

A summary of the 80th percentile comminution test results is in Table 10-3 below. For the Axb parameter, because hardness competence increases as Axb decreases, the 80th percentile in hardness competence corresponds to the 20th percentile of Axb.
Table 10-3:    Grindability Test Summary

Parameter	Unit	Value
CWi	kWh/ton	18.6
RWi	kWh/ton	21.2
BWi	kWh/ton	20.1
Axb	unitless	34.2
SPI (min)	min	102.4
Ai (g)	g	0.623
10.3    Flotation
10.3.1    Review of Flotation Testwork
Refractory gold, in Hycroft’s sulfide mineralized materials, is believed to be associated in iron sulfides, primarily pyrite and marcasite. The goals of these tests are to determine the floatability of the sulfides, and the recovery of Au and Ag in the sulfide concentrate. The ability to recover Au and Ag in the sulfide concentrate reduces the volume of material to be treated.
Initial flotation testwork was performed by SGS in March of 2009 and continued at several laboratories until April of 2014. During this time frame, the testing program began with bench-scale tests and moved into pilot plant scale flotation tests at G&T and Hazen.
10.3.1.1    SGS Minerals Services (Lakefield) – March 2009
Six drums containing samples representing the Hycroft Project were sent to SGS Minerals Services (Lakefield) on September 5, 2008.
The initial flotation test series consisted of three bench-scale rougher kinetics tests to evaluate the effect of primary grind size on flotation response. A standard set of bulk sulfide collectors consisting of xanthate (PAX) and dithiophosphate (Cytec AF 208) was applied along with Dowfroth 250 frother. An additional five bench-scale tests were run to investigate other reagent schemes and grind sizes.
Flotation testwork was conducted on the Master Composite sample. The flotation investigation consisted of the following:
    Two-stage cleaner flotation applying the flowsheet developed in phase 1 testing (program 12012-001),
    Cyanide leaching of the 2nd cleaner flotation concentrate, and
    Cyanide leaching of the recombined rougher and 1st cleaner scavenger tailing.
SGS stated “In terms of sulfide flotation, it appears that beyond about 10% mass pull, recoveries were on the same grade vs. recovery curve regardless of grind fineness”.
10.3.1.2    SGS Minerals Services (Lakefield) – Nov 2010
Batch tests were completed on 33 sulfide zone composites representing the Vortex (18), Cut 5 (4), Bay Area (10), and Bone Yard (1) deposits of the Hycroft mine sulfide resource. Several rock types were represented in the composites. The testwork examined the metallurgical variability of the samples in response to the flotation (and cyanidation) flowsheet previously developed for the Master Composite in program 12012-001.
Metallurgical variability testing consisted of rougher flotation followed by concentrate regrinding and two-stage cleaning. In the initial set of tests, the 2nd cleaner concentrate was cyanide leached. After reviewing the data from those tests, cyanide leaching was refocused on the rougher and 1st cleaner scavenger tailing.

Hycroft Property	Page 56
Initial Assessment Technical Report Summary	March 27, 2023

From these tests, recovery of Au in rougher flotation ranged from ~62% in ~15% mass in (Test F-2, P80 of ~103 μm) to ~69% in ~17% mass (Test F-1, P80 of ~128 μm). At the same mass pulls, Ag recovery ranged from 74% (Test F-2) to 85% (Test F-1). The addition of a dithiophosphate collector (Cytec A208) in Test F-5 further improved Au recoveries to 80.1 Au % at a mass pull of 14.6%.
10.3.1.3    KCA Batch Tests – Jan 2011
In December 2010, the laboratory facility of KCA in Reno, Nevada received material from the Hycroft project. Portions of the received material were combined as directed to generate six (6) composite samples for testing. Initial testwork was conducted by KCA and reported (PAX, pH, and Grind Flotation Kinetics Study, January 2011). Additional flotation tests were conducted with leach tests on the products.
10.3.1.4    KCA Locked Cycle Tests – May 2011
Portions of the six (6) composites were combined to generate two (2) master composites, a Sulfide Master Composite, and a Mixed Master Composite. Additional flotation tests with leach tests on the tails were conducted using material from these composites.
10.3.1.5    G&T Metallurgical Services Ltd. – Feb 2011
Five separate shipments of samples were received at G&T Metallurgical Services Ltd between August 31 and December 3, 2010. The samples consisted of half HQ core with a total estimated weight of about 2.9 tons. These samples were used to construct the thirty-nine composites that were used for flotation and cyanidation tests.
On the first set of twenty-four composites, a single batch cleaner flotation test was completed. On the second set of samples, M1 to M17, a much simpler flowsheet was applied, simplifying the reagent scheme to PAX and MIBC. The flotation froths obtained were more stable and more characteristic of a standard sulfide froth compared to the original flowsheet. The samples responded relatively well to flotation. For all thirty-nine samples, the flotation recoveries, on average, measured about 78 percent for Au and 67 percent for Ag to the rougher concentrate.
On average, the rougher recoveries using this revised flowsheet on M1 to M17 measured 78 percent for Au and 83 percent for Ag. These metal recoveries tended to track sulfide sulfur recovery to the rougher concentrate. Table 10-4 and Table 10-5 show the results of this testwork.

Hycroft Property	Page 57
Initial Assessment Technical Report Summary	March 27, 2023

Table 10-4:    G&T Composites 1 through 24 Flotation Test Results

Sample ID	S(t) (%)	S(s) (%)	Au (oz/ton)	Ag (oz/ton)	Rougher Conc Weight Pull, (%)	Au Recovery to conc, (%)	Ag Recovery to conc, (%)	Type
G&T Composite 1	0.70	0.62	0.009	3.968	13.3	80.1	77.3	Sulfide
G&T Composite 2	2.48	2.49	0.145	11.136	13.2	79.6	63.2	Transition
G&T Composite 3	2.29	2.28	0.076	11.872	12.2	82.7	61.9	Transition
G&T Composite 4	1.25	1.22	0.008	18.016	9.1	60.4	27.7	Sulfide
G&T Composite 5	1.50	1.40	0.045	0.496	12.9	83.1	83.6	Sulfide
G&T Composite 6	1.64	1.51	0.027	23.136	15.0	88.3	72.6	Sulfide
G&T Composite 7	1.36	1.29	0.010	9.504	15.7	94.5	37.8	Sulfide
G&T Composite 8	1.33	1.26	0.027	4.000	13.1	89.4	50.5	Sulfide
G&T Composite 9	4.30	3.81	0.021	0.602	16.5	86.5	88.5	Sulfide
G&T Composite 10	2.23	2.04	0.014	1.946	11.6	80.5	60.1	Sulfide
G&T Composite 11	2.80	2.72	0.027	8.064	17.8	88.1	53.9	Transition
G&T Composite 12	1.57	1.25	0.113	1.680	8.3	73.6	44.8	Oxide
G&T Composite 13	2.32	2.02	0.065	1.472	11.6	56.1	68.2	Transition
G&T Composite 14	2.08	1.34	0.004	1.818	7.8	89.5	30.2	Sulfide
G&T Composite 15	1.78	1.71	0.043	5.376	10.8	94.0	63.2	Transition
G&T Composite 16	2.64	2.27	0.022	0.627	14.9	77.2	76.9	Sulfide
G&T Composite 17	0.45	0.34	0.093	0.198	5.2	28.1	27.5	Oxide
G&T Composite 18	1.33	1.08	0.014	0.074	11.8	58.7	61.2	Sulfide
G&T Composite 19	2.00	1.76	0.012	0.266	15.7	69.9	50.3	Sulfide
G&T Composite 20	13.70	11.80	0.045	0.992	31.2	93.7	87.1	Sulfide
G&T Composite 21	2.06	1.97	0.019	0.598	13.1	85.6	74.9	Sulfide
G&T Composite 22	1.73	1.70	0.025	0.464	13.1	61.2	60.7	Sulfide
G&T Composite 23	1.72	1.31	0.016	2.099	11.1	87.5	53.7	Sulfide
G&T Composite 24	2.00	1.92	0.024	3.584	15.5	85.4	38.9	Sulfide

Average Sulfides	2.56	2.25	0.020	4.246	14.2	80.7	60.7
Average All	2.39	2.13	0.037	4.666	13.4	78.1	58.9

Hycroft Property	Page 58
Initial Assessment Technical Report Summary	March 27, 2023

Table 10-5:    G&T Composites M-1 through M-17 Flotation Test Results

Sample ID	S(t) (%)	S(s) (%)	Au (oz/ton)	Ag (oz/ton)	Rougher Conc Weight Pull, (%)	Au Recovery to conc, (%)	Ag Recovery to conc, (%)	Type
G&T Composite M-1	1.98	1.81	0.038	0.378	13.4	86.4	82.4	Sulfide
G&T Composite M-2	2.62	1.75	0.013	1.082	14.2	82.1	85.9	Sulfide
G&T Composite M-3	1.20	1.12	0.014	0.272	12.7	73.6	83.2	Sulfide
G&T Composite M-4	1.62	1.55	0.020	0.150	18.1	79.7	76.8	Sulfide
G&T Composite M-5	1.81	1.70	0.013	0.128	18.8	76.9	72.7	Sulfide
G&T Composite M-6	1.92	1.79	0.016	0.253	20.8	79.1	76.4	Sulfide
G&T Composite M-7	No Data
G&T Composite M-8	No Data
G&T Composite M-9	2.25	2.06	0.011	0.586	10.9	89.7	92.7	Sulfide
G&T Composite M-10	2.50	2.00	0.012	2.454	11.6	76.7	96.0	Sulfide
G&T Composite M-11	1.55	1.49	0.016	1.475	8.3	80.4	96.4	Sulfide
G&T Composite M-12	1.86	1.30	0.016	3.840	10.4	80.4	97.3	Sulfide
G&T Composite M-13	6.34	2.99	0.046	1.043	13.0	85.7	86.8	Sulfide
G&T Composite M-14	5.53	2.32	0.020	0.288	16.0	88.2	84.1	Transition
G&T Composite M-15	2.32	1.15	0.024	1.584	7.0	44.9	61.3	Oxide
G&T Composite M-16	2.51	2.43	0.017	0.486	14.3	74.6	87.8	Transition
G&T Composite M-17	1.52	1.39	0.017	0.259	16.1	65.1	62.8	Sulfide

Average Sulfides	2.26	1.75	0.019	0.993	14.0	79.7	84.1
Average All	2.50	1.79	0.020	0.943	13.7	77.6	82.8
10.3.1.6    Hazen Research, Inc. – August 2011
For this investigation, 38 drill hole composite samples from five mineralized material types. Initially, flotation was performed with sodium hydrosulfide (NaHS) and copper sulfate (CuSO4). In subsequent tests, the NaHS and CuSO4 were eliminated and lead nitrate (Pb(NO3)2) was added as a modifying agent. The pH ranged from neutral to 10.5, after modifying agents were used. The redox potential was also monitored.
A series of 91 small-scale flotation experiments was performed on 4.4-lbs splits from the 38 composites. The objective of the flotation work was to define the variability among the composite samples.
The next 41 small-scale flotation experiments were performed on Composites 1–38, except for Composites 6, 8, 9, and 10, using rougher flotations following G&T Metallurgical conditions and conditions recommended by Hazen. Rougher weight pulls ran from 4.9% to 30.7%, with Au and Ag recoveries running from 26.9% to 97.6% and 17.1 to 98.7%, respectively.
The rougher concentrate assays ranged from 0.032 oz/ton Au (Test 3346-82) to 1.536 oz/ton Au (Test 3346-40) and from 0.224 oz/ton Ag (Test 3346-82) to almost 73.601 oz/ton Ag (Test 3346-68). The Au and Ag recovered in the rougher concentrates ranged from 27% (Test 3346-52) to 91% (Test 3346-68) and from 17% (Test 3346-52) to almost 99% (Test 3346-68), respectively.
10.3.1.7    Fitness of Grind for Flotation Tests
Most flotation tests on Hycroft samples were performed on materials that were ground at 80 percent finer than 100 microns. Several other tests were also conducted at finer and coarser grinds. The general trend indicates that flotation can achieve good recoveries at grinds ranging from 100 to 150 microns. Recoveries tended to decrease with grinds finer than 100 microns or coarser than 150 microns.

Hycroft Property	Page 59
Initial Assessment Technical Report Summary	March 27, 2023

10.3.1.8    Reagent Suite
Both G&T and Hazen concluded that flotation tests using NaHS as a sulfurizing agent, as well as tests done at alkaline pH, generally performed poorly.
The exploratory and variability flotation test results presented above showed that sulfide mineralized materials can be floated for Au and Ag. The reagents used were strong, non-selective sulfide collectors. Frothing was achieved with either methyl isobutyl carbinol (MIBC) or Dowfroth 250 (DF250), or both. Table 10-6 summarizes the reagent schemes applied by G&T, SGS, and Hazen. In all laboratory tests, the reagent dosages were high.
Table 10-6:    Flotation Reagent Schemes Studied

Reagent, (lb/ton)	Laboratory
	G&T	Hazen	SGS
NaHS		0, 2.56	2.1
PAX	0.552	0.546, 0.416	0.21
3418A		0, 0.064-0.124	0.055
MIBC	0.05-0.128, 0.192	0.02-0.064
DF250		0.02-0.064	0.095
Based on the results of tests from the three laboratories, particularly G&T, the simple reagent scheme can be further developed. Several tests indicate Cytec’s AEROPHINE 3418A Promoter (sodium diisobutyldithiophosphinate) may improve Au and Ag recovery.
10.3.2    Flotation Time
Flotation kinetics were not systematically studied when the flotation tests were being conducted. However, flotation data from the G&T work on M Composites included recoveries from froth collected at 4, 8, 12, and 16 minutes. Fifteen rougher flotation tests were performed. Kinetics plots for Au and Ag from this work are shown in Figure 10-1, which shows only a few data points to avoid clutter, but shows the recovery curves fitted to the data points by asymptotic curve fitting.
From each of the 15 sets of data, the maximum recovery, Rmax and kinetics constant, K were derived from the asymptotic lines.
The results show that the average laboratory flotation time required to attain 95% of the maximum recovery is 19 minutes for gold and 17 minutes for silver.
10.4    Direct Cyanidation
Direct cyanidation of concentrate bulk samples (P80 = 325 mesh, or 44 microns) taken from all zones of the deposit were conducted early on in 2010. These tests yielded poor results with recoveries from Brimstone and Vortex samples in the mid-20% range for Au and 80% range for Ag, while the other samples yielded recoveries ranging from 45 to 50% for Au and 55 to 83% for Ag.
A good measure of recovery by direct cyanidation is the ratio of cyanide soluble metal to the total assay of the metal, that is, AuCN/AuFA and AgCN/AgFA. These ratios have been determined for a large number of exploration samples and have been included in the resource database. The cyanide soluble ratios for Au have been utilized in resource estimation, particularly to route certain minerals with higher cyanide soluble Au to the heap leach pad.
10.5    Concentrate Oxidation Tests
Oxidation tests on Hycroft concentrates included POX, roasting, atmospheric oxidation, and other oxidation methods. The results indicated that all these processes would work, with varying degrees of recovery. The following is a summary of the results of these tests.
In 2007, Hycroft began to explore milling options to expand production by processing their refractory sulfide mineralized materials. This included the production of flotation concentrates followed by oxidative treatments of the concentrates.

Hycroft Property	Page 60
Initial Assessment Technical Report Summary	March 27, 2023

The focus of this testwork was primarily on oxidation methods typically employed in the gold industry for refractory mineralized materials, POX, and roasting.
In 2012, Hycroft tested a suite of alternative oxidation methods, including chlorination, atmospheric alkaline oxidation (AAO), and fine-grinding with intense cyanidation. The goal was to develop an economically viable process that would be less expensive to build and operate than a POX autoclave facility. Initial results were positive; indicating that the Hycroft rougher concentrates were amenable to oxidation under atmospheric conditions, using trona as the acid neutralizing agent. Pilot plant testing was conducted on three main domains to confirm these results at Hazen Research Inc.

Hycroft Property	Page 61
Initial Assessment Technical Report Summary	March 27, 2023

Figure 10-1:    Recovery vs. Time Plot, G&T Kamloops Tests, M Composites

Gold Flotation Kinetics
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Au Recovery, %
0
5
10
15
20
Flotation Time, min

Silver Flotation Kinetics
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Ag Recovery, %
0
5
10
15
20
Flotation Time, min

Source: Figure prepared by M3, 2016.

Hycroft Property	Page 62
Initial Assessment Technical Report Summary	March 27, 2023

In 2016, Hycroft began developing an AAO demonstration plant at the mine site utilizing trona to process 100% of the flotation concentrates and produce doré onsite. Accounting for the historical and current performance of the oxide heap leach operations, oxide heap leach metallurgical testing combined with results from all bench-scaled tests, pilot and demonstration plant Mill-AAO metallurgical testing, the individual process recoveries for each processing stream for Au and Ag were calculated and are presented in Table 10-7. This was the basis for the NI 43-101 Feasibility Study Technical Report published in 2016 (Ibrado, A. et al, 2016).
Table 10-7:    Estimated Metallurgical Recoveries from 2016 Feasibility Study – Au and Ag

	Au			Ag
	Contained (koz)	Recovered (koz)	Recovery (%)	Contained (koz)	Recovered (koz)	Recovery (%)
Heap Leach	3,875	1,933	49.9	21,242	21,242	15.5
Mill-AAO Sulfide	7,797	5,696	73.0	287,693	287,693	81.6
TOTAL	11,672	7,629	65.4	489,447	308,935	63.1
10.5.1    Atmospheric Oxidation – Batch Tests
The focus of testing over the years 2013 through 2016 was to develop a process to oxidize sulfide concentrates under atmospheric conditions. The process was envisioned to be conducted in an agitated slurry at elevated temperatures, using oxygen as the oxidant and trona as the neutralizing agent for the acid produced. Several batch oxidation tests using trona were done at Hazen under various conditions on concentrates from Central, Brimstone, and Vortex composites.
Batch tests using trona showed that full oxidation is not required to attain high recoveries in subsequent cyanide leaching, consistent with the findings of earlier oxidation studies. About 85% of the Au and 92% of the Ag can be recovered by cyanidation if 60% of the sulfide-sulfur content in the concentrate is oxidized. The results for Au are shown in Figure 10-2.
The reaction kinetics were also found to be improved by higher temperatures up to 167ºF. Higher reaction temperatures (around 194ºF) were tested but returned slower oxidation kinetics, perhaps due to the decreased oxygen solubility in the laboratory bench-scale setting.

Hycroft Property	Page 63
Initial Assessment Technical Report Summary	March 27, 2023

Figure 10-2:    Au Extraction vs. Sulfide Oxidation
Source: Figure prepared by M3, 2019.
10.5.2    Hycroft Mill Demonstration Plant
Hycroft Mining built a demonstration plant with nominal capacity of 10 ton/d at the Hycroft mine site. The plant consisted of a ball mill, a rougher flotation bank, concentrate and tailing thickeners, a regrind mill, oxidation tanks, neutralization tanks, an oxidized concentrate thickener, cyanide leach tanks, CCD thickeners, and a Merrill-Crowe precipitation package. It was operated continuously as an integrated plant, with concentrate surge capacity before oxidation and a pregnant solution storage before Merrill-Crowe. A report on the results of conclusions from the demonstration plant was presented in 2019 (M3 Engineering & Technology et al., 2019).
The demonstration plant was operated with Central and Brimstone materials that were mined from exposed mineralization at the surface of the current open pit.
Highlights of the demonstration plant test results are shown in Figure 10-3 for Central materials. For clarity, only results from Tank 1 (TK1) and Tank 5 (TK5) are shown. Oxidation levels of 60% or better were achieved when the correct steady- state testing conditions were maintained.

Hycroft Property	Page 64
Initial Assessment Technical Report Summary	March 27, 2023

Figure 10-3:    Oxidation of Central Flotation Concentrate: Sulfate Spike Test
Source: Figure prepared by M3, 2019.
Once the concentrates were oxidized, Au and Ag recoveries significantly improved over the direct cyanidation recoveries. The results of cyanide leaching of oxidized concentrate are shown on Figure 10-4 as recovery of Au and Ag during the demonstration plant operation. The graph starts with Central concentrate and then switches to Brimstone concentrates on June 11, 2016. Recovery of Au and Ag from Central concentrate peak at around 85%. Au recovery from Brimstone reaches 80 percent while Ag recoveries from Brimstone peaked at 90%. The general shape of the lines roughly follows the degree of oxidation of the concentrate.
Figure 10-4:    Demonstration Plant Cyanide Leach Recovery of Au and Ag
Source: Figure prepared by M3, 2019.
10.5.3    Pressure Oxidation
Previous POX testwork was performed primarily by Hazen and SGS on various flotation concentrates of Hycroft sulfide mineralized materials samples, composites thereof and two transition samples. POX testwork has also been performed by Hazen and SGS under both alkaline and acidic environments.

Hycroft Property	Page 65
Initial Assessment Technical Report Summary	March 27, 2023

The following is a list all POX testwork reports provided to Ausenco:
    Hazen Project 11232 Report and Appendices A-F, POX-CIL Evaluation of Hycroft Flotation Concentrates.
    Hazen Project 11243-01 Report and Appendix, Evaluation of Hycroft Blend Flotation Concentrate.
    Hazen Project 11307 Report and Appendix, Evaluation of Kappes, Cassiday & Associates Flotation Concentrate.
    SGS Project 13224-001/003 Final Report, An Investigation into Oxidative Pre-treatment of Hycroft Flotation Concentrates.
    SGS Hycroft Project – 12012-001 Report 3, The Recovery of Au and Ag from Hycroft Project Sulfide Samples, Allied Nevada Gold Corporation.
    Kappes, Cassidy & Associates Project No. 189 C, Hycroft Pressure Oxidation and Leach Testwork.
Previous testwork on alkaline POX had been conducted on flotation concentrates. Table 10-8 summarizes the alkaline POX test results conducted by Hazen, SGS.
The results indicate that: 1) an operating temperature range of 212° F to 437°F; 2) 40 psi oxygen overpressure; and 3) 240 minutes to 360 minutes residence time. The limited dataset for alkaline POX indicated poorer gold and silver recoveries.
Table 10-8:    Hycroft Alkaline POX Testwork Summary

Flotation Concentrates Samples	Sulfide (Stotal) (wt%)	Au (ppm)	Ag (ppm)	AC Temp. (°F)	Solids (wt%)	AC Retention Time (min)	Oxygen Over-pressure (Psig)	Caustic Consumption (lb/ton)	NaCN Consumption (lb/ton)	Au recovery (%)	Ag recovery (%)
Brimstone	40.1	11.6	418	437	20	256	40	5.42	1.6	98.5	72.9
	40.1	11.6	418	212	40	360	40	6.06	6.8	54.3	71.2
Hycroft Blend Float Concentrate	38.5	18.1	2103	437	26	240	40	0.15	0.2	64.3	35.8
	38.5	18.1	2103	437	26	240	40	1.46	1.6	63.8	52.0
	38.5	18.1	2103	437	26	240	40	2.95	3.3	63.8	82.1
Previous testwork on acid POX had been conducted on flotation concentrates to determine operating criteria. Table 10-9 summarizes the acid POX test results conducted by Hazen, SGS and KCA.
The results indicate that: 1) an operating temperature range of 374°F to 437°F; 2) 100 psi oxygen overpressure; and 3) 60 minutes’ residence time produce the highest cyanide amenability for Au and Ag recovery. The POX tests also indicate that the concentrates may be prone to form jarosites, which inhibits Ag recovery. The evidence for jarosite formation is:
    Color of the acidic autoclaved pulp is yellow on discharge and reddish brown when conditioned with a lime boil.
    Ag recovery is higher when the pulp is treated with a lime boil, a procedure which subjects the hot pulp for several hours to alkaline conditions.
The gold and silver recoveries from rougher concentrate POX discharge material that has been lime boiled and then leached with cyanide was in the mid-90s and 80s, respectively (Table 10-9).
Acid POX followed by lime boil was evaluated in the development of the mineral resource, in part, due to the ability to consistently achieve sulfide oxidation. Sulfide oxidation through POX is expected to be consistently above 95% whereas sulfide oxidation through AAO did not consistently achieve the 60% target (Figure 10-3). Therefore, gold and silver recoveries from POX residue would be higher and more stable compared to AAO. Other reasons for evaluating POX included:
    Acquiring trona in quantities required to operate an AAO circuit was problematic.
    Limestone is a more cost-effective reagent for acid neutralization.
    Cyanide consumption after pressure oxidation is reduced compared to AAO.
Soda ash was considered as an alternative to trona but was less cost effective than limestone.

Hycroft Property	Page 66
Initial Assessment Technical Report Summary	March 27, 2023

10.5.4    Roasting
Roaster testwork was conducted on the Brimstone concentrate from a pilot plant to determine optimum conditions for processing. The results indicate that the optimum roast temperatures are between 797°F and 842°F.
During the tests, average recoveries of 89% Au and 74% Ag were achievable from the concentrates by varying the leach and roast conditions slightly for the majority of the concentrate produced.

Hycroft Property	Page 67
Initial Assessment Technical Report Summary	March 27, 2023

Table 10-9:    Hycroft Acid POX Testwork Summary

Sulfide Concentrate Samples Tested	Sulfide (S=) (wt%)	Au (ppm)	Ag (ppm[1])	Temp (°F)	Solids (wt%)	Autoclave retention time (min)	Oxygen Over-pressure (Psig)	Lime Boil Time (hr)	Cyan. Conc. (ppt [6])	Sulfide Oxidation (%)	Au recovery (%)	Ag recovery (%)	Test Lab
Brimstone	40.1	11.60	418	374	20	60	100	2	1	-	97.5	89.0	Hazen
Cut 4	36.9	11.40	168	374	20	60	100	2	1	-	94.0	94.1	Hazen
Camel	37.7	9.33	152	374	20	60	100	2	1	-	97.7	89.9	Hazen
Bay	22.1	6.03	52.3	374	20	60	100	2	1	-	97.5	75.3	Hazen
Bone Yard	31.9	5.97	95.3	374	20	60	100	2	1	-	96.0	86.0	Hazen
Hycroft Blend	38.5	18.10	2103	401	15	60	100	2	1	-	100.0	77.1	Hazen
Sulfide Master Ro	18.9	4.90	432	401	15	60	100	6	1	-	87.0	65.8	Hazen
Mixed Master Ro	9.3	8.50	193	401	15	60	100	6	1	-	82.8	86.4	Hazen
Central Blk Sul Ro	8.4	2.47	26	374	20	60	100	2	1	98.8	93.6	90.5	SGS
Central Blk Sul Cl	35.6	10.10	131	374	20	60	100	2	1	99.8	94.0	94.2	SGS
Vortex Blk Sul Ro	9.1	2.93	276	374	20	60	100	2	1	98.6	97.7	73.5	SGS
Vortex Blk Sul Cl	32.3	10.80	976	374	20	60	100	2	1	99.8	96.0	72.2	SGS
Central Sul Cl	30.7	10.30	750	374	20	60	100	2	1	98.1	93.5	81.9	SGS
Brimstone Sul Cl	34.7	7.93	392	374	20	60	100	2	1	83.6	53.6	49.5	SGS
Vortex Sul Cl	35.4	8.03	350	374	20	60	100	2	1	94.2	94.5	89.2	SGS
POX 1 Cl con F-16 [2]	31.1	5.93	158	437	8.1	90	100	0-3	1	98.8	71.8	5.5	SGS
POX 2 Cl con F-25 [3]	33.9	9.38	155	437	8.2	90	100	0-3	1	98.6	64.3	19.1	SGS
POX 3 Cl con F-26 [4]	24.2	4.95	165	435	9	90	100	0-3	1	97.6	72.7	72.7	SGS
Brimstone Sul Cl [5]	33.9	7.13	383	428	30	300	100	2	2	99.9	94.0	97.0	KCA
[1] Fire Assay
[2] No lime boil, no NaCl
[3] No lime boil, 1.34 oz/g NaCl
[4] No lime boil, 2.67 oz/g NaCl

Hycroft Mine	Page 68
Technical Report Summary of Initial Assessment on the Hycroft Mine	March 27, 2023

[5] H2SO4 added to autoclave feed
[6] ppt parts per thousand

Hycroft Mine	Page 69
Technical Report Summary of Initial Assessment on the Hycroft Mine	March 27, 2023

10.6    Deleterious Elements
The deleterious element assay for five bulk samples from Hazen Research Inc is shown in Table 10-10 below.
Table 10-10:    Deleterious Element Assay

Sample ID	Hg, (ppm)
Cut 4 Bin-03, -08, and -18	4.19
Brimstone Bin-14 and -20	2.68
Camel Conglomerate Bin -26, -27, and -28	2.35
Boneyard Bin-9, -16, and -23	15.70
Bay Bulk Bin-7, -11, and -24	9.96
Mercury present in the mineralized materials in moderate to high levels are deleterious element and impact the gold recovery process. This is managed by zinc precipitation then retorted to capture the mercury.
10.7    QP Comment
From 2009 to 2016, the laboratories (G&T, SGS, Hazen, and KCA) conducted metallurgical testworks on the Hycroft sulfide mineral deposit. These laboratories are independent of Hycroft and specialize in metallurgical testwork for gold deposits.
These international laboratories are leaders in metallurgical and mineralogical testing, and the analytical procedures used in the analysis are conventional industry practices.

Hycroft Property	Page 70
Initial Assessment Technical Report Summary	March 27, 2023

11    MINERAL RESOURCE ESTIMATES
Mineral resources for the Hycroft deposit were developed using conventional block modeling methods and open pit optimization software to estimate the component of mineralization that has reasonable prospect of economic extraction. The mineral resource was developed in accordance with the U.S. Securities and Exchange Commission Rule SK-1300 for Mineral Projects. The estimate of mineral resources reflects in-place mineralization as the point of reference. This work was completed by IMC with John Marek P.E. acting as the Engineer of Record.
The model was assembled to support production prediction for future mine planning, and for the Hycroft initial assessment presented in this text.
11.1    Model Location
The block model is assembled in the existing local mine grid. That grid is rotated 15.85 degrees (right rotation looking down) compared to true north. Table 11-1 summarizes the block size and block limits.
Table 11-1:    Block Size and Model Size

Model Location	From Coordinates	To Coordinates	Number of Blocks
Easting Limit	13,000	26,000	325
Northing Limit	35,440	54,800	484
Elevation Limits	2,200	6,600	110
Block Size			40 x 40 x 40 ft
Note: Coordinates are the outside edges of the blocks. The model is assembled in the mine grid.
The drillhole database and the block model are all in the mine grid. To the user, there does not appear to be a rotation because the mine grid is treated as if there were no rotation. The block size selection will be discussed in a later sub-section.
11.2    Database
The drillhole database was assembled over many years by multiple companies using at least four different drill methods. That history and the verification of the historical information has been discussed in previous sections.
There are stockpiles and historical leach pads at the mine that are within the block model area. Many of those have been drilled after the original excavation of hard rock by sonic or rotary methods. The stockpile holes have been used to estimate the stockpile and leach pad areas, they have not been used to estimate in-situ rock. In total, the Hycroft database contains 5601 drillholes with 500,214 sample intervals. Within the area of the block model, there are 5,532 drillholes with 490,452 drill intervals amounting to 2,537,335 ft of drilling. Table 11-2 summarizes the amount of drilling and assay information that was used to assemble the block model.

Hycroft Property	Page 71
Initial Assessment Technical Report Summary	March 27, 2023

Table 11-2:    Data Available for the Assembly of the Resource Model for Au, and Ag

Number of	Total in Model	Stockpile Drilling	In-Situ Rock Drilling	Total In-Situ Rock Remaining After 31 Jan ‘21	Assays for In-situ Estimation After Removal of 1982-1987 Drilling
Holes	5,532	188	5,344	4,749	3974
Assay Intervals	490,452	3,269	487,183	361,293	434,634
Au Fire Assays	455,306	2,354	452,952	340,818	401,696
Au Cn Assays	342,367	1,955	340,412	251,288	289,355
Ag Fire Assays	302,280	2,339	299,941	263,990	299,941
Ag Cn Assays	327,391	2,126	325,265	246,397	310,403
The column titled In-Situ Rock Remaining, is intended to illustrate the amount of information remaining in the ground after historical mining. All of the in-situ rock drilling was used to estimate the block grades in the in-situ rock. The last column indicates how much of the information was used to estimate measured and indicated class mineralization.
Sulfide sulfur was estimated from a combination of two data sources. A set of sample composites were established by weighing pulp material from the drillholes to represent 25 ft composites from selected holes during 2011 and 2014. Specific holes were selected to provide coverage over the zone of the deposit being considered for flotation mill treatment. Those 25 ft samples were analyzed by LECO methods to determine sulfide sulfur percent by weight. In addition, all recent drilling in 2021 and 2022 sent to Buena Veritas were assayed for sulfide sulfur using the LECO method on each 5 ft interval. Those 5ft intervals were composited to 25ft and combined with the historical LECO database for block grade estimation. The combined sulfide sulfur LECO database contains 9,782, composites that are each 25ft long averaging 1.56% sulfide sulfur.
Mercury was sampled as part of an ICP program with 7,306 composite intervals from 373 drillholes with nominal composite length of 40 ft. There are 6,738 intervals from that data set assayed for mercury by ICP methods.
11.3    Basic Statistics
The assay values of economic interest at the mine are gold, silver, and sulfide sulfur. Sulfide sulfur has an impact on the operating cost of the concentrate treatment plant. In addition, the cyanide soluble assays of Au and Ag are of interest because they provide a basis to establish the best metallurgical process based on the ability of Au and Ag to dissolve into cyanide solution.
Table 11-3 presents the basic statistics of the assay database used to assemble the model. The stockpile assays are not included in the table and the assay data from 1982 through 1987 have been removed. The entire database listed on Table 11-3 was used for block grade estimation even though some of the assay values would be located above current post mining topography. Drilling data from 1982 through 1987 was bias corrected and used to contribute to inferred class mineralization only.
Table 11-3:    Assay Database (No Stockpile Assays, and No Drilling from 1982 through 1987)

Commodity	Number of Assays	Mean Grade	Standard Deviation of Grade	Maximum Value
Fire Au	401,696	0.0064 oz/ton	0.016 oz/ton	3.150 oz/ton
Cyanide Sol Au	289,355	0.0029 oz/ton	0.018 oz/ton	6.000 oz/ton
Cn Au/FaAu	281,171	0.37	0.37	1.00
Fire Ag	299,941	0.20 oz/ton	1.91 oz/ton	647.50 oz/ton
Sulfide Sulfur	9,782	1.56%	1.55%	42.86%
From the Combined LECO database

Hycroft Property	Page 72
Initial Assessment Technical Report Summary	March 27, 2023

Table 11-3 also illustrates that Au cyanide soluble assays exist on roughly 72% of the database. Ag fire assays exist on 75% database. During leach operations, cyanide Ag assays were routinely completed, however fire Ag assays were not common. Estimation of total or fire Ag will consequently be limited by the smaller number of available assays. Cyanide Ag assays were not used for block grade estimation due to uncertainty in that data identified during checks of the certificates of assay.
Since 72% of the data have received cyanide Au assays, the ratio of cyanide Au / fire Au was estimated rather than cyanide Au directly. Although not statistically optimum, the process is necessary and common in the industry. The ratio of cyanide soluble Au to fire assay Au (CnAu/FaAu = Cnratau) is used during mine planning to allocate material to the proper treatment process. When the Cnratau is calculated, values over 1.0 are set back to 1.0. The basic statistics of Cnratau are also summarized on Table 11-3. In simple terms, the cyanide to fire ratio reflects the degree of oxidation in the rock mass.
11.3.1    Geology
The geology of the Hycroft deposit has been presented in previous report sections. The primary occurrences which have control on the grade distribution at Hycroft are Lithology, Alteration, and Structure. Each have impacts on mineralization.
11.3.2    Lithology
The main lithology or rock types in the Hycroft deposit are:
    Alluvium
    Tuffaceous Lake Bed Sediment, Part of the Tertiary Sulfur Group
    Camel Conglomerate. Part of the Tertiary Sulfur Group, and eroded from the Kamma Volcanics
    Kamma Volcanics, Tertiary, but older than the sulfur group conglomerates and sediments.
    Auld Lang Sign (ALS)
    Jurassic laminated siltstone, the basement of the deposit.
The Alluvium is typically barren and was not assigned grade within the model. The primary mineral hosts are the Camel and Kamma units. There is minor mineralization in the ALS but since there is little drilling it has not been estimated in this resource model.
Interpreted solids representing the above rock types were provided by Hycroft and checked against logging by IMC. IMC found them appropriate for use in development of the resource model. Figure 11-1 is an east–west cross-section illustrating the major rock types looking north.
Assay values were back coded from the lithology solids prior to boundary analysis.
11.3.3    Alteration
Alteration consists of:
    Argillic;
    Silicic; and
    Propylitic.
Hycroft provided alteration solids to IMC. IMC checked those solids against the logged database and found them to be acceptable for use in development of the resource model. In summary, when propylitic alteration was encountered, boundary analysis and basic statistics indicated that it was statistically similar to the argillic altered material, and it was combined with argillic during block grade estimation.
Silicic alteration is prevalent and tends to be deeper and generally more prevalent in the eastern portion of the deposit. Boundary and statistical analysis indicate that the silicic altered material is generally higher grade than the argillic-propylitic altered rock. Figure 11-2 is an east–west cross-section through the interpreted alterations, looking north.
Assay values were back coded from the alteration solids prior to boundary analysis.

Hycroft Property	Page 73
Initial Assessment Technical Report Summary	March 27, 2023

11.3.4    Structure
Several north–south striking basin and range faults cut through the Hycroft deposit. In addition to those faults, the deposit is cut by the Ramp Fault and the West dipping East Fault. The East Fault is interpreted to be a thick shear zone and appears to be the orientation and possibly the conduit of mineralization in the eastern portion of the deposit. The footwall of the East Fault has minor mineralization, but grades were not estimated in the footwall within this model.
Figure 11-3 is a map view of the faults and the numbering system assigned by IMC to the fault blocks between the faults. The fault block numbers will be used to define the domains and search parameters for block grade estimation.
Assay intervals were back coded from the structure block solids prior to boundary analysis.

Hycroft Property	Page 74
Initial Assessment Technical Report Summary	March 27, 2023

Figure 11-1:    East–West Cross-Section 43,000N Looking North, showing Hycroft Rock Types
Source: Figure prepared by IMC, 2022.
Figure 11-2:    East–West Cross-Section 43,000N Looking North, showing Hycroft Alterations
Source: Figure prepared by IMC, 2022.

Hycroft Property	Page 75
Initial Assessment Technical Report Summary	March 27, 2023

Figure 11-3:    Hycroft Structure Interpretation

Range Flt
Westsplay Flt
Bay Flt
Central Flt
Break North Flt
101
10
102
104
105
E Ramp Fault
W Ramp Fault
East Flt HW
East Flt FW
201
203
207
502
Footwall
205
10
204
501
Flt
Zone
Low Angle Boundary Fault
Blocks 202, 204, and 206 underlie 201, 203, 205

Source: Figure prepared by IMC, 2021.

Hycroft Property	Page 76
Initial Assessment Technical Report Summary	March 27, 2023

11.4    Domains
Domains for grade estimation are a combination of structure, alteration, and lithology. The domain boundaries were developed by studying the basic statistics and by performing boundary analysis between contacting structural domains.
Boundary analysis selects the assay (or composite) information from both sides of the boundary being tested at several different separation distances. IMC then completes a series of statistical hypothesis tests to confirm if the data on either side of the boundary could have come from the same or different statistical populations.
As a result of the boundary analysis, IMC arrived at 14 domains, primarily based on the results analyzing the Au assay information.
The domains are summarized on Table 11-4.
Table 11-4:    Population Domains for Grade Estimation

Population Domain Number	Alteration Type and Code	Lithology Type and Code	Structure Block Code	Description
1	Acid Lch 501	All	All	Acid Leach Alteration
2	Arg+Prop 502+504	Tsg 4	All	Argillic Lake Sediments
3	Silicic 503	Tsg 4	All	Silicic Lake Sediments
4	Arg+Prop 502+504	All	10	Argillic West of the Range Fault
5	Arg+Prop 502+504	All	101	Argillic Between Range and West Splay
6	Arg+Prop 502+504	All	102	Argillic Between West Splay and Central
7	Arg+Prop 502+504	All	203, 204	Argillic Between West Splay and Central South
8	Arg+Prop 502+504	All	104, 105, 201, 202, 205, 207, 501	Argillic Between Central Fault and East Footwall
9	Silicic 503	All	10	Silicic West of the Range Fault
10	Silicic 503	All	101	Silicic Between Range and West Splay
11	Silicic 503	All	102	Silicic Between West Splay and Central
12	Silicic 503	All	203, 204	Silicic Between West Splay and Central South
13	Silicic 503	All	104, 105, 201, 202, 205, 207, 501	Silicic Between Central Fault and East Footwall
14	All	2	All	Alluvium, not estimated
11.5    Assay Caps
Prior to grade estimation, high-grade outliers were capped to limit undue impact on block grade estimation. Cumulative frequency plots were studied within each of the domains in order to set cap values. In all cases, only a small

Hycroft Property	Page 77
Initial Assessment Technical Report Summary	March 27, 2023

percentage of high valued samples were capped, generally less than 0.5% of the database. Table 11-5 summarizes the cap values that were applied to assays prior to calculating composites.
Table 11-5:    Assay Cap Values

Population Domain Number	Alteration Type and Code	Lithology Type and Code	Structure Block Code	Description	Cap Values Au (oz/ton)	Cap Values Ag (oz/ton)
1	Acid Lch 501	All	All	Acid Leach Alteration	0.200	4.00
2	Arg+Prop 502+504	Tsg 4	All	Argillic Lake Sediments	0.045	0.60
3	Silicic 503	Tsg 4	All	Silicic Lake Sediments	0.025	0.70
4	Arg+Prop 502+504	All	10	Argillic West of the Range Fault	0.037	1.50
5	Arg+Prop 502+504	All	101	Argillic Between Range and West Splay	0.070	0.35
6	Arg+Prop 502+504	All	102	Argillic Between West Splay and Central	0.150	0.80
7	Arg+Prop 502+504	All	203, 204	Argillic Between West Splay and Central South	0.150	10.00
8	Arg+Prop 502+504	All	104, 105, 201, 202, 205, 207, 501	Argillic Between Central Fault and East Footwall	0.300	50.00
9	Silicic 503	All	10	Silicic West of the Range Fault	0.030	50.00
10	Silicic 503	All	101	Silicic Between Range and West Splay	0.095	4.50
11	Silicic 503	All	102	Silicic Between West Splay and Central	0.250	20.00
12	Silicic 503	All	203, 204	Silicic Between West Splay and Central South	0.250	90.00
13	Silicic 503	All	104, 105, 201, 202, 205, 207, 501	Silicic Between Central Fault and East Footwall	0.300	45.00
14	All	2	All	Alluvium, not estimated
The gold cyanide to fire assay ratio was capped at 1.0 to assure that there were no values with cyanide assay greater than fire assay when estimating the model.
In all cases above, the sonic drilling and the drilling in the Crofoot leach dump were excluded from the analysis as they do not represent in-situ mineralization.
11.6    Bench Height Confirmation
Prior to compositing, a test was completed to confirm the selection of bench height for the model. The assay database was composited to alternative bench height intervals of 20 ft to 45 ft in 5-foot intervals. For each set of composites, the number of composites above cutoff and the average grade of those composites above cutoff were calculated. The number of composites multiplied by the average grade is used as an approximation of contained metal above cutoff. Multiple cutoffs of 0.002, 0.003, 0.004, and 0.005 oz/ton Au were tested at each of the bench heights. The sonic drilling and Crofoot leach pad drilling were not included.
The resulting graph is shown on Figure 11-4. Each line represents a different cutoff grade. The graph indicates that a bench height of 35 ft could result in a slight improvement in the recovery of Au compared to other tested heights.

Hycroft Property	Page 78
Initial Assessment Technical Report Summary	March 27, 2023

Figure 11-4:    Bench Height Analysis

Hycroft Bench Height vs Gold Cutoff Grade
Composites Below 31 January 2021 Topography
Grade x Percent Above Cutoff
0.90
0.85
0.80
0.75
0.70
0.65
0.60
15
20
25
30
35
40
45
50
Bench Height in Feet
0.001 OPT Gold
0.002
0.003
0.004
0.005

Source: Figure prepared by IMC, 2021.
The improvement at 35 ft would be between 0.3% and 1.1% difference in recoverable metal compared to the current operating 40 ft bench. The improvement due to 35 ft benches is not sufficient to warrant a change to the planned operational practice of 40 ft.
11.7    Composites
The assay data was composited to 40 ft downhole or length composites for input to grade estimation. The compositing was applied to the capped grades noted in a previous sub-section. Lithology, alteration, and structure block were assigned to each 40 ft composite on a majority basis. Lithology, alteration, and structure block were not respected in the composite process allowing composites to straddle a boundary. Table 11-6 summarizes the basic statistics of the composited assay data.

Hycroft Property	Page 79
Initial Assessment Technical Report Summary	March 27, 2023

Table 11-6:    Basic Statistics of 40-ft Length Composites, In-Situ Rock, Eliminating Years 1982 to 1987

Population Domain Number	Alteration Type and Code	Lithology Type and Code	Structure Block Code	Description	Statistics Summary for 40-ft Composites
					Statistic	Au oz/ton	Ag oz/ton	CnAu/ FaAu Ratio
1	Acid Lch 501	All	All	Acid Leach Alteration	N = Mean = Std = Max =	5,628 0.0046 0.0075 0.1325	1,726 0.1012 0.2413 2.9454	3.705 0.5740 0.3044 1.0000
2	Arg+Prop 502+504	Tsg 4	All	Argillic Lake Sediments	N = Mean = Std = Max =	1,017 0.0012 0.0015 0.0167	974 0.0609 0.2087 6.4275	611 0.5208 0.4048 1.0000
3	Silicic 503	Tsg 4	All	Silicic Lake Sediments	N = Mean = Std = Max =	92 0.0026 0.0036 0.0139	89 0.00731 0.0775 0.4949	41 0.3859 0.4098 1.000
4	Arg+Prop 502+504	All	10	Argillic West of the Range Fault	N = Mean = Std = Max =	473 0.0024 0.0037 0.0290	455 0.0568 0.0628 0.7984	198 0.2512 0.3020 1.0000
5	Arg+Prop 502+504	All	101	Argillic Between Range and West Splay	N = Mean = Std = Max =	306 0.0024 0.0040 0.0280	285 0.0498 0.0369 0.2840	192 0.5818 0.3436 1.0000
6	Arg+Prop 502+504	All	102	Argillic Between West Splay and Central	N = Mean = Std = Max =	1396 0.0047 0.0072 0.0710	826 0.0673 0.0746 1.2504	981 0.5159 0.3238 1.0000

Hycroft Property	Page 80
Initial Assessment Technical Report Summary	March 27, 2023

7	Arg+Prop 502+504	All	203, 204	Argillic Between West Splay and Central South	N = Mean = Std = Max =	3,738 0.0036 0.0065 0.1200	2,759 0.0803 0.1634 2.7958	2,228 0.4267 0.3648 1.0000
8	Arg+Prop 502+504	All	104, 105, 201, 202, 205, 207, 501	Argillic Between Central Fault and East Footwall	N = Mean = Std = Max =	9,422 0.0034 0.0062 0.1.09	8,058 0.1155 0.3888 14.219	5,676 0.3728 0.3510 1.0000
9	Silicic 503	All	10	Silicic West of the Range Fault	N = Mean = Std = Max =	1,040 0.0055 0.0055 0.0255	1,033 0.1735 0.5793 10.212	558 0.1756 0.2487 1.0000
10	Silicic 503	All	101	Silicic Between Range and West Splay	N = Mean = Std = Max =	190 0.0078 0.0104 4.5000	172 0.1225 0.2198 1.6540	122 0.4527 0.2931 1.0000
11	Silicic 503	All	102	Silicic Between West Splay and Central	N = Mean = Std = Max =	1,800 0.0094 0.0095 0.1265	1,300 0.1322 0.2488 4.8170	1,384 0.4757 0.2414 1.0000

Hycroft Property	Page 81
Initial Assessment Technical Report Summary	March 27, 2023

12	Silicic 503	All	203, 204	Silicic Between West Splay and Central South	N = Mean = Std = Max =	6,682 0.0101 0.0090 0.1502	3,960 0.2076 0.5392 16.514	5,467 0.3037 0.2919 1.0000
13	Silicic 503	All	104, 105, 201, 202, 205, 207, 501	Silicic Between Central Fault and East Footwall	N = Mean = Std = Max =	16,706 0.0085 0.0088 0.1936	13,808 0.3165 0.7614 26.777	13,565 0.2762 0.2853 1.0000
11.8    Variography
Variograms were calculated for each of the 13 mineralized domains to provide guidance in the selection of search distance and direction for grade estimation. Multiple variograms were run on Au, Ag, sulfide sulfur, and the Cnratau variable.
Figure 11-5 and Figure 11-6 illustrate just a few of the Au and Ag variograms that were completed. Figure 11-5 represents the Au and Ag in the Silicic material between the West Spay and Central Faults (domain 12). Figure 11-6 represents Au and Ag in the Silicic material between the Central Fault and the Footwall of the East Fault (domain 13). These are two of the more important mineralized domains that will contribute to the Mineral Resource.

Hycroft Property	Page 82
Initial Assessment Technical Report Summary	March 27, 2023

Figure 11-5:    Variograms for Silicic Material Between the West Splay and Central Faults
Au
North–South    East–West

```
Gamma(h) From Modified Covariance
* variogram analysis of : capfctau
  data transformation   : none
  lag option            : 1       class size    50.
  file/variogram number : Fig14-5.avg           1

  azimuth                    0.0   direction          North
  dip angle                  0.0   mean              0.0102
  horizontal window         15.0   variance          0.0001
  vertical window           15.0   no. of samples      6409
```

0.00010
0.00008
0.00006
0.00004
0.00002
GAMMA(h) FROM MODIFIED COVARIANCE
200.
400.
600.
800.
1000.
DISTANCE (h)

```
Gamma(h) From Modified Covariance
* variogram analysis of : capfctau
  data transformation   : none
  lag option            : 1       class size    50.
  file/variogram number : Fig14-5.avg           2

  azimuth                  270.0   direction           West
  dip angle                  0.0   mean              0.0102
  horizontal window         15.0   variance          0.0001
  vertical window           15.0   no. of samples      6409
```

0.00010
0.00008
0.00006
0.00004
0.00002
GAMMA(h) FROM MODIFIED COVARIANCE
200.
400.
600.
800.
1000.
DISTANCE (h)

Ag
North–South East–West

```
Gamma(h) From Modified Covariance
* variogram analysis of : capag
  data transformation   : none
  lag option            : 1       class size    75.
  file/variogram number : Fig14-7.avg           1

  azimuth                  0.0   direction          North
  dip angle                0.0   mean              0.4245
  horizontal window       30.0   variance          1.0511
  vertical window         30.0   no. of samples      1753
```

GAMMA(h) FROM MODIFIED COVARIANCE
1.2
1.0
0.8
0.6
0.4
0.2
-0.2
200.
400.
600.
800.
1000.
1200.
1400.
DISTANCE (h)

```
Gamma(h) From Modified Covariance
* variogram analysis of : capag
  data transformation   : none
  lag option            : 1       class size    75.
  file/variogram number : Fig14-7.avg           2

  azimuth                270.0   direction           West
  dip angle                0.0   mean              0.4245
  horizontal window       30.0   variance          1.0511
  vertical window         30.0   no. of samples      1753
```

GAMMA(h) FROM MODIFIED COVARIANCE
1.2
1.0
0.8
0.6
0.4
0.2
-0.2
200.
400.
600.
800.
1000.
1200.
1400.
DISTANCE (h)

Source: Figure prepared by IMC, 2022.

Hycroft Property	Page 83
Initial Assessment Technical Report Summary	March 27, 2023

Figure 11-6:    Variograms in Silicic Material Between the Central Fault and the East Fault Footwall
Au
North–South    East–West

Silicic Central Fault to East Foogwall
Azimuth: 15.0 Dip: 0.0 NOVEMBER 2, 2021

```
  Gamma(h) From Modified Covariance
* variogram analysis of : capfctau
  data transformation   : none
  lag option            : 1       class size    75.
  file/variogram number : Fig14-6.avg            1

  azimuth              15.0   direction       N 15.0 E
  dip angle             0.0   mean              0.0091
  horizontal window    15.0   variance          0.0001
  vertical window      15.0   no. of samples     13342
```

0.000080
0.000060
0.000040
0.000020
GAMMA(h) FROM MODIFIED COVARIANCE
200.
400.
600.
800.
1000.
1200.
1400.
DISTANCE (h)

Silicic Central Fault to East Foogwall
Azimuth: 285.0 Dip: 40.0 NOVEMBER 2, 2021

```
  Gamma(h) From Modified Covariance
* variogram analysis of : capfctau
  data transformation   : none
  lag option            : 1       class size    75.
  file/variogram number : Fig14-6.avg            2

  azimuth             285.0   direction       N 75.0 W
  dip angle            40.0   mean              0.0091
  horizontal window    15.0   variance          0.0001
  vertical window      15.0   no. of samples     13342
```

0.000080
0.000060
0.000040
0.000020
GAMMA(h) FROM MODIFIED COVARIANCE
200.
400.
600.
800.
1000.
1200.
1400.
DISTANCE (h)

Ag
North–South    East–West
Source: Figure prepared by IMC, 2022.

Hycroft Property	Page 84
Initial Assessment Technical Report Summary	March 27, 2023

11.9    Block Grade Estimation
Block grade estimation was done in two passes:
1)    The methods described in the following text were applied to the database where the 1982-1987 assay information was excluded. The block grade estimates from that work inclusive of class were locked so that they could not be changed.
2)    The 1982-1987 data gold grades were multiplied by 0.56 to remove the observed bias and the model gold grades were estimated. Any gold block grades that were added in this second pass were included in the model and coded as “inferred.”
Block grade estimation was broken into three groups of estimates:
    Au, Ag, and Mercury
    Cnratau
    Sulfide Sulfur
The boundaries and controls on each of the three were different as might be expected with the differences in geologic occurrence in each of the three cases.
The Au and Ag were estimated using the 40 ft composites of the assay database discussed previously. Cnratau estimation utilized the same database and composites but with different boundary controls.
Sulfide sulfur was estimated using a separate composite database of LECO analysis for sulfide sulfur as discussed previously.
The block grade estimation for gold was completed in two passes:
1)    Block grades were estimated without the 1982 to 1987 drilling, applying the methods described here in text.
2)    The mineral resource classes of measured, indicated, and inferred were established without the use of the 1982-1987 data.
3)    A second pass of gold block grade estimation was made incorporating the 1982 to 1987 data after the bias correction of 0.56 was applied. Any blocks that were added in addition to those in Step 2 above were coded as Inferred.
The estimation of mercury was added later in response to questions from the project process team and is based on a separate database of ICP analysis that was completed on later drilling.
Inverse distance methods were used for most of the block value estimations. Test runs of ordinary kriging were also completed. The intent of selecting the inverse distance method was to develop a better planning model with less smoothing during block estimation. The intent was to provide an estimate of block values that would be predictive of actual mine head grades once appropriate mining cutoffs were applied.
11.9.1    Gold, Silver, and Mercury
Gold, silver, and mercury utilized the 13 domains defined previously. Those domain boundaries were treated as “hard” boundaries during estimation. All three metals were estimated using the 40 ft composites noted earlier and inverse distance cubed (1/d3) as the estimation method. Search parameters are provided on Table 11-7.
Silver was treated differently from gold due to the large number of trace values that now exist in the fire silver assay database. Roughly 6.4% of the fire silver composites are less than 0.02 oz/ton and 38% are less than 0.04 oz/ton. Incorporating these low values into block grade estimation would result in a low-grade bias for the silver mineralized zones. To address this issue, IMC applied the following grade boundary procedure.
1)    A nearest neighbor block assignment was completed using the identical search parameters as the grade estimate on Table 11-7. A maximum of one and a minimum of one composite was applied.
2)    Nearest neighbor blocks with a grade above 0.02 oz/ton were coded as mineralized. Nearest neighbor blocks with grade less than 0.02 oz/ton were treated as low grade.
3)    Inverse distance grade estimation was applied to each of the 13 established domains with an additional hard boundary within each domain based on the 0.02 oz/ton grade boundary. The result was 2 sub-domains within each of the 13 normal domains.

Hycroft Property	Page 85
Initial Assessment Technical Report Summary	March 27, 2023

4)    Search radii and orientation for the inside and outside estimate are as shown for silver on Table 11-7.
Within some domains, a high-grade search limit was applied where composites above a certain grade were not used beyond half of the normal search distance. This process includes the high-grade values but limits their extent to minimize high-grade smearing over neighboring low-grade values.
The grade estimation for all three metals used a maximum of ten composites with a maximum of three composites per drillhole. A single composite could be used to assign a block grade, but that grade would be considered as inferred category (Class is discussed later in this section).

Hycroft Property	Page 86
Initial Assessment Technical Report Summary	March 27, 2023

Table 11-7:    Grade Estimation Parameters for Au, Ag, and Mercury

Population Domain Number	Alteration Type and Code	Lithology Type and Code	Structure Block Code	Description	Statistics Summary for 40 ft Composites
					Variable	Orientation, Degrees			Search Radii, ft			Method Inv Dist	HG Limit Grade	HG Limit Search ft
						Dip Dir	Plunge	Rotat.	Prim	Second	Perp
1	Acid Lch 501	All	All	Acid Leach Alteration	Au Ag Mercury	270270270	0 0 0	0 0 0	270 270 270	270 270 270	50 50 50	3 3 3	NA NA NA
2	Arg+Prop 502+504	Tsg 4	All	Argillic Lake Sediments	Au Ag Mercury	0 0 0	0 0 0	0 0 0	270 270 270	270 270 270	50 50 50	3 3 3	0.008 NA NA	135
3	Silicic 503	Tsg 4	All	Silicic Lake Sediments	Au Ag Mercury	0 0 0	0 0 0	0 0 0	270 270 270	270 270 270	50 50 50	3 3 3	0.100 NA NA	135
4	Arg+Prop 502+504	All	10	Argillic West of the Range Fault	Au Ag Mercury	270270270	0 0 0	0 0 0	150 150 150	150 150 150	50 50 50	3 3 3	0.010 0.300 NA	75 75
5	Arg+Prop 502+504	All	101	Argillic Between Range and West Splay	Au Ag Mercury	270270270	0 0 0	0 0 0	300 300 300	300 300 300	50 50 50	3 3 3	NA NA NA
6	Arg+Prop 502+504	All	102	Argillic Between West Splay and Central	Au Ag Mercury	270270270	0 0 0	0 0 0	200 200 200	200 200 200	50 50 50	3 3 3	NA NA NA
7	Arg+Prop 502+504	All	203, 204	Argillic Between West Splay and Central South	Au Ag Mercury	270270270	0 0 0	0 0 0	250 250 250	250 250 250	50 50 50	3 3 3	0.100 0.600 NA	125 125
8	Arg+Prop 502+504	All	104, 105, 201, 202, 205, 207, 501	Argillic Between Central Fault and East Footwall	Au Ag Mercury	285 285 285	-40 -40 0	0 0 0	300 300 300	300 300 300	50 50 50	3 3 3	0.080 1.500 NA	150 150

Hycroft Mine	Page 87
Technical Report Summary of Initial Assessment on the Hycroft Mine	March 27, 2023

9	Silicic 503	All	10	Silicic West of the Range Fault	Au Ag Mercury	270 270 270	0 0 0	0 0 0	200 200 200	200 200 200	50 50 50	3 3 3	0.020 0.800 NA	100 100
10	Silicic 503	All	101	Silicic Between Range and West Splay	Au Ag Mercury	270 270 270	0 0 0	0 0 0	300 300 300	300 300 300	50 50 50	3 3 3	0.030 0.500 NA	150 150
11	Silicic 503	All	102	Silicic Between West Splay and Central	Au Ag Mercury	270 270 270	0 0 0	0 0 0	300 300 300	300 300 300	50 50 50	3 3 3	0.070 0.600 NA	150 150
12	Silicic 503	All	203, 204	Silicic Between West Splay and Central South	Au Ag Mercury	270 270 270	0 0 0	0 0 0	250 250 250	250 250 250	50 50 50	3 3 3	0.024 1.000 NA	125 125
13	Silicic 503	All	104, 105, 201, 202, 205, 207, 501	Silicic Between Central Fault and East Footwall	Au Ag Mercury	285 285 285	-40 -40 0	0 0 0	300 300 300	300 300 300	50 50 50	3 3 3	0.100 2.000 NA	150 150

Hycroft Mine	Page 88
Technical Report Summary of Initial Assessment on the Hycroft Mine	March 27, 2023

11.9.2    Cyanide Ratio
About 72% of the assay database for fire Au was also assayed for cyanide soluble Au. The cyanide soluble assay is a direct indication of the cyanide amenability of the mineralized material to Au and Ag recovery by cyanidation. Much of the upper portion of the deposit received cyanide soluble assays for Au and Ag.
The Au cyanide assays are the most consistent set of data to estimate the cyanide recovery of the ore. Cnratau was used to indicate cyanide amenability and oxidation. The ratio, where it is available, can be interpolated as an indication of oxidation that has occurred in the rock mass.
The domains selected for Au, Ag, and mercury mineralization reflect the original hydrothermal mineralization. The cyanide ratio however reflects the oxidation process as a secondary impact.
A review of cross-sections of the cyanide ratio data indicated two populations of Cnratau:
    A generally horizontal band near topography reflecting surface water and oxidation that looks like a conventional oxidation blanket.
    Isolated values at depth that likely reflect oxidation downward along structure with limited later extent.
To estimate Cnratau, a boundary was developed between the upper oxide blanket and the lower structural controlled oxidation. This was completed by visual analysis of Cnratau cross-sections.
The boundary surface was defined as a horizontal plane on the 4000 elevation from the east edge of the model to the 19,000 east line. From there the surface trends upward to the 4400 elevation at the 21,000 east line. From 21,000 east to the east edge of the model the 4400 elevation is applied. Blocks above the surface were coded with a value of 1 in a variable called “Contrat.” Blocks below the surface were coded with a Contrat value of 2.
Table 11-8 summarizes the parameters used to estimate the Cnratau within each block. Once the ratio was assigned, block values of cyanide soluble Au could be calculated where required. Composite requirements: max =10, min =1, max per hole =3.
Table 11-8:    Estimation Parameters for Cyanide Ratio

Cn Ratio Domain “Contrat”	Structure Block Code	Description	Statistics Summary for 40 ft Composites
			Variable	Orientation, Degrees			Search Radii, Ft.			Method Inv Dist
				Dip Dir	Plunge	Rotation	Prim	Second	Perp.
1	All	Near Surface Oxidation, East of Central Fault	Cnratau	0	0	0	700	700	50	3
2	104, 105, 201, 202, 205, 207, 501	Structural Oxidation, East of Central Fault	Cnratau	285	-40	0	150	150	50	3
3	10, 101, 102, 201, 202, 203, 204, 205, 206	Structural Oxidation, West of Central Fault	Cnratau	270	-90	0	150	150	50	3
11.9.3    Sulfide Sulfur
Sulfide sulfur was estimated to provide an improved localized cost for concentrate processing. The cost of concentrate processing is dependent on the amount of sulfide sulfur in the mill feed. Most of the sulfide sulfur is in the form of pyrite. Pyrite exists everywhere throughout the deposit, including in the oxidized portion. In particular, the acid leach alteration

Hycroft Mine	Page 89
Technical Report Summary of Initial Assessment on the Hycroft Mine	March 27, 2023

type also contains native sulfur which also reports to the LECO assay method for sulfide sulfur. The acid leach alteration was broken out separately for estimation and is not planned for flotation processing.
The presence of sulfide sulfur is not impacted by the oxidation state or rock type. Population tests indicate that the only independent population is the acid leach alteration. The dip orientation for the estimation parameters were however adjusted based on structure.
The sulfide sulfur LECO data was performed on selected drillholes. Physical composites 25 ft long were assembled for submittal to LECO analysis by Hycroft. Once a hole was selected, the 25 ft downhole composites were continuous for the length of the hole. These composites were used for input for block estimation without further compositing. Additional 25ft composites from the recent 5ft LECO assays were combined with the original historical LECO composite data.
Table 11-9 summarizes the estimation parameters used to assign sulfide sulfur to the model blocks.
Table 11-9:    Sulfide Sulfur Estimation Parameters

Alteration Type “hyc_alt”	Structure Block Code	Description	Statistics Summary for 40 ft Composites
			Variable	Orientation, Degrees			Search Radii, Ft			Method Inv Dist	HG Search Limit
				Dip Dir	Plunge	Rotation	Prim	Second	Perp.
501	All	Acid Leach Alteration	Sulfd	0	0	0	650	650	200	3	10% 40ft
All but 501	104, 105, 201, 202, 205, 207, 501	Lith and laceration East of Central Fault	Sulfd	285	-40	0	650	650	200	3	10% 40ft
All but 501	10, 101, 102, 201, 202, 203, 204, 205, 206	Lith and Laceration West of Central Fault	Sulfd	0	0	0	650	650	200	3	10% 40ft
Due to the low number of sulfide sulfur composites, default values were assigned based on alteration type to those blocks without estimated sulfide sulfur. Sulfide sulfur is an input to project cost so leaving blocks unestimated would underestimate project costs.
The default values were assigned as follows in Table 11-10. Default values were assigned to blocks that were estimated for Au or Ag and did not receive a sulfide sulfur value from the estimation process noted on Table 11-10.
Table 11-10:    Sulfide Sulfur Default Values if Not Estimated

Alteration Type “hyc_alt”	Description	Default Sulfide Sulfur %
501	Acid Leach	1.8972
502	Argillic	1.6092
503	Silicic	1.8762
504	Propylitic	1.6090
0 or 505	Unassigned	1.7477

Hycroft Mine	Page 90
Technical Report Summary of Initial Assessment on the Hycroft Mine	March 27, 2023

Defaults used if Blocks are Not Estimated
Defaults Assigned if Au or Ag >0
11.9.4    Density
Bulk density was assigned to in-situ rock based on density data collected by Hycroft and their predecessors. Average density values were set based on alteration type within the hard or in-situ units. The exception was the ALS rock type which was assigned a single value not impacted by alteration.
Alluvium, back fill, and stockpiles were guided by the few test values available but were generally based on the density values assigned to an earlier block model completed in 2019. There is a slight increase in the density of sulfide stockpiles compared to general back fill or dump stockpiles.
Table 11-11 summarizes the densities assigned to the model.
Table 11-11:    Density Assigned to the Block Model

Alteration Type “hyp_alt”	Lithology Code “hyc_geol”	Description	Specific Gravity	Lbs/Cu ft	Ktons per Model Block
501	All	Acid Leach	2.2654	141.36	4.524
502	All	Argillic	2.2094	137.87	4.412
503	All	Silicic	2.5055	156.34	5.033
504	All	Propylitic	2.3193	144.72	4.631
	2	Alluvium	1.7808	111.12	3.556
	7	Auld Lang Syne	2.6520	165.48	5.296

Stockpile “stkptyp”			Specific Gravity	Lbs/Cu ft	Ktons per Block
802 80108 80109 80110 80100, NW+Gen Fill Sulfide Stkps 80101 80102 80103 80104 + 80105 80106 80107, Central+Brim Stkps 80120, Crofoot Leach Pad			1.6026	100.00	3.2000
			1.7049	106.39	3.4040
			2.0000	124.80	3.9936
11.9.5    Stockpile Grade Estimation
The Hycroft pits have incurred both backfilling and in-pit stockpiling. In particular, potential sulfide mill feed that has been incurred during the mining of oxide heap leach ores have been stockpiled. That material is potential future mill feed to a sulfide processing facility.
Hycroft provided interpreted solids based on survey of many of the stockpiles. Where possible they provided the average tonnage and grade of each stockpile based on their mineralized material control information when the material was mined. In addition, there were a number of additional in-pit fill areas that were modeled within a previous 2019 model. Most of those were in the north area of the project in the old Bay pit.
IMC utilized the Hycroft solids to code model blocks as stockpile or fill. Where the 2019 model had additional backfill codes, IMC utilized those codes in an effort to account for all in-pit materials. In addition, the Crofoot leach pad is located west of the Central Pit area. That material has been coded in order to prevent assignment of grade from original in-situ assay samples.
Some of the stockpiles at Hycroft have been drilled by Sonic drilling and sampling methods. The grade of those stockpiles that contained sonic drilling was assigned with the sonic assays. Where there were no sonic assays in a

Hycroft Mine	Page 91
Technical Report Summary of Initial Assessment on the Hycroft Mine	March 27, 2023

stockpile block, the historical production control grades provided by Hycroft were assigned to the stockpile blocks. Densities were assigned as summarized in the previous sub-section.
Blocks were assigned stockpile codes as summarized on Table 11-12.
Table 11-12:    Stockpile Grade Estimation of Assignments

Stockpile Codes	Location	Variables Estimated
		Au, Ag, Sulfide Sulfur, CnAu/FaAu Ratio
80100	Brim Pit
80101	Brim Pit	Search Distances			Estimation Method
80102	Crusher Stockpile	North ft	East ft	Vert ft
80104	Central Pit	600	600	200	1/D1
80120	Crofoot Pad

Stockpile Grades Assigned by Hycroft Production History
Stockpile Codes	Location	Au oz/ton	Ag oz/ton	Sulfide Sulfur %	CnAu/FaAu Ratio
80103	Central Pit	0.0131	0.2308	1.89	0.25
80105	Central Pit	0.0148	0.6514	2.51	0.20
802	General Fill	0.0000	0.0000	0.00	0.00
80108	NW Area	0.0000	0.0000	0.00	0.00
80109	NW Area	0.0000	0.0000	0.00	0.00
80110	NW Area	0.0000	0.0000	0.00	0.00
The Crofoot leach pad (code 80120) was assigned a confidence class of inferred. All other stockpiles with grade were assigned a confidence class for indicated.
11.9.6    Treatment of 1982 – 1987 Data
The observed high bias with the 1982 – 1987 data was discussed and illustrated in Section 9. The areas that were sampled with that drill data did contain mineralization because roughly half of the 1982-1987 data was actually mined out. To fairly and conservatively represent that mineralization, the 1982-1987 drill data was included using the following steps.
1)    The procedures described in the previous sub-sections and in Section 11.10 regarding classification were first completed using the drill hole composites that had excluded the 1982 to 1987 drill data.
2)    Once completed, the block gold grades and the block class codes were stored in separate variables.
3)    The 1982-1987 composite data was corrected for high bias by multiplying each composite by a factor of 0.56, based on the nearest neighbor comparison to post-2005 data described in Section 9.0.
4)    The gold estimation procedure was repeated using the identical parameters as described in the previous sub-sections and in item 1.0 above.
5)    Any additional blocks that were estimated in pass 2 were added to the gold grade and coded as “inferred.”
The procedure outlined above did not change the gold block grade of the blocks estimated in pass 1 without the 1982-1987 data. It was not necessary to update the silver because there were no silver assays within the 1982-1987 data. Sulfide sulfur defaults were updated to cover the 1982 to 1987 supported inferred blocks.

Hycroft Mine	Page 92
Technical Report Summary of Initial Assessment on the Hycroft Mine	March 27, 2023

11.10    Classification
Individual blocks in the model were assigned classification codes as defined within S-K 1300. As noted earlier, the stockpiles were assigned classification codes of 2 for Indicated class and the Crofoot stockpile was assigned a code of 3 for inferred.
The in-situ rock values were assigned classification codes based on the inverse distance estimation of Au. During that estimation process, the number of composites that were used to estimate the block was stored along with the distance between the block and the closest composite. Those two parameters were used to assign classification code in the following manner to blocks estimated without the 1982-1987 data.
If closest distance <= 125 ft and number of composites = 10,    Class=1 Measured
    Else if
If closest distance <=225 ft and number of composites >=4,    Class=2 Indicated
Otherwise
Remaining Blocks                        Class=3, Inferred
The process was actually completed in reverse order to that summarized above so that indicated overprinted inferred and both were overprinted by measured where required.
After the above coding was complete, the additional blocks that resulted from inclusion of the bias corrected 1982-1987 data were coded as inferred.
11.11    Model Verification
The block model was verified by several methods before being used to determine mineral resources.
    Detailed Visual Checks of Drilling versus Block Estimates;
    Swath Plots;
    IMC Smear Check;
    A brief review of production reconciliation
The visual check of the block model was one of the most useful and informative processes that was used to confirm the practicality of the block model. IMC completed visual checks on plan and section for all of the estimated variables in the model. In addition to IMC visual checks, the Hycroft engineering and geology team on site also reviewed the model and helped IMC identify and correct coding issues prior to finalizing the block model.
11.11.1    Swath Plots
Swath plots are a practice now common among resource modelers to provide a visual indication if the block model follows the grade trends indicated by the supporting data and if there is any observable local bias in the block grade estimation.
Figure 11-7 illustrates the average grades of contained composites and block model grades for horizontal slices through the block model for Au and Ag. The Ag model has smoothed out the composite grade distribution and indicates a model low bias of Ag. This is due to the number of trace value Ag composites and the under sampling of fire silver relative to fire gold. The 1982-1987 data was not included in the drill composites for the gold swath plots.
Figure 11-8 illustrates the composite and block grade comparison for vertical slices in the east–west orientation. The smoothing issue of Ag is also present on the vertical sections.
In both plots, only in-situ block grades are being compared to non-sonic drill composites. Stockpiles have been removed from the swath plots.

Hycroft Mine	Page 93
Technical Report Summary of Initial Assessment on the Hycroft Mine	March 27, 2023

Figure 11-7:    Horizontal Swath Plots for Gold and Silver
Source: Figure prepared by IMC, 2022.

Hycroft Mine	Page 94
Technical Report Summary of Initial Assessment on the Hycroft Mine	March 27, 2023

Figure 11-8:    Vertical Swath Plots for Gold and Silver
Source: Figure prepared by IMC, 2022.

Hycroft Mine	Page 95
Technical Report Summary of Initial Assessment on the Hycroft Mine	March 27, 2023

11.11.2    Smear Check
IMC used a simple test to understand the amount of grade smoothing within the block model and to confirm that the model grades are not high biased. The proprietary test is referred to as the “smear check” within IMC.
The procedure is as follows:
    A range of cutoff grades are selected for the check process. Typically, they bracket the potential planning cutoff grades.
    For each cutoff grade being tested, the blocks above cutoff are identified.
    All composites contained within those blocks are identified.
    The average grade of the composites and blocks are tabulated.
    The percentage of the contained composites less than cutoff are calculated.
Table 11-13 summarizes the results for both Au and Ag in-situ rock. Stockpiles and sonic drillholes have been removed from this analysis.
Table 11-13:    IMC Smear Check, Below End 2021 Topography, Without stockpile blocks or drilling, and without data from 1982 through 1987 Drilling.

Au Composites vs Model Au 1/D3
Cutoff Grade	% Comps Less than Cutoff	Number of Comps In Shape	Composite Grade oz/ton	Number of Blocks in Shape	Model Grade oz/ton
0.002	10.27	23,945	0.009	623,959	0.008
0.003	10.50	21.455	0.009	538,123	0.008
0.004	12.36	19,392	0.010	447,208	0.009
0.005	14.54	17,449	0.011	422,071	0.010
0.006	16.48	15,395	0.011	367,737	0.011
0.007	18.30	13,439	0.012	315,079	0.011
0.008	19.10	11,426	0.013	263,245	0.012
0.009	19.31	9,580	0.014	217,341	0.013
0.010	20.39	8,015	0.015	176,906	0.014

Ag Composites vs Model Ag 1/D3
Cutoff Grade	% Comps Less than Cutoff	Number of Comps In Shape	Composite Grade oz/ton	Number of Blocks in Shape	Model Grade oz/ton
0.100	12.87	12,116	0.409	364,305	0.330
0.200	16.43	6,884	0.609	184,315	0.513
0.300	18.70	4,155	0.851	103,768	0.723
0.400	19.17	2,879	1.075	69,287	0.912
0.500	19.32	2,148	1.289	49,110	1.104
0.600	19.49	1,698	1.489	37,087	1.285
0.700	19.02	1,393	1.681	29,283	1.455
0.800	18.73	1,180	1.848	23,532	1.628
0.900	19.78	991	2.040	19,369	1.796
1.000	20.54	857	2.207	16,236	1.960

Hycroft Property	Page 96
Initial Assessment Technical Report Summary	March 27, 2023

The test results are positive. In all cases the model grade is properly less than the grade of the contained composites because the model block grade estimation utilized composite data that was located outside of the shape being tested. If the model grade were higher than the grade of the contained composites, there would be indication of high bias within the model.
The percentage of composites less than the tested cutoff is reasonable in the range of applicable cutoff grades. Percentages in the range of 15% are typical for well zoned deposits. The higher percentage levels in the high-grade ranges are typical of the smoothing process that result with any grade estimator.
11.11.3    Reconciliation
Reconciliation of the block model against production is of limited value at Hycroft due to the lack of detailed data regarding long term production history. Due to the multiple owners over the years, much of the historical information that would be necessary for a rigorous production reconciliation is not available.
The current ownership operated the heap leach facility from 2019 through mid-2021. Most of the leach pad loading during 2019 was from existing stockpiles which would not provide validation information for the in-situ block model. From 2020 through 2021, there are 19 months of heap leach production data that is available for reconciliation. That tonnage amounts to about 65% of one year at the contemplated sulfide production rate. That 19 months of production was a mix of oxide to the pad and stockpiling of sulfides encountered in the mining process. That volume of material would provide a general indication of model response but is not of sufficient volume to provide a definitive verification of the model.
The previous Technical Report Summary (February 2022) completed a model estimate of production history. At that time, the model matched production tonnage within 4% and was roughly 30% low in grade. The block model described in this text would produce nearly identical tonnage estimates as that in February of 2022 but would show somewhat higher grades of gold and lower grades of silver based on the changes and corrections applied to the database as discussed earlier in this report.
11.12    Mineral Resources
The mineral resource at the Hycroft property is currently envisioned to be produced from a conventional hard rock open pit mine feeding two alternative process facilities.
    Run of Mine (ROM) cyanide heap leaching, producing a gold and silver doré or
    Flotation milling followed by pressure oxidation (Pox) of the concentrate to make a gold and silver doré.
The terms of reference for this estimate of mineral resources are mineralization in-place. The procedures described in the following paragraphs establish that the stated mineral resources have reasonable prospects of economic extraction.
Mineral resources were developed using the block model and pit optimization software to determine the mineralization with reasonable expectation of economic extraction as defined by S-K 1300. That software compares the cost of production versus the benefit or metal sales to develop an estimated open pit geometry. The pit walls of the resulting pit are at breakeven economics where costs equal benefits.
The cutoff grade that is reported for this statement of mineral resources is based on the estimated costs on Table 11-4 and the metal prices. The internal or marginal cutoff is applied and reported where the benefits of selling the recovered metal will pay for the processing and fixed general and administrative costs.
Table 11-14 summarizes the economic parameters that were used to define the optimized pit that defined the Mineral Resource. The process operating costs were developed by Ausenco during 2022 based on process testing and cost estimation work available at that time. Mine operating cost estimates were developed by IMC based on preliminary mine planning and cost estimation during early 2022.
It should be noted that the processing cost for each block that is considered for flotation and Pox processing changes based on the sulfide sulfur content of the block. As a result, the cutoff grade is presented in terms of income, net of processing: Income – All processing costs. A marginal or internal cutoff grade is consequently $0.01/ton. In order to provide an illustration of the cutoff in terms of equivalent gold, a range of equivalent gold cutoffs are shown.
Metal prices for Mineral Resource were US$1,900/oz Au and US$24.50/oz Ag. Spot prices for gold and silver in 2022 ranged from US$1,628 to $2,039/oz Au and US$17.77 to US$26.18/oz Ag respectively. The prices selected for determination of mineral resources are an approximation of current metal prices and do not include extensive price extrapolation. Table 11-15 summarizes the mineral resource.

Hycroft Property	Page 97
Initial Assessment Technical Report Summary	March 27, 2023

The risks to the Mineral Resource are project costs and project recoveries, as well as metal prices that can have a substantial impact on the Mineral Resource both positively and negatively. Hycroft mineral resources are sensitive to engineered and estimated parameters of operating costs, recovery, and metal price. That sensitivity may result in future variation in the mineral resource as costs and recoveries are refined.
Mineral resources are not mineral reserves and detailed economic considerations have not been applied. Modifying factors for mine and process design have not been applied.
Table 11-15 represents the total amount of material in the ground that meets the requirements for Mineral Resource. Table 11-16 presents the identical mineral resource information converted directly to metric units.
The categories of measured, indicated, and inferred reflect different drill densities as noted in Section 11.10. Uncertainties in the drill database have been minimized by the following two treatment components of the database:
1)    The 1982 through 1987 drilling and assay data, which appears biased, has been corrected for bias and incorporated only in the estimation of inferred mineral resources.
2)    The cyanide soluble silver assays which measure cyanide amenable silver content have not been used in the mineral resource estimate.
The qualified person holds the opinion that all relevant technical and economic factors likely to influence the project of economic extraction could be resolved with further work and that this statement of mineral resources meets the requirements to show reasonable expectation of economic extraction.

Hycroft Property	Page 98
Initial Assessment Technical Report Summary	March 27, 2023

Table 11-14:    Economic Parameters for Mineral Resources

Hycroft Property	Page 99
Initial Assessment Technical Report Summary	March 27, 2023

Mining Cost, Base			$1.45/ton material moved
+Bench Incremental Cost Below 4660			$0.016/ton per bench of depth

Categorization of Oxidation Type Based on the AuCN/AuFA Ratio = Cnratau
Oxide ≥0.7		Transition between 0.3 and 0.7		Sulfide ≤0.3

Process Cost
Process Cost, Partial			$8.61	/ton of feed to float plant
Labor			$0.88	/ton of feed to float plant
Maintenance			$0.66	/ton of feed to float plant
Total Mill Cost for Sulfide and Transition			$10.15	/ton of feed to float plant

ROM Leach for Oxide			$2.75	/ton of feed to ROM Leach
ROM Leach for Sulfide and Transition			$3.15	/ton of feed to ROM Leach

Mine Site G&A			$0.44	/ton feed, at 57,100 tpd

Process Recoveries
Flotation Recovery			Mill+ConcPOX
	Gold		80.0%	of AuFA
	Silver		80.0%	of AgFA
	Sulfide		80.5%	of (sulfd%)
	Mass Pull		14.0%
Concentrate Leach Recovery			95.0%
Overall Recovery, Mill + Con AAO			76%	of Mill+Conc POX

ROM leach Recovery		Oxide	Transition	Sulfide
	Gold	75.0%	75.0%	75.0%	Of (AuCN)
	Silver	12.2%	12.2%	12.2%	Of (AuCN)

Flotation Concentrate Treatment Costs
Mill + ConcPOX			Mill+ConcPOX
	Sulfide Grade for Illustration		1.80%
	Sulfide Dependent Consumables		$4.24	=2.3564 x sulfide sulfur

			Au	Ag
Con Solution Recovery and Payable			98.0%	98.0%
Leach Process Payable			99.9%	98.0%

Total Process, at Average Sulfide Sulfur			Mill+ConcPOX
Mill + Conc POX + G&A			$14.83	/ton ore flotation
ROM Leach Cost +G&A (Oxide Only)			$3.19	/ton of ore to ROM Leach
ROM Leach Cost+G&A (Transition+Sulfide)			$3.59	/ton of ore to ROM Leach

Dore Transport and Refining Cost
Gold			$5.00	/oz
Silver			$0.50	/oz

Metal Price Assumptions		Internal Cutoff, Gold Equivalent, oz/ton
Gold $/oz	Silver $/oz	Mill+ConcPOX		ROM Heap Leach
$1,900	$24.50	0.0105		$0.0023 oz/ton (AuCN)

Gold Equivalent. Equation, Mill			Au+	0.0127 x Ag
Gold Equivalent ROM Leach			AuCN+	0.0020 x Ag

Hycroft Property	Page 100
Initial Assessment Technical Report Summary	March 27, 2023

Hycroft Property	Page 101
Initial Assessment Technical Report Summary	March 27, 2023

Table 11-15:    Hycroft Mineral Resources as of March 2023, Imperial Units

Classification	Approximate Cutoff, AuEq Au oz/ton	Ktons	Au oz/ton	Ag oz/ton	Sulfide Sulfur%	Au Contained Ounces (000)	Ag Contained Ounces (000)
Heap Leach Resource
Measured	0.002	94,162	0.008	0.17	2.14	753	15,725
Indicated	0.002	59,751	0.007	0.13	1.78	436	7,529
Meas + Ind	0.002	153,913	0.008	0.15	2.00	1,189	23,254
Inferred	0.002	46,118	0.007	0.14	1.62	337	6,549

Mill, Flotation + Concentrate by POX and Cyanide Leach Process
Measured	0.010	402,735	0.013	0.50	1.78	5,236	200,965
Indicated	0.010	346,308	0.012	0.39	1.58	4,156	136,445
Meas + Ind	0.010	749,043	0.013	0.45	1.69	9,391	337,410
Inferred	0.010	249,494	0.012	0.36	1.52	3,019	89,568

Combined Mineral Resources Leach Plus Process Plant
Measured	0.002 - 0.010	496,897	0.012	0.44	1.85	5,989	216,690
Indicated	0.002 - 0.010	406,059	0.011	0.35	1.61	4,592	143,974
Meas + Ind	0.002 - 0.010	902,956	0.012	0.40	1.74	10,581	360,664
Inferred	0.002 - 0.010	295,612	0.011	0.33	1.54	3,356	96,117
			Total material in the Pit (Ktons) =				3,631,287
Notes:
Mineral resources based on metal prices of $1,900/troy oz Au and $24.50/troy oz Ag
Cutoffs are income – process cost = NPR = NSR – Process Opex
Numbers may not match exactly due to rounding.
Mineral resources are contained within a computer-generated optimized pit. Total material in that pit is approximately 3.63 billion tons
All units are imperial. Ktons means 1,000 short tons of 2,000 lbs. Au and Ag grades are in troy ounces/short ton.

Hycroft Property	Page 102
Initial Assessment Technical Report Summary	March 27, 2023

Table 11-16:    Hycroft Mineral Resources as of March 2023, Metric Units

Classification	Approximate Cutoff, AuEq Au (g/ton)	Ktonnes	Au g/tonne	Ag g/tonne	Sulfide Sulfur %	Au Contained Ounces (000)	Ag Contained Ounces (000)
Heap Leach Resource
Measured	0.07	85,424	0.274	5.72	2.14	753	15,725
Indicated	0.07	54,206	0.250	4.32	1.78	436	7,529
Meas + Ind	0.07	139,630	0.265	5.17	2.00	1,189	23,254
Inferred	0.07	41,838	0.250	4.86	1.62	337	6,549
Flotation Mill + Concentrate by POX and Cyanide Leach Process Plant
Measured	0.34	365,361	0.445	17.09	1.78	5,236	200,965
Indicated	0.34	314,171	0.411	13.49	1.58	4,156	136,445
Meas + Ind	0.34	679,532	0.429	15.43	1.69	9,391	337,410
Inferred	0.34	226,341	0.414	12.29	1.52	3,019	89,568
Combined Mineral Resources Leach Plus Process Plant
Measured	0.07 – 0.34	450,785	0.413	14.93	1.85	5,989	216,690
Indicated	0.07 – 0.34	368,377	0.387	12.14	1.61	4,592	143,974
Meas + Ind	0.07 – 0.34	819,162	0.401	13.68	1.74	10,581	360,664
Inferred	0.07 – 0.34	268,179	0.389	11.14	1.54	3,356	96,117
				Total Material in the Pit, Ktonnes =			3,294,304
Notes:
Mineral resources based on metal prices of $1,900/troy oz Au and $24.50/troy oz Ag
Cutoffs are income – process cost = NPR = NSR – Process Opex
Numbers may not match exactly due to rounding.
Mineral resources are contained within a computer-generated optimized pit. Total material in that pit is approximately 3.29 billion tonnes.
All units are metric, Ktonnes means 1,000 metric tons, Au and Ag grades are in grams / metric tonne.

Hycroft Property	Page 103
Initial Assessment Technical Report Summary	March 27, 2023

12    MINERAL RESERVE ESTIMATE
This section is not relevant to the TRS.

Hycroft Property	Page 104
Initial Assessment Technical Report Summary	March 27, 2023

13    MINING METHODS
This section is not relevant to the TRS.

Hycroft Property	Page 105
Initial Assessment Technical Report Summary	March 27, 2023

14    PROCESSING AND RECOVERY METHODS
This section is not relevant to the TRS.

Hycroft Property	Page 106
Initial Assessment Technical Report Summary	March 27, 2023

15    INFRASTRUCTURE
This section is not relevant to the TRS.

Hycroft Property	Page 107
Initial Assessment Technical Report Summary	March 27, 2023

16    MARKET STUDIES
This section is not relevant to the TRS.

Hycroft Property	Page 108
Initial Assessment Technical Report Summary	March 27, 2023

17    ENVIRONMENTAL STUDIES, PERMITTING, AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS
This section is not relevant to the TRS.

Hycroft Property	Page 109
Initial Assessment Technical Report Summary	March 27, 2023

18    CAPITAL AND OPERATING COSTS
This section is not relevant to the TRS.

Hycroft Property	Page 110
Initial Assessment Technical Report Summary	March 27, 2023

19    ECONOMIC ANALYSIS
This section is not relevant to the TRS.

Hycroft Property	Page 111
Initial Assessment Technical Report Summary	March 27, 2023

20    ADJACENT PROPERTIES
The Rosebud mine is located about 4.7 miles south south-east of the Hycroft mine (Figure 20-1) Rosebud was operated as an underground stope mine between 1997 and 2000 by a joint venture between Hecla and Newmont. Much of the following information is available online at mindat.org.
Figure 20-1:    Location of Rosebud Property
Source: Hycroft, 2023

Hycroft Property	Page 112
Initial Assessment Technical Report Summary	March 27, 2023

The deposit is part of a large, low-sulfidation hydrothermal system extending throughout most of the Kamma Mountains. Specifically, the deposit is a low-temperature epithermal, quartz-sericite, gold and silver deposit within Miocene andesitic and rhyolitic volcanics and volcaniclastics. The volcanics unconformably overlie a Jurassic/Triassic metasediment basement, which also hosts precious metal mineralization.
Main structural elements include the east-west trending South Ridge Fault and the northeast trending Rosebud Shear, which displays up to 2,000 feet of left-lateral displacement and about 400 feet of normal displacement. The South Ridge Fault is a mineralized listric normal fault which acted as a conduit for mineralizing fluids.
The mining method was overhand cut and fill with access via a decline. Equipment was rubber-tired, including drill jumbos, rock bolters, 3.5-yard loaders, and 20-ton haul trucks. Typical ore panels were 14 feet high, 18 feet wide and about 80 feet long. These were backfilled with cemented materials batched at the surface and hauled underground.
Ore was direct shipped to the Carlin district for processing.
The property is currently held by Rosebud Exploration, LLC. a private entity.
The QP has been unable to verify the information in this section and the information is not necessarily indicative of the mineralization on the property that is the subject of the technical report summary.

Hycroft Property	Page 113
Initial Assessment Technical Report Summary	March 27, 2023

21    OTHER RELEVANT DATA AND INFORMATION
This section is not relevant to the TRS.

Hycroft Property	Page 114
Initial Assessment Technical Report Summary	March 27, 2023

22    INTERPRETATIONS AND CONCLUSIONS
22.1    Introduction
The purpose of this initial assessment is to disclose the latest update of mineral resource estimate as it is Hycroft’s intent to further develop their sulfide mineral resource.
22.2    Geology and Mineralization
The Hycroft Mine is located on the western flank of the Kamma Mountains in the Basin and Range physiographic province of northwestern Nevada. The Kamma Mountain Range formed during Miocene to Quaternary Epoch from the uplift of Jurassic basement rock and emplacement of Tertiary volcanic and sedimentary rocks. The stratigraphy along the western flank of the range is down-dropped to the west, along a series of north to northeast striking normal faults. These faults served as conduits of hydrothermal fluids that deposited the Hycroft mineralization.
The Hycroft deposit is a low-sulfidation, epithermal, hot springs system that contains gold and silver mineralization formed approximately 4.0 million years ago (Ebert, 1996) when hydrothermal fluids were fed upward along high angle, normal faults. Low-grade Au and Ag mineralization was co-deposited with silica and potassium feldspar throughout porous rock types. A subsequent drop in permeability, due to sealing of the system, led to over pressuring and subsequent repeated hydrothermal brecciation. Additional precious metal mineralization was deposited during this event as breccia zones, veins, and sulfide flooding. Au and Ag mineralization was followed approximately 0.4 to 2.0 million years ago by an intense event of high sulfidation acid leaching of the mineralized volcanic rocks coincident with a drop in the regional water table which allowed steam heated sulfur gases to condense into sulfuric acid and leach the upper portion of the mineralized rocks.
Younger rocks at the mine are Tertiary conglomerate, siltstone, and fanglomerate of the Sulphur Group (locally termed “Camel Conglomerate”). These rocks are comprised of sediment eroded from the underlying Kamma Volcanics and Jurassic ALS Formation. The Sulphur Group is divided into three main units: a clast-supported coarse conglomerate, a matrix-supported conglomerate, and an underlying tuffaceous lake sediment. This unit outcrops throughout the mine site with increasing thickness to the west. Oxidation of sulfide mineralization occurs to variable depths over the entire deposit, depending upon proximity to faults, extent of acid leaching, and depth to water table. Sulfide content through the deposit is variable, ranging from 0% to 20%.
The deposit is typically broken into six major zones based on geology, mineralization, and alteration. These include Brimstone, Vortex, Central, Bay, Boneyard, and Camel Hill. The boundaries are typically the major faults, namely Break, East and Ramp.
22.3    History
Mining in the Sulfur District, where the Mine is located, began in the late 1800s for native sulfur, then for high-grade Ag. Mining for Au and Ag officially began as a small heap leach operation in 1983 at the Lewis Mine followed by mining at the Crofoot Mine. Hycroft gained control of the property and drilled 3,212 exploration holes, totaling 965,552 ft, between 1985 and 1999 with the bulk of this drilling focused on oxide Au mineralization at Central, Bay and Brimstone.
During 1983 to 1998, the Mine produced approximately 1.2 Moz of Au and 2.5 Moz of Ag from its heap leach operation of oxide ore, with little to no focus on the sulfide mineralized materials. An additional 58,700 oz of Au was produced from the leaching operations from 1999 through 2004. In September 2007, Hycroft initiated the construction of a 21,000 gpm North Merrill-Crowe processing plant, a three-stage crushing facility, and the expansion of the North Heap Leach pad. In April 2019, active mining began with a focus on transition and sulfide mineralized materials, however only heap leach of oxide ore was processed during this time with production of Au and Ag continuing through until 2021. To date, the Mine’s heap leach operations from 2007 through 2021 have totaled approximately 1M oz of Au and over 5.0 M oz of Ag and processing of sulfide mineralized materials is still under development.
22.4    Exploration and Drilling
For this study, IMC developed the Hycroft exploration model which includes data from 1981 to 2018 and includes 5,601 holes, representing 2,588,826 ft of drilling. At this time, there are 5,323 drillholes in the resource model area of which 188 have been drilled to define stockpiles or leach pad. In addition to drilling, Hycroft has conducted additional geophysical surveys, soil and rock chip sampling programs, field mapping, historical data compilation, and regional

Hycroft Property	Page 115
Initial Assessment Technical Report Summary	March 27, 2023

reconnaissance at the Mine site. Further work in 2022 included a hyperspectral imaging flyover. Both LWIR and SWIR imaging was collected with the intent of helping identify key minerals on the surface to focus reconnaissance mapping and soils programs. These efforts were designed to improve the understanding of the known mineralization, as well as provide data for further exploration of the greater property position.
The drilling data at Hycroft pre-2000 has no historical quality assurance and quality control (QA/QC) information to support it. The post-2005 drilling data (no drilling in 2000 to 2004) has QA/QC information that is sufficient but not best practice. Hycroft has a history where Au fire assays collected prior to 2000 were factored upward in order to better correlate with blast hole assay results pre-2000. That factor process has been removed from the database for application to this mineral resource. With this correction, IMC has accepted the database for determination of the Mine’s mineral resources.
22.5    Metallurgical Testing
Previous Hycroft metallurgical test programs conducted on the Hycroft deposit consisted of a series of comminution, flotation, concentrate oxidation, and cyanide leaching tests on mineralized materials, flotation tailing, and oxidized sulfide concentrate. Samples for metallurgical testwork were mostly derived from drilled core samples selected to represent the mineral deposit and taken from the five main mineralization domains.
Comminution testwork demonstrate the Hycroft rock mineralization exhibits very high rock competency both in the SAG and ball mills with an 80th percentile for JKSimMet Axb parameters and Bond ball millwork indices around 20 kWh/t.
Initial flotation testwork including bench-scale and pilot plant tests were performed by SGS in March of 2009 and continued at several other laboratories until April 2014. The flotation testwork can be summarized as follows:
    The general trend indicated that flotation could achieve better recoveries with particle size (P80) ranging from 100 to 150 microns, but tended to decrease with grinds finer than 100 microns or coarser than 150 microns;
    Tests with NaHS did not improve recoveries;
    Flotation tests performed at neutral pH, in general, outperformed tests conducted at alkaline pH;
    Strong non-selective sulfide collectors, particularly PAX at 0.21 to 0.55 lb/ton showed better recoveries;
    Several tests indicate Cytec’s AEROPHINE 3418A Promoter (sodium diisobutyldithiophosphinate) may improve Au and Ag recovery;
    Variability flotation tests conducted by G&T [G&T Metallurgical Services, 2011] yielded an average mass pull of 13.8%; and
    The same set of tests indicated a flotation time of 19 minutes for gold and 17 minutes for silver to achieve target recoveries.
Oxidation testwork on Hycroft concentrates from the aforementioned flotation testwork included POX, roasting, ambient pressure alkaline oxidation and other oxidation methods including chlorination, fine grinding with intense cyanidation, and the Albion process. The following is a summary of the results of the predominant testwork studies conducted:
    Results from acid POX testwork on rougher concentrate showed percent Au and Ag recoveries in the mid-90s and 80s, respectively under the following autoclave operating conditions: temperatures between 374°F to 437°F; 100 psi oxygen overpressure; and 60 minutes residence time provided the POX discharge material was lime boiled prior to cyanide leaching. Test work from alkaline POX was limited in scope to 10 total samples and showed similar percent recoveries for gold but silver recoveries were lower in the 65 to 70 % range.
    Roaster testwork was conducted on the Brimstone concentrate from a pilot plant to determine optimum conditions for processing. The results indicate that optimum roast temperatures are between 797°F and 842°F. During the tests, average recoveries of 89% Au and 74% Ag were achievable by varying the leach and roast conditions slightly for the majority of the concentrate produced.
    Early batch testwork results were positive and indicated that Hycroft concentrates were amenable to oxidation under atmospheric conditions, using trona to create the appropriate alkaline environment to promote oxidation. Continuous pilot plant testing on Hycroft’s three main domains conducted by Hazen confirmed the findings of the batch tests. Pilot plant tests were run using 600 lb of trona per ton of concentrate, at 167°F, 25-micron grind size, 20% solids and 48 hours total residence time. Different material types oxidized at varying rates, with Vortex materials oxidizing the fastest followed by Central and then Brimstone. The Master Composite oxidation rate was comparable to Brimstone. At 60% sulfide oxidation, 85% Au and 80-84% Ag recoveries were achievable by atmospheric oxidation for all material types tested.

Hycroft Property	Page 116
Initial Assessment Technical Report Summary	March 27, 2023

    In 2016, the viability of the AAO process using trona was demonstrated in a 10-ton-per-day integrated pilot plant at the mine site. This plant included primary grinding of 3/8-inch material, followed by flotation, atmospheric oxidation, cyanide leaching, CCD, and precipitation. The results of the on-site demonstration plant were highly variable. Gold recoveries peaked at 80% and silver recoveries were high at 90% for the Brimstone materials tested, but these recoveries were not consistent over time.
22.6    Mineral Resources
Mineral resources were developed based on a conventional computer-based block model of the deposit and the application of open pit optimization software to determine the mineralization with reasonable expectation of economic extraction.
Each block was evaluated to determine which process provides the best net return after operating cost. The two processes identified were:
    ROM cyanide heap leaching of oxide ore; and
    Milling, Flotation, POX followed by Cyanide Leach and Merrill-Crowe.
Mineral resources were based on metal prices of $1,900/troy oz Au and $24.50/troy oz Ag. Mineral resources were contained within a computer-generated optimized pit. Total material in that pit is 3.63 billion tons.
22.7    Risks
22.7.1    Mineral Resource Estimate
The risks to the Mineral Resource are project costs and project recoveries as well as metal prices that can have a substantial impact both positive and negative.
22.7.2    Mineral Processing
Hycroft has been operating the run-of-mine heap leach facility, to produce gold and silver since 2008. The cumulative performance statistics and metallurgical test data gathered are extensive and strongly support the current heap leach recovery assumptions for oxide mineralized materials.
The process method for processing sulfide mineralized materials by using flotation followed by an oxidative treatment of the concentrates showed that the process method worked well from previous test work.
The process operating cost assumed for this report has some risks that could impact economics and these need to be managed and mitigated by additional studies.
The process plant reagent unit costs can change quite quickly depending on various factors which result in the higher or lower process operating cost estimate.
The reagent unit price change is in response to increases in raw material and energy costs that are being driven by the continued inflationary environment in many industries, particularly commodity materials.

Hycroft Property	Page 117
Initial Assessment Technical Report Summary	March 27, 2023

23    RECOMMENDATIONS
23.1    Introduction
The QPs preparing this report recommend Hycroft proceed with an initial assessment or pre-feasibility study which includes an economic analysis, to move the property forward toward the development of a process plant to treat sulfide mineralized materials. The budget for the recommended work program is outlined in Table 23-1.
Table 23-1:    Recommended Work Program

Description	Cost $US
Phase 1:
Variability Study	$100,000
POx Benchtop Study	$50,000
TOTAL	$150,000
23.2    Proposed Exploration Program
IMC recommends Hycroft update and improve the interpretation of the fault boundaries and drill target areas within the mine area that are not well-defined. IMC also recommends continued diligence in clean-up of the drilling data base as time and budgets allow.
23.3    Proposed Metallurgical Studies
The Ausenco QPs are recommend that Hycroft complete testwork focused on optimizing grind size, mass pull percentage, flotation reagent suite, POX, equipment sizing, residence times, lime/limestone and oxygen consumption. Previous metallurgical testing with rougher concentrate demonstrated that the refractory Hycroft mineralized materials were amenable to POX followed by lime boil to prevent silver jarosite formation in the autoclaves. Completion of process engineering, base line and background studies to include process facility layouts, open-pit designs and infrastructure evaluations as well as additional studies are recommended, including additional drilling to convert mineral resources to mineral reserves.
Hycroft has already initiated additional testwork on comminution flotation, POX, leaching, solids/liquid separation, and Merrill-Crowe processes of their sulfide mineralized materials. Results from these tests should allow Hycroft to:
    Complete metallurgical variability testing on a broad range of samples from a broad range of locations within the deposit, covering all significant mineralized material types and all grade ranges. In order of priority this should focus on the first five years of production (at least 100 samples), production years 6-10 (at least 50 samples), and beyond production year 10 (at least 50 samples). The variability testing will include but is not limited to the following: material characterization, comminution testing, flotation testing, and direct cyanide leach testing.
    Optimize flotation reagent suite in flotation circuit to reduce operating costs.
    Investigate POX discharge solution neutralization chemistry and limestone/lime consumption.
    Optimize mass pull percentage. The level of sulfide grade in the concentrate is suspected to have enough energy to drive reactions in an autoclave. This information is needed to understand if pre-heating is required ahead of pressure oxidation.
    Optimize cyanide addition and understand cyanide consumption in leach circuit and levels of free/WAD cyanide post leach.
Variability testwork is progressing, and work on this will continue through 2023.

Hycroft Property	Page 118
Initial Assessment Technical Report Summary	March 27, 2023

24    REFERENCES
Bailey, E.H, and Phoenix, D.A., 1944, QuickAg Deposits in Nevada, University of Nevada Bulletin, v.38, no.5.
Bates, W.R., 2001, A proposed Exploration Program for the Hycroft Mine, unpublished Vista Au report.
Bureau of Land Management (BLM). 2019. Hycroft Mine Phase II Expansion Project Draft Environmental Impact Statement DOI-BLM-NV-W030-2015-007. Prepared by U.S. Bureau of Land Management Winnemucca District Office Black Rock Field Office in Coordination with U.S. Fish and Wildlife Service Pacific Southwest Region Division of Migratory Bird Management. May 2019.
California’s Office of Statewide Health Planning and Development (OSHPD), OSHPD Seismic Design Maps Website for Hycroft Mine, Reference: ASCE 7-16, Site Class: D, Risk Category: Visited 20 Aug 2021. I Available at: https://seismicmaps.org/.
Clark. I.C., 1918, Recently Recognized Alunite Deposits at Sulphur, Humboldt County, Nevada, Engineering and Mining Journal, v.106, no.4.
Couch, B.F and Carpenter, J. A., 1943, Nevada’s metal and mineral production (1859-1940 inclusive), Univ. Nevada Bulletin, v.37, no.4 Geology and Mining Services no.38.
Friberg, R.S., 1980, Detailed Evaluation Report of the Sulphur Au Ag prospect, Humboldt and Pershing Counties, Nevada. Unpublished Homestake Mining Company Report, 32p.
Fulton and Smith, 1932, Nevada Bureau of Mines and Geology File Manuscript
GISTM, 2020. Global Industry Standards on Tailings Management. Co-convened by the International Council on Mining and Metals (ICMM), United Nations Environment Programme (UNEP) and Principles for Responsible Investment (PRI). August 2020.
Hazen Research Inc., February 2011, POX-CIL Evaluation of Hycroft Flotation Concentrates, Hazen Project 11232 Report and Appendices A-F.
Hazen Research Inc., May 2011, Evaluation of Hycroft Blend Flotation Concentrate, Hazen Project 11243-01 Report and Appendix.
Hazen Research Inc., June 2011, Evaluation of Kappes, Cassiday & Associates Flotation Concentrate, Hazen Project 11307 Report and Appendix.
Hazen Research Inc., February 2014, Atmospheric Alkaline Oxidation Pre-treatment Pilot Plant of Hycroft Flotation Concentrates, Hazen Project 11859

Hycroft Property	Page 119
Initial Assessment Technical Report Summary	March 27, 2023

Hazen Research Inc., February 2014, Phase 2 Atmospheric Alkaline Oxidation of Hycroft Flotation Concentrate, Hazen Project 11821
Humboldt County Building Department 2018 Code Amendments. Visited 20 August 2021. Available at: https://www.humboldtcountynv.gov/DocumentCenter/View/3415/2018-Code-Admendments-Approved.
Hycroft Mining Management. April 2021. Hycroft Building a World-Class Operation. PowerPoint presentation from April 20, 2021. http://www.hycroftmining.com/wp-content/uploads/2021-Presentation-4-19-21.pdf.
Hycroft Resources and Development, Inc. (HRDI). 2017. Fact Sheet Pursuant to Hycroft Mine Project, Permit Number: NEV0094114. Renewal 2017, Fact Sheet Revision 01. https://ndep.nv.gov/uploads/documents/NEV0094114dfsFY20.pdf.
Hycroft Resources and Development, Inc. (HRDI). 2018. Hycroft Mine Amendment to Plan of Operations (NVN-064641) Phase II Expansion Project. Prepared for the United States Department of the Interior, Bureau of Land Management, Black Rock Field Office, Winnemucca, Nevada. April 2014. Revised June 2014, Revised January 2017, Revised March 2017, and Revised June 2018.
Hynes-Griffin, M.E., and Franklin, A. G. (1984). “Rationalizing the seismic coefficient method.” Miscellaneous Paper GL-84-13, Geotechnical Laboratory, U. S. Army Engineer Waterways Experiment Station, Vicksburg, Mississippi.
Ibrado, A.S., Roth, D.K., Snider, J.W., Brown, R.A., Harris, D.A., Pennstrom, W.J., Peterson, A.T. NI43-101Technical Report Mill Expansion Feasibility Study Technical Report, Winnemucca, Nevada, USA. Prepared by M3 for Allied Nevada Gold Corp., Effective date: November 03, 2014.
Jones, J.C. 1921, Report on the Property of the Ag Camel Mining and Development Company, Sulphur, Nevada. Unpublished Ag Camel Mining and Development Company Report, 6p.
Kappes, Cassidy & Associates, 2013, Hycroft Pressure Oxidation and Leach Test Work, Project No. 189 C / Report I.D. KCA0120225_HY18_02 / Mainfile No. 7665.
M3 Engineering & Technology, Newman, S., DeLong, R.F., Clarkson, B. M., Carew, T., Hartmann, M., Technical Report Summary: Heap Leaching Feasibility Study. Prepared by M3 for Hycroft, Effective date: July 31, 2019.
McLean, D.A., 1991, Geology of the Crofoot Mine; unpublished Hycroft Resources and Development Inc. Report, 11p.
MMW, 2012. Review of Seismogenic Potential of the Kamma (East) Fault and Design Ground Motions, Proposed Heap Leach Facilities, Hycroft Mine, Humboldt County, Nevada. Report prepared by Michael W. West & Associates, Inc. for Knight Piesold & Company. December 18, 2012.
Pershing County Building Commercial Building Guide, Minimum Standards for Building Plans, New Commercial Project Permit Application Checklist: For commercial structures, such as Groups: A, B, E, F, H, I, M, R, and S

Hycroft Property	Page 120
Initial Assessment Technical Report Summary	March 27, 2023

occupancies. Visited 16 Aug 2021. Available at: https:// www.pershingcountynv.gov/document_center /Department/Building%20Department/CommercialGuidelines-002.pdf.
Prenn, Neil, 2006, Technical Report – Vista Au Corp., Hycroft Mine, Winnemucca, Nevada, USA, 43-101 Technical Report prepared by Mine Development Associates, 142p.
SGS Minerals Services, 2009, The Recovery of Au and Ag from Hycroft Project Sulphide Samples, Allied Nevada Au Corporation – Hycroft Project – 12012-001 (Report 3).
SGS Minerals Services, 2013, An Investigation into Oxidative Pretreatment of Hycroft Flotation Concentrates, SGS Project 13224-001/003 – Final Report.
Shawn Gooch, P.E., May 2020) Hycroft Resources and Development, Inc. (HDRI) Hycroft Mine Project NEV0094114 (Renewal 2017, Fact Sheet Revision 01).
SRK Consulting Inc (SRK), 2022, Preliminary Estimate of Dewatering Requirements to Support 2021 Pre-Feasibility Study Technical Memorandum.
USGS, 2014. United States Geologic Survey - Unified Hazard Tool. Website tool. https://earthquake.usgs.gov/hazards/interactive/index.php
Vandenburg, W.O., 1938, Reconnaissance of Mining Districts in Humboldt County, Nevada; U.S. Bureau of Mines Circular 6995, 47p.
Wallace, A.B., 1980, Geology of the Sulphur District, Southwestern Humboldt County, Nevada, unpublished report for the Soc. Econ. Geol. Field Trip, 1984.
Ware, G.H., 1989, Surface Mapping, Sampling and Selected Cross-Sections, unpublished report for Hycroft Resources & Development.
Wilden R., 1964, Geology of Mineral Deposits of Humboldt County, Nevada, Nevada Bureau of Mines Bulletin 59, 154p
Wildlife Resource Consultants, LLC (WRC). 2017. Hycroft Mine 2017 Raptor Nesting Surveys and Auen Eagle Monitoring Report. Unpublished. Prepared for EM Strategies. Cedarville, California. September 20, 2017.
Wilson, S. E., 2008, Technical Report - Allied Nevada Gold Corp., Hycroft Mine, Winnemucca, Nevada, USA.
Wilson, S.E., 2011, Technical Report – Allied Nevada Gold Corp, Hycroft Mine, Hycroft Mine, Winnemucca, Nevada, USA, March 31, 2011

Hycroft Property	Page 121
Initial Assessment Technical Report Summary	March 27, 2023

25    RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT
Table 25-1 provides a detailed list of information provided by Hycroft (Registrant) for matters discussed in this Technical Report Summary.
Table 25-1:    Information Provided by Hycroft

Category	TRS Section	Reliance
Legal Matters	Section 3 Property Description and Location	Information and documentation regarding mineral titles, surface land agreements, current permitting status, royalties, and other agreements provided by Hycroft.
The QPs consider it reasonable to rely upon Hycroft for this information because Hycroft, along with its legal and other advisors, are best positioned to access and interpret existing information and documentation concerning these legal matters and interpretation of the same is outside of the expertise of the Qualified Persons.

Hycroft Property	Page 122
Initial Assessment Technical Report Summary	March 27, 2023

Appendix A – Hycroft Patented Claims

Claim Name	Patent No.	Mineral Survey No.
Admission Placer	908431	4355
Black Rock (portion)	1064817	4688A
Black Rock (portion)	1064817	4688A
Brime Stone Placer aka Brimstone Placer	1001727	4600
Cold Sulphur Placer	83151	3225
Green Rock Placer (portion) aka Green Rock No. 1	1223182	4839 4857
Green Rock Placer (portion) aka Green Rock No. 2	1223182	4839 4857
Green Rock Placer (portion) aka Green Rock No. 3	1223182	4839 4857
Green Rock Placer (portion) aka Green Rock No. 4	1223182	4839 4857
Hilltop Placer (portion)	1008652	4598
Hilltop Placer (portion)	1008652	4598
Hilltop Placer (portion)	1008652	4598
Occult Placer (portion)	1008652	4598
Occult Placer (portion)	1008652	4598
Occult Placer (portion)	1008652	4598
Scheol No. 9 Placer aka Sheol No. 9 Placer	1008652	4598
Sheol No. 4 Placer (portion)	908431	4355
Sheol No. 5 Placer (portion)	908431	4355
Sheol No. 6 Placer	908431	4355
Sheol No. 7 Placer	908431	4355
Sheol No. 8 Placer	908431	4355
Sheol Nos. 4 & 5 Placer (portions)	908431	4355
Sheol Sulphur Mine No. 1 Placer	908431	4355
Sheol Sulphur Mine No. 2 Placer	908431	4355
Sheol Sulphur Mine No. 3 Placer	908431	4355
Swager Placer	1213605	4839
West Virginia No. 1	1064817	4688A
West Virginia No. 2	1064817	4688A

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

Appendix B – Hycroft Unpatented Claims

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
Airstrip #1	4/09/1958	Crofoot Henry	NMC88292	Humboldt
Airstrip #2	4/09/1958	Crofoot Henry	NMC88293	Humboldt
Airstrip #3	4/09/1958	Crofoot Henry	NMC88294	Humboldt
Airstrip #4	4/02/1958	Crofoot Henry	NMC88295	Humboldt
Airstrip #5	4/02/1958	Crofoot Henry	NMC88296	Humboldt
Airstrip Fraction	7/27/1967	Crofoot Henry	NMC88297	Humboldt
Albert	3/11/1989	Kolb Theodore A	NMC546000	Humboldt
Alunite	11/04/1980	Lewis Frank W	NMC181012	Humboldt
Alunite #2	11/04/1980	Lewis Frank W	NMC181013	Humboldt
Anita	3/11/1989	Kolb Theodore A	NMC545998	Humboldt
Ashlode	3/11/1989	Kolb Theodore A	NMC545999	Humboldt
Blackrock #2	3/11/1989	Kolb Theodore A	NMC545996	Humboldt
CKC #1	3/03/1973	Crofoot Daniel M	NMC88348	Humboldt
CKC #10	3/11/1989	Crofoot Daniel M	NMC546001	Humboldt
CKC #11	3/11/1989	Crofoot Daniel M	NMC546002	Humboldt
CKC #13	3/11/1989	Crofoot Daniel M	NMC546003	Humboldt
CKC #14	3/11/1989	Crofoot Daniel M	NMC546004	Humboldt
CKC #15	8/14/1987	Crofoot Daniel M	NMC444112	Humboldt
CKC #2	3/03/1973	Crofoot Daniel M	NMC88349	Humboldt
CKC #3	4/03/1973	Crofoot Daniel M	NMC88350	Humboldt
CKC #4	4/03/1973	Crofoot Daniel M	NMC88351	Humboldt
CKC #5	4/03/1973	Crofoot Daniel M	NMC88352	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

CKC #6	4/03/1973	Crofoot Daniel M	NMC88353	Humboldt
CKC #7	9/06/1973	Crofoot Daniel M	NMC88354	Humboldt
DIA #1	8/25/1983	Lewis Frank W	NMC284248	Humboldt
DIA #2	8/25/1983	Lewis Frank W	NMC284249	Humboldt
DIA #3	8/25/1983	Lewis Frank W	NMC284250	Humboldt
DIA #4	8/25/1983	Lewis Frank W	NMC284251	Humboldt
DIA #5	8/25/1983	Lewis Frank W	NMC284252	Humboldt
FG 223	9/05/2006	Hycroft Res & Dev Inc	NMC939256	Humboldt
FG 224	9/05/2006	Hycroft Res & Dev Inc	NMC939257	Humboldt
FG 225	9/05/2006	Hycroft Res & Dev Inc	NMC939258	Humboldt
FG 270	9/01/2006	Hycroft Res & Dev Inc	NMC939291	Humboldt
FG 271	9/01/2006	Hycroft Res & Dev Inc	NMC939292	Humboldt
FG 272	9/01/2006	Hycroft Res & Dev Inc	NMC939293	Humboldt
FG 273	9/01/2006	Hycroft Res & Dev Inc	NMC939294	Humboldt
FG 274	9/01/2006	Hycroft Res & Dev Inc	NMC939295	Humboldt
FG 319	9/01/2006	Hycroft Res & Dev Inc	NMC939332	Humboldt
FG 320	9/01/2006	Hycroft Res & Dev Inc	NMC939333	Humboldt
FG 321	9/01/2006	Hycroft Res & Dev Inc	NMC939334	Humboldt
FG 322	9/01/2006	Hycroft Res & Dev Inc	NMC939335	Humboldt
FG 323	9/01/2006	Hycroft Res & Dev Inc	NMC939336	Humboldt
FG 368	9/01/2006	Hycroft Res & Dev Inc	NMC939373	Humboldt
FG 369	9/01/2006	Hycroft Res & Dev Inc	NMC939374	Humboldt
FG 370	9/01/2006	Hycroft Res & Dev Inc	NMC939375	Humboldt
FG 371	9/01/2006	Hycroft Res & Dev Inc	NMC939376	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 372	9/01/2006	Hycroft Res & Dev Inc	NMC939377	Humboldt
FG 373	9/01/2006	Hycroft Res & Dev Inc	NMC939378	Humboldt
FG 374	9/01/2006	Hycroft Res & Dev Inc	NMC939379	Humboldt
FG 375	9/01/2006	Hycroft Res & Dev Inc	NMC939380	Humboldt
FG 376	9/01/2006	Hycroft Res & Dev Inc	NMC939381	Humboldt
FG 421	9/01/2006	Hycroft Res & Dev Inc	NMC939426	Humboldt
FG 423	9/01/2006	Hycroft Res & Dev Inc	NMC939428	Humboldt
FG 424	9/01/2006	Hycroft Res & Dev Inc	NMC939429	Humboldt
FG 425	9/01/2006	Hycroft Res & Dev Inc	NMC939430	Humboldt
FG 426	9/01/2006	Hycroft Res & Dev Inc	NMC939431	Humboldt
FG 427	9/01/2006	Hycroft Res & Dev Inc	NMC939432	Humboldt
FG 428	9/01/2006	Hycroft Res & Dev Inc	NMC939433	Humboldt
FG 429	9/01/2006	Hycroft Res & Dev Inc	NMC939434	Humboldt
FG 430	9/01/2006	Hycroft Res & Dev Inc	NMC939435	Humboldt
FG 431	9/01/2006	Hycroft Res & Dev Inc	NMC939436	Humboldt
FG 432	9/01/2006	Hycroft Res & Dev Inc	NMC939437	Humboldt
FG422	9/01/2006	Hycroft Res & Dev Inc	NMC939427	Humboldt
HRDI 224	4/15/2014	Hycroft Res & Dev Inc	NMC1102182	Humboldt
HRDI 225	4/15/2014	Hycroft Res & Dev Inc	NMC1102183	Humboldt
HRDI 226	4/15/2014	Hycroft Res & Dev Inc	NMC1102184	Humboldt
HRDI 227	4/15/2014	Hycroft Res & Dev Inc	NMC1102185	Humboldt
HRDI 228	4/15/2014	Hycroft Res & Dev Inc	NMC1102186	Humboldt
HRDI 229	4/15/2014	Hycroft Res & Dev Inc	NMC1102187	Humboldt
HRDI 230	4/15/2014	Hycroft Res & Dev Inc	NMC1102188	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

Mayo	3/11/1989	Hycroft Res & Dev Inc	NMC545997	Humboldt
NC 1	8/14/2010	Hycroft Res & Dev Inc	NMC1027839	Humboldt
NC 10	8/14/2010	Hycroft Res & Dev Inc	NMC1027848	Humboldt
NC 11	8/14/2010	Hycroft Res & Dev Inc	NMC1027849	Humboldt
NC 110	8/14/2010	Hycroft Res & Dev Inc	NMC1027948	Humboldt
NC 111	8/14/2010	Hycroft Res & Dev Inc	NMC1027949	Humboldt
NC 112	8/14/2010	Hycroft Res & Dev Inc	NMC1027950	Humboldt
NC 113	8/14/2010	Hycroft Res & Dev Inc	NMC1027951	Humboldt
NC 114	8/14/2010	Hycroft Res & Dev Inc	NMC1027952	Humboldt
NC 115	8/14/2010	Hycroft Res & Dev Inc	NMC1027953	Humboldt
NC 116	8/14/2010	Hycroft Res & Dev Inc	NMC1027954	Humboldt
NC 117	8/14/2010	Hycroft Res & Dev Inc	NMC1027955	Humboldt
NC 118	8/14/2010	Hycroft Res & Dev Inc	NMC1027956	Humboldt
NC 119	8/14/2010	Hycroft Res & Dev Inc	NMC1027957	Humboldt
NC 12	8/14/2010	Hycroft Res & Dev Inc	NMC1027850	Humboldt
NC 120	8/14/2010	Hycroft Res & Dev Inc	NMC1027958	Humboldt
NC 121	8/14/2010	Hycroft Res & Dev Inc	NMC1027959	Humboldt
NC 122	8/14/2010	Hycroft Res & Dev Inc	NMC1027960	Humboldt
NC 123	8/14/2010	Hycroft Res & Dev Inc	NMC1027961	Humboldt
NC 124	8/14/2010	Hycroft Res & Dev Inc	NMC1027962	Humboldt
NC 125	8/14/2010	Hycroft Res & Dev Inc	NMC1027963	Humboldt
NC 126	8/14/2010	Hycroft Res & Dev Inc	NMC1027964	Humboldt
NC 127	8/14/2010	Hycroft Res & Dev Inc	NMC1027965	Humboldt
NC 128	8/14/2010	Hycroft Res & Dev Inc	NMC1027966	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NC 129	8/14/2010	Hycroft Res & Dev Inc	NMC1027967	Humboldt
NC 13	8/14/2010	Hycroft Res & Dev Inc	NMC1027851	Humboldt
NC 130	8/14/2010	Hycroft Res & Dev Inc	NMC1027968	Humboldt
NC 131	8/14/2010	Hycroft Res & Dev Inc	NMC1027969	Humboldt
NC 14	8/14/2010	Hycroft Res & Dev Inc	NMC1027852	Humboldt
NC 15	8/14/2010	Hycroft Res & Dev Inc	NMC1027853	Humboldt
NC 151	8/14/2010	Hycroft Res & Dev Inc	NMC1027989	Humboldt
NC 152	8/14/2010	Hycroft Res & Dev Inc	NMC1027990	Humboldt
NC 153	8/14/2010	Hycroft Res & Dev Inc	NMC1027991	Humboldt
NC 154	8/14/2010	Hycroft Res & Dev Inc	NMC1027992	Humboldt
NC 155	8/14/2010	Hycroft Res & Dev Inc	NMC1027993	Humboldt
NC 156	8/14/2010	Hycroft Res & Dev Inc	NMC1027994	Humboldt
NC 157	8/14/2010	Hycroft Res & Dev Inc	NMC1027995	Humboldt
NC 158	8/14/2010	Hycroft Res & Dev Inc	NMC1027996	Humboldt
NC 159	8/14/2010	Hycroft Res & Dev Inc	NMC1027997	Humboldt
NC 16	8/14/2010	Hycroft Res & Dev Inc	NMC1027854	Humboldt
NC 160	8/14/2010	Hycroft Res & Dev Inc	NMC1027998	Humboldt
NC 161	8/14/2010	Hycroft Res & Dev Inc	NMC1027999	Humboldt
NC 162	8/14/2010	Hycroft Res & Dev Inc	NMC1028000	Humboldt
NC 163	8/14/2010	Hycroft Res & Dev Inc	NMC1028001	Humboldt
NC 164	8/14/2010	Hycroft Res & Dev Inc	NMC1028002	Humboldt
NC 165	8/14/2010	Hycroft Res & Dev Inc	NMC1028003	Humboldt
NC 166	8/14/2010	Hycroft Res & Dev Inc	NMC1028004	Humboldt
NC 167	8/14/2010	Hycroft Res & Dev Inc	NMC1028005	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NC 168	8/14/2010	Hycroft Res & Dev Inc	NMC1028006	Humboldt
NC 169	8/14/2010	Hycroft Res & Dev Inc	NMC1028007	Humboldt
NC 189	8/14/2010	Hycroft Res & Dev Inc	NMC1028027	Humboldt
NC 190	8/14/2010	Hycroft Res & Dev Inc	NMC1028028	Humboldt
NC 191	8/14/2010	Hycroft Res & Dev Inc	NMC1028029	Humboldt
NC 192	8/14/2010	Hycroft Res & Dev Inc	NMC1028030	Humboldt
NC 193	8/14/2010	Hycroft Res & Dev Inc	NMC1028031	Humboldt
NC 194	8/14/2010	Hycroft Res & Dev Inc	NMC1028032	Humboldt
NC 195	8/14/2010	Hycroft Res & Dev Inc	NMC1028033	Humboldt
NC 196	8/14/2010	Hycroft Res & Dev Inc	NMC1028034	Humboldt
NC 197	8/14/2010	Hycroft Res & Dev Inc	NMC1028035	Humboldt
NC 198	8/14/2010	Hycroft Res & Dev Inc	NMC1028036	Humboldt
NC 199	8/14/2010	Hycroft Res & Dev Inc	NMC1028037	Humboldt
NC 2	8/14/2010	Hycroft Res & Dev Inc	NMC1027840	Humboldt
NC 200	8/14/2010	Hycroft Res & Dev Inc	NMC1028038	Humboldt
NC 201	8/14/2010	Hycroft Res & Dev Inc	NMC1028039	Humboldt
NC 202	8/14/2010	Hycroft Res & Dev Inc	NMC1028040	Humboldt
NC 203	8/14/2010	Hycroft Res & Dev Inc	NMC1028041	Humboldt
NC 204	8/14/2010	Hycroft Res & Dev Inc	NMC1028042	Humboldt
NC 224	8/14/2010	Hycroft Res & Dev Inc	NMC1028062	Humboldt
NC 225	8/14/2010	Hycroft Res & Dev Inc	NMC1028063	Humboldt
NC 226	8/14/2010	Hycroft Res & Dev Inc	NMC1028064	Humboldt
NC 227	8/14/2010	Hycroft Res & Dev Inc	NMC1028065	Humboldt
NC 228	8/14/2010	Hycroft Res & Dev Inc	NMC1028066	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NC 229	8/14/2010	Hycroft Res & Dev Inc	NMC1028067	Humboldt
NC 230	8/14/2010	Hycroft Res & Dev Inc	NMC1028068	Humboldt
NC 231	8/14/2010	Hycroft Res & Dev Inc	NMC1028069	Humboldt
NC 232	8/14/2010	Hycroft Res & Dev Inc	NMC1028070	Humboldt
NC 233	8/14/2010	Hycroft Res & Dev Inc	NMC1028071	Humboldt
NC 234	8/14/2010	Hycroft Res & Dev Inc	NMC1028072	Humboldt
NC 235	8/14/2010	Hycroft Res & Dev Inc	NMC1028073	Humboldt
NC 236	8/14/2010	Hycroft Res & Dev Inc	NMC1028074	Humboldt
NC 237	8/14/2010	Hycroft Res & Dev Inc	NMC1028075	Humboldt
NC 238	8/14/2010	Hycroft Res & Dev Inc	NMC1028076	Humboldt
NC 239	8/14/2010	Hycroft Res & Dev Inc	NMC1028077	Humboldt
NC 259	8/14/2010	Hycroft Res & Dev Inc	NMC1028097	Humboldt
NC 260	8/14/2010	Hycroft Res & Dev Inc	NMC1028098	Humboldt
NC 261	8/14/2010	Hycroft Res & Dev Inc	NMC1028099	Humboldt
NC 262	8/14/2010	Hycroft Res & Dev Inc	NMC1028100	Humboldt
NC 263	8/14/2010	Hycroft Res & Dev Inc	NMC1028101	Humboldt
NC 264	8/14/2010	Hycroft Res & Dev Inc	NMC1028102	Humboldt
NC 265	8/14/2010	Hycroft Res & Dev Inc	NMC1028103	Humboldt
NC 266	8/14/2010	Hycroft Res & Dev Inc	NMC1028104	Humboldt
NC 267	8/14/2010	Hycroft Res & Dev Inc	NMC1028105	Humboldt
NC 268	8/14/2010	Hycroft Res & Dev Inc	NMC1028106	Humboldt
NC 269	8/14/2010	Hycroft Res & Dev Inc	NMC1028107	Humboldt
NC 270	8/14/2010	Hycroft Res & Dev Inc	NMC1028108	Humboldt
NC 271	8/14/2010	Hycroft Res & Dev Inc	NMC1028109	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NC 272	8/14/2010	Hycroft Res & Dev Inc	NMC1028110	Humboldt
NC 273	8/14/2010	Hycroft Res & Dev Inc	NMC1028111	Humboldt
NC 293	8/14/2010	Hycroft Res & Dev Inc	NMC1028131	Humboldt
NC 294	8/14/2010	Hycroft Res & Dev Inc	NMC1028132	Humboldt
NC 295	8/14/2010	Hycroft Res & Dev Inc	NMC1028133	Humboldt
NC 296	8/14/2010	Hycroft Res & Dev Inc	NMC1028134	Humboldt
NC 297	8/14/2010	Hycroft Res & Dev Inc	NMC1028135	Humboldt
NC 298	8/14/2010	Hycroft Res & Dev Inc	NMC1028136	Humboldt
NC 299	8/14/2010	Hycroft Res & Dev Inc	NMC1028137	Humboldt
NC 3	8/14/2010	Hycroft Res & Dev Inc	NMC1027841	Humboldt
NC 300	8/14/2010	Hycroft Res & Dev Inc	NMC1028138	Humboldt
NC 301	8/14/2010	Hycroft Res & Dev Inc	NMC1028139	Humboldt
NC 302	8/14/2010	Hycroft Res & Dev Inc	NMC1028140	Humboldt
NC 303	8/14/2010	Hycroft Res & Dev Inc	NMC1028141	Humboldt
NC 304	8/14/2010	Hycroft Res & Dev Inc	NMC1028142	Humboldt
NC 305	8/14/2010	Hycroft Res & Dev Inc	NMC1028143	Humboldt
NC 31	8/14/2010	Hycroft Res & Dev Inc	NMC1027869	Humboldt
NC 32	8/14/2010	Hycroft Res & Dev Inc	NMC1027870	Humboldt
NC 33	8/14/2010	Hycroft Res & Dev Inc	NMC1027871	Humboldt
NC 34	8/14/2010	Hycroft Res & Dev Inc	NMC1027872	Humboldt
NC 35	8/14/2010	Hycroft Res & Dev Inc	NMC1027873	Humboldt
NC 36	8/14/2010	Hycroft Res & Dev Inc	NMC1027874	Humboldt
NC 37	8/14/2010	Hycroft Res & Dev Inc	NMC1027875	Humboldt
NC 38	8/14/2010	Hycroft Res & Dev Inc	NMC1027876	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NC 39	8/14/2010	Hycroft Res & Dev Inc	NMC1027877	Humboldt
NC 4	8/14/2010	Hycroft Res & Dev Inc	NMC1027842	Humboldt
NC 40	8/14/2010	Hycroft Res & Dev Inc	NMC1027878	Humboldt
NC 41	8/14/2010	Hycroft Res & Dev Inc	NMC1027879	Humboldt
NC 42	8/14/2010	Hycroft Res & Dev Inc	NMC1027880	Humboldt
NC 43	8/14/2010	Hycroft Res & Dev Inc	NMC1027881	Humboldt
NC 44	8/14/2010	Hycroft Res & Dev Inc	NMC1027882	Humboldt
NC 45	8/14/2010	Hycroft Res & Dev Inc	NMC1027883	Humboldt
NC 46	8/14/2010	Hycroft Res & Dev Inc	NMC1027884	Humboldt
NC 47	8/14/2010	Hycroft Res & Dev Inc	NMC1027885	Humboldt
NC 48	8/14/2010	Hycroft Res & Dev Inc	NMC1027886	Humboldt
NC 49	8/14/2010	Hycroft Res & Dev Inc	NMC1027887	Humboldt
NC 5	8/14/2010	Hycroft Res & Dev Inc	NMC1027843	Humboldt
NC 6	8/14/2010	Hycroft Res & Dev Inc	NMC1027844	Humboldt
NC 69	8/14/2010	Hycroft Res & Dev Inc	NMC1027907	Humboldt
NC 7	8/14/2010	Hycroft Res & Dev Inc	NMC1027845	Humboldt
NC 70	8/14/2010	Hycroft Res & Dev Inc	NMC1027908	Humboldt
NC 71	8/14/2010	Hycroft Res & Dev Inc	NMC1027909	Humboldt
NC 72	8/14/2010	Hycroft Res & Dev Inc	NMC1027910	Humboldt
NC 73	8/14/2010	Hycroft Res & Dev Inc	NMC1027911	Humboldt
NC 74	8/14/2010	Hycroft Res & Dev Inc	NMC1027912	Humboldt
NC 75	8/14/2010	Hycroft Res & Dev Inc	NMC1027913	Humboldt
NC 76	8/14/2010	Hycroft Res & Dev Inc	NMC1027914	Humboldt
NC 77	8/14/2010	Hycroft Res & Dev Inc	NMC1027915	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NC 78	8/14/2010	Hycroft Res & Dev Inc	NMC1027916	Humboldt
NC 79	8/14/2010	Hycroft Res & Dev Inc	NMC1027917	Humboldt
NC 8	8/14/2010	Hycroft Res & Dev Inc	NMC1027846	Humboldt
NC 80	8/14/2010	Hycroft Res & Dev Inc	NMC1027918	Humboldt
NC 81	8/14/2010	Hycroft Res & Dev Inc	NMC1027919	Humboldt
NC 82	8/14/2010	Hycroft Res & Dev Inc	NMC1027920	Humboldt
NC 83	8/14/2010	Hycroft Res & Dev Inc	NMC1027921	Humboldt
NC 84	8/14/2010	Hycroft Res & Dev Inc	NMC1027922	Humboldt
NC 85	8/14/2010	Hycroft Res & Dev Inc	NMC1027923	Humboldt
NC 86	8/14/2010	Hycroft Res & Dev Inc	NMC1027924	Humboldt
NC 87	8/14/2010	Hycroft Res & Dev Inc	NMC1027925	Humboldt
NC 88	8/14/2010	Hycroft Res & Dev Inc	NMC1027926	Humboldt
NC 89	8/14/2010	Hycroft Res & Dev Inc	NMC1027927	Humboldt
NC 9	8/14/2010	Hycroft Res & Dev Inc	NMC1027847	Humboldt
NC 90	8/14/2010	Hycroft Res & Dev Inc	NMC1027928	Humboldt
NFG 1	10/10/2006	Hycroft Res & Dev Inc	NMC939506	Humboldt
NFG 10	10/10/2006	Hycroft Res & Dev Inc	NMC939515	Humboldt
NFG 100	10/10/2006	Hycroft Res & Dev Inc	NMC939604	Humboldt
NFG 101	10/10/2006	Hycroft Res & Dev Inc	NMC939605	Humboldt
NFG 102	10/10/2006	Hycroft Res & Dev Inc	NMC939606	Humboldt
NFG 103	10/10/2006	Hycroft Res & Dev Inc	NMC939607	Humboldt
NFG 104	10/10/2006	Hycroft Res & Dev Inc	NMC939608	Humboldt
NFG 105	10/10/2006	Hycroft Res & Dev Inc	NMC939609	Humboldt
NFG 106	10/10/2006	Hycroft Res & Dev Inc	NMC939610	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NFG 107	10/10/2006	Hycroft Res & Dev Inc	NMC939611	Humboldt
NFG 108	10/10/2006	Hycroft Res & Dev Inc	NMC939612	Humboldt
NFG 109	10/10/2006	Hycroft Res & Dev Inc	NMC939613	Humboldt
NFG 11	10/10/2006	Hycroft Res & Dev Inc	NMC939516	Humboldt
NFG 110	10/10/2006	Hycroft Res & Dev Inc	NMC939614	Humboldt
NFG 111	10/10/2006	Hycroft Res & Dev Inc	NMC939615	Humboldt
NFG 112	10/10/2006	Hycroft Res & Dev Inc	NMC939616	Humboldt
NFG 113	10/10/2006	Hycroft Res & Dev Inc	NMC939617	Humboldt
NFG 114	10/10/2006	Hycroft Res & Dev Inc	NMC939618	Humboldt
NFG 115	10/10/2006	Hycroft Res & Dev Inc	NMC939619	Humboldt
NFG 116	10/10/2006	Hycroft Res & Dev Inc	NMC939620	Humboldt
NFG 117	10/10/2006	Hycroft Res & Dev Inc	NMC939621	Humboldt
NFG 118	10/10/2006	Hycroft Res & Dev Inc	NMC939622	Humboldt
NFG 119	10/10/2006	Hycroft Res & Dev Inc	NMC939623	Humboldt
NFG 12	10/10/2006	Hycroft Res & Dev Inc	NMC939517	Humboldt
NFG 120	10/10/2006	Hycroft Res & Dev Inc	NMC939624	Humboldt
NFG 121	10/10/2006	Hycroft Res & Dev Inc	NMC939625	Humboldt
NFG 122	10/10/2006	Hycroft Res & Dev Inc	NMC939626	Humboldt
NFG 123	10/10/2006	Hycroft Res & Dev Inc	NMC939627	Humboldt
NFG 124	10/10/2006	Hycroft Res & Dev Inc	NMC939628	Humboldt
NFG 125	10/10/2006	Hycroft Res & Dev Inc	NMC939629	Humboldt
NFG 126	10/10/2006	Hycroft Res & Dev Inc	NMC939630	Humboldt
NFG 127	10/10/2006	Hycroft Res & Dev Inc	NMC939631	Humboldt
NFG 128	10/10/2006	Hycroft Res & Dev Inc	NMC939632	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NFG 129	10/10/2006	Hycroft Res & Dev Inc	NMC939633	Humboldt
NFG 13	10/10/2006	Hycroft Res & Dev Inc	NMC939518	Humboldt
NFG 130	10/10/2006	Hycroft Res & Dev Inc	NMC939634	Humboldt
NFG 131	10/10/2006	Hycroft Res & Dev Inc	NMC939635	Humboldt
NFG 132	10/10/2006	Hycroft Res & Dev Inc	NMC939636	Humboldt
NFG 133	10/10/2006	Hycroft Res & Dev Inc	NMC939637	Humboldt
NFG 134	10/10/2006	Hycroft Res & Dev Inc	NMC939638	Humboldt
NFG 135	10/10/2006	Hycroft Res & Dev Inc	NMC939639	Humboldt
NFG 136	10/10/2006	Hycroft Res & Dev Inc	NMC939640	Humboldt
NFG 137	10/10/2006	Hycroft Res & Dev Inc	NMC939641	Humboldt
NFG 138	10/10/2006	Hycroft Res & Dev Inc	NMC939642	Humboldt
NFG 139	10/10/2006	Hycroft Res & Dev Inc	NMC939643	Humboldt
NFG 14	10/10/2006	Hycroft Res & Dev Inc	NMC939519	Humboldt
NFG 140	10/10/2006	Hycroft Res & Dev Inc	NMC939644	Humboldt
NFG 141	10/10/2006	Hycroft Res & Dev Inc	NMC939645	Humboldt
NFG 142	10/10/2006	Hycroft Res & Dev Inc	NMC939646	Humboldt
NFG 143	10/10/2006	Hycroft Res & Dev Inc	NMC939647	Humboldt
NFG 144	10/10/2006	Hycroft Res & Dev Inc	NMC939648	Humboldt
NFG 145	10/10/2006	Hycroft Res & Dev Inc	NMC939649	Humboldt
NFG 146	10/10/2006	Hycroft Res & Dev Inc	NMC939650	Humboldt
NFG 147	10/10/2006	Hycroft Res & Dev Inc	NMC939651	Humboldt
NFG 148	10/10/2006	Hycroft Res & Dev Inc	NMC939652	Humboldt
NFG 149	10/10/2006	Hycroft Res & Dev Inc	NMC939653	Humboldt
NFG 15	10/10/2006	Hycroft Res & Dev Inc	NMC939520	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NFG 150	10/10/2006	Hycroft Res & Dev Inc	NMC939654	Humboldt
NFG 151	10/10/2006	Hycroft Res & Dev Inc	NMC939655	Humboldt
NFG 152	10/10/2006	Hycroft Res & Dev Inc	NMC939656	Humboldt
NFG 153	10/10/2006	Hycroft Res & Dev Inc	NMC939657	Humboldt
NFG 154	10/10/2006	Hycroft Res & Dev Inc	NMC939658	Humboldt
NFG 155	10/10/2006	Hycroft Res & Dev Inc	NMC939659	Humboldt
NFG 156	10/10/2006	Hycroft Res & Dev Inc	NMC939660	Humboldt
NFG 157	10/10/2006	Hycroft Res & Dev Inc	NMC939661	Humboldt
NFG 158	10/10/2006	Hycroft Res & Dev Inc	NMC939662	Humboldt
NFG 159	10/10/2006	Hycroft Res & Dev Inc	NMC939663	Humboldt
NFG 16	10/10/2006	Hycroft Res & Dev Inc	NMC939521	Humboldt
NFG 160	10/10/2006	Hycroft Res & Dev Inc	NMC939664	Humboldt
NFG 161	10/10/2006	Hycroft Res & Dev Inc	NMC939665	Humboldt
NFG 162	10/10/2006	Hycroft Res & Dev Inc	NMC939666	Humboldt
NFG 163	10/10/2006	Hycroft Res & Dev Inc	NMC939667	Humboldt
NFG 164	10/10/2006	Hycroft Res & Dev Inc	NMC939668	Humboldt
NFG 165	10/10/2006	Hycroft Res & Dev Inc	NMC939669	Humboldt
NFG 166	10/10/2006	Hycroft Res & Dev Inc	NMC939670	Humboldt
NFG 167	10/10/2006	Hycroft Res & Dev Inc	NMC939671	Humboldt
NFG 168	10/10/2006	Hycroft Res & Dev Inc	NMC939672	Humboldt
NFG 169	10/10/2006	Hycroft Res & Dev Inc	NMC939673	Humboldt
NFG 17	10/10/2006	Hycroft Res & Dev Inc	NMC939522	Humboldt
NFG 170	10/10/2006	Hycroft Res & Dev Inc	NMC939674	Humboldt
NFG 171	10/10/2006	Hycroft Res & Dev Inc	NMC939675	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NFG 172	10/10/2006	Hycroft Res & Dev Inc	NMC939676	Humboldt
NFG 173	10/10/2006	Hycroft Res & Dev Inc	NMC939677	Humboldt
NFG 174	10/10/2006	Hycroft Res & Dev Inc	NMC939678	Humboldt
NFG 175	10/10/2006	Hycroft Res & Dev Inc	NMC939679	Humboldt
NFG 176	10/10/2006	Hycroft Res & Dev Inc	NMC939680	Humboldt
NFG 177	10/10/2006	Hycroft Res & Dev Inc	NMC939681	Humboldt
NFG 178	10/10/2006	Hycroft Res & Dev Inc	NMC939682	Humboldt
NFG 179	10/10/2006	Hycroft Res & Dev Inc	NMC939683	Humboldt
NFG 18	10/10/2006	Hycroft Res & Dev Inc	NMC939523	Humboldt
NFG 180	10/10/2006	Hycroft Res & Dev Inc	NMC939684	Humboldt
NFG 181	10/10/2006	Hycroft Res & Dev Inc	NMC939685	Humboldt
NFG 182	10/10/2006	Hycroft Res & Dev Inc	NMC939686	Humboldt
NFG 183	10/10/2006	Hycroft Res & Dev Inc	NMC939687	Humboldt
NFG 184	10/10/2006	Hycroft Res & Dev Inc	NMC939688	Humboldt
NFG 185	10/10/2006	Hycroft Res & Dev Inc	NMC939689	Humboldt
NFG 186	10/10/2006	Hycroft Res & Dev Inc	NMC939690	Humboldt
NFG 187	10/10/2006	Hycroft Res & Dev Inc	NMC939691	Humboldt
NFG 19	10/10/2006	Hycroft Res & Dev Inc	NMC939524	Humboldt
NFG 2	10/10/2006	Hycroft Res & Dev Inc	NMC939507	Humboldt
NFG 20	10/10/2006	Hycroft Res & Dev Inc	NMC939525	Humboldt
NFG 21	10/10/2006	Hycroft Res & Dev Inc	NMC939526	Humboldt
NFG 22	10/10/2006	Hycroft Res & Dev Inc	NMC939527	Humboldt
NFG 23	10/10/2006	Hycroft Res & Dev Inc	NMC939528	Humboldt
NFG 24	10/10/2006	Hycroft Res & Dev Inc	NMC939529	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NFG 25	10/10/2006	Hycroft Res & Dev Inc	NMC939530	Humboldt
NFG 26	10/10/2006	Hycroft Res & Dev Inc	NMC939531	Humboldt
NFG 27	10/10/2006	Hycroft Res & Dev Inc	NMC939532	Humboldt
NFG 28	10/10/2006	Hycroft Res & Dev Inc	NMC939533	Humboldt
NFG 29	10/10/2006	Hycroft Res & Dev Inc	NMC939534	Humboldt
NFG 3	10/10/2006	Hycroft Res & Dev Inc	NMC939508	Humboldt
NFG 30	10/10/2006	Hycroft Res & Dev Inc	NMC939535	Humboldt
NFG 31	10/10/2006	Hycroft Res & Dev Inc	NMC939536	Humboldt
NFG 32	10/10/2006	Hycroft Res & Dev Inc	NMC939537	Humboldt
NFG 33	10/10/2006	Hycroft Res & Dev Inc	NMC939538	Humboldt
NFG 34	10/10/2006	Hycroft Res & Dev Inc	NMC939539	Humboldt
NFG 35	10/10/2006	Hycroft Res & Dev Inc	NMC939540	Humboldt
NFG 36	10/10/2006	Hycroft Res & Dev Inc	NMC939541	Humboldt
NFG 37	10/10/2006	Hycroft Res & Dev Inc	NMC939542	Humboldt
NFG 38	10/10/2006	Hycroft Res & Dev Inc	NMC939543	Humboldt
NFG 39	10/10/2006	Hycroft Res & Dev Inc	NMC939544	Humboldt
NFG 4	10/10/2006	Hycroft Res & Dev Inc	NMC939509	Humboldt
NFG 40	10/10/2006	Hycroft Res & Dev Inc	NMC939545	Humboldt
NFG 41	10/10/2006	Hycroft Res & Dev Inc	NMC939546	Humboldt
NFG 42	10/10/2006	Hycroft Res & Dev Inc	NMC939547	Humboldt
NFG 43	10/10/2006	Hycroft Res & Dev Inc	NMC939548	Humboldt
NFG 44	10/10/2006	Hycroft Res & Dev Inc	NMC939549	Humboldt
NFG 45	10/10/2006	Hycroft Res & Dev Inc	NMC939550	Humboldt
NFG 46	10/10/2006	Hycroft Res & Dev Inc	NMC939551	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NFG 47	10/10/2006	Hycroft Res & Dev Inc	NMC939552	Humboldt
NFG 48	10/10/2006	Hycroft Res & Dev Inc	NMC939553	Humboldt
NFG 49	10/10/2006	Hycroft Res & Dev Inc	NMC939554	Humboldt
NFG 5	10/10/2006	Hycroft Res & Dev Inc	NMC939510	Humboldt
NFG 50	10/10/2006	Hycroft Res & Dev Inc	NMC939555	Humboldt
NFG 51	10/10/2006	Hycroft Res & Dev Inc	NMC939556	Humboldt
NFG 52	10/10/2006	Hycroft Res & Dev Inc	NMC939557	Humboldt
NFG 53	10/10/2006	Hycroft Res & Dev Inc	NMC939558	Humboldt
NFG 54	10/10/2006	Hycroft Res & Dev Inc	NMC939559	Humboldt
NFG 55	10/10/2006	Hycroft Res & Dev Inc	NMC939560	Humboldt
NFG 56	10/10/2006	Hycroft Res & Dev Inc	NMC939561	Humboldt
NFG 57	10/10/2006	Hycroft Res & Dev Inc	NMC939562	Humboldt
NFG 58	10/10/2006	Hycroft Res & Dev Inc	NMC939563	Humboldt
NFG 59	10/10/2006	Hycroft Res & Dev Inc	NMC939564	Humboldt
NFG 6	10/10/2006	Hycroft Res & Dev Inc	NMC939511	Humboldt
NFG 60	10/10/2006	Hycroft Res & Dev Inc	NMC939565	Humboldt
NFG 61	10/10/2006	Hycroft Res & Dev Inc	NMC939566	Humboldt
NFG 62	10/10/2006	Hycroft Res & Dev Inc	NMC939567	Humboldt
NFG 63	10/10/2006	Hycroft Res & Dev Inc	NMC939568	Humboldt
NFG 64	10/10/2006	Hycroft Res & Dev Inc	NMC939569	Humboldt
NFG 65	10/10/2006	Hycroft Res & Dev Inc	NMC939570	Humboldt
NFG 66	10/10/2006	Hycroft Res & Dev Inc	NMC939571	Humboldt
NFG 67	10/10/2006	Hycroft Res & Dev Inc	NMC939572	Humboldt
NFG 68	10/10/2006	Hycroft Res & Dev Inc	NMC939573	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NFG 69	10/10/2006	Hycroft Res & Dev Inc	NMC939574	Humboldt
NFG 7	10/10/2006	Hycroft Res & Dev Inc	NMC939512	Humboldt
NFG 70	10/10/2006	Hycroft Res & Dev Inc	NMC939575	Humboldt
NFG 71	10/10/2006	Hycroft Res & Dev Inc	NMC939576	Humboldt
NFG 72	10/10/2006	Hycroft Res & Dev Inc	NMC939577	Humboldt
NFG 73	10/10/2006	Hycroft Res & Dev Inc	NMC939578	Humboldt
NFG 74	10/10/2006	Hycroft Res & Dev Inc	NMC939579	Humboldt
NFG 76	10/10/2006	Hycroft Res & Dev Inc	NMC939580	Humboldt
NFG 78	10/10/2006	Hycroft Res & Dev Inc	NMC939582	Humboldt
NFG 79	10/10/2006	Hycroft Res & Dev Inc	NMC939583	Humboldt
NFG 8	10/10/2006	Hycroft Res & Dev Inc	NMC939513	Humboldt
NFG 80	10/10/2006	Hycroft Res & Dev Inc	NMC939584	Humboldt
NFG 81	10/10/2006	Hycroft Res & Dev Inc	NMC939585	Humboldt
NFG 82	10/10/2006	Hycroft Res & Dev Inc	NMC939586	Humboldt
NFG 83	10/10/2006	Hycroft Res & Dev Inc	NMC939587	Humboldt
NFG 84	10/10/2006	Hycroft Res & Dev Inc	NMC939588	Humboldt
NFG 85	10/10/2006	Hycroft Res & Dev Inc	NMC939589	Humboldt
NFG 86	10/10/2006	Hycroft Res & Dev Inc	NMC939590	Humboldt
NFG 87	10/10/2006	Hycroft Res & Dev Inc	NMC939591	Humboldt
NFG 88	10/10/2006	Hycroft Res & Dev Inc	NMC939592	Humboldt
NFG 89	10/10/2006	Hycroft Res & Dev Inc	NMC939593	Humboldt
NFG 9	10/10/2006	Hycroft Res & Dev Inc	NMC939514	Humboldt
NFG 90	10/10/2006	Hycroft Res & Dev Inc	NMC939594	Humboldt
NFG 91	10/10/2006	Hycroft Res & Dev Inc	NMC939595	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NFG 92	10/10/2006	Hycroft Res & Dev Inc	NMC939596	Humboldt
NFG 93	10/10/2006	Hycroft Res & Dev Inc	NMC939597	Humboldt
NFG 94	10/10/2006	Hycroft Res & Dev Inc	NMC939598	Humboldt
NFG 95	10/10/2006	Hycroft Res & Dev Inc	NMC939599	Humboldt
NFG 96	10/10/2006	Hycroft Res & Dev Inc	NMC939600	Humboldt
NFG 97	10/10/2006	Hycroft Res & Dev Inc	NMC939601	Humboldt
NFG 98	10/10/2006	Hycroft Res & Dev Inc	NMC939602	Humboldt
NFG 99	10/10/2006	Hycroft Res & Dev Inc	NMC939603	Humboldt
NFG77	10/10/2006	Hycroft Res & Dev Inc	NMC939581	Humboldt
NFRA 1	11/07/2007	Victory Exploration Inc.	NMC977833	Humboldt
NFRA 2	11/07/2007	Victory Exploration Inc.	NMC977834	Humboldt
NFRA 20	11/08/2007	Victory Exploration Inc.	NMC977852	Humboldt
NFRA 3	11/07/2007	Victory Exploration Inc.	NMC977835	Humboldt
NFRA16	11/07/2007	Victory Exploration Inc.	NMC977848	Humboldt
NFRA17	11/07/2007	Victory Exploration Inc.	NMC977849	Humboldt
NFRA18	11/07/2007	Victory Exploration Inc.	NMC977850	Humboldt
NFRA19	11/07/2007	Victory Exploration Inc.	NMC977851	Humboldt
NH 1	5/04/2008	Hycroft Res & Dev Inc	NMC990154	Humboldt
NH 10	5/04/2008	Hycroft Res & Dev Inc	NMC990163	Humboldt
NH 100	5/03/2008	Hycroft Res & Dev Inc	NMC990253	Humboldt
NH 101	5/03/2008	Hycroft Res & Dev Inc	NMC990254	Humboldt
NH 102	5/03/2008	Hycroft Res & Dev Inc	NMC990255	Humboldt
NH 103	5/03/2008	Hycroft Res & Dev Inc	NMC990256	Humboldt
NH 104	5/03/2008	Hycroft Res & Dev Inc	NMC990257	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 105	5/03/2008	Hycroft Res & Dev Inc	NMC990258	Humboldt
NH 106	5/03/2008	Hycroft Res & Dev Inc	NMC990259	Humboldt
NH 107	5/03/2008	Hycroft Res & Dev Inc	NMC990260	Humboldt
NH 108	5/03/2008	Hycroft Res & Dev Inc	NMC990261	Humboldt
NH 109	5/03/2008	Hycroft Res & Dev Inc	NMC990262	Humboldt
NH 11	5/04/2008	Hycroft Res & Dev Inc	NMC990164	Humboldt
NH 110	5/03/2008	Hycroft Res & Dev Inc	NMC990263	Humboldt
NH 111	5/03/2008	Hycroft Res & Dev Inc	NMC990264	Humboldt
NH 112	5/03/2008	Hycroft Res & Dev Inc	NMC990265	Humboldt
NH 113	5/03/2008	Hycroft Res & Dev Inc	NMC990266	Humboldt
NH 114	5/03/2008	Hycroft Res & Dev Inc	NMC990267	Humboldt
NH 115	5/03/2008	Hycroft Res & Dev Inc	NMC990268	Humboldt
NH 116	5/03/2008	Hycroft Res & Dev Inc	NMC990269	Humboldt
NH 117	5/03/2008	Hycroft Res & Dev Inc	NMC990270	Humboldt
NH 118	5/03/2008	Hycroft Res & Dev Inc	NMC990271	Humboldt
NH 119	5/03/2008	Hycroft Res & Dev Inc	NMC990272	Humboldt
NH 12	5/04/2008	Hycroft Res & Dev Inc	NMC990165	Humboldt
NH 120	5/03/2008	Hycroft Res & Dev Inc	NMC990273	Humboldt
NH 121	5/03/2008	Hycroft Res & Dev Inc	NMC990274	Humboldt
NH 122	5/03/2008	Hycroft Res & Dev Inc	NMC990275	Humboldt
NH 123	5/03/2008	Hycroft Res & Dev Inc	NMC990276	Humboldt
NH 124	5/03/2008	Hycroft Res & Dev Inc	NMC990277	Humboldt
NH 125	5/03/2008	Hycroft Res & Dev Inc	NMC990278	Humboldt
NH 126	5/03/2008	Hycroft Res & Dev Inc	NMC990279	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 127	5/03/2008	Hycroft Res & Dev Inc	NMC990280	Humboldt
NH 128	5/03/2008	Hycroft Res & Dev Inc	NMC990281	Humboldt
NH 129	5/03/2008	Hycroft Res & Dev Inc	NMC990282	Humboldt
NH 13	5/04/2008	Hycroft Res & Dev Inc	NMC990166	Humboldt
NH 130	5/03/2008	Hycroft Res & Dev Inc	NMC990283	Humboldt
NH 131	5/03/2008	Hycroft Res & Dev Inc	NMC990284	Humboldt
NH 132	5/03/2008	Hycroft Res & Dev Inc	NMC990285	Humboldt
NH 133	5/03/2008	Hycroft Res & Dev Inc	NMC990286	Humboldt
NH 134	5/03/2008	Hycroft Res & Dev Inc	NMC990287	Humboldt
NH 135	5/03/2008	Hycroft Res & Dev Inc	NMC990288	Humboldt
NH 136	5/03/2008	Hycroft Res & Dev Inc	NMC990289	Humboldt
NH 137	5/03/2008	Hycroft Res & Dev Inc	NMC990290	Humboldt
NH 138	5/03/2008	Hycroft Res & Dev Inc	NMC990291	Humboldt
NH 139	5/03/2008	Hycroft Res & Dev Inc	NMC990292	Humboldt
NH 14	5/04/2008	Hycroft Res & Dev Inc	NMC990167	Humboldt
NH 140	5/03/2008	Hycroft Res & Dev Inc	NMC990293	Humboldt
NH 141	5/03/2008	Hycroft Res & Dev Inc	NMC990294	Humboldt
NH 142	5/03/2008	Hycroft Res & Dev Inc	NMC990295	Humboldt
NH 143	5/03/2008	Hycroft Res & Dev Inc	NMC990296	Humboldt
NH 144	5/03/2008	Hycroft Res & Dev Inc	NMC990297	Humboldt
NH 145	5/03/2008	Hycroft Res & Dev Inc	NMC990298	Humboldt
NH 146	5/03/2008	Hycroft Res & Dev Inc	NMC990299	Humboldt
NH 147	5/03/2008	Hycroft Res & Dev Inc	NMC990300	Humboldt
NH 148	5/03/2008	Hycroft Res & Dev Inc	NMC990301	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 149	5/03/2008	Hycroft Res & Dev Inc	NMC990302	Humboldt
NH 15	5/04/2008	Hycroft Res & Dev Inc	NMC990168	Humboldt
NH 150	5/03/2008	Hycroft Res & Dev Inc	NMC990303	Humboldt
NH 151	5/02/2008	Hycroft Res & Dev Inc	NMC990304	Humboldt
NH 152	5/02/2008	Hycroft Res & Dev Inc	NMC990305	Humboldt
NH 153	5/02/2008	Hycroft Res & Dev Inc	NMC990306	Humboldt
NH 154	5/02/2008	Hycroft Res & Dev Inc	NMC990307	Humboldt
NH 155	5/02/2008	Hycroft Res & Dev Inc	NMC990308	Humboldt
NH 156	5/02/2008	Hycroft Res & Dev Inc	NMC990309	Humboldt
NH 157	5/02/2008	Hycroft Res & Dev Inc	NMC990310	Humboldt
NH 158	5/02/2008	Hycroft Res & Dev Inc	NMC990311	Humboldt
NH 159	5/02/2008	Hycroft Res & Dev Inc	NMC990312	Humboldt
NH 16	5/04/2008	Hycroft Res & Dev Inc	NMC990169	Humboldt
NH 160	5/02/2008	Hycroft Res & Dev Inc	NMC990313	Humboldt
NH 161	5/02/2008	Hycroft Res & Dev Inc	NMC990314	Humboldt
NH 162	5/02/2008	Hycroft Res & Dev Inc	NMC990315	Humboldt
NH 163	5/02/2008	Hycroft Res & Dev Inc	NMC990316	Humboldt
NH 164	5/02/2008	Hycroft Res & Dev Inc	NMC990317	Humboldt
NH 165	5/02/2008	Hycroft Res & Dev Inc	NMC990318	Humboldt
NH 166	5/02/2008	Hycroft Res & Dev Inc	NMC990319	Humboldt
NH 167	5/02/2008	Hycroft Res & Dev Inc	NMC990320	Humboldt
NH 168	5/02/2008	Hycroft Res & Dev Inc	NMC990321	Humboldt
NH 169	5/02/2008	Hycroft Res & Dev Inc	NMC990322	Humboldt
NH 17	5/04/2008	Hycroft Res & Dev Inc	NMC990170	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 170	5/02/2008	Hycroft Res & Dev Inc	NMC990323	Humboldt
NH 171	5/02/2008	Hycroft Res & Dev Inc	NMC990324	Humboldt
NH 172	5/02/2008	Hycroft Res & Dev Inc	NMC990325	Humboldt
NH 173	5/02/2008	Hycroft Res & Dev Inc	NMC990326	Humboldt
NH 174	5/02/2008	Hycroft Res & Dev Inc	NMC990327	Humboldt
NH 175	5/02/2008	Hycroft Res & Dev Inc	NMC990328	Humboldt
NH 176	5/02/2008	Hycroft Res & Dev Inc	NMC990329	Humboldt
NH 177	5/02/2008	Hycroft Res & Dev Inc	NMC990330	Humboldt
NH 178	5/02/2008	Hycroft Res & Dev Inc	NMC990331	Humboldt
NH 179	5/02/2008	Hycroft Res & Dev Inc	NMC990332	Humboldt
NH 18	5/04/2008	Hycroft Res & Dev Inc	NMC990171	Humboldt
NH 180	5/02/2008	Hycroft Res & Dev Inc	NMC990333	Humboldt
NH 181	5/02/2008	Hycroft Res & Dev Inc	NMC990334	Humboldt
NH 182	5/02/2008	Hycroft Res & Dev Inc	NMC990335	Humboldt
NH 183	5/02/2008	Hycroft Res & Dev Inc	NMC990336	Humboldt
NH 184	5/02/2008	Hycroft Res & Dev Inc	NMC990337	Humboldt
NH 185	5/02/2008	Hycroft Res & Dev Inc	NMC990338	Humboldt
NH 186	5/02/2008	Hycroft Res & Dev Inc	NMC990339	Humboldt
NH 187	5/02/2008	Hycroft Res & Dev Inc	NMC990340	Humboldt
NH 188	5/02/2008	Hycroft Res & Dev Inc	NMC990341	Humboldt
NH 189	5/02/2008	Hycroft Res & Dev Inc	NMC990342	Humboldt
NH 19	5/04/2008	Hycroft Res & Dev Inc	NMC990172	Humboldt
NH 190	5/02/2008	Hycroft Res & Dev Inc	NMC990343	Humboldt
NH 191	5/02/2008	Hycroft Res & Dev Inc	NMC990344	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 192	5/02/2008	Hycroft Res & Dev Inc	NMC990345	Humboldt
NH 193	5/02/2008	Hycroft Res & Dev Inc	NMC990346	Humboldt
NH 194	5/02/2008	Hycroft Res & Dev Inc	NMC990347	Humboldt
NH 195	5/02/2008	Hycroft Res & Dev Inc	NMC990348	Humboldt
NH 196	5/02/2008	Hycroft Res & Dev Inc	NMC990349	Humboldt
NH 197	5/02/2008	Hycroft Res & Dev Inc	NMC990350	Humboldt
NH 198	5/02/2008	Hycroft Res & Dev Inc	NMC990351	Humboldt
NH 199	5/02/2008	Hycroft Res & Dev Inc	NMC990352	Humboldt
NH 2	5/04/2008	Hycroft Res & Dev Inc	NMC990155	Humboldt
NH 20	5/04/2008	Hycroft Res & Dev Inc	NMC990173	Humboldt
NH 200	5/02/2008	Hycroft Res & Dev Inc	NMC990353	Humboldt
NH 201	5/02/2008	Hycroft Res & Dev Inc	NMC990354	Humboldt
NH 202	5/02/2008	Hycroft Res & Dev Inc	NMC990355	Humboldt
NH 203	5/02/2008	Hycroft Res & Dev Inc	NMC990356	Humboldt
NH 204	5/02/2008	Hycroft Res & Dev Inc	NMC990357	Humboldt
NH 205	5/02/2008	Hycroft Res & Dev Inc	NMC990358	Humboldt
NH 206	5/02/2008	Hycroft Res & Dev Inc	NMC990359	Humboldt
NH 207	5/02/2008	Hycroft Res & Dev Inc	NMC990360	Humboldt
NH 208	5/02/2008	Hycroft Res & Dev Inc	NMC990361	Humboldt
NH 209	5/02/2008	Hycroft Res & Dev Inc	NMC990362	Humboldt
NH 21	5/04/2008	Hycroft Res & Dev Inc	NMC990174	Humboldt
NH 210	5/02/2008	Hycroft Res & Dev Inc	NMC990363	Humboldt
NH 211	5/02/2008	Hycroft Res & Dev Inc	NMC990364	Humboldt
NH 212	5/02/2008	Hycroft Res & Dev Inc	NMC990365	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 213	5/02/2008	Hycroft Res & Dev Inc	NMC990366	Humboldt
NH 214	5/02/2008	Hycroft Res & Dev Inc	NMC990367	Humboldt
NH 215	5/02/2008	Hycroft Res & Dev Inc	NMC990368	Humboldt
NH 216	5/02/2008	Hycroft Res & Dev Inc	NMC990369	Humboldt
NH 217	5/02/2008	Hycroft Res & Dev Inc	NMC990370	Humboldt
NH 218	5/02/2008	Hycroft Res & Dev Inc	NMC990371	Humboldt
NH 219	5/02/2008	Hycroft Res & Dev Inc	NMC990372	Humboldt
NH 22	5/04/2008	Hycroft Res & Dev Inc	NMC990175	Humboldt
NH 220	5/02/2008	Hycroft Res & Dev Inc	NMC990373	Humboldt
NH 221	5/02/2008	Hycroft Res & Dev Inc	NMC990374	Humboldt
NH 222	5/02/2008	Hycroft Res & Dev Inc	NMC990375	Humboldt
NH 223	5/02/2008	Hycroft Res & Dev Inc	NMC990376	Humboldt
NH 224	5/02/2008	Hycroft Res & Dev Inc	NMC990377	Humboldt
NH 225	5/02/2008	Hycroft Res & Dev Inc	NMC990378	Humboldt
NH 226	5/02/2008	Hycroft Res & Dev Inc	NMC990379	Humboldt
NH 227	5/02/2008	Hycroft Res & Dev Inc	NMC990380	Humboldt
NH 228	5/02/2008	Hycroft Res & Dev Inc	NMC990381	Humboldt
NH 229	5/02/2008	Hycroft Res & Dev Inc	NMC990382	Humboldt
NH 23	5/04/2008	Hycroft Res & Dev Inc	NMC990176	Humboldt
NH 230	5/02/2008	Hycroft Res & Dev Inc	NMC990383	Humboldt
NH 231	5/02/2008	Hycroft Res & Dev Inc	NMC990384	Humboldt
NH 232	5/02/2008	Hycroft Res & Dev Inc	NMC990385	Humboldt
NH 233	5/02/2008	Hycroft Res & Dev Inc	NMC990386	Humboldt
NH 234	5/02/2008	Hycroft Res & Dev Inc	NMC990387	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 235	5/02/2008	Hycroft Res & Dev Inc	NMC990388	Humboldt
NH 236	5/02/2008	Hycroft Res & Dev Inc	NMC990389	Humboldt
NH 237	5/02/2008	Hycroft Res & Dev Inc	NMC990390	Humboldt
NH 238	5/02/2008	Hycroft Res & Dev Inc	NMC990391	Humboldt
NH 239	5/02/2008	Hycroft Res & Dev Inc	NMC990392	Humboldt
NH 24	5/04/2008	Hycroft Res & Dev Inc	NMC990177	Humboldt
NH 240	5/02/2008	Hycroft Res & Dev Inc	NMC990393	Humboldt
NH 241	5/02/2008	Hycroft Res & Dev Inc	NMC990394	Humboldt
NH 242	5/02/2008	Hycroft Res & Dev Inc	NMC990395	Humboldt
NH 243	5/02/2008	Hycroft Res & Dev Inc	NMC990396	Humboldt
NH 244	5/02/2008	Hycroft Res & Dev Inc	NMC990397	Humboldt
NH 245	5/02/2008	Hycroft Res & Dev Inc	NMC990398	Humboldt
NH 246	5/02/2008	Hycroft Res & Dev Inc	NMC990399	Humboldt
NH 247	5/02/2008	Hycroft Res & Dev Inc	NMC990400	Humboldt
NH 248	5/02/2008	Hycroft Res & Dev Inc	NMC990401	Humboldt
NH 249	5/02/2008	Hycroft Res & Dev Inc	NMC990402	Humboldt
NH 25	5/04/2008	Hycroft Res & Dev Inc	NMC990178	Humboldt
NH 250	5/02/2008	Hycroft Res & Dev Inc	NMC990403	Humboldt
NH 251	5/02/2008	Hycroft Res & Dev Inc	NMC990404	Humboldt
NH 252	5/02/2008	Hycroft Res & Dev Inc	NMC990405	Humboldt
NH 253	5/02/2008	Hycroft Res & Dev Inc	NMC990406	Humboldt
NH 254	5/02/2008	Hycroft Res & Dev Inc	NMC990407	Humboldt
NH 255	5/01/2008	Hycroft Res & Dev Inc	NMC990408	Humboldt
NH 256	5/01/2008	Hycroft Res & Dev Inc	NMC990409	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 257	5/01/2008	Hycroft Res & Dev Inc	NMC990410	Humboldt
NH 258	5/01/2008	Hycroft Res & Dev Inc	NMC990411	Humboldt
NH 259	5/01/2008	Hycroft Res & Dev Inc	NMC990412	Humboldt
NH 26	5/04/2008	Hycroft Res & Dev Inc	NMC990179	Humboldt
NH 260	5/01/2008	Hycroft Res & Dev Inc	NMC990413	Humboldt
NH 261	5/01/2008	Hycroft Res & Dev Inc	NMC990414	Humboldt
NH 262	5/01/2008	Hycroft Res & Dev Inc	NMC990415	Humboldt
NH 263	5/01/2008	Hycroft Res & Dev Inc	NMC990416	Humboldt
NH 264	5/01/2008	Hycroft Res & Dev Inc	NMC990417	Humboldt
NH 265	5/01/2008	Hycroft Res & Dev Inc	NMC990418	Humboldt
NH 266	5/01/2008	Hycroft Res & Dev Inc	NMC990419	Humboldt
NH 267	5/01/2008	Hycroft Res & Dev Inc	NMC990420	Humboldt
NH 268	5/01/2008	Hycroft Res & Dev Inc	NMC990421	Humboldt
NH 269	5/01/2008	Hycroft Res & Dev Inc	NMC990422	Humboldt
NH 27	5/04/2008	Hycroft Res & Dev Inc	NMC990180	Humboldt
NH 270	5/01/2008	Hycroft Res & Dev Inc	NMC990423	Humboldt
NH 271	5/01/2008	Hycroft Res & Dev Inc	NMC990424	Humboldt
NH 272	5/01/2008	Hycroft Res & Dev Inc	NMC990425	Humboldt
NH 273	5/01/2008	Hycroft Res & Dev Inc	NMC990426	Humboldt
NH 274	5/01/2008	Hycroft Res & Dev Inc	NMC990427	Humboldt
NH 275	5/01/2008	Hycroft Res & Dev Inc	NMC990428	Humboldt
NH 276	5/01/2008	Hycroft Res & Dev Inc	NMC990429	Humboldt
NH 277	5/01/2008	Hycroft Res & Dev Inc	NMC990430	Humboldt
NH 278	5/01/2008	Hycroft Res & Dev Inc	NMC990431	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 279	5/01/2008	Hycroft Res & Dev Inc	NMC990432	Humboldt
NH 28	5/04/2008	Hycroft Res & Dev Inc	NMC990181	Humboldt
NH 280	5/01/2008	Hycroft Res & Dev Inc	NMC990433	Humboldt
NH 281	5/01/2008	Hycroft Res & Dev Inc	NMC990434	Humboldt
NH 282	5/01/2008	Hycroft Res & Dev Inc	NMC990435	Humboldt
NH 283	5/01/2008	Hycroft Res & Dev Inc	NMC990436	Humboldt
NH 284	5/01/2008	Hycroft Res & Dev Inc	NMC990437	Humboldt
NH 285	5/01/2008	Hycroft Res & Dev Inc	NMC990438	Humboldt
NH 286	5/01/2008	Hycroft Res & Dev Inc	NMC990439	Humboldt
NH 287	5/01/2008	Hycroft Res & Dev Inc	NMC990440	Humboldt
NH 288	5/01/2008	Hycroft Res & Dev Inc	NMC990441	Humboldt
NH 289	5/01/2008	Hycroft Res & Dev Inc	NMC990442	Humboldt
NH 29	5/04/2008	Hycroft Res & Dev Inc	NMC990182	Humboldt
NH 290	5/01/2008	Hycroft Res & Dev Inc	NMC990443	Humboldt
NH 291	5/01/2008	Hycroft Res & Dev Inc	NMC990444	Humboldt
NH 292	5/01/2008	Hycroft Res & Dev Inc	NMC990445	Humboldt
NH 293	5/01/2008	Hycroft Res & Dev Inc	NMC990446	Humboldt
NH 294	5/01/2008	Hycroft Res & Dev Inc	NMC990447	Humboldt
NH 295	5/01/2008	Hycroft Res & Dev Inc	NMC990448	Humboldt
NH 296	5/01/2008	Hycroft Res & Dev Inc	NMC990449	Humboldt
NH 297	5/01/2008	Hycroft Res & Dev Inc	NMC990450	Humboldt
NH 298	5/01/2008	Hycroft Res & Dev Inc	NMC990451	Humboldt
NH 299	5/01/2008	Hycroft Res & Dev Inc	NMC990452	Humboldt
NH 3	5/04/2008	Hycroft Res & Dev Inc	NMC990156	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 30	5/04/2008	Hycroft Res & Dev Inc	NMC990183	Humboldt
NH 300	5/01/2008	Hycroft Res & Dev Inc	NMC990453	Humboldt
NH 301	5/01/2008	Hycroft Res & Dev Inc	NMC990454	Humboldt
NH 302	5/01/2008	Hycroft Res & Dev Inc	NMC990455	Humboldt
NH 303	5/01/2008	Hycroft Res & Dev Inc	NMC990456	Humboldt
NH 304	5/01/2008	Hycroft Res & Dev Inc	NMC990457	Humboldt
NH 305	5/01/2008	Hycroft Res & Dev Inc	NMC990458	Humboldt
NH 306	5/01/2008	Hycroft Res & Dev Inc	NMC990459	Humboldt
NH 307	5/01/2008	Hycroft Res & Dev Inc	NMC990460	Humboldt
NH 308	5/01/2008	Hycroft Res & Dev Inc	NMC990461	Humboldt
NH 309	5/01/2008	Hycroft Res & Dev Inc	NMC990462	Humboldt
NH 31	5/04/2008	Hycroft Res & Dev Inc	NMC990184	Humboldt
NH 310	5/01/2008	Hycroft Res & Dev Inc	NMC990463	Humboldt
NH 311	5/01/2008	Hycroft Res & Dev Inc	NMC990464	Humboldt
NH 312	5/01/2008	Hycroft Res & Dev Inc	NMC990465	Humboldt
NH 313	5/01/2008	Hycroft Res & Dev Inc	NMC990466	Humboldt
NH 314	5/01/2008	Hycroft Res & Dev Inc	NMC990467	Humboldt
NH 315	5/01/2008	Hycroft Res & Dev Inc	NMC990468	Humboldt
NH 316	5/01/2008	Hycroft Res & Dev Inc	NMC990469	Humboldt
NH 317	5/01/2008	Hycroft Res & Dev Inc	NMC990470	Humboldt
NH 318	5/01/2008	Hycroft Res & Dev Inc	NMC990471	Humboldt
NH 319	5/01/2008	Hycroft Res & Dev Inc	NMC990472	Humboldt
NH 32	5/04/2008	Hycroft Res & Dev Inc	NMC990185	Humboldt
NH 320	5/01/2008	Hycroft Res & Dev Inc	NMC990473	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 321	5/01/2008	Hycroft Res & Dev Inc	NMC990474	Humboldt
NH 322	5/01/2008	Hycroft Res & Dev Inc	NMC990475	Humboldt
NH 323	5/01/2008	Hycroft Res & Dev Inc	NMC990476	Humboldt
NH 324	5/01/2008	Hycroft Res & Dev Inc	NMC990477	Humboldt
NH 325	5/01/2008	Hycroft Res & Dev Inc	NMC990478	Humboldt
NH 326	5/01/2008	Hycroft Res & Dev Inc	NMC990479	Humboldt
NH 327	5/01/2008	Hycroft Res & Dev Inc	NMC990480	Humboldt
NH 328	5/01/2008	Hycroft Res & Dev Inc	NMC990481	Humboldt
NH 329	5/01/2008	Hycroft Res & Dev Inc	NMC990482	Humboldt
NH 33	5/04/2008	Hycroft Res & Dev Inc	NMC990186	Humboldt
NH 330	5/01/2008	Hycroft Res & Dev Inc	NMC990483	Humboldt
NH 331	5/01/2008	Hycroft Res & Dev Inc	NMC990484	Humboldt
NH 332	5/01/2008	Hycroft Res & Dev Inc	NMC990485	Humboldt
NH 333	5/01/2008	Hycroft Res & Dev Inc	NMC990486	Humboldt
NH 334	5/01/2008	Hycroft Res & Dev Inc	NMC990487	Humboldt
NH 335	5/01/2008	Hycroft Res & Dev Inc	NMC990488	Humboldt
NH 336	5/01/2008	Hycroft Res & Dev Inc	NMC990489	Humboldt
NH 337	5/01/2008	Hycroft Res & Dev Inc	NMC990490	Humboldt
NH 338	5/01/2008	Hycroft Res & Dev Inc	NMC990491	Humboldt
NH 339	5/01/2008	Hycroft Res & Dev Inc	NMC990492	Humboldt
NH 34	5/04/2008	Hycroft Res & Dev Inc	NMC990187	Humboldt
NH 340	5/01/2008	Hycroft Res & Dev Inc	NMC990493	Humboldt
NH 341	5/01/2008	Hycroft Res & Dev Inc	NMC990494	Humboldt
NH 342	5/01/2008	Hycroft Res & Dev Inc	NMC990495	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 343	5/01/2008	Hycroft Res & Dev Inc	NMC990496	Humboldt
NH 344	5/01/2008	Hycroft Res & Dev Inc	NMC990497	Humboldt
NH 345	5/01/2008	Hycroft Res & Dev Inc	NMC990498	Humboldt
NH 346	5/01/2008	Hycroft Res & Dev Inc	NMC990499	Humboldt
NH 347	5/01/2008	Hycroft Res & Dev Inc	NMC990500	Humboldt
NH 348	5/01/2008	Hycroft Res & Dev Inc	NMC990501	Humboldt
NH 349	5/01/2008	Hycroft Res & Dev Inc	NMC990502	Humboldt
NH 35	5/04/2008	Hycroft Res & Dev Inc	NMC990188	Humboldt
NH 350	5/01/2008	Hycroft Res & Dev Inc	NMC990503	Humboldt
NH 351	5/01/2008	Hycroft Res & Dev Inc	NMC990504	Humboldt
NH 352	5/01/2008	Hycroft Res & Dev Inc	NMC990505	Humboldt
NH 353	5/01/2008	Hycroft Res & Dev Inc	NMC990506	Humboldt
NH 354	5/01/2008	Hycroft Res & Dev Inc	NMC990507	Humboldt
NH 355	5/01/2008	Hycroft Res & Dev Inc	NMC990508	Humboldt
NH 356	5/01/2008	Hycroft Res & Dev Inc	NMC990509	Humboldt
NH 357	5/01/2008	Hycroft Res & Dev Inc	NMC990510	Humboldt
NH 358	5/01/2008	Hycroft Res & Dev Inc	NMC990511	Humboldt
NH 359	4/28/2008	Hycroft Res & Dev Inc	NMC990512	Humboldt
NH 36	5/04/2008	Hycroft Res & Dev Inc	NMC990189	Humboldt
NH 360	4/28/2008	Hycroft Res & Dev Inc	NMC990513	Humboldt
NH 361	4/28/2008	Hycroft Res & Dev Inc	NMC990514	Humboldt
NH 362	4/28/2008	Hycroft Res & Dev Inc	NMC990515	Humboldt
NH 363	4/28/2008	Hycroft Res & Dev Inc	NMC990516	Humboldt
NH 364	4/28/2008	Hycroft Res & Dev Inc	NMC990517	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 365	4/28/2008	Hycroft Res & Dev Inc	NMC990518	Humboldt
NH 366	4/28/2008	Hycroft Res & Dev Inc	NMC990519	Humboldt
NH 367	4/28/2008	Hycroft Res & Dev Inc	NMC990520	Humboldt
NH 368	4/28/2008	Hycroft Res & Dev Inc	NMC990521	Humboldt
NH 369	4/28/2008	Hycroft Res & Dev Inc	NMC990522	Humboldt
NH 37	5/04/2008	Hycroft Res & Dev Inc	NMC990190	Humboldt
NH 370	4/28/2008	Hycroft Res & Dev Inc	NMC990523	Humboldt
NH 371	4/28/2008	Hycroft Res & Dev Inc	NMC990524	Humboldt
NH 372	4/28/2008	Hycroft Res & Dev Inc	NMC990525	Humboldt
NH 373	4/28/2008	Hycroft Res & Dev Inc	NMC990526	Humboldt
NH 374	4/28/2008	Hycroft Res & Dev Inc	NMC990527	Humboldt
NH 375	4/28/2008	Hycroft Res & Dev Inc	NMC990528	Humboldt
NH 376	4/28/2008	Hycroft Res & Dev Inc	NMC990529	Humboldt
NH 377	4/28/2008	Hycroft Res & Dev Inc	NMC990530	Humboldt
NH 378	4/28/2008	Hycroft Res & Dev Inc	NMC990531	Humboldt
NH 379	4/28/2008	Hycroft Res & Dev Inc	NMC990532	Humboldt
NH 38	5/04/2008	Hycroft Res & Dev Inc	NMC990191	Humboldt
NH 380	4/28/2008	Hycroft Res & Dev Inc	NMC990533	Humboldt
NH 381	4/28/2008	Hycroft Res & Dev Inc	NMC990534	Humboldt
NH 382	4/28/2008	Hycroft Res & Dev Inc	NMC990535	Humboldt
NH 383	4/28/2008	Hycroft Res & Dev Inc	NMC990536	Humboldt
NH 384	4/28/2008	Hycroft Res & Dev Inc	NMC990537	Humboldt
NH 385	4/28/2008	Hycroft Res & Dev Inc	NMC990538	Humboldt
NH 386	4/28/2008	Hycroft Res & Dev Inc	NMC990539	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 387	4/28/2008	Hycroft Res & Dev Inc	NMC990540	Humboldt
NH 388	4/28/2008	Hycroft Res & Dev Inc	NMC990541	Humboldt
NH 389	4/28/2008	Hycroft Res & Dev Inc	NMC990542	Humboldt
NH 39	5/04/2008	Hycroft Res & Dev Inc	NMC990192	Humboldt
NH 390	4/28/2008	Hycroft Res & Dev Inc	NMC990543	Humboldt
NH 391	4/28/2008	Hycroft Res & Dev Inc	NMC990544	Humboldt
NH 392	4/28/2008	Hycroft Res & Dev Inc	NMC990545	Humboldt
NH 393	4/28/2008	Hycroft Res & Dev Inc	NMC990546	Humboldt
NH 394	4/28/2008	Hycroft Res & Dev Inc	NMC990547	Humboldt
NH 395	4/28/2008	Hycroft Res & Dev Inc	NMC990548	Humboldt
NH 396	4/28/2008	Hycroft Res & Dev Inc	NMC990549	Humboldt
NH 397	4/28/2008	Hycroft Res & Dev Inc	NMC990550	Humboldt
NH 398	4/28/2008	Hycroft Res & Dev Inc	NMC990551	Humboldt
NH 399	4/28/2008	Hycroft Res & Dev Inc	NMC990552	Humboldt
NH 4	5/04/2008	Hycroft Res & Dev Inc	NMC990157	Humboldt
NH 40	5/04/2008	Hycroft Res & Dev Inc	NMC990193	Humboldt
NH 400	4/28/2008	Hycroft Res & Dev Inc	NMC990553	Humboldt
NH 401	4/28/2008	Hycroft Res & Dev Inc	NMC990554	Humboldt
NH 402	4/28/2008	Hycroft Res & Dev Inc	NMC990555	Humboldt
NH 403	4/28/2008	Hycroft Res & Dev Inc	NMC990556	Humboldt
NH 404	4/28/2008	Hycroft Res & Dev Inc	NMC990557	Humboldt
NH 405	4/28/2008	Hycroft Res & Dev Inc	NMC990558	Humboldt
NH 406	4/28/2008	Hycroft Res & Dev Inc	NMC990559	Humboldt
NH 407	4/28/2008	Hycroft Res & Dev Inc	NMC990560	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 408	4/28/2008	Hycroft Res & Dev Inc	NMC990561	Humboldt
NH 409	4/28/2008	Hycroft Res & Dev Inc	NMC990562	Humboldt
NH 41	5/04/2008	Hycroft Res & Dev Inc	NMC990194	Humboldt
NH 410	4/28/2008	Hycroft Res & Dev Inc	NMC990563	Humboldt
NH 411	4/28/2008	Hycroft Res & Dev Inc	NMC990564	Humboldt
NH 412	4/28/2008	Hycroft Res & Dev Inc	NMC990565	Humboldt
NH 413	4/28/2008	Hycroft Res & Dev Inc	NMC990566	Humboldt
NH 414	4/28/2008	Hycroft Res & Dev Inc	NMC990567	Humboldt
NH 415	4/28/2008	Hycroft Res & Dev Inc	NMC990568	Humboldt
NH 416	4/28/2008	Hycroft Res & Dev Inc	NMC990569	Humboldt
NH 417	4/28/2008	Hycroft Res & Dev Inc	NMC990570	Humboldt
NH 418	4/28/2008	Hycroft Res & Dev Inc	NMC990571	Humboldt
NH 419	4/28/2008	Hycroft Res & Dev Inc	NMC990572	Humboldt
NH 42	5/04/2008	Hycroft Res & Dev Inc	NMC990195	Humboldt
NH 420	4/28/2008	Hycroft Res & Dev Inc	NMC990573	Humboldt
NH 421	4/28/2008	Hycroft Res & Dev Inc	NMC990574	Humboldt
NH 422	4/28/2008	Hycroft Res & Dev Inc	NMC990575	Humboldt
NH 423	4/28/2008	Hycroft Res & Dev Inc	NMC990576	Humboldt
NH 424	4/28/2008	Hycroft Res & Dev Inc	NMC990577	Humboldt
NH 425	4/28/2008	Hycroft Res & Dev Inc	NMC990578	Humboldt
NH 426	4/28/2008	Hycroft Res & Dev Inc	NMC990579	Humboldt
NH 427	4/28/2008	Hycroft Res & Dev Inc	NMC990580	Humboldt
NH 428	4/28/2008	Hycroft Res & Dev Inc	NMC990581	Humboldt
NH 429	4/28/2008	Hycroft Res & Dev Inc	NMC990582	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 43	5/04/2008	Hycroft Res & Dev Inc	NMC990196	Humboldt
NH 430	4/28/2008	Hycroft Res & Dev Inc	NMC990583	Humboldt
NH 431	4/28/2008	Hycroft Res & Dev Inc	NMC990584	Humboldt
NH 436	4/28/2008	Hycroft Res & Dev Inc	NMC990589	Humboldt
NH 44	5/04/2008	Hycroft Res & Dev Inc	NMC990197	Humboldt
NH 440	4/28/2008	Hycroft Res & Dev Inc	NMC990593	Humboldt
NH 441	4/28/2008	Hycroft Res & Dev Inc	NMC990594	Humboldt
NH 444	4/28/2008	Hycroft Res & Dev Inc	NMC990597	Humboldt
NH 445	4/28/2008	Hycroft Res & Dev Inc	NMC990598	Humboldt
NH 446	4/28/2008	Hycroft Res & Dev Inc	NMC990599	Humboldt
NH 447	4/28/2008	Hycroft Res & Dev Inc	NMC990600	Humboldt
NH 448	4/28/2008	Hycroft Res & Dev Inc	NMC990601	Humboldt
NH 449	4/28/2008	Hycroft Res & Dev Inc	NMC990602	Humboldt
NH 45	5/04/2008	Hycroft Res & Dev Inc	NMC990198	Humboldt
NH 451	4/28/2008	Hycroft Res & Dev Inc	NMC990604	Humboldt
NH 452	4/28/2008	Hycroft Res & Dev Inc	NMC990605	Humboldt
NH 453	4/28/2008	Hycroft Res & Dev Inc	NMC990606	Humboldt
NH 454	4/28/2008	Hycroft Res & Dev Inc	NMC990607	Humboldt
NH 455	4/28/2008	Hycroft Res & Dev Inc	NMC990608	Humboldt
NH 456	4/28/2008	Hycroft Res & Dev Inc	NMC990609	Humboldt
NH 457	4/28/2008	Hycroft Res & Dev Inc	NMC990610	Humboldt
NH 458	4/28/2008	Hycroft Res & Dev Inc	NMC990611	Humboldt
NH 459	4/28/2008	Hycroft Res & Dev Inc	NMC990612	Humboldt
NH 46	5/04/2008	Hycroft Res & Dev Inc	NMC990199	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 460	4/28/2008	Hycroft Res & Dev Inc	NMC990613	Humboldt
NH 461	4/28/2008	Hycroft Res & Dev Inc	NMC990614	Humboldt
NH 462	4/28/2008	Hycroft Res & Dev Inc	NMC990615	Humboldt
NH 463	4/28/2008	Hycroft Res & Dev Inc	NMC990616	Humboldt
NH 464	4/28/2008	Hycroft Res & Dev Inc	NMC990617	Humboldt
NH 465	4/28/2008	Hycroft Res & Dev Inc	NMC990618	Humboldt
NH 466	4/28/2008	Hycroft Res & Dev Inc	NMC990619	Humboldt
NH 467	4/28/2008	Hycroft Res & Dev Inc	NMC990620	Humboldt
NH 468	4/28/2008	Hycroft Res & Dev Inc	NMC990621	Humboldt
NH 469	4/28/2008	Hycroft Res & Dev Inc	NMC990622	Humboldt
NH 47	5/03/2008	Hycroft Res & Dev Inc	NMC990200	Humboldt
NH 470	4/28/2008	Hycroft Res & Dev Inc	NMC990623	Humboldt
NH 471	4/28/2008	Hycroft Res & Dev Inc	NMC990624	Humboldt
NH 472	4/28/2008	Hycroft Res & Dev Inc	NMC990625	Humboldt
NH 473	4/28/2008	Hycroft Res & Dev Inc	NMC990626	Humboldt
NH 474	4/28/2008	Hycroft Res & Dev Inc	NMC990627	Humboldt
NH 475	4/28/2008	Hycroft Res & Dev Inc	NMC990628	Humboldt
NH 476	4/28/2008	Hycroft Res & Dev Inc	NMC990629	Humboldt
NH 477	4/28/2008	Hycroft Res & Dev Inc	NMC990630	Humboldt
NH 478	4/28/2008	Hycroft Res & Dev Inc	NMC990631	Humboldt
NH 479	4/28/2008	Hycroft Res & Dev Inc	NMC990632	Humboldt
NH 48	5/03/2008	Hycroft Res & Dev Inc	NMC990201	Humboldt
NH 480	4/28/2008	Hycroft Res & Dev Inc	NMC990633	Humboldt
NH 481	4/28/2008	Hycroft Res & Dev Inc	NMC990634	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 482	4/28/2008	Hycroft Res & Dev Inc	NMC990635	Humboldt
NH 483	4/28/2008	Hycroft Res & Dev Inc	NMC990636	Humboldt
NH 484	4/28/2008	Hycroft Res & Dev Inc	NMC990637	Humboldt
NH 485	4/29/2008	Hycroft Res & Dev Inc	NMC990638	Humboldt
NH 486	4/29/2008	Hycroft Res & Dev Inc	NMC990639	Humboldt
NH 487	4/29/2008	Hycroft Res & Dev Inc	NMC990640	Humboldt
NH 488	4/29/2008	Hycroft Res & Dev Inc	NMC990641	Humboldt
NH 489	4/29/2008	Hycroft Res & Dev Inc	NMC990642	Humboldt
NH 49	5/03/2008	Hycroft Res & Dev Inc	NMC990202	Humboldt
NH 490	4/29/2008	Hycroft Res & Dev Inc	NMC990643	Humboldt
NH 491	4/29/2008	Hycroft Res & Dev Inc	NMC990644	Humboldt
NH 492	4/29/2008	Hycroft Res & Dev Inc	NMC990645	Humboldt
NH 493	4/29/2008	Hycroft Res & Dev Inc	NMC990646	Humboldt
NH 494	4/29/2008	Hycroft Res & Dev Inc	NMC990647	Humboldt
NH 495	4/29/2008	Hycroft Res & Dev Inc	NMC990648	Humboldt
NH 496	4/29/2008	Hycroft Res & Dev Inc	NMC990649	Humboldt
NH 497	4/29/2008	Hycroft Res & Dev Inc	NMC990650	Humboldt
NH 498	4/29/2008	Hycroft Res & Dev Inc	NMC990651	Humboldt
NH 499	4/29/2008	Hycroft Res & Dev Inc	NMC990652	Humboldt
NH 5	5/04/2008	Hycroft Res & Dev Inc	NMC990158	Humboldt
NH 50	5/03/2008	Hycroft Res & Dev Inc	NMC990203	Humboldt
NH 500	4/29/2008	Hycroft Res & Dev Inc	NMC990653	Humboldt
NH 51	5/03/2008	Hycroft Res & Dev Inc	NMC990204	Humboldt
NH 52	5/03/2008	Hycroft Res & Dev Inc	NMC990205	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 53	5/03/2008	Hycroft Res & Dev Inc	NMC990206	Humboldt
NH 54	5/03/2008	Hycroft Res & Dev Inc	NMC990207	Humboldt
NH 55	5/03/2008	Hycroft Res & Dev Inc	NMC990208	Humboldt
NH 56	5/03/2008	Hycroft Res & Dev Inc	NMC990209	Humboldt
NH 57	5/03/2008	Hycroft Res & Dev Inc	NMC990210	Humboldt
NH 58	5/03/2008	Hycroft Res & Dev Inc	NMC990211	Humboldt
NH 59	5/03/2008	Hycroft Res & Dev Inc	NMC990212	Humboldt
NH 6	5/04/2008	Hycroft Res & Dev Inc	NMC990159	Humboldt
NH 60	5/03/2008	Hycroft Res & Dev Inc	NMC990213	Humboldt
NH 61	5/03/2008	Hycroft Res & Dev Inc	NMC990214	Humboldt
NH 62	5/03/2008	Hycroft Res & Dev Inc	NMC990215	Humboldt
NH 63	5/03/2008	Hycroft Res & Dev Inc	NMC990216	Humboldt
NH 64	5/03/2008	Hycroft Res & Dev Inc	NMC990217	Humboldt
NH 65	5/03/2008	Hycroft Res & Dev Inc	NMC990218	Humboldt
NH 66	5/03/2008	Hycroft Res & Dev Inc	NMC990219	Humboldt
NH 67	5/03/2008	Hycroft Res & Dev Inc	NMC990220	Humboldt
NH 68	5/03/2008	Hycroft Res & Dev Inc	NMC990221	Humboldt
NH 69	5/03/2008	Hycroft Res & Dev Inc	NMC990222	Humboldt
NH 7	5/04/2008	Hycroft Res & Dev Inc	NMC990160	Humboldt
NH 70	5/03/2008	Hycroft Res & Dev Inc	NMC990223	Humboldt
NH 71	5/03/2008	Hycroft Res & Dev Inc	NMC990224	Humboldt
NH 72	5/03/2008	Hycroft Res & Dev Inc	NMC990225	Humboldt
NH 73	5/03/2008	Hycroft Res & Dev Inc	NMC990226	Humboldt
NH 74	5/03/2008	Hycroft Res & Dev Inc	NMC990227	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 75	5/03/2008	Hycroft Res & Dev Inc	NMC990228	Humboldt
NH 76	5/03/2008	Hycroft Res & Dev Inc	NMC990229	Humboldt
NH 77	5/03/2008	Hycroft Res & Dev Inc	NMC990230	Humboldt
NH 78	5/03/2008	Hycroft Res & Dev Inc	NMC990231	Humboldt
NH 79	5/03/2008	Hycroft Res & Dev Inc	NMC990232	Humboldt
NH 8	5/04/2008	Hycroft Res & Dev Inc	NMC990161	Humboldt
NH 80	5/03/2008	Hycroft Res & Dev Inc	NMC990233	Humboldt
NH 81	5/03/2008	Hycroft Res & Dev Inc	NMC990234	Humboldt
NH 82	5/03/2008	Hycroft Res & Dev Inc	NMC990235	Humboldt
NH 83	5/03/2008	Hycroft Res & Dev Inc	NMC990236	Humboldt
NH 84	5/03/2008	Hycroft Res & Dev Inc	NMC990237	Humboldt
NH 85	5/03/2008	Hycroft Res & Dev Inc	NMC990238	Humboldt
NH 86	5/03/2008	Hycroft Res & Dev Inc	NMC990239	Humboldt
NH 87	5/03/2008	Hycroft Res & Dev Inc	NMC990240	Humboldt
NH 88	5/03/2008	Hycroft Res & Dev Inc	NMC990241	Humboldt
NH 89	5/03/2008	Hycroft Res & Dev Inc	NMC990242	Humboldt
NH 9	5/04/2008	Hycroft Res & Dev Inc	NMC990162	Humboldt
NH 90	5/03/2008	Hycroft Res & Dev Inc	NMC990243	Humboldt
NH 91	5/03/2008	Hycroft Res & Dev Inc	NMC990244	Humboldt
NH 92	5/03/2008	Hycroft Res & Dev Inc	NMC990245	Humboldt
NH 93	5/03/2008	Hycroft Res & Dev Inc	NMC990246	Humboldt
NH 94	5/03/2008	Hycroft Res & Dev Inc	NMC990247	Humboldt
NH 95	5/03/2008	Hycroft Res & Dev Inc	NMC990248	Humboldt
NH 96	5/03/2008	Hycroft Res & Dev Inc	NMC990249	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NH 97	5/03/2008	Hycroft Res & Dev Inc	NMC990250	Humboldt
NH 98	5/03/2008	Hycroft Res & Dev Inc	NMC990251	Humboldt
NH 99	5/03/2008	Hycroft Res & Dev Inc	NMC990252	Humboldt
NH432	4/28/2008	Hycroft Res & Dev Inc	NMC990585	Humboldt
NH433	4/28/2008	Hycroft Res & Dev Inc	NMC990586	Humboldt
NH434	4/28/2008	Hycroft Res & Dev Inc	NMC990587	Humboldt
NH435	4/28/2008	Hycroft Res & Dev Inc	NMC990588	Humboldt
NH437	4/28/2008	Hycroft Res & Dev Inc	NMC990590	Humboldt
NH438	4/28/2008	Hycroft Res & Dev Inc	NMC990591	Humboldt
NH439	4/28/2008	Hycroft Res & Dev Inc	NMC990592	Humboldt
NH442	4/28/2008	Hycroft Res & Dev Inc	NMC990595	Humboldt
NH443	4/28/2008	Hycroft Res & Dev Inc	NMC990596	Humboldt
NH450	4/28/2008	Hycroft Res & Dev Inc	NMC990603	Humboldt
Pacific #2	11/04/1980	Lewis Frank W	NMC181010	Humboldt
RFG # 39	6/28/1987	Lewis Frank W	NMC436884	Humboldt
RFG # 72	6/28/1987	Lewis Frank W	NMC436912	Humboldt
RFG #0BF	1/30/1980	Hrdi	NMC143488	Humboldt
RFG #1	12/20/1979	Hrdi	NMC143252	Humboldt
RFG #10	12/20/1979	Hrdi	NMC143261	Humboldt
RFG #11	1/03/1980	Hrdi	NMC143262	Humboldt
RFG #12	1/03/1980	Hrdi	NMC143263	Humboldt
RFG #12A	2/20/1980	Hrdi	NMC143490	Humboldt
RFG #13	12/27/1979	Hrdi	NMC143264	Humboldt
RFG #13A	2/20/1980	Hrdi	NMC143491	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFG #15	1/03/1980	Hrdi	NMC143266	Humboldt
RFG #16	1/03/1980	Hrdi	NMC143267	Humboldt
RFG #168	2/01/1980	Hrdi	NMC143347	Humboldt
RFG #169	2/01/1980	Hrdi	NMC143348	Humboldt
RFG #17	1/03/1980	Hrdi	NMC143268	Humboldt
RFG #170	2/01/1980	Hrdi	NMC143349	Humboldt
RFG #171	2/01/1980	Hrdi	NMC143350	Humboldt
RFG #172	1/31/1980	Hrdi	NMC143351	Humboldt
RFG #173	1/31/1980	Hrdi	NMC143352	Humboldt
RFG #174	1/31/1980	Hrdi	NMC143353	Humboldt
RFG #175	1/31/1980	Hrdi	NMC143354	Humboldt
RFG #176	1/31/1980	Hrdi	NMC143355	Humboldt
RFG #177	1/31/1980	Hrdi	NMC143356	Humboldt
RFG #178	2/01/1980	Hrdi	NMC143357	Humboldt
RFG #179	2/01/1980	Hrdi	NMC143358	Humboldt
RFG #18	1/03/1980	Hrdi	NMC143269	Humboldt
RFG #180	2/01/1980	Hrdi	NMC143359	Humboldt
RFG #181	2/01/1980	Hrdi	NMC143360	Humboldt
RFG #182	2/01/1980	Hrdi	NMC143361	Humboldt
RFG #183	2/01/1980	Hrdi	NMC143362	Humboldt
RFG #184	2/01/1980	Hrdi	NMC143363	Humboldt
RFG #185	2/01/1980	Hrdi	NMC143364	Humboldt
RFG #186	1/31/1980	Hrdi	NMC143365	Humboldt
RFG #187	2/01/1980	Hrdi	NMC143366	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFG #188	1/31/1980	Hrdi	NMC143367	Humboldt
RFG #189	2/01/1980	Hrdi	NMC143368	Humboldt
RFG #19	1/03/1980	Hrdi	NMC143270	Humboldt
RFG #190	1/31/1980	Hrdi	NMC143369	Humboldt
RFG #191	2/01/1980	Hrdi	NMC143370	Humboldt
RFG #192	1/31/1980	Hrdi	NMC143371	Humboldt
RFG #193	2/01/1980	Hrdi	NMC143372	Humboldt
RFG #194	1/31/1980	Hrdi	NMC143373	Humboldt
RFG #195	2/01/1980	Hrdi	NMC143374	Humboldt
RFG #196	1/31/1980	Hrdi	NMC143375	Humboldt
RFG #197	2/01/1980	Hrdi	NMC143376	Humboldt
RFG #198	1/31/1980	Hrdi	NMC143377	Humboldt
RFG #199	2/01/1980	Hrdi	NMC143378	Humboldt
RFG #1FS	1/27/1980	Hrdi	NMC143489	Humboldt
RFG #2	12/20/1979	Hrdi	NMC143253	Humboldt
RFG #20	1/03/1980	Hrdi	NMC143271	Humboldt
RFG #200	1/31/1980	Hrdi	NMC143379	Humboldt
RFG #201	2/05/1980	Hrdi	NMC143380	Humboldt
RFG #201A	2/05/1980	Hrdi	NMC143504	Humboldt
RFG #202	1/03/1980	Hrdi	NMC143381	Humboldt
RFG #203	1/30/1980	Hrdi	NMC143382	Humboldt
RFG #204	1/30/1980	Hrdi	NMC143383	Humboldt
RFG #205	1/30/1980	Hrdi	NMC143384	Humboldt
RFG #206	1/30/1980	Hrdi	NMC143385	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFG #207	1/30/1980	Hrdi	NMC143386	Humboldt
RFG #208	1/30/1980	Hrdi	NMC143387	Humboldt
RFG #209	1/30/1980	Hrdi	NMC143388	Humboldt
RFG #21	1/03/1980	Hrdi	NMC143272	Humboldt
RFG #210	1/30/1980	Hrdi	NMC143389	Humboldt
RFG #211	1/30/1980	Hrdi	NMC143390	Humboldt
RFG #212	1/30/1980	Hrdi	NMC143391	Humboldt
RFG #213	1/30/1980	Hrdi	NMC143392	Humboldt
RFG #214	1/30/1980	Hrdi	NMC143393	Humboldt
RFG #215	1/30/1980	Hrdi	NMC143394	Humboldt
RFG #2158	2/14/1980	Hrdi	NMC143505	Humboldt
RFG #216	1/30/1980	Hrdi	NMC143395	Humboldt
RFG #217	1/30/1980	Hrdi	NMC143396	Humboldt
RFG #2178	2/14/1980	Hrdi	NMC143506	Humboldt
RFG #218	2/13/1980	Hrdi	NMC143397	Humboldt
RFG #2188	2/04/1980	Hrdi	NMC143508	Humboldt
RFG #218A	2/04/1980	Hrdi	NMC143507	Humboldt
RFG #219	2/13/1980	Hrdi	NMC143398	Humboldt
RFG #2198	2/13/1980	Hrdi	NMC143509	Humboldt
RFG #22	1/03/1980	Hrdi	NMC143273	Humboldt
RFG #220	1/31/1980	Hrdi	NMC143399	Humboldt
RFG #221	1/31/1980	Hrdi	NMC143400	Humboldt
RFG #222	1/31/1980	Hrdi	NMC143401	Humboldt
RFG #223	1/31/1980	Hrdi	NMC143402	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFG #224	1/26/1980	Hrdi	NMC143403	Humboldt
RFG #225	1/26/1980	Hrdi	NMC143404	Humboldt
RFG #226	1/26/1980	Hrdi	NMC143405	Humboldt
RFG #227	1/26/1980	Hrdi	NMC143406	Humboldt
RFG #22A	2/20/1980	Hrdi	NMC143492	Humboldt
RFG #23	1/03/1980	Hrdi	NMC143274	Humboldt
RFG #238F	1/29/1980	Hrdi	NMC143510	Humboldt
RFG #239	1/26/1980	Hrdi	NMC143407	Humboldt
RFG #239	2/22/1980	Hrdi	NMC143598	Humboldt
RFG #239A	2/22/1980	Hrdi	NMC143511	Humboldt
RFG #24	12/22/1979	Hrdi	NMC143275	Humboldt
RFG #240	2/22/1980	Hrdi	NMC143408	Humboldt
RFG #240	2/22/1980	Hrdi	NMC143597	Humboldt
RFG #241	3/11/1980	Hrdi	NMC143409	Humboldt
RFG #241A	3/11/1980	Hrdi	NMC143596	Humboldt
RFG #242	3/11/1980	Hrdi	NMC143410	Humboldt
RFG #243	2/01/1980	Hrdi	NMC143411	Humboldt
RFG #244	2/03/1980	Hrdi	NMC143412	Humboldt
RFG #245	2/03/1980	Hrdi	NMC143413	Humboldt
RFG #246	2/03/1980	Hrdi	NMC143414	Humboldt
RFG #247	2/03/1980	Hrdi	NMC143415	Humboldt
RFG #248	2/03/1980	Hrdi	NMC143416	Humboldt
RFG #25	12/22/1979	Hrdi	NMC143276	Humboldt
RFG #26	1/05/1980	Hrdi	NMC143277	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFG #262	1/11/1980	Hrdi	NMC143487	Humboldt
RFG #264	1/11/1980	Hrdi	NMC143417	Humboldt
RFG #265	1/11/1980	Hrdi	NMC143418	Humboldt
RFG #266	1/17/1980	Hrdi	NMC143419	Humboldt
RFG #267	1/17/1980	Hrdi	NMC143420	Humboldt
RFG #268	1/17/1980	Hrdi	NMC143421	Humboldt
RFG #269	1/17/1980	Hrdi	NMC143422	Humboldt
RFG #27	1/05/1980	Hrdi	NMC143278	Humboldt
RFG #270	1/17/1980	Hrdi	NMC143423	Humboldt
RFG #271	1/17/1980	Hrdi	NMC143424	Humboldt
RFG #28	1/05/1980	Hrdi	NMC143279	Humboldt
RFG #288	3/11/1989	Crofoot Daniel M	NMC546067	Humboldt
RFG #29	1/05/1980	Hrdi	NMC143280	Humboldt
RFG #290	3/11/1989	Crofoot Daniel M	NMC546068	Humboldt
RFG #292	3/11/1989	Crofoot Daniel M	NMC546069	Humboldt
RFG #294	3/11/1989	Crofoot Daniel M	NMC546070	Humboldt
RFG #296	3/11/1989	Crofoot Daniel M	NMC546071	Humboldt
RFG #298	2/06/1980	Hrdi	NMC143494	Humboldt
RFG #298	3/11/1989	Crofoot Daniel M	NMC546072	Humboldt
RFG #29A	2/06/1980	Hrdi	NMC143493	Humboldt
RFG #3	12/20/1979	Hrdi	NMC143254	Humboldt
RFG #30	12/22/1979	Hrdi	NMC143281	Humboldt
RFG #300	3/11/1989	Crofoot Daniel M	NMC546073	Humboldt
RFG #302	3/11/1989	Crofoot Daniel M	NMC546074	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFG #304	3/11/1989	Crofoot Daniel M	NMC546075	Humboldt
RFG #305	1/18/1980	Hrdi	NMC143444	Humboldt
RFG #306	1/18/1980	Hrdi	NMC143445	Humboldt
RFG #307	1/18/1980	Hrdi	NMC143446	Humboldt
RFG #30A	1/05/1980	Hrdi	NMC143495	Humboldt
RFG #31	12/22/1979	Hrdi	NMC143282	Humboldt
RFG #32	12/22/1979	Hrdi	NMC143283	Humboldt
RFG #322	3/11/1989	Crofoot Daniel M	NMC546076	Humboldt
RFG #323	3/11/1989	Crofoot Daniel M	NMC546077	Humboldt
RFG #324	3/11/1989	Crofoot Daniel M	NMC546078	Humboldt
RFG #325	3/11/1989	Crofoot Daniel M	NMC546079	Humboldt
RFG #326	3/11/1989	Crofoot Daniel M	NMC546080	Humboldt
RFG #327	3/11/1989	Crofoot Daniel M	NMC546081	Humboldt
RFG #328	1/11/1980	Hrdi	NMC143453	Humboldt
RFG #329	3/11/1989	Crofoot Daniel M	NMC546082	Humboldt
RFG #33	3/10/1989	Crofoot Daniel M	NMC546005	Humboldt
RFG #330	1/11/1980	Hrdi	NMC143455	Humboldt
RFG #331	3/11/1989	Crofoot Daniel M	NMC546083	Humboldt
RFG #332	1/11/1980	Hrdi	NMC143457	Humboldt
RFG #333	3/11/1989	Crofoot Daniel M	NMC546084	Humboldt
RFG #334	1/11/1980	Hrdi	NMC143459	Humboldt
RFG #335	3/11/1989	Crofoot Daniel M	NMC546085	Humboldt
RFG #336	1/11/1980	Hrdi	NMC143461	Humboldt
RFG #337	3/11/1989	Crofoot Daniel M	NMC546086	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFG #338	1/22/1980	Hrdi	NMC143463	Humboldt
RFG #339	3/11/1989	Crofoot Daniel M	NMC546087	Humboldt
RFG #34	12/22/1979	Hrdi	NMC143285	Humboldt
RFG #340	1/22/1980	Hrdi	NMC143465	Humboldt
RFG #341	3/11/1989	Crofoot Daniel M	NMC546088	Humboldt
RFG #342	1/22/1980	Hrdi	NMC143467	Humboldt
RFG #343	3/11/1989	Crofoot Daniel M	NMC546089	Humboldt
RFG #35	3/10/1989	Crofoot Daniel M	NMC546006	Humboldt
RFG #358	1/31/1980	Hrdi	NMC143469	Humboldt
RFG #359	1/31/1980	Hrdi	NMC143470	Humboldt
RFG #36	12/22/1979	Hrdi	NMC143287	Humboldt
RFG #360	1/31/1980	Hrdi	NMC143471	Humboldt
RFG #361	1/31/1980	Hrdi	NMC143472	Humboldt
RFG #362	1/31/1980	Homestake Mng Co Of Ca	NMC143473	Humboldt
RFG #362A	2/05/1980	Hrdi	NMC143512	Humboldt
RFG #363	1/31/1980	Hrdi	NMC143474	Humboldt
RFG #364	1/31/1980	Homestake Mng Co Of Ca	NMC143475	Humboldt
RFG #364A	2/05/1980	Hrdi	NMC143513	Humboldt
RFG #365	1/31/1980	Hrdi	NMC143476	Humboldt
RFG #366	1/31/1980	Homestake Mng Co Of Ca	NMC143477	Humboldt
RFG #366A	2/06/1980	Hrdi	NMC143514	Humboldt
RFG #367	1/31/1980	Hrdi	NMC143478	Humboldt
RFG #368	2/01/1980	Homestake Mng Co Of Ca	NMC143479	Humboldt
RFG #368	2/07/1980	Hrdi	NMC143497	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFG #368A	2/06/1980	Hrdi	NMC143515	Humboldt
RFG #36A	2/07/1980	Hrdi	NMC143496	Humboldt
RFG #37	3/10/1989	Crofoot Daniel M	NMC546007	Humboldt
RFG #38	3/10/1989	Crofoot Daniel M	NMC546008	Humboldt
RFG #39A	3/10/1989	Crofoot Daniel M	NMC546009	Humboldt
RFG #4	12/20/1979	Hrdi	NMC143255	Humboldt
RFG #40	1/07/1980	Hrdi	NMC143291	Humboldt
RFG #400	10/25/1980	Hrdi	NMC175062	Humboldt
RFG #401	10/25/1980	Hrdi	NMC175063	Humboldt
RFG #402	10/25/1980	Hrdi	NMC175064	Humboldt
RFG #403	10/25/1980	Hrdi	NMC175065	Humboldt
RFG #404	10/17/1980	Hrdi	NMC175066	Humboldt
RFG #405	10/17/1980	Hrdi	NMC175067	Humboldt
RFG #406	10/17/1980	Hrdi	NMC175068	Humboldt
RFG #407	10/17/1980	Hrdi	NMC175069	Humboldt
RFG #408	10/17/1980	Hrdi	NMC175070	Humboldt
RFG #409	10/17/1980	Hrdi	NMC175071	Humboldt
RFG #41	1/07/1980	Hrdi	NMC143292	Humboldt
RFG #410	10/17/1980	Hrdi	NMC175072	Humboldt
RFG #411	10/17/1980	Hrdi	NMC175073	Humboldt
RFG #412	10/17/1980	Hrdi	NMC175074	Humboldt
RFG #413	10/17/1980	Hrdi	NMC175075	Humboldt
RFG #414	10/17/1980	Hrdi	NMC175076	Humboldt
RFG #415	10/17/1980	Hrdi	NMC175077	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFG #416	10/17/1980	Hrdi	NMC175078	Humboldt
RFG #417	10/17/1980	Hrdi	NMC175079	Humboldt
RFG #418	10/17/1980	Hrdi	NMC175080	Humboldt
RFG #419	10/17/1980	Hrdi	NMC175081	Humboldt
RFG #42	3/10/1989	Crofoot Daniel M	NMC546010	Humboldt
RFG #420	10/17/1980	Hrdi	NMC175082	Humboldt
RFG #421	10/17/1980	Hrdi	NMC175083	Humboldt
RFG #422	10/17/1980	Hrdi	NMC175084	Humboldt
RFG #423	10/17/1980	Hrdi	NMC175085	Humboldt
RFG #424	10/17/1980	Hrdi	NMC175086	Humboldt
RFG #425	10/17/1980	Hrdi	NMC175087	Humboldt
RFG #426	10/17/1980	Hrdi	NMC175088	Humboldt
RFG #43	3/10/1989	Crofoot Daniel M	NMC546011	Humboldt
RFG #44	3/10/1989	Crofoot Daniel M	NMC546012	Humboldt
RFG #45	3/10/1989	Crofoot Daniel M	NMC546013	Humboldt
RFG #46	3/10/1989	Crofoot Daniel M	NMC546014	Humboldt
RFG #47	3/10/1989	Crofoot Daniel M	NMC546015	Humboldt
RFG #48	3/10/1989	Crofoot Daniel M	NMC546016	Humboldt
RFG #49	3/10/1989	Crofoot Daniel M	NMC546017	Humboldt
RFG #5	12/20/1979	Hrdi	NMC143256	Humboldt
RFG #50	3/10/1989	Crofoot Daniel M	NMC546018	Humboldt
RFG #51	3/10/1989	Crofoot Daniel M	NMC546019	Humboldt
RFG #52	3/10/1989	Crofoot Daniel M	NMC546020	Humboldt
RFG #52A	3/10/1989	Crofoot Daniel M	NMC546021	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFG #53	3/10/1989	Crofoot Daniel M	NMC546022	Humboldt
RFG #54	3/10/1989	Crofoot Daniel M	NMC546023	Humboldt
RFG #55	1/09/1980	Hrdi	NMC143306	Humboldt
RFG #56	1/09/1980	Hrdi	NMC143307	Humboldt
RFG #57	3/10/1989	Crofoot Daniel M	NMC546024	Humboldt
RFG #58	3/10/1989	Crofoot Daniel M	NMC546025	Humboldt
RFG #59	3/10/1989	Crofoot Daniel M	NMC546026	Humboldt
RFG #6	12/20/1979	Hrdi	NMC143257	Humboldt
RFG #60	3/10/1989	Crofoot Daniel M	NMC546027	Humboldt
RFG #61	3/10/1989	Crofoot Daniel M	NMC546028	Humboldt
RFG #62	3/10/1989	Crofoot Daniel M	NMC546029	Humboldt
RFG #63	3/10/1989	Crofoot Daniel M	NMC546030	Humboldt
RFG #64	3/10/1989	Crofoot Daniel M	NMC546031	Humboldt
RFG #65	3/10/1989	Crofoot Daniel M	NMC546032	Humboldt
RFG #66	3/10/1989	Crofoot Daniel M	NMC546033	Humboldt
RFG #67	3/10/1989	Crofoot Daniel M	NMC546034	Humboldt
RFG #67A	3/10/1989	Crofoot Daniel M	NMC546035	Humboldt
RFG #68	3/10/1989	Crofoot Daniel M	NMC546036	Humboldt
RFG #68A	3/10/1989	Crofoot Daniel M	NMC546037	Humboldt
RFG #69	1/10/1980	Hrdi	NMC143320	Humboldt
RFG #7	12/20/1979	Hrdi	NMC143258	Humboldt
RFG #70	1/10/1980	Hrdi	NMC143321	Humboldt
RFG #71	3/11/1989	Crofoot Daniel M	NMC546038	Humboldt
RFG #73	3/11/1989	Crofoot Daniel M	NMC546039	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFG #74	3/11/1989	Crofoot Daniel M	NMC546040	Humboldt
RFG #75	3/11/1989	Crofoot Daniel M	NMC546041	Humboldt
RFG #76	3/11/1989	Crofoot Daniel M	NMC546042	Humboldt
RFG #77	3/11/1989	Crofoot Daniel M	NMC546043	Humboldt
RFG #78	3/11/1989	Crofoot Daniel M	NMC546044	Humboldt
RFG #79	3/11/1989	Crofoot Daniel M	NMC546045	Humboldt
RFG #8	12/20/1979	Hrdi	NMC143259	Humboldt
RFG #80	3/11/1989	Crofoot Daniel M	NMC546046	Humboldt
RFG #81	3/11/1989	Crofoot Daniel M	NMC546047	Humboldt
RFG #81A	3/11/1989	Crofoot Daniel M	NMC546048	Humboldt
RFG #82	3/11/1989	Crofoot Daniel M	NMC546049	Humboldt
RFG #83	3/11/1989	Crofoot Daniel M	NMC546050	Humboldt
RFG #85	3/11/1989	Crofoot Daniel M	NMC546052	Humboldt
RFG #86	3/11/1989	Crofoot Daniel M	NMC546053	Humboldt
RFG #87	3/11/1989	Crofoot Daniel M	NMC546054	Humboldt
RFG #88	3/11/1989	Crofoot Daniel M	NMC546055	Humboldt
RFG #89	3/11/1989	Crofoot Daniel M	NMC546056	Humboldt
RFG #9	12/20/1979	Hrdi	NMC143260	Humboldt
RFG #90	3/11/1989	Crofoot Daniel M	NMC546057	Humboldt
RFG #91	3/11/1989	Crofoot Daniel M	NMC546058	Humboldt
RFG #92	3/11/1989	Crofoot Daniel M	NMC546059	Humboldt
RFG #93	3/11/1989	Crofoot Daniel M	NMC546060	Humboldt
RFG #94	3/11/1989	Crofoot Daniel M	NMC546061	Humboldt
RFG #95	3/11/1989	Crofoot Daniel M	NMC546062	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFG #97	3/11/1989	Crofoot Daniel M	NMC546063	Humboldt
RFG 102	5/20/2006	Hycroft Res & Dev Inc	NMC932886	Humboldt
RFG 126	5/20/2006	Hycroft Res & Dev Inc	NMC932903	Humboldt
RFG 128	5/20/2006	Hycroft Res & Dev Inc	NMC932904	Humboldt
RFG 258	5/20/2006	Hycroft Res & Dev Inc	NMC932912	Humboldt
RFG 260	5/20/2006	Hycroft Res & Dev Inc	NMC932913	Humboldt
RFG 286	5/20/2006	Hycroft Res & Dev Inc	NMC932914	Humboldt
RFG 287	5/20/2006	Hycroft Res & Dev Inc	NMC932915	Humboldt
RFG 289	5/20/2006	Hycroft Res & Dev Inc	NMC932916	Humboldt
RFG 291	5/20/2006	Hycroft Res & Dev Inc	NMC932917	Humboldt
RFG 293	5/20/2006	Hycroft Res & Dev Inc	NMC932918	Humboldt
RFG 295	5/20/2006	Hycroft Res & Dev Inc	NMC932919	Humboldt
RFG 297	5/20/2006	Hycroft Res & Dev Inc	NMC932920	Humboldt
RFG 299	5/20/2006	Hycroft Res & Dev Inc	NMC932921	Humboldt
RFG 301	5/20/2006	Hycroft Res & Dev Inc	NMC932922	Humboldt
RFG 303	5/20/2006	Hycroft Res & Dev Inc	NMC932923	Humboldt
RFG 94A	5/20/2006	Hycroft Res & Dev Inc	NMC932885	Humboldt
RFG Fraction #427	10/17/1980	Hrdi	NMC175089	Humboldt
RFG#14	1/03/1980	Hrdi	NMC143265	Humboldt
RFG#328X	5/15/1984	Lewis Frank W	NMC307553	Humboldt
RFG#84	3/11/1989	Crofoot Daniel M	NMC546051	Humboldt
RFG-130-A	1/08/2008	Victory Exploration Inc.	NMC985654	Humboldt
RFGM 1	6/18/2009	Hycroft Res & Dev Inc	NMC1008652	Humboldt
RFGM 10	6/18/2009	Hycroft Res & Dev Inc	NMC1008661	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFGM 10A	6/18/2009	Hycroft Res & Dev Inc	NMC1008716	Humboldt
RFGM 11	6/18/2009	Hycroft Res & Dev Inc	NMC1008662	Humboldt
RFGM 11A	6/18/2009	Hycroft Res & Dev Inc	NMC1008717	Humboldt
RFGM 12	6/18/2009	Hycroft Res & Dev Inc	NMC1008663	Humboldt
RFGM 12A	6/18/2009	Hycroft Res & Dev Inc	NMC1008718	Humboldt
RFGM 12B	6/18/2009	Hycroft Res & Dev Inc	NMC1008728	Humboldt
RFGM 13	6/18/2009	Hycroft Res & Dev Inc	NMC1008664	Humboldt
RFGM 13A	6/18/2009	Hycroft Res & Dev Inc	NMC1008719	Humboldt
RFGM 13B	6/18/2009	Hycroft Res & Dev Inc	NMC1008729	Humboldt
RFGM 14	6/18/2009	Hycroft Res & Dev Inc	NMC1008665	Humboldt
RFGM 14A	6/18/2009	Hycroft Res & Dev Inc	NMC1008720	Humboldt
RFGM 15	6/18/2009	Hycroft Res & Dev Inc	NMC1008666	Humboldt
RFGM 16	6/18/2009	Hycroft Res & Dev Inc	NMC1008667	Humboldt
RFGM 17	6/18/2009	Hycroft Res & Dev Inc	NMC1008668	Humboldt
RFGM 171	6/18/2009	Hycroft Res & Dev Inc	NMC1008691	Humboldt
RFGM 172	6/18/2009	Hycroft Res & Dev Inc	NMC1008692	Humboldt
RFGM 176	6/18/2009	Hycroft Res & Dev Inc	NMC1008693	Humboldt
RFGM 177	6/18/2009	Hycroft Res & Dev Inc	NMC1008694	Humboldt
RFGM 177A	6/18/2009	Hycroft Res & Dev Inc	NMC1008725	Humboldt
RFGM 178	6/18/2009	Hycroft Res & Dev Inc	NMC1008695	Humboldt
RFGM 179	6/18/2009	Hycroft Res & Dev Inc	NMC1008696	Humboldt
RFGM 18	6/18/2009	Hycroft Res & Dev Inc	NMC1008669	Humboldt
RFGM 180	6/18/2009	Hycroft Res & Dev Inc	NMC1008697	Humboldt
RFGM 181	6/18/2009	Hycroft Res & Dev Inc	NMC1008698	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFGM 182	6/18/2009	Hycroft Res & Dev Inc	NMC1008699	Humboldt
RFGM 183	6/18/2009	Hycroft Res & Dev Inc	NMC1008700	Humboldt
RFGM 184	6/18/2009	Hycroft Res & Dev Inc	NMC1008701	Humboldt
RFGM 186	6/18/2009	Hycroft Res & Dev Inc	NMC1008702	Humboldt
RFGM 187	6/18/2009	Hycroft Res & Dev Inc	NMC1008703	Humboldt
RFGM 18A	6/18/2009	Hycroft Res & Dev Inc	NMC1008721	Humboldt
RFGM 19	6/18/2009	Hycroft Res & Dev Inc	NMC1008670	Humboldt
RFGM 2	6/18/2009	Hycroft Res & Dev Inc	NMC1008653	Humboldt
RFGM 20	6/18/2009	Hycroft Res & Dev Inc	NMC1008671	Humboldt
RFGM 20A	6/18/2009	Hycroft Res & Dev Inc	NMC1008722	Humboldt
RFGM 21	6/18/2009	Hycroft Res & Dev Inc	NMC1008672	Humboldt
RFGM 22	6/18/2009	Hycroft Res & Dev Inc	NMC1008673	Humboldt
RFGM 22A	6/18/2009	Hycroft Res & Dev Inc	NMC1008723	Humboldt
RFGM 22B	6/18/2009	Hycroft Res & Dev Inc	NMC1008730	Humboldt
RFGM 23	6/18/2009	Hycroft Res & Dev Inc	NMC1008674	Humboldt
RFGM 24	6/18/2009	Hycroft Res & Dev Inc	NMC1008675	Humboldt
RFGM 25	6/18/2009	Hycroft Res & Dev Inc	NMC1008676	Humboldt
RFGM 26	6/18/2009	Hycroft Res & Dev Inc	NMC1008677	Humboldt
RFGM 27	6/18/2009	Hycroft Res & Dev Inc	NMC1008678	Humboldt
RFGM 27A	6/18/2009	Hycroft Res & Dev Inc	NMC1008724	Humboldt
RFGM 28	6/18/2009	Hycroft Res & Dev Inc	NMC1008679	Humboldt
RFGM 29	6/18/2009	Hycroft Res & Dev Inc	NMC1008680	Humboldt
RFGM 3	6/18/2009	Hycroft Res & Dev Inc	NMC1008654	Humboldt
RFGM 30	6/18/2009	Hycroft Res & Dev Inc	NMC1008681	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFGM 31	6/18/2009	Hycroft Res & Dev Inc	NMC1008682	Humboldt
RFGM 32	6/18/2009	Hycroft Res & Dev Inc	NMC1008683	Humboldt
RFGM 33	6/18/2009	Hycroft Res & Dev Inc	NMC1008684	Humboldt
RFGM 34	6/18/2009	Hycroft Res & Dev Inc	NMC1008685	Humboldt
RFGM 357	6/18/2009	Hycroft Res & Dev Inc	NMC1008704	Humboldt
RFGM 358	6/18/2009	Hycroft Res & Dev Inc	NMC1008705	Humboldt
RFGM 358A	6/18/2009	Hycroft Res & Dev Inc	NMC1008726	Humboldt
RFGM 359	6/18/2009	Hycroft Res & Dev Inc	NMC1008706	Humboldt
RFGM 359A	6/18/2009	Hycroft Res & Dev Inc	NMC1008727	Humboldt
RFGM 360	6/18/2009	Hycroft Res & Dev Inc	NMC1008707	Humboldt
RFGM 361	6/18/2009	Hycroft Res & Dev Inc	NMC1008708	Humboldt
RFGM 363	6/18/2009	Hycroft Res & Dev Inc	NMC1008709	Humboldt
RFGM 365	6/18/2009	Hycroft Res & Dev Inc	NMC1008710	Humboldt
RFGM 367	6/18/2009	Hycroft Res & Dev Inc	NMC1008711	Humboldt
RFGM 4	6/18/2009	Hycroft Res & Dev Inc	NMC1008655	Humboldt
RFGM 40	6/18/2009	Hycroft Res & Dev Inc	NMC1008686	Humboldt
RFGM 41	6/18/2009	Hycroft Res & Dev Inc	NMC1008687	Humboldt
RFGM 42	6/18/2009	Hycroft Res & Dev Inc	NMC1008688	Humboldt
RFGM 43	6/18/2009	Hycroft Res & Dev Inc	NMC1008689	Humboldt
RFGM 5	6/18/2009	Hycroft Res & Dev Inc	NMC1008656	Humboldt
RFGM 57	6/18/2009	Hycroft Res & Dev Inc	NMC1008690	Humboldt
RFGM 6	6/18/2009	Hycroft Res & Dev Inc	NMC1008657	Humboldt
RFGM 6A	6/18/2009	Hycroft Res & Dev Inc	NMC1008712	Humboldt
RFGM 7	6/18/2009	Hycroft Res & Dev Inc	NMC1008658	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFGM 7A	6/18/2009	Hycroft Res & Dev Inc	NMC1008713	Humboldt
RFGM 8	6/18/2009	Hycroft Res & Dev Inc	NMC1008659	Humboldt
RFGM 8A	6/18/2009	Hycroft Res & Dev Inc	NMC1008714	Humboldt
RFGM 9	6/18/2009	Hycroft Res & Dev Inc	NMC1008660	Humboldt
RFGM 9A	6/18/2009	Hycroft Res & Dev Inc	NMC1008715	Humboldt
SH 1	4/20/2008	Hycroft Res & Dev Inc	NMC990654	Humboldt
SH 10	4/20/2008	Hycroft Res & Dev Inc	NMC990663	Humboldt
SH 100	4/06/2008	Hycroft Res & Dev Inc	NMC990753	Humboldt
SH 101	4/06/2008	Hycroft Res & Dev Inc	NMC990754	Humboldt
SH 102	4/06/2008	Hycroft Res & Dev Inc	NMC990755	Humboldt
SH 103	4/06/2008	Hycroft Res & Dev Inc	NMC990756	Humboldt
SH 104	4/06/2008	Hycroft Res & Dev Inc	NMC990757	Humboldt
SH 105	4/06/2008	Hycroft Res & Dev Inc	NMC990758	Humboldt
SH 106	4/06/2008	Hycroft Res & Dev Inc	NMC990759	Humboldt
SH 107	4/06/2008	Hycroft Res & Dev Inc	NMC990760	Humboldt
SH 108	4/06/2008	Hycroft Res & Dev Inc	NMC990761	Humboldt
SH 109	4/06/2008	Hycroft Res & Dev Inc	NMC990762	Humboldt
SH 11	4/20/2008	Hycroft Res & Dev Inc	NMC990664	Humboldt
SH 110	4/06/2008	Hycroft Res & Dev Inc	NMC990763	Humboldt
SH 111	4/06/2008	Hycroft Res & Dev Inc	NMC990764	Humboldt
SH 112	4/06/2008	Hycroft Res & Dev Inc	NMC990765	Humboldt
SH 113	4/06/2008	Hycroft Res & Dev Inc	NMC990766	Humboldt
SH 114	4/06/2008	Hycroft Res & Dev Inc	NMC990767	Humboldt
SH 115	4/06/2008	Hycroft Res & Dev Inc	NMC990768	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 116	4/05/2008	Hycroft Res & Dev Inc	NMC990769	Humboldt
SH 117	4/05/2008	Hycroft Res & Dev Inc	NMC990770	Humboldt
SH 118	4/05/2008	Hycroft Res & Dev Inc	NMC990771	Humboldt
SH 119	4/05/2008	Hycroft Res & Dev Inc	NMC990772	Humboldt
SH 12	4/20/2008	Hycroft Res & Dev Inc	NMC990665	Humboldt
SH 120	4/05/2008	Hycroft Res & Dev Inc	NMC990773	Humboldt
SH 121	4/05/2008	Hycroft Res & Dev Inc	NMC990774	Humboldt
SH 122	4/05/2008	Hycroft Res & Dev Inc	NMC990775	Humboldt
SH 123	4/05/2008	Hycroft Res & Dev Inc	NMC990776	Humboldt
SH 124	4/05/2008	Hycroft Res & Dev Inc	NMC990777	Humboldt
SH 125	4/05/2008	Hycroft Res & Dev Inc	NMC990778	Humboldt
SH 126	4/05/2008	Hycroft Res & Dev Inc	NMC990779	Humboldt
SH 127	4/05/2008	Hycroft Res & Dev Inc	NMC990780	Humboldt
SH 128	4/05/2008	Hycroft Res & Dev Inc	NMC990781	Humboldt
SH 129	4/05/2008	Hycroft Res & Dev Inc	NMC990782	Humboldt
SH 13	4/20/2008	Hycroft Res & Dev Inc	NMC990666	Humboldt
SH 130	4/06/2008	Hycroft Res & Dev Inc	NMC990783	Humboldt
SH 131	4/06/2008	Hycroft Res & Dev Inc	NMC990784	Humboldt
SH 132	4/06/2008	Hycroft Res & Dev Inc	NMC990785	Humboldt
SH 133	4/06/2008	Hycroft Res & Dev Inc	NMC990786	Humboldt
SH 134	4/06/2008	Hycroft Res & Dev Inc	NMC990787	Humboldt
SH 135	4/06/2008	Hycroft Res & Dev Inc	NMC990788	Humboldt
SH 136	4/06/2008	Hycroft Res & Dev Inc	NMC990789	Humboldt
SH 137	4/06/2008	Hycroft Res & Dev Inc	NMC990790	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 138	4/06/2008	Hycroft Res & Dev Inc	NMC990791	Humboldt
SH 139	4/06/2008	Hycroft Res & Dev Inc	NMC990792	Humboldt
SH 14	4/20/2008	Hycroft Res & Dev Inc	NMC990667	Humboldt
SH 140	4/06/2008	Hycroft Res & Dev Inc	NMC990793	Humboldt
SH 141	4/06/2008	Hycroft Res & Dev Inc	NMC990794	Humboldt
SH 142	4/06/2008	Hycroft Res & Dev Inc	NMC990795	Humboldt
SH 143	4/06/2008	Hycroft Res & Dev Inc	NMC990796	Humboldt
SH 144	4/06/2008	Hycroft Res & Dev Inc	NMC990797	Humboldt
SH 145	4/06/2008	Hycroft Res & Dev Inc	NMC990798	Humboldt
SH 146	4/06/2008	Hycroft Res & Dev Inc	NMC990799	Humboldt
SH 147	4/06/2008	Hycroft Res & Dev Inc	NMC990800	Humboldt
SH 148	4/06/2008	Hycroft Res & Dev Inc	NMC990801	Humboldt
SH 149	4/06/2008	Hycroft Res & Dev Inc	NMC990802	Humboldt
SH 15	4/20/2008	Hycroft Res & Dev Inc	NMC990668	Humboldt
SH 150	4/06/2008	Hycroft Res & Dev Inc	NMC990803	Humboldt
SH 151	4/06/2008	Hycroft Res & Dev Inc	NMC990804	Humboldt
SH 152	4/06/2008	Hycroft Res & Dev Inc	NMC990805	Humboldt
SH 153	4/06/2008	Hycroft Res & Dev Inc	NMC990806	Humboldt
SH 154	4/06/2008	Hycroft Res & Dev Inc	NMC990807	Humboldt
SH 155	4/05/2008	Hycroft Res & Dev Inc	NMC990808	Humboldt
SH 156	4/05/2008	Hycroft Res & Dev Inc	NMC990809	Humboldt
SH 157	4/05/2008	Hycroft Res & Dev Inc	NMC990810	Humboldt
SH 158	4/05/2008	Hycroft Res & Dev Inc	NMC990811	Humboldt
SH 159	4/05/2008	Hycroft Res & Dev Inc	NMC990812	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 16	4/20/2008	Hycroft Res & Dev Inc	NMC990669	Humboldt
SH 160	4/05/2008	Hycroft Res & Dev Inc	NMC990813	Humboldt
SH 161	4/05/2008	Hycroft Res & Dev Inc	NMC990814	Humboldt
SH 162	4/05/2008	Hycroft Res & Dev Inc	NMC990815	Humboldt
SH 163	4/05/2008	Hycroft Res & Dev Inc	NMC990816	Humboldt
SH 164	4/05/2008	Hycroft Res & Dev Inc	NMC990817	Humboldt
SH 165	4/05/2008	Hycroft Res & Dev Inc	NMC990818	Humboldt
SH 166	4/05/2008	Hycroft Res & Dev Inc	NMC990819	Humboldt
SH 167	4/05/2008	Hycroft Res & Dev Inc	NMC990820	Humboldt
SH 168	4/05/2008	Hycroft Res & Dev Inc	NMC990821	Humboldt
SH 17	4/20/2008	Hycroft Res & Dev Inc	NMC990670	Humboldt
SH 18	4/20/2008	Hycroft Res & Dev Inc	NMC990671	Humboldt
SH 19	4/20/2008	Hycroft Res & Dev Inc	NMC990672	Humboldt
SH 2	4/20/2008	Hycroft Res & Dev Inc	NMC990655	Humboldt
SH 20	4/20/2008	Hycroft Res & Dev Inc	NMC990673	Humboldt
SH 21	4/20/2008	Hycroft Res & Dev Inc	NMC990674	Humboldt
SH 22	4/20/2008	Hycroft Res & Dev Inc	NMC990675	Humboldt
SH 23	4/20/2008	Hycroft Res & Dev Inc	NMC990676	Humboldt
SH 24	4/20/2008	Hycroft Res & Dev Inc	NMC990677	Humboldt
SH 25	4/20/2008	Hycroft Res & Dev Inc	NMC990678	Humboldt
SH 26	4/20/2008	Hycroft Res & Dev Inc	NMC990679	Humboldt
SH 27	4/20/2008	Hycroft Res & Dev Inc	NMC990680	Humboldt
SH 28	4/20/2008	Hycroft Res & Dev Inc	NMC990681	Humboldt
SH 29	4/20/2008	Hycroft Res & Dev Inc	NMC990682	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 3	4/20/2008	Hycroft Res & Dev Inc	NMC990656	Humboldt
SH 30	4/20/2008	Hycroft Res & Dev Inc	NMC990683	Humboldt
SH 31	4/20/2008	Hycroft Res & Dev Inc	NMC990684	Humboldt
SH 32	4/06/2008	Hycroft Res & Dev Inc	NMC990685	Humboldt
SH 33	4/06/2008	Hycroft Res & Dev Inc	NMC990686	Humboldt
SH 34	4/06/2008	Hycroft Res & Dev Inc	NMC990687	Humboldt
SH 35	4/06/2008	Hycroft Res & Dev Inc	NMC990688	Humboldt
SH 350	4/21/2008	Hycroft Res & Dev Inc	NMC991002	Humboldt
SH 351	4/21/2008	Hycroft Res & Dev Inc	NMC991003	Humboldt
SH 352	4/21/2008	Hycroft Res & Dev Inc	NMC991004	Humboldt
SH 36	4/06/2008	Hycroft Res & Dev Inc	NMC990689	Humboldt
SH 37	4/06/2008	Hycroft Res & Dev Inc	NMC990690	Humboldt
SH 373	4/21/2008	Hycroft Res & Dev Inc	NMC991025	Humboldt
SH 374	4/21/2008	Hycroft Res & Dev Inc	NMC991026	Humboldt
SH 375	4/21/2008	Hycroft Res & Dev Inc	NMC991027	Humboldt
SH 376	4/21/2008	Hycroft Res & Dev Inc	NMC991028	Humboldt
SH 377	4/21/2008	Hycroft Res & Dev Inc	NMC991029	Humboldt
SH 378	4/21/2008	Hycroft Res & Dev Inc	NMC991030	Humboldt
SH 379	4/21/2008	Hycroft Res & Dev Inc	NMC991031	Humboldt
SH 38	4/06/2008	Hycroft Res & Dev Inc	NMC990691	Humboldt
SH 380	4/21/2008	Hycroft Res & Dev Inc	NMC991032	Humboldt
SH 381	4/21/2008	Hycroft Res & Dev Inc	NMC991033	Humboldt
SH 39	4/06/2008	Hycroft Res & Dev Inc	NMC990692	Humboldt
SH 396	4/21/2008	Hycroft Res & Dev Inc	NMC991048	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 397	4/21/2008	Hycroft Res & Dev Inc	NMC991049	Humboldt
SH 398	4/21/2008	Hycroft Res & Dev Inc	NMC991050	Humboldt
SH 399	4/21/2008	Hycroft Res & Dev Inc	NMC991051	Humboldt
SH 400	4/21/2008	Hycroft Res & Dev Inc	NMC991052	Humboldt
SH 401	4/21/2008	Hycroft Res & Dev Inc	NMC991053	Humboldt
SH 402	4/21/2008	Hycroft Res & Dev Inc	NMC991054	Humboldt
SH 403	4/21/2008	Hycroft Res & Dev Inc	NMC991055	Humboldt
SH 404	4/21/2008	Hycroft Res & Dev Inc	NMC991056	Humboldt
SH 405	4/21/2008	Hycroft Res & Dev Inc	NMC991057	Humboldt
SH 406	4/21/2008	Hycroft Res & Dev Inc	NMC991058	Humboldt
SH 41	4/06/2008	Hycroft Res & Dev Inc	NMC990694	Humboldt
SH 419	4/21/2008	Hycroft Res & Dev Inc	NMC991071	Humboldt
SH 42	4/06/2008	Hycroft Res & Dev Inc	NMC990695	Humboldt
SH 420	4/21/2008	Hycroft Res & Dev Inc	NMC991072	Humboldt
SH 421	4/21/2008	Hycroft Res & Dev Inc	NMC991073	Humboldt
SH 422	4/21/2008	Hycroft Res & Dev Inc	NMC991074	Humboldt
SH 423	4/21/2008	Hycroft Res & Dev Inc	NMC991075	Humboldt
SH 424	4/21/2008	Hycroft Res & Dev Inc	NMC991076	Humboldt
SH 425	4/21/2008	Hycroft Res & Dev Inc	NMC991077	Humboldt
SH 426	4/21/2008	Hycroft Res & Dev Inc	NMC991078	Humboldt
SH 427	4/21/2008	Hycroft Res & Dev Inc	NMC991079	Humboldt
SH 428	4/21/2008	Hycroft Res & Dev Inc	NMC991080	Humboldt
SH 429	4/21/2008	Hycroft Res & Dev Inc	NMC991081	Humboldt
SH 43	4/06/2008	Hycroft Res & Dev Inc	NMC990696	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 430	4/21/2008	Hycroft Res & Dev Inc	NMC991082	Humboldt
SH 439	4/21/2008	Hycroft Res & Dev Inc	NMC991090	Humboldt
SH 44	4/06/2008	Hycroft Res & Dev Inc	NMC990697	Humboldt
SH 440	4/21/2008	Hycroft Res & Dev Inc	NMC991091	Humboldt
SH 441	4/21/2008	Hycroft Res & Dev Inc	NMC991092	Humboldt
SH 442	4/21/2008	Hycroft Res & Dev Inc	NMC991093	Humboldt
SH 443	4/21/2008	Hycroft Res & Dev Inc	NMC991094	Humboldt
SH 444	4/21/2008	Hycroft Res & Dev Inc	NMC991095	Humboldt
SH 445	4/21/2008	Hycroft Res & Dev Inc	NMC991096	Humboldt
SH 446	4/21/2008	Hycroft Res & Dev Inc	NMC991097	Humboldt
SH 447	4/21/2008	Hycroft Res & Dev Inc	NMC991098	Humboldt
SH 448	4/21/2008	Hycroft Res & Dev Inc	NMC991099	Humboldt
SH 449	4/21/2008	Hycroft Res & Dev Inc	NMC991100	Humboldt
SH 45	4/06/2008	Hycroft Res & Dev Inc	NMC990698	Humboldt
SH 450	4/21/2008	Hycroft Res & Dev Inc	NMC991101	Humboldt
SH 451	4/21/2008	Hycroft Res & Dev Inc	NMC991102	Humboldt
SH 452	4/21/2008	Hycroft Res & Dev Inc	NMC991103	Humboldt
SH 453	4/21/2008	Hycroft Res & Dev Inc	NMC991104	Humboldt
SH 454	4/21/2008	Hycroft Res & Dev Inc	NMC991105	Humboldt
SH 455	4/21/2008	Hycroft Res & Dev Inc	NMC991106	Humboldt
SH 456	4/21/2008	Hycroft Res & Dev Inc	NMC991107	Humboldt
SH 46	4/06/2008	Hycroft Res & Dev Inc	NMC990699	Humboldt
SH 47	4/06/2008	Hycroft Res & Dev Inc	NMC990700	Humboldt
SH 48	4/06/2008	Hycroft Res & Dev Inc	NMC990701	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 49	4/06/2008	Hycroft Res & Dev Inc	NMC990702	Humboldt
SH 5	4/20/2008	Hycroft Res & Dev Inc	NMC990658	Humboldt
SH 50	4/06/2008	Hycroft Res & Dev Inc	NMC990703	Humboldt
SH 51	4/06/2008	Hycroft Res & Dev Inc	NMC990704	Humboldt
SH 52	4/06/2008	Hycroft Res & Dev Inc	NMC990705	Humboldt
SH 53	4/06/2008	Hycroft Res & Dev Inc	NMC990706	Humboldt
SH 54	4/06/2008	Hycroft Res & Dev Inc	NMC990707	Humboldt
SH 55	4/06/2008	Hycroft Res & Dev Inc	NMC990708	Humboldt
SH 56	4/06/2008	Hycroft Res & Dev Inc	NMC990709	Humboldt
SH 57	4/06/2008	Hycroft Res & Dev Inc	NMC990710	Humboldt
SH 58	4/06/2008	Hycroft Res & Dev Inc	NMC990711	Humboldt
SH 59	4/06/2008	Hycroft Res & Dev Inc	NMC990712	Humboldt
SH 6	4/20/2008	Hycroft Res & Dev Inc	NMC990659	Humboldt
SH 60	4/06/2008	Hycroft Res & Dev Inc	NMC990713	Humboldt
SH 61	4/06/2008	Hycroft Res & Dev Inc	NMC990714	Humboldt
SH 62	4/06/2008	Hycroft Res & Dev Inc	NMC990715	Humboldt
SH 63	4/06/2008	Hycroft Res & Dev Inc	NMC990716	Humboldt
SH 64	4/06/2008	Hycroft Res & Dev Inc	NMC990717	Humboldt
SH 65	4/06/2008	Hycroft Res & Dev Inc	NMC990718	Humboldt
SH 66	4/06/2008	Hycroft Res & Dev Inc	NMC990719	Humboldt
SH 67	4/06/2008	Hycroft Res & Dev Inc	NMC990720	Humboldt
SH 68	4/06/2008	Hycroft Res & Dev Inc	NMC990721	Humboldt
SH 69	4/06/2008	Hycroft Res & Dev Inc	NMC990722	Humboldt
SH 7	4/20/2008	Hycroft Res & Dev Inc	NMC990660	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 70	4/06/2008	Hycroft Res & Dev Inc	NMC990723	Humboldt
SH 71	4/06/2008	Hycroft Res & Dev Inc	NMC990724	Humboldt
SH 72	4/06/2008	Hycroft Res & Dev Inc	NMC990725	Humboldt
SH 73	4/06/2008	Hycroft Res & Dev Inc	NMC990726	Humboldt
SH 74	4/06/2008	Hycroft Res & Dev Inc	NMC990727	Humboldt
SH 75	4/06/2008	Hycroft Res & Dev Inc	NMC990728	Humboldt
SH 76	4/06/2008	Hycroft Res & Dev Inc	NMC990729	Humboldt
SH 77	4/06/2008	Hycroft Res & Dev Inc	NMC990730	Humboldt
SH 78	4/06/2008	Hycroft Res & Dev Inc	NMC990731	Humboldt
SH 79	4/06/2008	Hycroft Res & Dev Inc	NMC990732	Humboldt
SH 8	4/20/2008	Hycroft Res & Dev Inc	NMC990661	Humboldt
SH 80	4/06/2008	Hycroft Res & Dev Inc	NMC990733	Humboldt
SH 81	4/06/2008	Hycroft Res & Dev Inc	NMC990734	Humboldt
SH 82	4/05/2008	Hycroft Res & Dev Inc	NMC990735	Humboldt
SH 83	4/05/2008	Hycroft Res & Dev Inc	NMC990736	Humboldt
SH 84	4/05/2008	Hycroft Res & Dev Inc	NMC990737	Humboldt
SH 85	4/05/2008	Hycroft Res & Dev Inc	NMC990738	Humboldt
SH 86	4/05/2008	Hycroft Res & Dev Inc	NMC990739	Humboldt
SH 87	4/05/2008	Hycroft Res & Dev Inc	NMC990740	Humboldt
SH 88	4/05/2008	Hycroft Res & Dev Inc	NMC990741	Humboldt
SH 89	4/05/2008	Hycroft Res & Dev Inc	NMC990742	Humboldt
SH 9	4/20/2008	Hycroft Res & Dev Inc	NMC990662	Humboldt
SH 90	4/05/2008	Hycroft Res & Dev Inc	NMC990743	Humboldt
SH 91	4/06/2008	Hycroft Res & Dev Inc	NMC990744	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 92	4/06/2008	Hycroft Res & Dev Inc	NMC990745	Humboldt
SH 93	4/06/2008	Hycroft Res & Dev Inc	NMC990746	Humboldt
SH 94	4/06/2008	Hycroft Res & Dev Inc	NMC990747	Humboldt
SH 95	4/06/2008	Hycroft Res & Dev Inc	NMC990748	Humboldt
SH 96	4/06/2008	Hycroft Res & Dev Inc	NMC990749	Humboldt
SH 97	4/06/2008	Hycroft Res & Dev Inc	NMC990750	Humboldt
SH 98	4/06/2008	Hycroft Res & Dev Inc	NMC990751	Humboldt
SH 99	4/06/2008	Hycroft Res & Dev Inc	NMC990752	Humboldt
SH4	4/20/2008	Hycroft Res & Dev Inc	NMC990657	Humboldt
SH40	4/06/2008	Hycroft Res & Dev Inc	NMC990693	Humboldt
SL 1	10/18/2012	Hycroft Res & Dev Inc	NMC1080086	Humboldt
SL 2	10/18/2012	Hycroft Res & Dev Inc	NMC1080087	Humboldt
SL 3	10/18/2012	Hycroft Res & Dev Inc	NMC1080088	Humboldt
SL 4	10/18/2012	Hycroft Res & Dev Inc	NMC1080089	Humboldt
SL 5	10/18/2012	Hycroft Res & Dev Inc	NMC1080090	Humboldt
SL 6	10/18/2012	Hycroft Res & Dev Inc	NMC1080091	Humboldt
Sulphate	11/04/1980	Lewis Frank W	NMC181011	Humboldt
Triple L #1	10/13/1979	Lewis Frank W	NMC127534	Humboldt
Triple L #2	10/13/1979	Lewis Frank W	NMC127535	Humboldt
Triple L #3	10/13/1979	Lewis Frank W	NMC127536	Humboldt
Triple L #4	10/13/1979	Lewis Frank W	NMC127537	Humboldt
Triple L #5	10/13/1979	Lewis Frank W	NMC127538	Humboldt
WKM-1	9/30/1997	F W Lewis Inc	NMC780688	Humboldt
WKM-10	9/30/1997	F W Lewis Inc	NMC780697	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

WKM-11	9/30/1997	F W Lewis Inc	NMC780698	Humboldt
WKM-12	9/30/1997	F W Lewis Inc	NMC780699	Humboldt
WKM-13	9/30/1997	F W Lewis Inc	NMC780700	Humboldt
WKM-14	9/30/1997	F W Lewis Inc	NMC780701	Humboldt
WKM-15	9/30/1997	F W Lewis Inc	NMC780702	Humboldt
WKM-16	9/30/1997	F W Lewis Inc	NMC780703	Humboldt
WKM-17	9/30/1997	F W Lewis Inc	NMC780704	Humboldt
WKM-18	9/30/1997	F W Lewis Inc	NMC780705	Humboldt
WKM-19	10/01/1997	F W Lewis Inc	NMC780706	Humboldt
WKM-2	9/30/1997	F W Lewis Inc	NMC780689	Humboldt
WKM-20	10/01/1997	F W Lewis Inc	NMC780707	Humboldt
WKM-21	10/01/1997	F W Lewis Inc	NMC780708	Humboldt
WKM-22	10/01/1997	F W Lewis Inc	NMC780709	Humboldt
WKM-23	10/01/1997	F W Lewis Inc	NMC780710	Humboldt
WKM-24	10/01/1997	F W Lewis Inc	NMC780711	Humboldt
WKM-25	10/01/1997	F W Lewis Inc	NMC780712	Humboldt
WKM-26	10/01/1997	F W Lewis Inc	NMC780713	Humboldt
WKM-27	10/01/1997	F W Lewis Inc	NMC780714	Humboldt
WKM-28	10/01/1997	F W Lewis Inc	NMC780715	Humboldt
WKM-29	10/01/1997	F W Lewis Inc	NMC780716	Humboldt
WKM-3	9/30/1997	F W Lewis Inc	NMC780690	Humboldt
WKM-30	10/01/1997	F W Lewis Inc	NMC780717	Humboldt
WKM-31	10/01/1997	F W Lewis Inc	NMC780718	Humboldt
WKM-32	10/01/1997	F W Lewis Inc	NMC780719	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

WKM-33	10/01/1997	F W Lewis Inc	NMC780720	Humboldt
WKM-34	10/01/1997	F W Lewis Inc	NMC780721	Humboldt
WKM-35	10/01/1997	F W Lewis Inc	NMC780722	Humboldt
WKM-36	10/01/1997	F W Lewis Inc	NMC780723	Humboldt
WKM-37	10/01/1997	F W Lewis Inc	NMC780724	Humboldt
WKM-38	10/01/1997	F W Lewis Inc	NMC780725	Humboldt
WKM-39	10/01/1997	F W Lewis Inc	NMC780726	Humboldt
WKM-4	9/30/1997	F W Lewis Inc	NMC780691	Humboldt
WKM-40	10/01/1997	F W Lewis Inc	NMC780727	Humboldt
WKM-41	10/01/1997	F W Lewis Inc	NMC780728	Humboldt
WKM-42	10/01/1997	F W Lewis Inc	NMC780729	Humboldt
WKM-43	10/01/1997	F W Lewis Inc	NMC780730	Humboldt
WKM-44	10/01/1997	F W Lewis Inc	NMC780731	Humboldt
WKM-45	10/01/1997	F W Lewis Inc	NMC780732	Humboldt
WKM-46	10/01/1997	F W Lewis Inc	NMC780733	Humboldt
WKM-47	10/01/1997	F W Lewis Inc	NMC780734	Humboldt
WKM-48	10/01/1997	F W Lewis Inc	NMC780735	Humboldt
WKM-5	9/30/1997	F W Lewis Inc	NMC780692	Humboldt
WKM-50	10/01/1997	F W Lewis Inc	NMC780736	Humboldt
WKM-51	10/02/1997	F W Lewis Inc	NMC780737	Humboldt
WKM-52	10/02/1997	F W Lewis Inc	NMC780738	Humboldt
WKM-53	10/02/1997	F W Lewis Inc	NMC780739	Humboldt
WKM-54	10/02/1997	F W Lewis Inc	NMC780740	Humboldt
WKM-55	10/02/1997	F W Lewis Inc	NMC780741	Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

WKM-56	10/02/1997	F W Lewis Inc	NMC780742	Humboldt
WKM-57	10/02/1997	F W Lewis Inc	NMC780743	Humboldt
WKM-58	10/02/1997	F W Lewis Inc	NMC780744	Humboldt
WKM-6	9/30/1997	F W Lewis Inc	NMC780693	Humboldt
WKM-60	10/06/1997	F W Lewis Inc	NMC780745	Humboldt
WKM-62	10/06/1997	F W Lewis Inc	NMC780746	Humboldt
WKM-64	10/06/1997	F W Lewis Inc	NMC780747	Humboldt
WKM-7	9/30/1997	F W Lewis Inc	NMC780694	Humboldt
WKM-8	9/30/1997	F W Lewis Inc	NMC780695	Humboldt
WKM-9	9/30/1997	F W Lewis Inc	NMC780696	Humboldt
FG 49	12/18/2013	Hycroft Res & Dev Inc	NMC1100166	Pershing
FG 71	12/18/2013	Hycroft Res & Dev Inc	NMC1100167	Pershing
HRD1212	4/16/2014	Hycroft Res & Dev Inc	NMC1102169	Pershing
HRDI 218	4/16/2014	Hycroft Res & Dev Inc	NMC1102176	Pershing
HRDI 219	4/16/2014	Hycroft Res & Dev Inc	NMC1102177	Pershing
HRDI 1	12/16/2013	Hycroft Res & Dev Inc	NMC1100176	Pershing
HRDI 10	12/16/2013	Hycroft Res & Dev Inc	NMC1100185	Pershing
HRDI 100	4/8/2014	Hycroft Res & Dev Inc	NMC1102058	Pershing
HRDI 101	4/8/2014	Hycroft Res & Dev Inc	NMC1102059	Pershing
HRDI 102	4/8/2014	Hycroft Res & Dev Inc	NMC1102060	Pershing
HRDI 103	4/8/2014	Hycroft Res & Dev Inc	NMC1102061	Pershing
HRDI 104	4/8/2014	Hycroft Res & Dev Inc	NMC1102062	Pershing
HRDI 105	4/8/2014	Hycroft Res & Dev Inc	NMC1102063	Pershing
HRDI 106	4/8/2014	Hycroft Res & Dev Inc	NMC1102064	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

HRDI 107	4/8/2014	Hycroft Res & Dev Inc	NMC1102065	Pershing
HRDI 108	4/8/2014	Hycroft Res & Dev Inc	NMC1102066	Pershing
HRDI 109	4/8/2014	Hycroft Res & Dev Inc	NMC1102067	Pershing
HRDI 11	12/16/2013	Hycroft Res & Dev Inc	NMC1100186	Pershing
HRDI 110	4/8/2014	Hycroft Res & Dev Inc	NMC1102068	Pershing
HRDI 111	4/9/2014	Hycroft Res & Dev Inc	NMC1102069	Pershing
HRDI 112	4/9/2014	Hycroft Res & Dev Inc	NMC1102070	Pershing
HRDI 113	4/9/2014	Hycroft Res & Dev Inc	NMC1102071	Pershing
HRDI 114	4/9/2014	Hycroft Res & Dev Inc	NMC1102072	Pershing
HRDI 115	4/9/2014	Hycroft Res & Dev Inc	NMC1102073	Pershing
HRDI 116	4/9/2014	Hycroft Res & Dev Inc	NMC1102074	Pershing
HRDI 117	4/9/2014	Hycroft Res & Dev Inc	NMC1102075	Pershing
HRDI 118	4/9/2014	Hycroft Res & Dev Inc	NMC1102076	Pershing
HRDI 119	4/9/2014	Hycroft Res & Dev Inc	NMC1102077	Pershing
HRDI 12	12/16/2013	Hycroft Res & Dev Inc	NMC1100187	Pershing
HRDI 120	4/9/2014	Hycroft Res & Dev Inc	NMC1102078	Pershing
HRDI 121	4/9/2014	Hycroft Res & Dev Inc	NMC1102079	Pershing
HRDI 122	4/9/2014	Hycroft Res & Dev Inc	NMC1102080	Pershing
HRDI 123	4/9/2014	Hycroft Res & Dev Inc	NMC1102081	Pershing
HRDI 124	4/9/2014	Hycroft Res & Dev Inc	NMC1102082	Pershing
HRDI 125	4/9/2014	Hycroft Res & Dev Inc	NMC1102083	Pershing
HRDI 126	4/9/2014	Hycroft Res & Dev Inc	NMC1102084	Pershing
HRDI 127	4/9/2014	Hycroft Res & Dev Inc	NMC1102085	Pershing
HRDI 128	4/9/2014	Hycroft Res & Dev Inc	NMC1102086	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

HRDI 129	4/9/2014	Hycroft Res & Dev Inc	NMC1102087	Pershing
HRDI 13	12/16/2013	Hycroft Res & Dev Inc	NMC1100188	Pershing
HRDI 130	4/9/2014	Hycroft Res & Dev Inc	NMC1102088	Pershing
HRDI 131	4/9/2014	Hycroft Res & Dev Inc	NMC1102089	Pershing
HRDI 132	4/9/2014	Hycroft Res & Dev Inc	NMC1102090	Pershing
HRDI 133	4/9/2014	Hycroft Res & Dev Inc	NMC1102091	Pershing
HRDI 134	4/9/2014	Hycroft Res & Dev Inc	NMC1102092	Pershing
HRDI 135	4/9/2014	Hycroft Res & Dev Inc	NMC1102093	Pershing
HRDI 136	4/9/2014	Hycroft Res & Dev Inc	NMC1102094	Pershing
HRDI 137	4/9/2014	Hycroft Res & Dev Inc	NMC1102095	Pershing
HRDI 138	4/9/2014	Hycroft Res & Dev Inc	NMC1102096	Pershing
HRDI 139	4/9/2014	Hycroft Res & Dev Inc	NMC1102097	Pershing
HRDI 14	12/16/2013	Hycroft Res & Dev Inc	NMC1100189	Pershing
HRDI 140	4/9/2014	Hycroft Res & Dev Inc	NMC1102098	Pershing
HRDI 141	4/9/2014	Hycroft Res & Dev Inc	NMC1102099	Pershing
HRDI 142	4/9/2014	Hycroft Res & Dev Inc	NMC1102100	Pershing
HRDI 143	4/9/2014	Hycroft Res & Dev Inc	NMC1102101	Pershing
HRDI 144	4/10/2014	Hycroft Res & Dev Inc	NMC1102102	Pershing
HRDI 145	4/10/2014	Hycroft Res & Dev Inc	NMC1102103	Pershing
HRDI 146	4/10/2014	Hycroft Res & Dev Inc	NMC1102104	Pershing
HRDI 147	4/10/2014	Hycroft Res & Dev Inc	NMC1102105	Pershing
HRDI 148	4/10/2014	Hycroft Res & Dev Inc	NMC1102106	Pershing
HRDI 149	4/10/2014	Hycroft Res & Dev Inc	NMC1102107	Pershing
HRDI 15	12/16/2013	Hycroft Res & Dev Inc	NMC1100190	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

HRDI 150	4/10/2014	Hycroft Res & Dev Inc	NMC1102108	Pershing
HRDI 151	4/10/2014	Hycroft Res & Dev Inc	NMC1102109	Pershing
HRDI 152	4/10/2014	Hycroft Res & Dev Inc	NMC1102110	Pershing
HRDI 153	4/10/2014	Hycroft Res & Dev Inc	NMC1102111	Pershing
HRDI 154	4/9/2014	Hycroft Res & Dev Inc	NMC1102112	Pershing
HRDI 155	4/9/2014	Hycroft Res & Dev Inc	NMC1102113	Pershing
HRDI 156	4/9/2014	Hycroft Res & Dev Inc	NMC1102114	Pershing
HRDI 157	4/9/2014	Hycroft Res & Dev Inc	NMC1102115	Pershing
HRDI 158	4/10/2014	Hycroft Res & Dev Inc	NMC1102116	Pershing
HRDI 159	4/10/2014	Hycroft Res & Dev Inc	NMC1102117	Pershing
HRDI 16	12/16/2013	Hycroft Res & Dev Inc	NMC1100191	Pershing
HRDI 160	4/10/2014	Hycroft Res & Dev Inc	NMC1102118	Pershing
HRDI 161	4/10/2014	Hycroft Res & Dev Inc	NMC1102119	Pershing
HRDI 162	4/10/2014	Hycroft Res & Dev Inc	NMC1102120	Pershing
HRDI 163	4/10/2014	Hycroft Res & Dev Inc	NMC1102121	Pershing
HRDI 164	4/10/2014	Hycroft Res & Dev Inc	NMC1102122	Pershing
HRDI 165	4/10/2014	Hycroft Res & Dev Inc	NMC1102123	Pershing
HRDI 166	4/10/2014	Hycroft Res & Dev Inc	NMC1102124	Pershing
HRDI 167	4/10/2014	Hycroft Res & Dev Inc	NMC1102125	Pershing
HRDI 168	4/9/2014	Hycroft Res & Dev Inc	NMC1102126	Pershing
HRDI 169	4/9/2014	Hycroft Res & Dev Inc	NMC1102127	Pershing
HRDI 17	12/16/2013	Hycroft Res & Dev Inc	NMC1100192	Pershing
HRDI 170	4/9/2014	Hycroft Res & Dev Inc	NMC1102128	Pershing
HRDI 171	4/9/2014	Hycroft Res & Dev Inc	NMC1102129	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

HRDI 172	4/11/2014	Hycroft Res & Dev Inc	NMC1102130	Pershing
HRDI 173	4/11/2014	Hycroft Res & Dev Inc	NMC1102131	Pershing
HRDI 174	4/11/2014	Hycroft Res & Dev Inc	NMC1102132	Pershing
HRDI 175	4/11/2014	Hycroft Res & Dev Inc	NMC1102133	Pershing
HRDI 176	4/11/2014	Hycroft Res & Dev Inc	NMC1102134	Pershing
HRDI 177	4/11/2014	Hycroft Res & Dev Inc	NMC1102135	Pershing
HRDI 178	4/11/2014	Hycroft Res & Dev Inc	NMC1102136	Pershing
HRDI 179	4/11/2014	Hycroft Res & Dev Inc	NMC1102137	Pershing
HRDI 18	12/16/2013	Hycroft Res & Dev Inc	NMC1100193	Pershing
HRDI 180	4/11/2014	Hycroft Res & Dev Inc	NMC1102138	Pershing
HRDI 181	4/11/2014	Hycroft Res & Dev Inc	NMC1102139	Pershing
HRDI 182	4/11/2014	Hycroft Res & Dev Inc	NMC1102140	Pershing
HRDI 183	4/11/2014	Hycroft Res & Dev Inc	NMC1102141	Pershing
HRDI 184	4/11/2014	Hycroft Res & Dev Inc	NMC1102142	Pershing
HRDI 185	4/11/2014	Hycroft Res & Dev Inc	NMC1102143	Pershing
HRDI 186	4/11/2014	Hycroft Res & Dev Inc	NMC1102144	Pershing
HRDI 187	4/11/2014	Hycroft Res & Dev Inc	NMC1102145	Pershing
HRDI 188	4/10/2014	Hycroft Res & Dev Inc	NMC1102146	Pershing
HRDI 189	4/10/2014	Hycroft Res & Dev Inc	NMC1102147	Pershing
HRDI 19	12/16/2013	Hycroft Res & Dev Inc	NMC1100194	Pershing
HRDI 190	4/10/2014	Hycroft Res & Dev Inc	NMC1102148	Pershing
HRDI 191	4/10/2014	Hycroft Res & Dev Inc	NMC1102149	Pershing
HRDI 192	4/15/2014	Hycroft Res & Dev Inc	NMC1102150	Pershing
HRDI 193	4/15/2014	Hycroft Res & Dev Inc	NMC1102151	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

HRDI 194	4/10/2014	Hycroft Res & Dev Inc	NMC1102152	Pershing
HRDI 195	4/10/2014	Hycroft Res & Dev Inc	NMC1102153	Pershing
HRDI 196	4/10/2014	Hycroft Res & Dev Inc	NMC1102154	Pershing
HRDI 197	4/10/2014	Hycroft Res & Dev Inc	NMC1102155	Pershing
HRDI 198	4/16/2014	Hycroft Res & Dev Inc	NMC1102156	Pershing
HRDI 199	4/10/2014	Hycroft Res & Dev Inc	NMC1102157	Pershing
HRDI 2	12/16/2013	Hycroft Res & Dev Inc	NMC1100177	Pershing
HRDI 20	12/16/2013	Hycroft Res & Dev Inc	NMC1100195	Pershing
HRDI 200	4/15/2014	Hycroft Res & Dev Inc	NMC1102158	Pershing
HRDI 201	4/15/2014	Hycroft Res & Dev Inc	NMC1102159	Pershing
HRDI 202	4/10/2014	Hycroft Res & Dev Inc	NMC1102160	Pershing
HRDI 203	4/16/2014	Hycroft Res & Dev Inc	NMC1102161	Pershing
HRDI 204	4/16/2014	Hycroft Res & Dev Inc	NMC1102162	Pershing
HRDI 205	4/16/2014	Hycroft Res & Dev Inc	NMC1102163	Pershing
HRDI 206	4/16/2014	Hycroft Res & Dev Inc	NMC1102164	Pershing
HRDI 207	4/16/2014	Hycroft Res & Dev Inc	NMC1102165	Pershing
HRDI 208	4/16/2014	Hycroft Res & Dev Inc	NMC1102166	Pershing
HRDI 209	4/16/2014	Hycroft Res & Dev Inc	NMC1102167	Pershing
HRDI 21	12/16/2013	Hycroft Res & Dev Inc	NMC1100196	Pershing
HRDI 210	4/16/2014	Hycroft Res & Dev Inc	NMC1102168	Pershing
HRDI 211	4/16/2014	Hycroft Res & Dev Inc	NMC1102170	Pershing
HRDI 213	4/16/2014	Hycroft Res & Dev Inc	NMC1102171	Pershing
HRDI 214	4/16/2014	Hycroft Res & Dev Inc	NMC1102172	Pershing
HRDI 215	4/16/2014	Hycroft Res & Dev Inc	NMC1102173	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

HRDI 216	4/16/2014	Hycroft Res & Dev Inc	NMC1102174	Pershing
HRDI 217	4/16/2014	Hycroft Res & Dev Inc	NMC1102175	Pershing
HRDI 22	12/16/2013	Hycroft Res & Dev Inc	NMC1100197	Pershing
HRDI 220	4/16/2014	Hycroft Res & Dev Inc	NMC1102178	Pershing
HRDI 221	4/15/2014	Hycroft Res & Dev Inc	NMC1102179	Pershing
HRDI 222	4/15/2014	Hycroft Res & Dev Inc	NMC1102180	Pershing
HRDI 223	4/15/2014	Hycroft Res & Dev Inc	NMC1102181	Pershing
HRDI 23	12/16/2013	Hycroft Res & Dev Inc	NMC1100198	Pershing
HRDI 24	12/16/2013	Hycroft Res & Dev Inc	NMC1100199	Pershing
HRDI 25	12/16/2013	Hycroft Res & Dev Inc	NMC1100200	Pershing
HRDI 26	12/16/2013	Hycroft Res & Dev Inc	NMC1100201	Pershing
HRDI 27	12/16/2013	Hycroft Res & Dev Inc	NMC1100202	Pershing
HRDI 28	12/17/2013	Hycroft Res & Dev Inc	NMC1100203	Pershing
HRDI 29	12/17/2013	Hycroft Res & Dev Inc	NMC1100204	Pershing
HRDI 3	12/16/2013	Hycroft Res & Dev Inc	NMC1100178	Pershing
HRDI 30	12/17/2013	Hycroft Res & Dev Inc	NMC1100205	Pershing
HRDI 31	12/17/2013	Hycroft Res & Dev Inc	NMC1100206	Pershing
HRDI 32	12/17/2013	Hycroft Res & Dev Inc	NMC1100207	Pershing
HRDI 33	12/17/2013	Hycroft Res & Dev Inc	NMC1100208	Pershing
HRDI 34	12/18/2013	Hycroft Res & Dev Inc	NMC1100209	Pershing
HRDI 35	12/18/2013	Hycroft Res & Dev Inc	NMC1100210	Pershing
HRDI 36	12/17/2013	Hycroft Res & Dev Inc	NMC1100211	Pershing
HRDI 37	12/17/2013	Hycroft Res & Dev Inc	NMC1100212	Pershing
HRDI 38	12/17/2013	Hycroft Res & Dev Inc	NMC1100213	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

HRDI 39	12/17/2013	Hycroft Res & Dev Inc	NMC1100214	Pershing
HRDI 4	12/16/2013	Hycroft Res & Dev Inc	NMC1100179	Pershing
HRDI 40	12/17/2013	Hycroft Res & Dev Inc	NMC1100215	Pershing
HRDI 41	12/17/2013	Hycroft Res & Dev Inc	NMC1100216	Pershing
HRDI 42	12/17/2013	Hycroft Res & Dev Inc	NMC1100217	Pershing
HRDI 43	12/17/2013	Hycroft Res & Dev Inc	NMC1100218	Pershing
HRDI 44	12/17/2013	Hycroft Res & Dev Inc	NMC1100219	Pershing
HRDI 45	12/17/2013	Hycroft Res & Dev Inc	NMC1100220	Pershing
HRDI 46	12/17/2013	Hycroft Res & Dev Inc	NMC1100221	Pershing
HRDI 47	4/7/2014	Hycroft Res & Dev Inc	NMC1102005	Pershing
HRDI 48	4/7/2014	Hycroft Res & Dev Inc	NMC1102006	Pershing
HRDI 49	4/7/2014	Hycroft Res & Dev Inc	NMC1102007	Pershing
HRDI 5	12/16/2013	Hycroft Res & Dev Inc	NMC1100180	Pershing
HRDI 50	4/7/2014	Hycroft Res & Dev Inc	NMC1102008	Pershing
HRDI 51	4/7/2014	Hycroft Res & Dev Inc	NMC1102009	Pershing
HRDI 52	4/7/2014	Hycroft Res & Dev Inc	NMC1102010	Pershing
HRDI 53	4/7/2014	Hycroft Res & Dev Inc	NMC1102011	Pershing
HRDI 54	4/7/2014	Hycroft Res & Dev Inc	NMC1102012	Pershing
HRDI 55	4/7/2014	Hycroft Res & Dev Inc	NMC1102013	Pershing
HRDI 56	4/7/2014	Hycroft Res & Dev Inc	NMC1102014	Pershing
HRDI 57	4/7/2014	Hycroft Res & Dev Inc	NMC1102015	Pershing
HRDI 58	4/7/2014	Hycroft Res & Dev Inc	NMC1102016	Pershing
HRDI 59	4/7/2014	Hycroft Res & Dev Inc	NMC1102017	Pershing
HRDI 6	12/16/2013	Hycroft Res & Dev Inc	NMC1100181	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

HRDI 60	4/7/2014	Hycroft Res & Dev Inc	NMC1102018	Pershing
HRDI 61	4/7/2014	Hycroft Res & Dev Inc	NMC1102019	Pershing
HRDI 62	4/7/2014	Hycroft Res & Dev Inc	NMC1102020	Pershing
HRDI 63	4/7/2014	Hycroft Res & Dev Inc	NMC1102021	Pershing
HRDI 64	4/7/2014	Hycroft Res & Dev Inc	NMC1102022	Pershing
HRDI 65	4/7/2014	Hycroft Res & Dev Inc	NMC1102023	Pershing
HRDI 66	4/7/2014	Hycroft Res & Dev Inc	NMC1102024	Pershing
HRDI 67	4/7/2014	Hycroft Res & Dev Inc	NMC1102025	Pershing
HRDI 68	4/7/2014	Hycroft Res & Dev Inc	NMC1102026	Pershing
HRDI 69	4/7/2014	Hycroft Res & Dev Inc	NMC1102027	Pershing
HRDI 7	12/16/2013	Hycroft Res & Dev Inc	NMC1100182	Pershing
HRDI 70	4/7/2014	Hycroft Res & Dev Inc	NMC1102028	Pershing
HRDI 71	4/7/2014	Hycroft Res & Dev Inc	NMC1102029	Pershing
HRDI 72	4/7/2014	Hycroft Res & Dev Inc	NMC1102030	Pershing
HRDI 73	4/7/2014	Hycroft Res & Dev Inc	NMC1102031	Pershing
HRDI 74	4/7/2014	Hycroft Res & Dev Inc	NMC1102032	Pershing
HRDI 75	4/7/2014	Hycroft Res & Dev Inc	NMC1102033	Pershing
HRDI 76	4/7/2014	Hycroft Res & Dev Inc	NMC1102034	Pershing
HRDI 77	4/8/2014	Hycroft Res & Dev Inc	NMC1102035	Pershing
HRDI 78	4/8/2014	Hycroft Res & Dev Inc	NMC1102036	Pershing
HRDI 79	4/8/2014	Hycroft Res & Dev Inc	NMC1102037	Pershing
HRDI 8	12/16/2013	Hycroft Res & Dev Inc	NMC1100183	Pershing
HRDI 80	4/8/2014	Hycroft Res & Dev Inc	NMC1102038	Pershing
HRDI 81	4/8/2014	Hycroft Res & Dev Inc	NMC1102039	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

HRDI 82	4/8/2014	Hycroft Res & Dev Inc	NMC1102040	Pershing
HRDI 83	4/8/2014	Hycroft Res & Dev Inc	NMC1102041	Pershing
HRDI 84	4/8/2014	Hycroft Res & Dev Inc	NMC1102042	Pershing
HRDI 85	4/8/2014	Hycroft Res & Dev Inc	NMC1102043	Pershing
HRDI 86	4/8/2014	Hycroft Res & Dev Inc	NMC1102044	Pershing
HRDI 87	4/8/2014	Hycroft Res & Dev Inc	NMC1102045	Pershing
HRDI 88	4/8/2014	Hycroft Res & Dev Inc	NMC1102046	Pershing
HRDI 89	4/8/2014	Hycroft Res & Dev Inc	NMC1102047	Pershing
HRDI 9	12/16/2013	Hycroft Res & Dev Inc	NMC1100184	Pershing
HRDI 90	4/8/2014	Hycroft Res & Dev Inc	NMC1102048	Pershing
HRDI 91	4/8/2014	Hycroft Res & Dev Inc	NMC1102049	Pershing
HRDI 92	4/8/2014	Hycroft Res & Dev Inc	NMC1102050	Pershing
HRDI 93	4/8/2014	Hycroft Res & Dev Inc	NMC1102051	Pershing
HRDI 94	4/8/2014	Hycroft Res & Dev Inc	NMC1102052	Pershing
HRDI 95	4/8/2014	Hycroft Res & Dev Inc	NMC1102053	Pershing
HRDI 96	4/8/2014	Hycroft Res & Dev Inc	NMC1102054	Pershing
HRDI 97	4/8/2014	Hycroft Res & Dev Inc	NMC1102055	Pershing
HRDI 98	4/8/2014	Hycroft Res & Dev Inc	NMC1102056	Pershing
HRDI 99	4/8/2014	Hycroft Res & Dev Inc	NMC1102057	Pershing
NC 102	8/13/2010	Hycroft Res & Dev Inc	NMC1027940	Pershing
NC 103	8/13/2010	Hycroft Res & Dev Inc	NMC1027941	Pershing
NC 104	8/13/2010	Hycroft Res & Dev Inc	NMC1027942	Pershing
NC 105	8/13/2010	Hycroft Res & Dev Inc	NMC1027943	Pershing
NC 106	8/13/2010	Hycroft Res & Dev Inc	NMC1027944	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NC 107	8/13/2010	Hycroft Res & Dev Inc	NMC1027945	Pershing
NC 108	8/13/2010	Hycroft Res & Dev Inc	NMC1027946	Pershing
NC 109	8/13/2010	Hycroft Res & Dev Inc	NMC1027947	Pershing
NC 133	8/13/2010	Hycroft Res & Dev Inc	NMC1027971	Pershing
NC 134	8/13/2010	Hycroft Res & Dev Inc	NMC1027972	Pershing
NC 135	8/13/2010	Hycroft Res & Dev Inc	NMC1027973	Pershing
NC 136	8/13/2010	Hycroft Res & Dev Inc	NMC1027974	Pershing
NC 137	8/13/2010	Hycroft Res & Dev Inc	NMC1027975	Pershing
NC 138	8/13/2010	Hycroft Res & Dev Inc	NMC1027976	Pershing
NC 139	8/13/2010	Hycroft Res & Dev Inc	NMC1027977	Pershing
NC 140	8/13/2010	Hycroft Res & Dev Inc	NMC1027978	Pershing
NC 141	8/13/2010	Hycroft Res & Dev Inc	NMC1027979	Pershing
NC 142	8/13/2010	Hycroft Res & Dev Inc	NMC1027980	Pershing
NC 143	8/13/2010	Hycroft Res & Dev Inc	NMC1027981	Pershing
NC 144	8/13/2010	Hycroft Res & Dev Inc	NMC1027982	Pershing
NC 145	8/13/2010	Hycroft Res & Dev Inc	NMC1027983	Pershing
NC 146	8/13/2010	Hycroft Res & Dev Inc	NMC1027984	Pershing
NC 147	8/13/2010	Hycroft Res & Dev Inc	NMC1027985	Pershing
NC 148	8/13/2010	Hycroft Res & Dev Inc	NMC1027986	Pershing
NC 149	8/13/2010	Hycroft Res & Dev Inc	NMC1027987	Pershing
NC 150	8/13/2010	Hycroft Res & Dev Inc	NMC1027988	Pershing
NC 171	8/13/2010	Hycroft Res & Dev Inc	NMC1028009	Pershing
NC 172	8/13/2010	Hycroft Res & Dev Inc	NMC1028010	Pershing
NC 173	8/13/2010	Hycroft Res & Dev Inc	NMC1028011	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NC 174	8/13/2010	Hycroft Res & Dev Inc	NMC1028012	Pershing
NC 175	8/13/2010	Hycroft Res & Dev Inc	NMC1028013	Pershing
NC 176	8/13/2010	Hycroft Res & Dev Inc	NMC1028014	Pershing
NC 177	8/13/2010	Hycroft Res & Dev Inc	NMC1028015	Pershing
NC 178	8/13/2010	Hycroft Res & Dev Inc	NMC1028016	Pershing
NC 179	8/13/2010	Hycroft Res & Dev Inc	NMC1028017	Pershing
NC 180	8/13/2010	Hycroft Res & Dev Inc	NMC1028018	Pershing
NC 181	8/13/2010	Hycroft Res & Dev Inc	NMC1028019	Pershing
NC 182	8/13/2010	Hycroft Res & Dev Inc	NMC1028020	Pershing
NC 183	8/13/2010	Hycroft Res & Dev Inc	NMC1028021	Pershing
NC 184	8/13/2010	Hycroft Res & Dev Inc	NMC1028022	Pershing
NC 185	8/13/2010	Hycroft Res & Dev Inc	NMC1028023	Pershing
NC 186	8/13/2010	Hycroft Res & Dev Inc	NMC1028024	Pershing
NC 187	8/13/2010	Hycroft Res & Dev Inc	NMC1028025	Pershing
NC 188	8/13/2010	Hycroft Res & Dev Inc	NMC1028026	Pershing
NC 206	8/13/2010	Hycroft Res & Dev Inc	NMC1028044	Pershing
NC 207	8/13/2010	Hycroft Res & Dev Inc	NMC1028045	Pershing
NC 208	8/13/2010	Hycroft Res & Dev Inc	NMC1028046	Pershing
NC 209	8/13/2010	Hycroft Res & Dev Inc	NMC1028047	Pershing
NC 210	8/13/2010	Hycroft Res & Dev Inc	NMC1028048	Pershing
NC 211	8/13/2010	Hycroft Res & Dev Inc	NMC1028049	Pershing
NC 212	8/13/2010	Hycroft Res & Dev Inc	NMC1028050	Pershing
NC 213	8/13/2010	Hycroft Res & Dev Inc	NMC1028051	Pershing
NC 214	8/13/2010	Hycroft Res & Dev Inc	NMC1028052	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NC 215	8/13/2010	Hycroft Res & Dev Inc	NMC1028053	Pershing
NC 216	8/13/2010	Hycroft Res & Dev Inc	NMC1028054	Pershing
NC 217	8/13/2010	Hycroft Res & Dev Inc	NMC1028055	Pershing
NC 218	8/13/2010	Hycroft Res & Dev Inc	NMC1028056	Pershing
NC 219	8/13/2010	Hycroft Res & Dev Inc	NMC1028057	Pershing
NC 220	8/13/2010	Hycroft Res & Dev Inc	NMC1028058	Pershing
NC 221	8/13/2010	Hycroft Res & Dev Inc	NMC1028059	Pershing
NC 222	8/13/2010	Hycroft Res & Dev Inc	NMC1028060	Pershing
NC 223	8/13/2010	Hycroft Res & Dev Inc	NMC1028061	Pershing
NC 241	8/13/2010	Hycroft Res & Dev Inc	NMC1028079	Pershing
NC 242	8/13/2010	Hycroft Res & Dev Inc	NMC1028080	Pershing
NC 243	8/13/2010	Hycroft Res & Dev Inc	NMC1028081	Pershing
NC 244	8/13/2010	Hycroft Res & Dev Inc	NMC1028082	Pershing
NC 245	8/13/2010	Hycroft Res & Dev Inc	NMC1028083	Pershing
NC 246	8/13/2010	Hycroft Res & Dev Inc	NMC1028084	Pershing
NC 247	8/13/2010	Hycroft Res & Dev Inc	NMC1028085	Pershing
NC 248	8/13/2010	Hycroft Res & Dev Inc	NMC1028086	Pershing
NC 249	8/13/2010	Hycroft Res & Dev Inc	NMC1028087	Pershing
NC 250	8/13/2010	Hycroft Res & Dev Inc	NMC1028088	Pershing
NC 251	8/13/2010	Hycroft Res & Dev Inc	NMC1028089	Pershing
NC 252	8/13/2010	Hycroft Res & Dev Inc	NMC1028090	Pershing
NC 253	8/13/2010	Hycroft Res & Dev Inc	NMC1028091	Pershing
NC 254	8/13/2010	Hycroft Res & Dev Inc	NMC1028092	Pershing
NC 255	8/13/2010	Hycroft Res & Dev Inc	NMC1028093	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NC 256	8/13/2010	Hycroft Res & Dev Inc	NMC1028094	Pershing
NC 257	8/13/2010	Hycroft Res & Dev Inc	NMC1028095	Pershing
NC 258	8/13/2010	Hycroft Res & Dev Inc	NMC1028096	Pershing
NC 275	8/13/2010	Hycroft Res & Dev Inc	NMC1028113	Pershing
NC 276	8/13/2010	Hycroft Res & Dev Inc	NMC1028114	Pershing
NC 277	8/13/2010	Hycroft Res & Dev Inc	NMC1028115	Pershing
NC 278	8/13/2010	Hycroft Res & Dev Inc	NMC1028116	Pershing
NC 279	8/13/2010	Hycroft Res & Dev Inc	NMC1028117	Pershing
NC 280	8/13/2010	Hycroft Res & Dev Inc	NMC1028118	Pershing
NC 281	8/13/2010	Hycroft Res & Dev Inc	NMC1028119	Pershing
NC 282	8/13/2010	Hycroft Res & Dev Inc	NMC1028120	Pershing
NC 283	8/13/2010	Hycroft Res & Dev Inc	NMC1028121	Pershing
NC 284	8/13/2010	Hycroft Res & Dev Inc	NMC1028122	Pershing
NC 285	8/13/2010	Hycroft Res & Dev Inc	NMC1028123	Pershing
NC 286	8/13/2010	Hycroft Res & Dev Inc	NMC1028124	Pershing
NC 287	8/13/2010	Hycroft Res & Dev Inc	NMC1028125	Pershing
NC 288	8/13/2010	Hycroft Res & Dev Inc	NMC1028126	Pershing
NC 289	8/13/2010	Hycroft Res & Dev Inc	NMC1028127	Pershing
NC 290	8/13/2010	Hycroft Res & Dev Inc	NMC1028128	Pershing
NC 291	8/13/2010	Hycroft Res & Dev Inc	NMC1028129	Pershing
NC 292	8/13/2010	Hycroft Res & Dev Inc	NMC1028130	Pershing
NC 307	8/13/2010	Hycroft Res & Dev Inc	NMC1028145	Pershing
NC 308	8/13/2010	Hycroft Res & Dev Inc	NMC1028146	Pershing
NC 309	8/13/2010	Hycroft Res & Dev Inc	NMC1028147	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NC 310	8/13/2010	Hycroft Res & Dev Inc	NMC1028148	Pershing
NC 311	8/13/2010	Hycroft Res & Dev Inc	NMC1028149	Pershing
NC 312	8/13/2010	Hycroft Res & Dev Inc	NMC1028150	Pershing
NC 313	8/13/2010	Hycroft Res & Dev Inc	NMC1028151	Pershing
NC 314	8/13/2010	Hycroft Res & Dev Inc	NMC1028152	Pershing
NC 315	8/13/2010	Hycroft Res & Dev Inc	NMC1028153	Pershing
NC 316	8/13/2010	Hycroft Res & Dev Inc	NMC1028154	Pershing
NC 317	8/13/2010	Hycroft Res & Dev Inc	NMC1028155	Pershing
NC 318	8/13/2010	Hycroft Res & Dev Inc	NMC1028156	Pershing
NC 319	8/13/2010	Hycroft Res & Dev Inc	NMC1028157	Pershing
NC 320	8/13/2010	Hycroft Res & Dev Inc	NMC1028158	Pershing
NC 321	8/13/2010	Hycroft Res & Dev Inc	NMC1028159	Pershing
NC 322	8/13/2010	Hycroft Res & Dev Inc	NMC1028160	Pershing
NC 323	8/13/2010	Hycroft Res & Dev Inc	NMC1028161	Pershing
NC 324	8/13/2010	Hycroft Res & Dev Inc	NMC1028162	Pershing
OS 1	9/11/2012	Hycroft Res & Dev Inc	NMC1078793	Pershing
OS 10	9/11/2012	Hycroft Res & Dev Inc	NMC1078802	Pershing
OS 11	9/11/2012	Hycroft Res & Dev Inc	NMC1078803	Pershing
OS 12	9/11/2012	Hycroft Res & Dev Inc	NMC1078804	Pershing
OS 2	9/11/2012	Hycroft Res & Dev Inc	NMC1078794	Pershing
OS 3	9/11/2012	Hycroft Res & Dev Inc	NMC1078795	Pershing
OS 4	9/11/2012	Hycroft Res & Dev Inc	NMC1078796	Pershing
OS 5	9/11/2012	Hycroft Res & Dev Inc	NMC1078797	Pershing
OS 6	9/11/2012	Hycroft Res & Dev Inc	NMC1078798	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

OS 7	9/11/2012	Hycroft Res & Dev Inc	NMC1078799	Pershing
OS 8	9/11/2012	Hycroft Res & Dev Inc	NMC1078800	Pershing
OS 9	9/11/2012	Hycroft Res & Dev Inc	NMC1078801	Pershing
OSC 1	10/28/2010	Hycroft Res & Dev Inc	NMC1035889	Pershing
OSC 2	10/28/2010	Hycroft Res & Dev Inc	NMC1035890	Pershing
OSC 3	10/28/2010	Hycroft Res & Dev Inc	NMC1035891	Pershing
OSC 35	11/1/2010	Hycroft Res & Dev Inc	NMC1035895	Pershing
OSC 36	10/29/2010	Hycroft Res & Dev Inc	NMC1035896	Pershing
OSC 37	10/29/2010	Hycroft Res & Dev Inc	NMC1035897	Pershing
OSC 38	11/1/2010	Hycroft Res & Dev Inc	NMC1035898	Pershing
OSC 39	10/29/2010	Hycroft Res & Dev Inc	NMC1035899	Pershing
OSC 4	10/28/2010	Hycroft Res & Dev Inc	NMC1035892	Pershing
OSC 40	10/29/2010	Hycroft Res & Dev Inc	NMC1035900	Pershing
OSC 41	11/1/2010	Hycroft Res & Dev Inc	NMC1035901	Pershing
OSC 42	10/29/2010	Hycroft Res & Dev Inc	NMC1035902	Pershing
OSC 43	10/29/2010	Hycroft Res & Dev Inc	NMC1035903	Pershing
OSC 44	11/1/2010	Hycroft Res & Dev Inc	NMC1035904	Pershing
OSC 45	10/29/2010	Hycroft Res & Dev Inc	NMC1035905	Pershing
OSC 46	10/29/2010	Hycroft Res & Dev Inc	NMC1035906	Pershing
OSC 47	10/31/2010	Hycroft Res & Dev Inc	NMC1035907	Pershing
OSC 48	10/31/2010	Hycroft Res & Dev Inc	NMC1035908	Pershing
OSC 49	10/31/2010	Hycroft Res & Dev Inc	NMC1035909	Pershing
OSC 5	10/28/2010	Hycroft Res & Dev Inc	NMC1035893	Pershing
OSC 50	10/31/2010	Hycroft Res & Dev Inc	NMC1035910	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

OSC 51	10/31/2010	Hycroft Res & Dev Inc	NMC1035911	Pershing
OSC 52	10/31/2010	Hycroft Res & Dev Inc	NMC1035912	Pershing
OSC 53	10/31/2010	Hycroft Res & Dev Inc	NMC1035913	Pershing
OSC 54	10/31/2010	Hycroft Res & Dev Inc	NMC1035914	Pershing
OSC 55	10/31/2010	Hycroft Res & Dev Inc	NMC1035915	Pershing
OSC 56	10/31/2010	Hycroft Res & Dev Inc	NMC1035916	Pershing
OSC 57	10/31/2010	Hycroft Res & Dev Inc	NMC1035917	Pershing
OSC 58	10/31/2010	Hycroft Res & Dev Inc	NMC1035918	Pershing
OSC 59	10/31/2010	Hycroft Res & Dev Inc	NMC1035919	Pershing
OSC 6	10/28/2010	Hycroft Res & Dev Inc	NMC1035894	Pershing
OSC 60	10/31/2010	Hycroft Res & Dev Inc	NMC1035920	Pershing
OSC 61	10/31/2010	Hycroft Res & Dev Inc	NMC1035921	Pershing
OSC 62	10/31/2010	Hycroft Res & Dev Inc	NMC1035922	Pershing
OSC 63	10/31/2010	Hycroft Res & Dev Inc	NMC1035923	Pershing
OSC 64	10/31/2010	Hycroft Res & Dev Inc	NMC1035924	Pershing
OSC 65	10/31/2010	Hycroft Res & Dev Inc	NMC1035925	Pershing
OSC 66	10/31/2010	Hycroft Res & Dev Inc	NMC1035926	Pershing
OSC 67	11/1/2010	Hycroft Res & Dev Inc	NMC1035927	Pershing
OSC 68	11/1/2010	Hycroft Res & Dev Inc	NMC1035928	Pershing
OSC 69	11/1/2010	Hycroft Res & Dev Inc	NMC1035929	Pershing
OSC 70	11/1/2010	Hycroft Res & Dev Inc	NMC1035930	Pershing
OSC 71	11/1/2010	Hycroft Res & Dev Inc	NMC1035931	Pershing
OSC 72	11/1/2010	Hycroft Res & Dev Inc	NMC1035932	Pershing
OSC 73	11/1/2010	Hycroft Res & Dev Inc	NMC1035933	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

OSC 74	11/1/2010	Hycroft Res & Dev Inc	NMC1035934	Pershing
OSC 75	11/1/2010	Hycroft Res & Dev Inc	NMC1035935	Pershing
OSC 76	11/1/2010	Hycroft Res & Dev Inc	NMC1035936	Pershing
RMK 1	9/27/2012	Hycroft Res & Dev Inc	NMC1078774	Pershing
RMK 10	9/27/2012	Hycroft Res & Dev Inc	NMC1078783	Pershing
RMK 11	9/27/2012	Hycroft Res & Dev Inc	NMC1078784	Pershing
RMK 12	9/27/2012	Hycroft Res & Dev Inc	NMC1078785	Pershing
RMK 13	9/27/2012	Hycroft Res & Dev Inc	NMC1078786	Pershing
RMK 14	9/27/2012	Hycroft Res & Dev Inc	NMC1078787	Pershing
RMK 15	9/27/2012	Hycroft Res & Dev Inc	NMC1078788	Pershing
RMK 16	9/27/2012	Hycroft Res & Dev Inc	NMC1078789	Pershing
RMK 17	9/27/2012	Hycroft Res & Dev Inc	NMC1078790	Pershing
RMK 18	9/27/2012	Hycroft Res & Dev Inc	NMC1078791	Pershing
RMK 19	9/27/2012	Hycroft Res & Dev Inc	NMC1078792	Pershing
RMK 2	9/27/2012	Hycroft Res & Dev Inc	NMC1078775	Pershing
RMK 3	9/27/2012	Hycroft Res & Dev Inc	NMC1078776	Pershing
RMK 4	9/27/2012	Hycroft Res & Dev Inc	NMC1078777	Pershing
RMK 5	9/27/2012	Hycroft Res & Dev Inc	NMC1078778	Pershing
RMK 6	9/27/2012	Hycroft Res & Dev Inc	NMC1078779	Pershing
RMK 7	9/27/2012	Hycroft Res & Dev Inc	NMC1078780	Pershing
RMK 8	9/27/2012	Hycroft Res & Dev Inc	NMC1078781	Pershing
RMK 9	9/27/2012	Hycroft Res & Dev Inc	NMC1078782	Pershing
WCR 100	7/25/2012	Hycroft Res & Dev Inc	NMC1076520	Pershing
WCR 101	7/25/2012	Hycroft Res & Dev Inc	NMC1076521	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

WCR 102	7/25/2012	Hycroft Res & Dev Inc	NMC1076522	Pershing
WCR 103	7/26/2012	Hycroft Res & Dev Inc	NMC1076523	Pershing
WCR 104	7/26/2012	Hycroft Res & Dev Inc	NMC1076524	Pershing
WCR 105	7/26/2012	Hycroft Res & Dev Inc	NMC1076525	Pershing
WCR 106	7/26/2012	Hycroft Res & Dev Inc	NMC1076526	Pershing
WCR 107	7/26/2012	Hycroft Res & Dev Inc	NMC1076527	Pershing
WCR 108	7/26/2012	Hycroft Res & Dev Inc	NMC1076528	Pershing
WCR 109	7/25/2012	Hycroft Res & Dev Inc	NMC1076529	Pershing
WCR 11	7/26/2012	Hycroft Res & Dev Inc	NMC1076453	Pershing
WCR 110	7/25/2012	Hycroft Res & Dev Inc	NMC1076530	Pershing
WCR 111	7/25/2012	Hycroft Res & Dev Inc	NMC1076531	Pershing
WCR 112	7/25/2012	Hycroft Res & Dev Inc	NMC1076532	Pershing
WCR 113	7/25/2012	Hycroft Res & Dev Inc	NMC1076533	Pershing
WCR 114	7/25/2012	Hycroft Res & Dev Inc	NMC1076534	Pershing
WCR 115	7/25/2012	Hycroft Res & Dev Inc	NMC1076535	Pershing
WCR 116	7/25/2012	Hycroft Res & Dev Inc	NMC1076536	Pershing
WCR 117	7/25/2012	Hycroft Res & Dev Inc	NMC1076537	Pershing
WCR 12	7/26/2012	Hycroft Res & Dev Inc	NMC1076454	Pershing
WCR 13	7/26/2012	Hycroft Res & Dev Inc	NMC1076455	Pershing
WCR 14	7/26/2012	Hycroft Res & Dev Inc	NMC1076456	Pershing
WCR 15	7/26/2012	Hycroft Res & Dev Inc	NMC1076457	Pershing
WCR 16	7/26/2012	Hycroft Res & Dev Inc	NMC1076458	Pershing
WCR 17	7/26/2012	Hycroft Res & Dev Inc	NMC1076459	Pershing
WCR 18	7/26/2012	Hycroft Res & Dev Inc	NMC1076460	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

WCR 19	7/26/2012	Hycroft Res & Dev Inc	NMC1076461	Pershing
WCR 20	7/26/2012	Hycroft Res & Dev Inc	NMC1076462	Pershing
WCR 21	7/26/2012	Hycroft Res & Dev Inc	NMC1076463	Pershing
WCR 22	7/26/2012	Hycroft Res & Dev Inc	NMC1076464	Pershing
WCR 23	7/26/2012	Hycroft Res & Dev Inc	NMC1076465	Pershing
WCR 24	7/26/2012	Hycroft Res & Dev Inc	NMC1076466	Pershing
WCR 25	7/26/2012	Hycroft Res & Dev Inc	NMC1076467	Pershing
WCR 26	7/26/2012	Hycroft Res & Dev Inc	NMC1076468	Pershing
WCR 27	7/26/2012	Hycroft Res & Dev Inc	NMC1076469	Pershing
WCR 28	7/26/2012	Hycroft Res & Dev Inc	NMC1076470	Pershing
WCR 29	7/26/2012	Hycroft Res & Dev Inc	NMC1076471	Pershing
WCR 30	7/26/2012	Hycroft Res & Dev Inc	NMC1076472	Pershing
WCR 31	7/26/2012	Hycroft Res & Dev Inc	NMC1076473	Pershing
WCR 32	7/26/2012	Hycroft Res & Dev Inc	NMC1076474	Pershing
WCR 33	7/26/2012	Hycroft Res & Dev Inc	NMC1076475	Pershing
WCR 34	7/26/2012	Hycroft Res & Dev Inc	NMC1076476	Pershing
WCR 35	7/26/2012	Hycroft Res & Dev Inc	NMC1076477	Pershing
WCR 36	7/26/2012	Hycroft Res & Dev Inc	NMC1076478	Pershing
WCR 47	7/25/2012	Hycroft Res & Dev Inc	NMC1076479	Pershing
WCR 48	7/25/2012	Hycroft Res & Dev Inc	NMC1076480	Pershing
WCR 49	7/25/2012	Hycroft Res & Dev Inc	NMC1076481	Pershing
WCR 50	7/25/2012	Hycroft Res & Dev Inc	NMC1076482	Pershing
WCR 51	7/25/2012	Hycroft Res & Dev Inc	NMC1076483	Pershing
WCR 52	7/25/2012	Hycroft Res & Dev Inc	NMC1076484	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

WCR 53	7/25/2012	Hycroft Res & Dev Inc	NMC1076485	Pershing
WCR 54	7/25/2012	Hycroft Res & Dev Inc	NMC1076486	Pershing
WCR 55	7/25/2012	Hycroft Res & Dev Inc	NMC1076487	Pershing
WCR 56	7/25/2012	Hycroft Res & Dev Inc	NMC1076488	Pershing
WCR 57	7/25/2012	Hycroft Res & Dev Inc	NMC1076489	Pershing
WCR 58	7/25/2012	Hycroft Res & Dev Inc	NMC1076490	Pershing
WCR 59	7/25/2012	Hycroft Res & Dev Inc	NMC1076491	Pershing
WCR 60	7/25/2012	Hycroft Res & Dev Inc	NMC1076492	Pershing
WCR 61	7/25/2012	Hycroft Res & Dev Inc	NMC1076493	Pershing
WCR 62	7/25/2012	Hycroft Res & Dev Inc	NMC1076494	Pershing
WCR 63	7/25/2012	Hycroft Res & Dev Inc	NMC1076495	Pershing
WCR 64	7/25/2012	Hycroft Res & Dev Inc	NMC1076496	Pershing
WCR 65	7/25/2012	Hycroft Res & Dev Inc	NMC1076497	Pershing
WCR 66	7/25/2012	Hycroft Res & Dev Inc	NMC1076498	Pershing
WCR 67	7/25/2012	Hycroft Res & Dev Inc	NMC1076499	Pershing
WCR 68	7/25/2012	Hycroft Res & Dev Inc	NMC1076500	Pershing
WCR 69	7/25/2012	Hycroft Res & Dev Inc	NMC1076501	Pershing
WCR 70	7/25/2012	Hycroft Res & Dev Inc	NMC1076502	Pershing
WCR 71	7/25/2012	Hycroft Res & Dev Inc	NMC1076503	Pershing
WCR 72	7/25/2012	Hycroft Res & Dev Inc	NMC1076504	Pershing
WCR 73	7/25/2012	Hycroft Res & Dev Inc	NMC1076505	Pershing
WCR 74	7/25/2012	Hycroft Res & Dev Inc	NMC1076506	Pershing
WCR 75	7/25/2012	Hycroft Res & Dev Inc	NMC1076507	Pershing
WCR 76	7/25/2012	Hycroft Res & Dev Inc	NMC1076508	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

WCR 77	7/25/2012	Hycroft Res & Dev Inc	NMC1076509	Pershing
WCR 78	7/25/2012	Hycroft Res & Dev Inc	NMC1076510	Pershing
WCR 79	7/25/2012	Hycroft Res & Dev Inc	NMC1076511	Pershing
WCR 80	7/25/2012	Hycroft Res & Dev Inc	NMC1076512	Pershing
WCR 81	7/25/2012	Hycroft Res & Dev Inc	NMC1076513	Pershing
WCR 82	7/25/2012	Hycroft Res & Dev Inc	NMC1076514	Pershing
WCR 83	7/25/2012	Hycroft Res & Dev Inc	NMC1076515	Pershing
WCR 84	7/25/2012	Hycroft Res & Dev Inc	NMC1076516	Pershing
WCR 97	7/25/2012	Hycroft Res & Dev Inc	NMC1076517	Pershing
WCR 98	7/25/2012	Hycroft Res & Dev Inc	NMC1076518	Pershing
WCR 99	7/25/2012	Hycroft Res & Dev Inc	NMC1076519	Pershing
CKC#8	9/6/1973	Crofoot Daniel M	NMC 88355	Pershing
CKC#9	9/6/1973	Crofoot Daniel M	NMC 88356	Pershing
FG 1	9/1/2006	Hycroft Res & Dev Inc	NMC 939059	Pershing
FG 10	9/11/2006	Hycroft Res & Dev Inc	NMC 939068	Pershing
FG 100	9/2/2006	Hycroft Res & Dev Inc	NMC 939157	Pershing
FG 101	9/2/2006	Hycroft Res & Dev Inc	NMC 939158	Pershing
FG 102	9/2/2006	Hycroft Res & Dev Inc	NMC 939159	Pershing
FG 103	9/2/2006	Hycroft Res & Dev Inc	NMC 939160	Pershing
FG 104	9/2/2006	Hycroft Res & Dev Inc	NMC 939161	Pershing
FG 105	9/2/2006	Hycroft Res & Dev Inc	NMC 939162	Pershing
FG 106	9/2/2006	Hycroft Res & Dev Inc	NMC 939163	Pershing
FG 107	9/2/2006	Hycroft Res & Dev Inc	NMC 939164	Pershing
FG 108	9/2/2006	Hycroft Res & Dev Inc	NMC 939165	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 109	9/2/2006	Hycroft Res & Dev Inc	NMC 939166	Pershing
FG 11	9/11/2006	Hycroft Res & Dev Inc	NMC 939069	Pershing
FG 110	9/2/2006	Hycroft Res & Dev Inc	NMC 939167	Pershing
FG 111	9/2/2006	Hycroft Res & Dev Inc	NMC 939168	Pershing
FG 112	9/2/2006	Hycroft Res & Dev Inc	NMC 939169	Pershing
FG 113	9/8/2006	Hycroft Res & Dev Inc	NMC 939170	Pershing
FG 114	9/8/2006	Hycroft Res & Dev Inc	NMC 939171	Pershing
FG 115	9/8/2006	Hycroft Res & Dev Inc	NMC 939172	Pershing
FG 116	9/8/2006	Hycroft Res & Dev Inc	NMC 939173	Pershing
FG 12	9/11/2006	Hycroft Res & Dev Inc	NMC 939070	Pershing
FG 121	9/9/2006	Hycroft Res & Dev Inc	NMC 939174	Pershing
FG 122	9/9/2006	Hycroft Res & Dev Inc	NMC 939175	Pershing
FG 123	9/9/2006	Hycroft Res & Dev Inc	NMC 939176	Pershing
FG 124	9/9/2006	Hycroft Res & Dev Inc	NMC 939177	Pershing
FG 125	9/9/2006	Hycroft Res & Dev Inc	NMC 939178	Pershing
FG 126	9/9/2006	Hycroft Res & Dev Inc	NMC 939179	Pershing
FG 127	9/9/2006	Hycroft Res & Dev Inc	NMC 939180	Pershing
FG 13	9/1/2006	Hycroft Res & Dev Inc	NMC 939071	Pershing
FG 130	9/11/2006	Hycroft Res & Dev Inc	NMC 939181	Pershing
FG 131	9/11/2006	Hycroft Res & Dev Inc	NMC 939182	Pershing
FG 132	9/11/2006	Hycroft Res & Dev Inc	NMC 939183	Pershing
FG 133	9/11/2006	Hycroft Res & Dev Inc	NMC 939184	Pershing
FG 134	9/11/2006	Hycroft Res & Dev Inc	NMC 939185	Pershing
FG 135	9/11/2006	Hycroft Res & Dev Inc	NMC 939186	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 136	9/11/2006	Hycroft Res & Dev Inc	NMC 939187	Pershing
FG 137	9/2/2006	Hycroft Res & Dev Inc	NMC 939188	Pershing
FG 138	9/2/2006	Hycroft Res & Dev Inc	NMC 939189	Pershing
FG 139	9/2/2006	Hycroft Res & Dev Inc	NMC 939190	Pershing
FG 14	9/1/2006	Hycroft Res & Dev Inc	NMC 939072	Pershing
FG 140	9/2/2006	Hycroft Res & Dev Inc	NMC 939191	Pershing
FG 141	9/2/2006	Hycroft Res & Dev Inc	NMC 939192	Pershing
FG 142	9/2/2006	Hycroft Res & Dev Inc	NMC 939193	Pershing
FG 143	9/2/2006	Hycroft Res & Dev Inc	NMC 939194	Pershing
FG 144	9/2/2006	Hycroft Res & Dev Inc	NMC 939195	Pershing
FG 145	9/2/2006	Hycroft Res & Dev Inc	NMC 939196	Pershing
FG 146	9/2/2006	Hycroft Res & Dev Inc	NMC 939197	Pershing
FG 147	9/2/2006	Hycroft Res & Dev Inc	NMC 939198	Pershing
FG 148	9/2/2006	Hycroft Res & Dev Inc	NMC 939199	Pershing
FG 149	9/2/2006	Hycroft Res & Dev Inc	NMC 939200	Pershing
FG 15	9/1/2006	Hycroft Res & Dev Inc	NMC 939073	Pershing
FG 150	9/2/2006	Hycroft Res & Dev Inc	NMC 939201	Pershing
FG 151	9/2/2006	Hycroft Res & Dev Inc	NMC 939202	Pershing
FG 152	9/2/2006	Hycroft Res & Dev Inc	NMC 939203	Pershing
FG 153	9/2/2006	Hycroft Res & Dev Inc	NMC 939204	Pershing
FG 154	9/2/2006	Hycroft Res & Dev Inc	NMC 939205	Pershing
FG 155	9/2/2006	Hycroft Res & Dev Inc	NMC 939206	Pershing
FG 156	9/8/2006	Hycroft Res & Dev Inc	NMC 939207	Pershing
FG 157	9/8/2006	Hycroft Res & Dev Inc	NMC 939208	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 158	9/8/2006	Hycroft Res & Dev Inc	NMC 939209	Pershing
FG 159	9/8/2006	Hycroft Res & Dev Inc	NMC 939210	Pershing
FG 16	9/1/2006	Hycroft Res & Dev Inc	NMC 939074	Pershing
FG 160	9/8/2006	Hycroft Res & Dev Inc	NMC 939211	Pershing
FG 161	9/8/2006	Hycroft Res & Dev Inc	NMC 939212	Pershing
FG 162	9/8/2006	Hycroft Res & Dev Inc	NMC 939213	Pershing
FG 164	9/8/2006	Hycroft Res & Dev Inc	NMC 939214	Pershing
FG 165	9/8/2006	Hycroft Res & Dev Inc	NMC 939215	Pershing
FG 166	9/8/2006	Hycroft Res & Dev Inc	NMC 939216	Pershing
FG 167	9/8/2006	Hycroft Res & Dev Inc	NMC 939217	Pershing
FG 17	9/1/2006	Hycroft Res & Dev Inc	NMC 939075	Pershing
FG 173	9/11/2006	Hycroft Res & Dev Inc	NMC 939218	Pershing
FG 174	9/11/2006	Hycroft Res & Dev Inc	NMC 939219	Pershing
FG 175	9/11/2006	Hycroft Res & Dev Inc	NMC 939220	Pershing
FG 176	9/11/2006	Hycroft Res & Dev Inc	NMC 939221	Pershing
FG 177	9/11/2006	Hycroft Res & Dev Inc	NMC 939222	Pershing
FG 178	9/11/2006	Hycroft Res & Dev Inc	NMC 939223	Pershing
FG 179	9/11/2006	Hycroft Res & Dev Inc	NMC 939224	Pershing
FG 18	9/1/2006	Hycroft Res & Dev Inc	NMC 939076	Pershing
FG 180	9/2/2006	Hycroft Res & Dev Inc	NMC 939225	Pershing
FG 181	9/2/2006	Hycroft Res & Dev Inc	NMC 939226	Pershing
FG 182	9/2/2006	Hycroft Res & Dev Inc	NMC 939227	Pershing
FG 183	9/2/2006	Hycroft Res & Dev Inc	NMC 939228	Pershing
FG 184	9/2/2006	Hycroft Res & Dev Inc	NMC 939229	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 185	9/2/2006	Hycroft Res & Dev Inc	NMC 939230	Pershing
FG 186	9/2/2006	Hycroft Res & Dev Inc	NMC 939231	Pershing
FG 187	9/2/2006	Hycroft Res & Dev Inc	NMC 939232	Pershing
FG 188	9/2/2006	Hycroft Res & Dev Inc	NMC 939233	Pershing
FG 189	9/2/2006	Hycroft Res & Dev Inc	NMC 939234	Pershing
FG 19	9/1/2006	Hycroft Res & Dev Inc	NMC 939077	Pershing
FG 190	9/2/2006	Hycroft Res & Dev Inc	NMC 939235	Pershing
FG 191	9/2/2006	Hycroft Res & Dev Inc	NMC 939236	Pershing
FG 192	9/2/2006	Hycroft Res & Dev Inc	NMC 939237	Pershing
FG 193	9/2/2006	Hycroft Res & Dev Inc	NMC 939238	Pershing
FG 194	9/2/2006	Hycroft Res & Dev Inc	NMC 939239	Pershing
FG 195	9/2/2006	Hycroft Res & Dev Inc	NMC 939240	Pershing
FG 196	9/2/2006	Hycroft Res & Dev Inc	NMC 939241	Pershing
FG 197	9/2/2006	Hycroft Res & Dev Inc	NMC 939242	Pershing
FG 198	9/8/2006	Hycroft Res & Dev Inc	NMC 939243	Pershing
FG 199	9/8/2006	Hycroft Res & Dev Inc	NMC 939244	Pershing
FG 2	9/1/2006	Hycroft Res & Dev Inc	NMC 939060	Pershing
FG 20	9/1/2006	Hycroft Res & Dev Inc	NMC 939078	Pershing
FG 200	9/8/2006	Hycroft Res & Dev Inc	NMC 939245	Pershing
FG 201	9/8/2006	Hycroft Res & Dev Inc	NMC 939246	Pershing
FG 202	9/8/2006	Hycroft Res & Dev Inc	NMC 939247	Pershing
FG 21	9/1/2006	Hycroft Res & Dev Inc	NMC 939079	Pershing
FG 215	9/11/2006	Hycroft Res & Dev Inc	NMC 939248	Pershing
FG 216	9/11/2006	Hycroft Res & Dev Inc	NMC 939249	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 217	9/11/2006	Hycroft Res & Dev Inc	NMC 939250	Pershing
FG 218	9/11/2006	Hycroft Res & Dev Inc	NMC 939251	Pershing
FG 219	9/11/2006	Hycroft Res & Dev Inc	NMC 939252	Pershing
FG 22	9/1/2006	Hycroft Res & Dev Inc	NMC 939080	Pershing
FG 220	9/11/2006	Hycroft Res & Dev Inc	NMC 939253	Pershing
FG 221	9/11/2006	Hycroft Res & Dev Inc	NMC 939254	Pershing
FG 222	9/11/2006	Hycroft Res & Dev Inc	NMC 939255	Pershing
FG 227	9/2/2006	Hycroft Res & Dev Inc	NMC 939260	Pershing
FG 228	9/2/2006	Hycroft Res & Dev Inc	NMC 939261	Pershing
FG 229	9/2/2006	Hycroft Res & Dev Inc	NMC 939262	Pershing
FG 23	9/11/2006	Hycroft Res & Dev Inc	NMC 939081	Pershing
FG 230	9/2/2006	Hycroft Res & Dev Inc	NMC 939263	Pershing
FG 231	9/2/2006	Hycroft Res & Dev Inc	NMC 939264	Pershing
FG 232	9/2/2006	Hycroft Res & Dev Inc	NMC 939265	Pershing
FG 233	9/2/2006	Hycroft Res & Dev Inc	NMC 939266	Pershing
FG 234	9/2/2006	Hycroft Res & Dev Inc	NMC 939267	Pershing
FG 235	9/2/2006	Hycroft Res & Dev Inc	NMC 939268	Pershing
FG 236	9/2/2006	Hycroft Res & Dev Inc	NMC 939269	Pershing
FG 237	9/2/2006	Hycroft Res & Dev Inc	NMC 939270	Pershing
FG 238	9/2/2006	Hycroft Res & Dev Inc	NMC 939271	Pershing
FG 239	9/2/2006	Hycroft Res & Dev Inc	NMC 939272	Pershing
FG 24	9/11/2006	Hycroft Res & Dev Inc	NMC 939082	Pershing
FG 240	9/2/2006	Hycroft Res & Dev Inc	NMC 939273	Pershing
FG 241	9/2/2006	Hycroft Res & Dev Inc	NMC 939274	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 242	9/2/2006	Hycroft Res & Dev Inc	NMC 939275	Pershing
FG 243	9/2/2006	Hycroft Res & Dev Inc	NMC 939276	Pershing
FG 244	9/2/2006	Hycroft Res & Dev Inc	NMC 939277	Pershing
FG 245	9/8/2006	Hycroft Res & Dev Inc	NMC 939278	Pershing
FG 246	9/8/2006	Hycroft Res & Dev Inc	NMC 939279	Pershing
FG 247	9/8/2006	Hycroft Res & Dev Inc	NMC 939280	Pershing
FG 248	9/8/2006	Hycroft Res & Dev Inc	NMC 939281	Pershing
FG 249	9/8/2006	Hycroft Res & Dev Inc	NMC 939282	Pershing
FG 25	9/11/2006	Hycroft Res & Dev Inc	NMC 939083	Pershing
FG 26	9/11/2006	Hycroft Res & Dev Inc	NMC 939084	Pershing
FG 262	9/11/2006	Hycroft Res & Dev Inc	NMC 939283	Pershing
FG 263	9/11/2006	Hycroft Res & Dev Inc	NMC 939284	Pershing
FG 264	9/11/2006	Hycroft Res & Dev Inc	NMC 939285	Pershing
FG 265	9/11/2006	Hycroft Res & Dev Inc	NMC 939286	Pershing
FG 266	9/11/2006	Hycroft Res & Dev Inc	NMC 939287	Pershing
FG 267	9/11/2006	Hycroft Res & Dev Inc	NMC 939288	Pershing
FG 268	9/11/2006	Hycroft Res & Dev Inc	NMC 939289	Pershing
FG 269	9/11/2006	Hycroft Res & Dev Inc	NMC 939290	Pershing
FG 27	9/5/2006	Hycroft Res & Dev Inc	NMC 939085	Pershing
FG 276	9/1/2006	Hycroft Res & Dev Inc	NMC 939297	Pershing
FG 277	9/1/2006	Hycroft Res & Dev Inc	NMC 939298	Pershing
FG 278	9/1/2006	Hycroft Res & Dev Inc	NMC 939299	Pershing
FG 279	9/1/2006	Hycroft Res & Dev Inc	NMC 939300	Pershing
FG 28	9/5/2006	Hycroft Res & Dev Inc	NMC 939086	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 280	9/1/2006	Hycroft Res & Dev Inc	NMC 939301	Pershing
FG 281	9/1/2006	Hycroft Res & Dev Inc	NMC 939302	Pershing
FG 282	9/1/2006	Hycroft Res & Dev Inc	NMC 939303	Pershing
FG 283	9/1/2006	Hycroft Res & Dev Inc	NMC 939304	Pershing
FG 284	9/1/2006	Hycroft Res & Dev Inc	NMC 939305	Pershing
FG 285	9/1/2006	Hycroft Res & Dev Inc	NMC 939306	Pershing
FG 286	9/1/2006	Hycroft Res & Dev Inc	NMC 939307	Pershing
FG 287	9/1/2006	Hycroft Res & Dev Inc	NMC 939308	Pershing
FG 288	9/1/2006	Hycroft Res & Dev Inc	NMC 939309	Pershing
FG 289	9/1/2006	Hycroft Res & Dev Inc	NMC 939310	Pershing
FG 29	9/5/2006	Hycroft Res & Dev Inc	NMC 939087	Pershing
FG 290	9/1/2006	Hycroft Res & Dev Inc	NMC 939311	Pershing
FG 291	9/1/2006	Hycroft Res & Dev Inc	NMC 939312	Pershing
FG 292	9/1/2006	Hycroft Res & Dev Inc	NMC 939313	Pershing
FG 293	9/1/2006	Hycroft Res & Dev Inc	NMC 939314	Pershing
FG 294	9/10/2006	Hycroft Res & Dev Inc	NMC 939315	Pershing
FG 295	9/10/2006	Hycroft Res & Dev Inc	NMC 939316	Pershing
FG 296	9/10/2006	Hycroft Res & Dev Inc	NMC 939317	Pershing
FG 297	9/10/2006	Hycroft Res & Dev Inc	NMC 939318	Pershing
FG 298	9/10/2006	Hycroft Res & Dev Inc	NMC 939319	Pershing
FG 299	9/10/2006	Hycroft Res & Dev Inc	NMC 939320	Pershing
FG 3	9/1/2006	Hycroft Res & Dev Inc	NMC 939061	Pershing
FG 30	9/1/2006	Hycroft Res & Dev Inc	NMC 939088	Pershing
FG 300	9/10/2006	Hycroft Res & Dev Inc	NMC 939321	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 301	9/10/2006	Hycroft Res & Dev Inc	NMC 939322	Pershing
FG 302	9/10/2006	Hycroft Res & Dev Inc	NMC 939323	Pershing
FG 31	9/1/2006	Hycroft Res & Dev Inc	NMC 939089	Pershing
FG 311	9/10/2006	Hycroft Res & Dev Inc	NMC 939324	Pershing
FG 312	9/10/2006	Hycroft Res & Dev Inc	NMC 939325	Pershing
FG 313	9/10/2006	Hycroft Res & Dev Inc	NMC 939326	Pershing
FG 314	9/10/2006	Hycroft Res & Dev Inc	NMC 939327	Pershing
FG 315	9/10/2006	Hycroft Res & Dev Inc	NMC 939328	Pershing
FG 316	9/10/2006	Hycroft Res & Dev Inc	NMC 939329	Pershing
FG 317	9/10/2006	Hycroft Res & Dev Inc	NMC 939330	Pershing
FG 318	9/10/2006	Hycroft Res & Dev Inc	NMC 939331	Pershing
FG 32	9/1/2006	Hycroft Res & Dev Inc	NMC 939090	Pershing
FG 325	9/1/2006	Hycroft Res & Dev Inc	NMC 939338	Pershing
FG 326	9/1/2006	Hycroft Res & Dev Inc	NMC 939339	Pershing
FG 327	9/1/2006	Hycroft Res & Dev Inc	NMC 939340	Pershing
FG 328	9/1/2006	Hycroft Res & Dev Inc	NMC 939341	Pershing
FG 329	9/1/2006	Hycroft Res & Dev Inc	NMC 939342	Pershing
FG 33	9/1/2006	Hycroft Res & Dev Inc	NMC 939091	Pershing
FG 330	9/1/2006	Hycroft Res & Dev Inc	NMC 939343	Pershing
FG 331	9/1/2006	Hycroft Res & Dev Inc	NMC 939344	Pershing
FG 332	9/1/2006	Hycroft Res & Dev Inc	NMC 939345	Pershing
FG 333	9/1/2006	Hycroft Res & Dev Inc	NMC 939346	Pershing
FG 334	9/1/2006	Hycroft Res & Dev Inc	NMC 939347	Pershing
FG 335	9/1/2006	Hycroft Res & Dev Inc	NMC 939348	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 336	9/1/2006	Hycroft Res & Dev Inc	NMC 939349	Pershing
FG 337	9/1/2006	Hycroft Res & Dev Inc	NMC 939350	Pershing
FG 338	9/1/2006	Hycroft Res & Dev Inc	NMC 939351	Pershing
FG 339	9/1/2006	Hycroft Res & Dev Inc	NMC 939352	Pershing
FG 34	9/1/2006	Hycroft Res & Dev Inc	NMC 939092	Pershing
FG 340	9/1/2006	Hycroft Res & Dev Inc	NMC 939353	Pershing
FG 341	9/1/2006	Hycroft Res & Dev Inc	NMC 939354	Pershing
FG 342	9/1/2006	Hycroft Res & Dev Inc	NMC 939355	Pershing
FG 343	9/10/2006	Hycroft Res & Dev Inc	NMC 939356	Pershing
FG 344	9/10/2006	Hycroft Res & Dev Inc	NMC 939357	Pershing
FG 345	9/10/2006	Hycroft Res & Dev Inc	NMC 939358	Pershing
FG 346	9/10/2006	Hycroft Res & Dev Inc	NMC 939359	Pershing
FG 347	9/10/2006	Hycroft Res & Dev Inc	NMC 939360	Pershing
FG 349	9/10/2006	Hycroft Res & Dev Inc	NMC 939362	Pershing
FG 35	9/1/2006	Hycroft Res & Dev Inc	NMC 939093	Pershing
FG 350	9/10/2006	Hycroft Res & Dev Inc	NMC 939363	Pershing
FG 351	9/10/2006	Hycroft Res & Dev Inc	NMC 939364	Pershing
FG 36	9/1/2006	Hycroft Res & Dev Inc	NMC 939094	Pershing
FG 360	9/10/2006	Hycroft Res & Dev Inc	NMC 939365	Pershing
FG 361	9/10/2006	Hycroft Res & Dev Inc	NMC 939366	Pershing
FG 362	9/10/2006	Hycroft Res & Dev Inc	NMC 939367	Pershing
FG 363	9/10/2006	Hycroft Res & Dev Inc	NMC 939368	Pershing
FG 364	9/10/2006	Hycroft Res & Dev Inc	NMC 939369	Pershing
FG 365	9/10/2006	Hycroft Res & Dev Inc	NMC 939370	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 366	9/10/2006	Hycroft Res & Dev Inc	NMC 939371	Pershing
FG 367	9/10/2006	Hycroft Res & Dev Inc	NMC 939372	Pershing
FG 37	9/1/2006	Hycroft Res & Dev Inc	NMC 939095	Pershing
FG 378	9/1/2006	Hycroft Res & Dev Inc	NMC 939383	Pershing
FG 379	9/1/2006	Hycroft Res & Dev Inc	NMC 939384	Pershing
FG 380	9/1/2006	Hycroft Res & Dev Inc	NMC 939385	Pershing
FG 381	9/1/2006	Hycroft Res & Dev Inc	NMC 939386	Pershing
FG 382	9/1/2006	Hycroft Res & Dev Inc	NMC 939387	Pershing
FG 383	9/1/2006	Hycroft Res & Dev Inc	NMC 939388	Pershing
FG 384	9/1/2006	Hycroft Res & Dev Inc	NMC 939389	Pershing
FG 385	9/1/2006	Hycroft Res & Dev Inc	NMC 939390	Pershing
FG 386	9/1/2006	Hycroft Res & Dev Inc	NMC 939391	Pershing
FG 387	9/1/2006	Hycroft Res & Dev Inc	NMC 939392	Pershing
FG 388	9/1/2006	Hycroft Res & Dev Inc	NMC 939393	Pershing
FG 389	9/1/2006	Hycroft Res & Dev Inc	NMC 939394	Pershing
FG 39	9/1/2006	Hycroft Res & Dev Inc	NMC 939097	Pershing
FG 390	9/1/2006	Hycroft Res & Dev Inc	NMC 939395	Pershing
FG 391	9/1/2006	Hycroft Res & Dev Inc	NMC 939396	Pershing
FG 392	9/1/2006	Hycroft Res & Dev Inc	NMC 939397	Pershing
FG 393	9/1/2006	Hycroft Res & Dev Inc	NMC 939398	Pershing
FG 394	9/1/2006	Hycroft Res & Dev Inc	NMC 939399	Pershing
FG 395	9/1/2006	Hycroft Res & Dev Inc	NMC 939400	Pershing
FG 396	9/10/2006	Hycroft Res & Dev Inc	NMC 939401	Pershing
FG 397	9/10/2006	Hycroft Res & Dev Inc	NMC 939402	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 398	9/10/2006	Hycroft Res & Dev Inc	NMC 939403	Pershing
FG 399	9/10/2006	Hycroft Res & Dev Inc	NMC 939404	Pershing
FG 4	9/1/2006	Hycroft Res & Dev Inc	NMC 939062	Pershing
FG 40	9/11/2006	Hycroft Res & Dev Inc	NMC 939098	Pershing
FG 400	9/10/2006	Hycroft Res & Dev Inc	NMC 939405	Pershing
FG 401	9/10/2006	Hycroft Res & Dev Inc	NMC 939406	Pershing
FG 402	9/10/2006	Hycroft Res & Dev Inc	NMC 939407	Pershing
FG 403	9/10/2006	Hycroft Res & Dev Inc	NMC 939408	Pershing
FG 404	9/10/2006	Hycroft Res & Dev Inc	NMC 939409	Pershing
FG 405	9/10/2006	Hycroft Res & Dev Inc	NMC 939410	Pershing
FG 406	9/10/2006	Hycroft Res & Dev Inc	NMC 939411	Pershing
FG 407	9/10/2006	Hycroft Res & Dev Inc	NMC 939412	Pershing
FG 408	9/10/2006	Hycroft Res & Dev Inc	NMC 939413	Pershing
FG 409	9/10/2006	Hycroft Res & Dev Inc	NMC 939414	Pershing
FG 41	9/11/2006	Hycroft Res & Dev Inc	NMC 939099	Pershing
FG 410	9/10/2006	Hycroft Res & Dev Inc	NMC 939415	Pershing
FG 411	9/10/2006	Hycroft Res & Dev Inc	NMC 939416	Pershing
FG 412	9/10/2006	Hycroft Res & Dev Inc	NMC 939417	Pershing
FG 413	9/10/2006	Hycroft Res & Dev Inc	NMC 939418	Pershing
FG 414	9/10/2006	Hycroft Res & Dev Inc	NMC 939419	Pershing
FG 415	9/10/2006	Hycroft Res & Dev Inc	NMC 939420	Pershing
FG 416	9/10/2006	Hycroft Res & Dev Inc	NMC 939421	Pershing
FG 417	9/10/2006	Hycroft Res & Dev Inc	NMC 939422	Pershing
FG 418	9/10/2006	Hycroft Res & Dev Inc	NMC 939423	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 419	9/10/2006	Hycroft Res & Dev Inc	NMC 939424	Pershing
FG 42	9/11/2006	Hycroft Res & Dev Inc	NMC 939100	Pershing
FG 420	9/10/2006	Hycroft Res & Dev Inc	NMC 939425	Pershing
FG 43	9/11/2006	Hycroft Res & Dev Inc	NMC 939101	Pershing
FG 434	9/1/2006	Hycroft Res & Dev Inc	NMC 939439	Pershing
FG 435	9/1/2006	Hycroft Res & Dev Inc	NMC 939440	Pershing
FG 436	9/1/2006	Hycroft Res & Dev Inc	NMC 939441	Pershing
FG 437	9/1/2006	Hycroft Res & Dev Inc	NMC 939442	Pershing
FG 438	9/1/2006	Hycroft Res & Dev Inc	NMC 939443	Pershing
FG 439	9/1/2006	Hycroft Res & Dev Inc	NMC 939444	Pershing
FG 44	9/2/2006	Hycroft Res & Dev Inc	NMC 939102	Pershing
FG 440	9/1/2006	Hycroft Res & Dev Inc	NMC 939445	Pershing
FG 441	9/1/2006	Hycroft Res & Dev Inc	NMC 939446	Pershing
FG 442	9/1/2006	Hycroft Res & Dev Inc	NMC 939447	Pershing
FG 443	9/1/2006	Hycroft Res & Dev Inc	NMC 939448	Pershing
FG 444	9/1/2006	Hycroft Res & Dev Inc	NMC 939449	Pershing
FG 445	9/1/2006	Hycroft Res & Dev Inc	NMC 939450	Pershing
FG 446	9/1/2006	Hycroft Res & Dev Inc	NMC 939451	Pershing
FG 447	9/1/2006	Hycroft Res & Dev Inc	NMC 939452	Pershing
FG 448	9/1/2006	Hycroft Res & Dev Inc	NMC 939453	Pershing
FG 449	9/1/2006	Hycroft Res & Dev Inc	NMC 939454	Pershing
FG 45	9/2/2006	Hycroft Res & Dev Inc	NMC 939103	Pershing
FG 450	9/1/2006	Hycroft Res & Dev Inc	NMC 939455	Pershing
FG 451	9/1/2006	Hycroft Res & Dev Inc	NMC 939456	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 452	9/10/2006	Hycroft Res & Dev Inc	NMC 939457	Pershing
FG 453	9/10/2006	Hycroft Res & Dev Inc	NMC 939458	Pershing
FG 454	9/10/2006	Hycroft Res & Dev Inc	NMC 939459	Pershing
FG 455	9/10/2006	Hycroft Res & Dev Inc	NMC 939460	Pershing
FG 456	9/10/2006	Hycroft Res & Dev Inc	NMC 939461	Pershing
FG 457	9/10/2006	Hycroft Res & Dev Inc	NMC 939462	Pershing
FG 458	9/10/2006	Hycroft Res & Dev Inc	NMC 939463	Pershing
FG 459	9/10/2006	Hycroft Res & Dev Inc	NMC 939464	Pershing
FG 46	9/2/2006	Hycroft Res & Dev Inc	NMC 939104	Pershing
FG 460	9/10/2006	Hycroft Res & Dev Inc	NMC 939465	Pershing
FG 461	9/10/2006	Hycroft Res & Dev Inc	NMC 939466	Pershing
FG 462	9/10/2006	Hycroft Res & Dev Inc	NMC 939467	Pershing
FG 463	9/10/2006	Hycroft Res & Dev Inc	NMC 939468	Pershing
FG 464	9/10/2006	Hycroft Res & Dev Inc	NMC 939469	Pershing
FG 465	9/10/2006	Hycroft Res & Dev Inc	NMC 939470	Pershing
FG 466	9/10/2006	Hycroft Res & Dev Inc	NMC 939471	Pershing
FG 467	9/10/2006	Hycroft Res & Dev Inc	NMC 939472	Pershing
FG 468	9/10/2006	Hycroft Res & Dev Inc	NMC 939473	Pershing
FG 469	9/10/2006	Hycroft Res & Dev Inc	NMC 939474	Pershing
FG 47	9/2/2006	Hycroft Res & Dev Inc	NMC 939105	Pershing
FG 470	9/10/2006	Hycroft Res & Dev Inc	NMC 939475	Pershing
FG 471	9/10/2006	Hycroft Res & Dev Inc	NMC 939476	Pershing
FG 472	9/10/2006	Hycroft Res & Dev Inc	NMC 939477	Pershing
FG 473	9/10/2006	Hycroft Res & Dev Inc	NMC 939478	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 474	9/10/2006	Hycroft Res & Dev Inc	NMC 939479	Pershing
FG 475	9/10/2006	Hycroft Res & Dev Inc	NMC 939480	Pershing
FG 476	9/10/2006	Hycroft Res & Dev Inc	NMC 939481	Pershing
FG 477	9/11/2006	Hycroft Res & Dev Inc	NMC 939482	Pershing
FG 478	9/11/2006	Hycroft Res & Dev Inc	NMC 939483	Pershing
FG 479	9/11/2006	Hycroft Res & Dev Inc	NMC 939484	Pershing
FG 48	9/2/2006	Hycroft Res & Dev Inc	NMC 939106	Pershing
FG 480	9/11/2006	Hycroft Res & Dev Inc	NMC 939485	Pershing
FG 481	9/11/2006	Hycroft Res & Dev Inc	NMC 939486	Pershing
FG 482	9/11/2006	Hycroft Res & Dev Inc	NMC 939487	Pershing
FG 483	9/11/2006	Hycroft Res & Dev Inc	NMC 939488	Pershing
FG 484	9/11/2006	Hycroft Res & Dev Inc	NMC 939489	Pershing
FG 485	9/11/2006	Hycroft Res & Dev Inc	NMC 939490	Pershing
FG 486	9/11/2006	Hycroft Res & Dev Inc	NMC 939491	Pershing
FG 487	9/11/2006	Hycroft Res & Dev Inc	NMC 939492	Pershing
FG 488	9/11/2006	Hycroft Res & Dev Inc	NMC 939493	Pershing
FG 489	9/11/2006	Hycroft Res & Dev Inc	NMC 939494	Pershing
FG 49	9/2/2006	Hycroft Res & Dev Inc	NMC 939107	Pershing
FG 490	9/11/2006	Hycroft Res & Dev Inc	NMC 939495	Pershing
FG 491	9/9/2006	Hycroft Res & Dev Inc	NMC 939496	Pershing
FG 492	9/11/2006	Hycroft Res & Dev Inc	NMC 939497	Pershing
FG 493	9/11/2006	Hycroft Res & Dev Inc	NMC 939498	Pershing
FG 494	9/11/2006	Hycroft Res & Dev Inc	NMC 939499	Pershing
FG 495	9/11/2006	Hycroft Res & Dev Inc	NMC 939500	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 496	9/9/2006	Hycroft Res & Dev Inc	NMC 939501	Pershing
FG 497	9/11/2006	Hycroft Res & Dev Inc	NMC 939502	Pershing
FG 498	9/11/2006	Hycroft Res & Dev Inc	NMC 939503	Pershing
FG 499	9/11/2006	Hycroft Res & Dev Inc	NMC 939504	Pershing
FG 5	9/1/2006	Hycroft Res & Dev Inc	NMC 939063	Pershing
FG 50	9/2/2006	Hycroft Res & Dev Inc	NMC 939108	Pershing
FG 500	9/11/2006	Hycroft Res & Dev Inc	NMC 939505	Pershing
FG 51	9/2/2006	Hycroft Res & Dev Inc	NMC 939109	Pershing
FG 52	9/2/2006	Hycroft Res & Dev Inc	NMC 939110	Pershing
FG 53	9/8/2006	Hycroft Res & Dev Inc	NMC 939111	Pershing
FG 54	9/8/2006	Hycroft Res & Dev Inc	NMC 939112	Pershing
FG 55	9/8/2006	Hycroft Res & Dev Inc	NMC 939113	Pershing
FG 56	9/9/2006	Hycroft Res & Dev Inc	NMC 939114	Pershing
FG 57	9/9/2006	Hycroft Res & Dev Inc	NMC 939115	Pershing
FG 58	9/9/2006	Hycroft Res & Dev Inc	NMC 939116	Pershing
FG 59	9/9/2006	Hycroft Res & Dev Inc	NMC 939117	Pershing
FG 6	9/1/2006	Hycroft Res & Dev Inc	NMC 939064	Pershing
FG 60	9/9/2006	Hycroft Res & Dev Inc	NMC 939118	Pershing
FG 61	9/9/2006	Hycroft Res & Dev Inc	NMC 939119	Pershing
FG 62	9/9/2006	Hycroft Res & Dev Inc	NMC 939120	Pershing
FG 63	9/9/2006	Hycroft Res & Dev Inc	NMC 939121	Pershing
FG 64	9/9/2006	Hycroft Res & Dev Inc	NMC 939122	Pershing
FG 65	9/9/2006	Hycroft Res & Dev Inc	NMC 939123	Pershing
FG 66	9/9/2006	Hycroft Res & Dev Inc	NMC 939124	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 67	9/9/2006	Hycroft Res & Dev Inc	NMC 939125	Pershing
FG 68	9/9/2006	Hycroft Res & Dev Inc	NMC 939126	Pershing
FG 69	9/9/2006	Hycroft Res & Dev Inc	NMC 939127	Pershing
FG 7	9/1/2006	Hycroft Res & Dev Inc	NMC 939065	Pershing
FG 70	9/2/2006	Hycroft Res & Dev Inc	NMC 939128	Pershing
FG 71	9/2/2006	Hycroft Res & Dev Inc	NMC 939129	Pershing
FG 73	9/2/2006	Hycroft Res & Dev Inc	NMC 939131	Pershing
FG 74	9/2/2006	Hycroft Res & Dev Inc	NMC 939132	Pershing
FG 75	9/2/2006	Hycroft Res & Dev Inc	NMC 939133	Pershing
FG 76	9/2/2006	Hycroft Res & Dev Inc	NMC 939134	Pershing
FG 77	9/2/2006	Hycroft Res & Dev Inc	NMC 939135	Pershing
FG 78	9/2/2006	Hycroft Res & Dev Inc	NMC 939136	Pershing
FG 79	9/2/2006	Hycroft Res & Dev Inc	NMC 939137	Pershing
FG 8	9/1/2006	Hycroft Res & Dev Inc	NMC 939066	Pershing
FG 80	9/2/2006	Hycroft Res & Dev Inc	NMC 939138	Pershing
FG 81	9/2/2006	Hycroft Res & Dev Inc	NMC 939139	Pershing
FG 82	9/8/2006	Hycroft Res & Dev Inc	NMC 939140	Pershing
FG 84	9/8/2006	Hycroft Res & Dev Inc	NMC 939141	Pershing
FG 85	9/9/2006	Hycroft Res & Dev Inc	NMC 939142	Pershing
FG 86	9/9/2006	Hycroft Res & Dev Inc	NMC 939143	Pershing
FG 87	9/9/2006	Hycroft Res & Dev Inc	NMC 939144	Pershing
FG 88	9/9/2006	Hycroft Res & Dev Inc	NMC 939145	Pershing
FG 89	9/9/2006	Hycroft Res & Dev Inc	NMC 939146	Pershing
FG 9	9/11/2006	Hycroft Res & Dev Inc	NMC 939067	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 90	9/9/2006	Hycroft Res & Dev Inc	NMC 939147	Pershing
FG 91	9/9/2006	Hycroft Res & Dev Inc	NMC 939148	Pershing
FG 92	9/9/2006	Hycroft Res & Dev Inc	NMC 939149	Pershing
FG 93	9/9/2006	Hycroft Res & Dev Inc	NMC 939150	Pershing
FG 94	9/9/2006	Hycroft Res & Dev Inc	NMC 939151	Pershing
FG 95	9/9/2006	Hycroft Res & Dev Inc	NMC 939152	Pershing
FG 96	9/9/2006	Hycroft Res & Dev Inc	NMC 939153	Pershing
FG 97	9/9/2006	Hycroft Res & Dev Inc	NMC 939154	Pershing
FG 98	9/9/2006	Hycroft Res & Dev Inc	NMC 939155	Pershing
FG 99	9/2/2006	Hycroft Res & Dev Inc	NMC 939156	Pershing
FG348	9/10/2006	Hycroft Res & Dev Inc	NMC 939361	Pershing
FG38	9/1/2006	Hycroft Res & Dev Inc	NMC 939096	Pershing
FG72	9/2/2006	Hycroft Res & Dev Inc	NMC 939130	Pershing
Nadine #1	1/20/2007	Hrdi	NMC 946619	Pershing
NC 100	8/13/2010	Hycroft Res & Dev Inc	NMC1027938	Pershing
NC 101	8/13/2010	Hycroft Res & Dev Inc	NMC1027939	Pershing
NC 18	8/13/2010	Hycroft Res & Dev Inc	NMC1027856	Pershing
NC 19	8/13/2010	Hycroft Res & Dev Inc	NMC1027857	Pershing
NC 20	8/13/2010	Hycroft Res & Dev Inc	NMC1027858	Pershing
NC 21	8/13/2010	Hycroft Res & Dev Inc	NMC1027859	Pershing
NC 22	8/13/2010	Hycroft Res & Dev Inc	NMC1027860	Pershing
NC 23	8/13/2010	Hycroft Res & Dev Inc	NMC1027861	Pershing
NC 24	8/13/2010	Hycroft Res & Dev Inc	NMC1027862	Pershing
NC 25	8/13/2010	Hycroft Res & Dev Inc	NMC1027863	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NC 26	8/13/2010	Hycroft Res & Dev Inc	NMC1027864	Pershing
NC 27	8/13/2010	Hycroft Res & Dev Inc	NMC1027865	Pershing
NC 28	8/13/2010	Hycroft Res & Dev Inc	NMC1027866	Pershing
NC 29	8/13/2010	Hycroft Res & Dev Inc	NMC1027867	Pershing
NC 30	8/13/2010	Hycroft Res & Dev Inc	NMC1027868	Pershing
NC 51	8/13/2010	Hycroft Res & Dev Inc	NMC1027889	Pershing
NC 52	8/13/2010	Hycroft Res & Dev Inc	NMC1027890	Pershing
NC 53	8/13/2010	Hycroft Res & Dev Inc	NMC1027891	Pershing
NC 54	8/13/2010	Hycroft Res & Dev Inc	NMC1027892	Pershing
NC 55	8/13/2010	Hycroft Res & Dev Inc	NMC1027893	Pershing
NC 56	8/13/2010	Hycroft Res & Dev Inc	NMC1027894	Pershing
NC 57	8/13/2010	Hycroft Res & Dev Inc	NMC1027895	Pershing
NC 58	8/13/2010	Hycroft Res & Dev Inc	NMC1027896	Pershing
NC 59	8/13/2010	Hycroft Res & Dev Inc	NMC1027897	Pershing
NC 60	8/13/2010	Hycroft Res & Dev Inc	NMC1027898	Pershing
NC 61	8/13/2010	Hycroft Res & Dev Inc	NMC1027899	Pershing
NC 62	8/13/2010	Hycroft Res & Dev Inc	NMC1027900	Pershing
NC 63	8/13/2010	Hycroft Res & Dev Inc	NMC1027901	Pershing
NC 64	8/13/2010	Hycroft Res & Dev Inc	NMC1027902	Pershing
NC 65	8/13/2010	Hycroft Res & Dev Inc	NMC1027903	Pershing
NC 66	8/13/2010	Hycroft Res & Dev Inc	NMC1027904	Pershing
NC 67	8/13/2010	Hycroft Res & Dev Inc	NMC1027905	Pershing
NC 68	8/13/2010	Hycroft Res & Dev Inc	NMC1027906	Pershing
NC 92	8/13/2010	Hycroft Res & Dev Inc	NMC1027930	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

NC 93	8/13/2010	Hycroft Res & Dev Inc	NMC1027931	Pershing
NC 94	8/13/2010	Hycroft Res & Dev Inc	NMC1027932	Pershing
NC 95	8/13/2010	Hycroft Res & Dev Inc	NMC1027933	Pershing
NC 96	8/13/2010	Hycroft Res & Dev Inc	NMC1027934	Pershing
NC 97	8/13/2010	Hycroft Res & Dev Inc	NMC1027935	Pershing
NC 98	8/13/2010	Hycroft Res & Dev Inc	NMC1027936	Pershing
NC 99	8/13/2010	Hycroft Res & Dev Inc	NMC1027937	Pershing
NFRA 10	11/8/2007	Victory Exploration Inc.	NMC 977842	Pershing
NFRA 11	11/8/2007	Victory Exploration Inc.	NMC 977843	Pershing
NFRA 21	11/8/2007	Victory Exploration Inc.	NMC 977853	Pershing
NFRA 22	11/8/2007	Victory Exploration Inc.	NMC 977854	Pershing
NFRA 25	11/8/2007	Victory Exploration Inc.	NMC 977857	Pershing
NFRA 6	11/8/2007	Victory Exploration Inc.	NMC 977838	Pershing
NFRA 7	11/8/2007	Victory Exploration Inc.	NMC 977839	Pershing
NFRA 8	11/8/2007	Victory Exploration Inc.	NMC 977840	Pershing
NFRA 9	11/8/2007	Victory Exploration Inc.	NMC 977841	Pershing
RFG #120	1/24/1980	Lewis Frank W	NMC 141680	Pershing
RFG #121	1/24/1980	Lewis Frank W	NMC 141681	Pershing
RFG #122	1/24/1980	Lewis Frank W	NMC 141682	Pershing
RFG #123	1/24/1980	Lewis Frank W	NMC 141683	Pershing
RFG #124	1/24/1980	Lewis Frank W	NMC 141684	Pershing
RFG #125	1/24/1980	Lewis Frank W	NMC 141685	Pershing
RFG #135	1/9/1980	Lewis Frank W	NMC 141692	Pershing
RFG #137	1/9/1980	Lewis Frank W	NMC 141694	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFG #139	1/9/1980	Lewis Frank W	NMC 141696	Pershing
RFG #141	1/9/1980	Lewis Frank W	NMC 141698	Pershing
RFG #143	1/22/1980	Lewis Frank W	NMC 141700	Pershing
RFG #145	1/22/1980	Lewis Frank W	NMC 141702	Pershing
RFG #147	1/22/1980	Lewis Frank W	NMC 141704	Pershing
RFG #148	1/22/1980	Lewis Frank W	NMC 141705	Pershing
RFG #149	1/22/1980	Lewis Frank W	NMC 141706	Pershing
RFG #150	1/22/1980	Lewis Frank W	NMC 141707	Pershing
RFG #151	1/22/1980	Lewis Frank W	NMC 141708	Pershing
RFG #152	1/22/1980	Lewis Frank W	NMC 141709	Pershing
RFG #153	1/22/1980	Lewis Frank W	NMC 141710	Pershing
RFG #154	1/22/1980	Lewis Frank W	NMC 141711	Pershing
RFG #155	1/22/1980	Lewis Frank W	NMC 141712	Pershing
RFG #156	1/22/1980	Lewis Frank W	NMC 141713	Pershing
RFG #157	1/22/1980	Lewis Frank W	NMC 141714	Pershing
RFG #158	1/22/1980	Lewis Frank W	NMC 141715	Pershing
RFG #159	1/22/1980	Lewis Frank W	NMC 141716	Pershing
RFG #160	1/22/1980	Lewis Frank W	NMC 141717	Pershing
RFG #161	1/22/1980	Lewis Frank W	NMC 141718	Pershing
RFG #162	1/23/1980	Lewis Frank W	NMC 141719	Pershing
RFG #163	1/23/1980	Lewis Frank W	NMC 141720	Pershing
RFG #164	1/23/1980	Lewis Frank W	NMC 141721	Pershing
RFG #165	1/23/1980	Lewis Frank W	NMC 141722	Pershing
RFG #166	1/23/1980	Lewis Frank W	NMC 141723	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFG #167	1/23/1980	Lewis Frank W	NMC 141724	Pershing
RFG #201A	12/28/1979	Lewis Frank W	NMC 141726	Pershing
RFG #202A	12/28/1979	Lewis Frank W	NMC 141727	Pershing
RFG #203A	12/28/1979	Lewis Frank W	NMC 141728	Pershing
RFG #204A	12/28/1979	Lewis Frank W	NMC 141729	Pershing
RFG #205A	12/28/1979	Lewis Frank W	NMC 141730	Pershing
RFG #206A	12/28/1979	Lewis Frank W	NMC 141731	Pershing
RFG #207A	12/28/1979	Lewis Frank W	NMC 141732	Pershing
RFG #208A	12/28/1979	Lewis Frank W	NMC 141733	Pershing
RFG #209A	12/28/1979	Lewis Frank W	NMC 141734	Pershing
RFG #210A	12/28/1979	Lewis Frank W	NMC 141735	Pershing
RFG #211A	12/28/1979	Lewis Frank W	NMC 141736	Pershing
RFG #212A	12/28/1979	Lewis Frank W	NMC 141737	Pershing
RFG #213A	12/28/1979	Lewis Frank W	NMC 141738	Pershing
RFG #214A	12/28/1979	Lewis Frank W	NMC 141739	Pershing
RFG #215A	12/28/1979	Lewis Frank W	NMC 141740	Pershing
RFG #216A	12/28/1979	Lewis Frank W	NMC 141741	Pershing
RFG #217A	12/28/1979	Lewis Frank W	NMC 141742	Pershing
RFG #218A	12/28/1979	Lewis Frank W	NMC 141743	Pershing
RFG #219A	12/28/1979	Lewis Frank W	NMC 141744	Pershing
RFG #220A	12/28/1979	Lewis Frank W	NMC 141745	Pershing
RFG #221A	12/28/1979	Lewis Frank W	NMC 141746	Pershing
RFG #222A	12/28/1979	Lewis Frank W	NMC 141747	Pershing
RFG #223A	12/28/1979	Lewis Frank W	NMC 141748	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFG #225A	1/7/1980	Lewis Frank W	NMC 141750	Pershing
RFG #226A	1/7/1980	Lewis Frank W	NMC 141751	Pershing
RFG #227A	1/7/1980	Lewis Frank W	NMC 141752	Pershing
RFG #228A	1/7/1980	Lewis Frank W	NMC 141754	Pershing
RFG #229	1/25/1980	Lewis Frank W	NMC 141755	Pershing
RFG #229A	1/7/1980	Lewis Frank W	NMC 141756	Pershing
RFG #230A	1/7/1980	Lewis Frank W	NMC 141758	Pershing
RFG #231	1/25/1980	Lewis Frank W	NMC 141759	Pershing
RFG #231A	1/7/1980	Lewis Frank W	NMC 141760	Pershing
RFG #232A	1/7/1980	Lewis Frank W	NMC 141761	Pershing
RFG #233	1/26/1980	Lewis Frank W	NMC 141762	Pershing
RFG #233A	1/7/1980	Lewis Frank W	NMC 141763	Pershing
RFG #234A	1/7/1980	Lewis Frank W	NMC 141765	Pershing
RFG #235A	1/7/1980	Lewis Frank W	NMC 141767	Pershing
RFG #236A	1/8/1980	Lewis Frank W	NMC 141769	Pershing
RFG #237A	1/8/1980	Lewis Frank W	NMC 141771	Pershing
RFG #238A	1/8/1980	Lewis Frank W	NMC 141772	Pershing
RFG #239A	1/8/1980	Lewis Frank W	NMC 141773	Pershing
RFG #240A	1/8/1980	Lewis Frank W	NMC 141774	Pershing
RFG #241A	1/8/1980	Lewis Frank W	NMC 141775	Pershing
RFG #251	1/11/1980	Lewis Frank W	NMC 141777	Pershing
RFG #253	1/11/1980	Lewis Frank W	NMC 141779	Pershing
RFG #255	1/11/1980	Hrdi	NMC 141781	Pershing
RFG 107	5/20/2006	Hycroft Res & Dev Inc	NMC 932890	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFG 109	5/20/2006	Hycroft Res & Dev Inc	NMC 932892	Pershing
RFG 111	5/20/2006	Hycroft Res & Dev Inc	NMC 932894	Pershing
RFG 113	5/20/2006	Hycroft Res & Dev Inc	NMC 932896	Pershing
RFG 114	5/20/2006	Hycroft Res & Dev Inc	NMC 932897	Pershing
RFG 115	5/20/2006	Hycroft Res & Dev Inc	NMC 932898	Pershing
RFG 116	5/20/2006	Hycroft Res & Dev Inc	NMC 932899	Pershing
RFG 117	5/20/2006	Hycroft Res & Dev Inc	NMC 932900	Pershing
RFG 118	5/20/2006	Hycroft Res & Dev Inc	NMC 932901	Pershing
RFG 119	5/20/2006	Hycroft Res & Dev Inc	NMC 932902	Pershing
RFG 142	5/20/2006	Hycroft Res & Dev Inc	NMC 932908	Pershing
RFG 144	5/20/2006	Hycroft Res & Dev Inc	NMC 932909	Pershing
RFG 146	5/20/2006	Hycroft Res & Dev Inc	NMC 932910	Pershing
RFG#224A	1/7/1980	Lewis Frank W	NMC 141749	Pershing
SH 169	4/24/2008	Hycroft Res & Dev Inc	NMC 990822	Pershing
SH 170	4/24/2008	Hycroft Res & Dev Inc	NMC 990823	Pershing
SH 171	4/24/2008	Hycroft Res & Dev Inc	NMC 990824	Pershing
SH 172	4/24/2008	Hycroft Res & Dev Inc	NMC 990825	Pershing
SH 173	4/24/2008	Hycroft Res & Dev Inc	NMC 990826	Pershing
SH 174	4/24/2008	Hycroft Res & Dev Inc	NMC 990827	Pershing
SH 175	4/24/2008	Hycroft Res & Dev Inc	NMC 990828	Pershing
SH 176	4/24/2008	Hycroft Res & Dev Inc	NMC990829	Pershing
SH 177	4/24/2008	Hycroft Res & Dev Inc	NMC 990830	Pershing
SH 178	4/24/2008	Hycroft Res & Dev Inc	NMC 990831	Pershing
SH 179	4/24/2008	Hycroft Res & Dev Inc	NMC 990832	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 180	4/24/2008	Hycroft Res & Dev Inc	NMC 990833	Pershing
SH 181	4/24/2008	Hycroft Res & Dev Inc	NMC 990834	Pershing
SH 182	4/24/2008	Hycroft Res & Dev Inc	NMC 990835	Pershing
SH 183	4/24/2008	Hycroft Res & Dev Inc	NMC 990836	Pershing
SH 184	4/24/2008	Hycroft Res & Dev Inc	NMC 990837	Pershing
SH 185	4/24/2008	Hycroft Res & Dev Inc	NMC 990838	Pershing
SH 186	4/24/2008	Hycroft Res & Dev Inc	NMC 990839	Pershing
SH 187	4/24/2008	Hycroft Res & Dev Inc	NMC 990840	Pershing
SH 188	4/24/2008	Hycroft Res & Dev Inc	NMC 990841	Pershing
SH 189	4/24/2008	Hycroft Res & Dev Inc	NMC 990842	Pershing
SH 190	4/24/2008	Hycroft Res & Dev Inc	NMC 990843	Pershing
SH 191	4/24/2008	Hycroft Res & Dev Inc	NMC 990844	Pershing
SH 192	4/24/2008	Hycroft Res & Dev Inc	NMC 990845	Pershing
SH 193	4/24/2008	Hycroft Res & Dev Inc	NMC 990846	Pershing
SH 194	4/24/2008	Hycroft Res & Dev Inc	NMC 990847	Pershing
SH 195	4/24/2008	Hycroft Res & Dev Inc	NMC 990848	Pershing
SH 196	4/24/2008	Hycroft Res & Dev Inc	NMC 990849	Pershing
SH 197	4/24/2008	Hycroft Res & Dev Inc	NMC990850	Pershing
SH 198	4/24/2008	Hycroft Res & Dev Inc	NMC 990851	Pershing
SH 199	4/24/2008	Hycroft Res & Dev Inc	NMC 990852	Pershing
SH 200	4/24/2008	Hycroft Res & Dev Inc	NMC 990853	Pershing
SH 201	4/24/2008	Hycroft Res & Dev Inc	NMC 990854	Pershing
SH 202	4/24/2008	Hycroft Res & Dev Inc	NMC 990855	Pershing
SH 203	4/24/2008	Hycroft Res & Dev Inc	NMC 990856	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 204	4/24/2008	Hycroft Res & Dev Inc	NMC 990857	Pershing
SH 205	4/24/2008	Hycroft Res & Dev Inc	NMC 990858	Pershing
SH 206	4/24/2008	Hycroft Res & Dev Inc	NMC 990859	Pershing
SH 207	4/24/2008	Hycroft Res & Dev Inc	NMC 990860	Pershing
SH 208	4/24/2008	Hycroft Res & Dev Inc	NMC 990861	Pershing
SH 209	4/24/2008	Hycroft Res & Dev Inc	NMC 990862	Pershing
SH 210	4/24/2008	Hycroft Res & Dev Inc	NMC 990863	Pershing
SH 211	4/24/2008	Hycroft Res & Dev Inc	NMC 990864	Pershing
SH 212	4/24/2008	Hycroft Res & Dev Inc	NMC 990865	Pershing
SH 213	4/24/2008	Hycroft Res & Dev Inc	NMC 990866	Pershing
SH 214	4/24/2008	Hycroft Res & Dev Inc	NMC 990867	Pershing
SH 215	4/24/2008	Hycroft Res & Dev Inc	NMC 990868	Pershing
SH 216	4/24/2008	Hycroft Res & Dev Inc	NMC 990869	Pershing
SH 217	4/24/2008	Hycroft Res & Dev Inc	NMC 990870	Pershing
SH 218	4/24/2008	Hycroft Res & Dev Inc	NMC 990871	Pershing
SH 219	4/24/2008	Hycroft Res & Dev Inc	NMC 990872	Pershing
SH 220	4/24/2008	Hycroft Res & Dev Inc	NMC 990873	Pershing
SH 221	4/24/2008	Hycroft Res & Dev Inc	NMC 990874	Pershing
SH 222	4/24/2008	Hycroft Res & Dev Inc	NMC 990875	Pershing
SH 223	4/24/2008	Hycroft Res & Dev Inc	NMC 990876	Pershing
SH 224	4/24/2008	Hycroft Res & Dev Inc	NMC 990877	Pershing
SH 225	4/24/2008	Hycroft Res & Dev Inc	NMC 990878	Pershing
SH 226	4/24/2008	Hycroft Res & Dev Inc	NMC 990879	Pershing
SH 227	4/24/2008	Hycroft Res & Dev Inc	NMC 990880	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 228	4/24/2008	Hycroft Res & Dev Inc	NMC 990881	Pershing
SH 229	4/24/2008	Hycroft Res & Dev Inc	NMC 990882	Pershing
SH 230	4/24/2008	Hycroft Res & Dev Inc	NMC 990883	Pershing
SH 231	4/23/2008	Hycroft Res & Dev Inc	NMC 990884	Pershing
SH 235	4/23/2008	Hycroft Res & Dev Inc	NMC 990888	Pershing
SH 236	4/23/2008	Hycroft Res & Dev Inc	NMC 990889	Pershing
SH 237	4/23/2008	Hycroft Res & Dev Inc	NMC 990890	Pershing
SH 238	4/23/2008	Hycroft Res & Dev Inc	NMC 990891	Pershing
SH 239	4/23/2008	Hycroft Res & Dev Inc	NMC 990892	Pershing
SH 240	4/23/2008	Hycroft Res & Dev Inc	NMC 990893	Pershing
SH 241	4/23/2008	Hycroft Res & Dev Inc	NMC 990894	Pershing
SH 244	4/23/2008	Hycroft Res & Dev Inc	NMC 990895	Pershing
SH 245	4/23/2008	Hycroft Res & Dev Inc	NMC 990896	Pershing
SH 247	4/23/2008	Hycroft Res & Dev Inc	NMC 990900	Pershing
SH 249	4/23/2008	Hycroft Res & Dev Inc	NMC 990905	Pershing
SH 250	4/23/2008	Hycroft Res & Dev Inc	NMC 990901	Pershing
SH 251	4/23/2008	Hycroft Res & Dev Inc	NMC 990902	Pershing
SH 252	4/25/2008	Hycroft Res & Dev Inc	NMC 990903	Pershing
SH 253	4/25/2008	Hycroft Res & Dev Inc	NMC 990904	Pershing
SH 254	4/25/2008	Hycroft Res & Dev Inc	NMC 990906	Pershing
SH 255	4/25/2008	Hycroft Res & Dev Inc	NMC 990907	Pershing
SH 256	4/25/2008	Hycroft Res & Dev Inc	NMC 990908	Pershing
SH 257	4/25/2008	Hycroft Res & Dev Inc	NMC 990909	Pershing
SH 258	4/25/2008	Hycroft Res & Dev Inc	NMC 990910	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 259	4/25/2008	Hycroft Res & Dev Inc	NMC 990911	Pershing
SH 260	4/25/2008	Hycroft Res & Dev Inc	NMC 990912	Pershing
SH 261	4/25/2008	Hycroft Res & Dev Inc	NMC 990913	Pershing
SH 262	4/25/2008	Hycroft Res & Dev Inc	NMC 990914	Pershing
SH 263	4/25/2008	Hycroft Res & Dev Inc	NMC 990915	Pershing
SH 265	4/25/2008	Hycroft Res & Dev Inc	NMC 990917	Pershing
SH 266	4/25/2008	Hycroft Res & Dev Inc	NMC 990918	Pershing
SH 269	4/23/2008	Hycroft Res & Dev Inc	NMC 990921	Pershing
SH 270	4/23/2008	Hycroft Res & Dev Inc	NMC 990922	Pershing
SH 271	4/23/2008	Hycroft Res & Dev Inc	NMC 990923	Pershing
SH 272	4/23/2008	Hycroft Res & Dev Inc	NMC 990924	Pershing
SH 273	4/23/2008	Hycroft Res & Dev Inc	NMC 990925	Pershing
SH 274	4/23/2008	Hycroft Res & Dev Inc	NMC 990926	Pershing
SH 276	4/23/2008	Hycroft Res & Dev Inc	NMC 990928	Pershing
SH 277	4/23/2008	Hycroft Res & Dev Inc	NMC 990929	Pershing
SH 278	4/22/2008	Hycroft Res & Dev Inc	NMC 990930	Pershing
SH 279	4/22/2008	Hycroft Res & Dev Inc	NMC 990931	Pershing
SH 280	4/22/2008	Hycroft Res & Dev Inc	NMC 990932	Pershing
SH 281	4/22/2008	Hycroft Res & Dev Inc	NMC 990933	Pershing
SH 282	4/22/2008	Hycroft Res & Dev Inc	NMC 990934	Pershing
SH 284	4/22/2008	Hycroft Res & Dev Inc	NMC 990936	Pershing
SH 285	4/22/2008	Hycroft Res & Dev Inc	NMC 990937	Pershing
SH 286	4/22/2008	Hycroft Res & Dev Inc	NMC 990938	Pershing
SH 288	4/22/2008	Hycroft Res & Dev Inc	NMC 990940	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 290	4/22/2008	Hycroft Res & Dev Inc	NMC990942	Pershing
SH 291	4/22/2008	Hycroft Res & Dev Inc	NMC 990943	Pershing
SH 292	4/22/2008	Hycroft Res & Dev Inc	NMC 990944	Pershing
SH 293	4/22/2008	Hycroft Res & Dev Inc	NMC 990945	Pershing
SH 294	4/22/2008	Hycroft Res & Dev Inc	NMC 990946	Pershing
SH 296	4/22/2008	Hycroft Res & Dev Inc	NMC 990948	Pershing
SH 297	4/22/2008	Hycroft Res & Dev Inc	NMC 990956	Pershing
SH 298	4/22/2008	Hycroft Res & Dev Inc	NMC 990957	Pershing
SH 300	4/22/2008	Hycroft Res & Dev Inc	NMC 990950	Pershing
SH 301	4/22/2008	Hycroft Res & Dev Inc	NMC 990951	Pershing
SH 303	4/22/2008	Hycroft Res & Dev Inc	NMC 990953	Pershing
SH 304	4/22/2008	Hycroft Res & Dev Inc	NMC 990954	Pershing
SH 305	4/22/2008	Hycroft Res & Dev Inc	NMC 990955	Pershing
SH 307	4/22/2008	Hycroft Res & Dev Inc	NMC 990959	Pershing
SH 308	4/22/2008	Hycroft Res & Dev Inc	NMC 990960	Pershing
SH 309	4/22/2008	Hycroft Res & Dev Inc	NMC 990961	Pershing
SH 310	4/22/2008	Hycroft Res & Dev Inc	NMC 990962	Pershing
SH 311	4/22/2008	Hycroft Res & Dev Inc	NMC 990963	Pershing
SH 312	4/22/2008	Hycroft Res & Dev Inc	NMC 990964	Pershing
SH 313	4/22/2008	Hycroft Res & Dev Inc	NMC 990965	Pershing
SH 314	4/22/2008	Hycroft Res & Dev Inc	NMC 990966	Pershing
SH 315	4/22/2008	Hycroft Res & Dev Inc	NMC 990967	Pershing
SH 316	4/22/2008	Hycroft Res & Dev Inc	NMC 990968	Pershing
SH 317	4/22/2008	Hycroft Res & Dev Inc	NMC 990969	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 318	4/22/2008	Hycroft Res & Dev Inc	NMC 990970	Pershing
SH 319	4/22/2008	Hycroft Res & Dev Inc	NMC 990971	Pershing
SH 320	4/22/2008	Hycroft Res & Dev Inc	NMC 990972	Pershing
SH 321	4/22/2008	Hycroft Res & Dev Inc	NMC 990973	Pershing
SH 323	4/22/2008	Hycroft Res & Dev Inc	NMC 990975	Pershing
SH 324	4/22/2008	Hycroft Res & Dev Inc	NMC 990976	Pershing
SH 325	4/22/2008	Hycroft Res & Dev Inc	NMC 990977	Pershing
SH 326	4/22/2008	Hycroft Res & Dev Inc	NMC 990978	Pershing
SH 327	4/22/2008	Hycroft Res & Dev Inc	NMC 990979	Pershing
SH 328	4/22/2008	Hycroft Res & Dev Inc	NMC 990980	Pershing
SH 334	4/22/2008	Hycroft Res & Dev Inc	NMC 990986	Pershing
SH 335	4/22/2008	Hycroft Res & Dev Inc	NMC 990987	Pershing
SH 336	4/22/2008	Hycroft Res & Dev Inc	NMC 990988	Pershing
SH 337	4/22/2008	Hycroft Res & Dev Inc	NMC 990989	Pershing
SH 338	4/22/2008	Hycroft Res & Dev Inc	NMC 990990	Pershing
SH 339	4/22/2008	Hycroft Res & Dev Inc	NMC 990991	Pershing
SH 340	4/22/2008	Hycroft Res & Dev Inc	NMC 990992	Pershing
SH 341	4/22/2008	Hycroft Res & Dev Inc	NMC 990993	Pershing
SH 342	4/22/2008	Hycroft Res & Dev Inc	NMC 990994	Pershing
SH 343	4/22/2008	Hycroft Res & Dev Inc	NMC 990995	Pershing
SH 345	4/22/2008	Hycroft Res & Dev Inc	NMC 990997	Pershing
SH 346	4/21/2008	Hycroft Res & Dev Inc	NMC 990998	Pershing
SH 347	4/21/2008	Hycroft Res & Dev Inc	NMC 990999	Pershing
SH 358	4/21/2008	Hycroft Res & Dev Inc	NMC 991010	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 359	4/21/2008	Hycroft Res & Dev Inc	NMC 991011	Pershing
SH 360	4/21/2008	Hycroft Res & Dev Inc	NMC 991012	Pershing
SH 361	4/21/2008	Hycroft Res & Dev Inc	NMC 991013	Pershing
SH 362	4/21/2008	Hycroft Res & Dev Inc	NMC 991014	Pershing
SH 363	4/21/2008	Hycroft Res & Dev Inc	NMC 991015	Pershing
SH 364	4/21/2008	Hycroft Res & Dev Inc	NMC 991016	Pershing
SH 365	4/21/2008	Hycroft Res & Dev Inc	NMC 991017	Pershing
SH 366	4/21/2008	Hycroft Res & Dev Inc	NMC 991018	Pershing
SH 367	4/21/2008	Hycroft Res & Dev Inc	NMC 991019	Pershing
SH 368	4/21/2008	Hycroft Res & Dev Inc	NMC 991020	Pershing
SH 370	4/21/2008	Hycroft Res & Dev Inc	NMC 991022	Pershing
SH 387	4/21/2008	Hycroft Res & Dev Inc	NMC 991039	Pershing
SH 388	4/21/2008	Hycroft Res & Dev Inc	NMC 991040	Pershing
SH 389	4/21/2008	Hycroft Res & Dev Inc	NMC 991041	Pershing
SH 390	4/21/2008	Hycroft Res & Dev Inc	NMC 991042	Pershing
SH 391	4/21/2008	Hycroft Res & Dev Inc	NMC 991043	Pershing
SH 392	4/21/2008	Hycroft Res & Dev Inc	NMC 991044	Pershing
SH 393	4/21/2008	Hycroft Res & Dev Inc	NMC 991045	Pershing
SH 394	4/21/2008	Hycroft Res & Dev Inc	NMC 991046	Pershing
SH 395	4/21/2008	Hycroft Res & Dev Inc	NMC 991047	Pershing
SH 412	4/21/2008	Hycroft Res & Dev Inc	NMC 991064	Pershing
SH 413	4/21/2008	Hycroft Res & Dev Inc	NMC 991065	Pershing
SH 414	4/21/2008	Hycroft Res & Dev Inc	NMC 991066	Pershing
SH 415	4/21/2008	Hycroft Res & Dev Inc	NMC 991067	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 416	4/21/2008	Hycroft Res & Dev Inc	NMC 991068	Pershing
SH 417	4/21/2008	Hycroft Res & Dev Inc	NMC 991069	Pershing
SH 435	4/21/2008	Hycroft Res & Dev Inc	NMC 991210	Pershing
SH 436	4/21/2008	Hycroft Res & Dev Inc	NMC 991087	Pershing
SH 437	4/21/2008	Hycroft Res & Dev Inc	NMC 991088	Pershing
SH 438	4/21/2008	Hycroft Res & Dev Inc	NMC 991089	Pershing
SH 461	4/22/2008	Hycroft Res & Dev Inc	NMC 991112	Pershing
SH 462	4/22/2008	Hycroft Res & Dev Inc	NMC 991113	Pershing
SH 463	4/22/2008	Hycroft Res & Dev Inc	NMC 991114	Pershing
SH 468	4/22/2008	Hycroft Res & Dev Inc	NMC 991119	Pershing
SH 469	4/22/2008	Hycroft Res & Dev Inc	NMC 991120	Pershing
SH 470	4/22/2008	Hycroft Res & Dev Inc	NMC 991121	Pershing
SH 471	4/22/2008	Hycroft Res & Dev Inc	NMC 991122	Pershing
SH 473	4/22/2008	Hycroft Res & Dev Inc	NMC 991124	Pershing
SH 474	4/22/2008	Hycroft Res & Dev Inc	NMC 991125	Pershing
SH 477	4/22/2008	Hycroft Res & Dev Inc	NMC 991128	Pershing
SH 478	4/22/2008	Hycroft Res & Dev Inc	NMC 991129	Pershing
SH 480	4/22/2008	Hycroft Res & Dev Inc	NMC 991131	Pershing
SH 481	4/22/2008	Hycroft Res & Dev Inc	NMC 991132	Pershing
SH 482	4/22/2008	Hycroft Res & Dev Inc	NMC 991133	Pershing
SH 483	4/22/2008	Hycroft Res & Dev Inc	NMC 991134	Pershing
SH 485	4/22/2008	Hycroft Res & Dev Inc	NMC 991136	Pershing
SH 486	4/22/2008	Hycroft Res & Dev Inc	NMC 991137	Pershing
SH 488	4/22/2008	Hycroft Res & Dev Inc	NMC 991139	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 489	4/22/2008	Hycroft Res & Dev Inc	NMC 991140	Pershing
SH 490	4/22/2008	Hycroft Res & Dev Inc	NMC991141	Pershing
SH 491	4/22/2008	Hycroft Res & Dev Inc	NMC 991142	Pershing
SH 492	4/22/2008	Hycroft Res & Dev Inc	NMC 991143	Pershing
SH 493	4/22/2008	Hycroft Res & Dev Inc	NMC 991144	Pershing
SH 497	4/22/2008	Hycroft Res & Dev Inc	NMC 991148	Pershing
SH 498	4/22/2008	Hycroft Res & Dev Inc	NMC 991149	Pershing
SH 499	4/22/2008	Hycroft Res & Dev Inc	NMC 991150	Pershing
SH 500	4/22/2008	Hycroft Res & Dev Inc	NMC 991151	Pershing
SH 501	4/22/2008	Hycroft Res & Dev Inc	NMC 991152	Pershing
SH 502	4/22/2008	Hycroft Res & Dev Inc	NMC 991153	Pershing
SH 503	4/22/2008	Hycroft Res & Dev Inc	NMC 991154	Pershing
SH 504	4/22/2008	Hycroft Res & Dev Inc	NMC 991155	Pershing
SH 505	4/22/2008	Hycroft Res & Dev Inc	NMC 991156	Pershing
SH 507	4/22/2008	Hycroft Res & Dev Inc	NMC 991158	Pershing
SH 508	4/22/2008	Hycroft Res & Dev Inc	NMC 991159	Pershing
SH 509	4/22/2008	Hycroft Res & Dev Inc	NMC 991160	Pershing
SH 510	4/22/2008	Hycroft Res & Dev Inc	NMC 991161	Pershing
SH 511	4/22/2008	Hycroft Res & Dev Inc	NMC 991162	Pershing
SH 512	4/22/2008	Hycroft Res & Dev Inc	NMC 991163	Pershing
SH 513	4/22/2008	Hycroft Res & Dev Inc	NMC 991164	Pershing
SH 514	4/22/2008	Hycroft Res & Dev Inc	NMC 991165	Pershing
SH 515	4/22/2008	Hycroft Res & Dev Inc	NMC 991166	Pershing
SH 516	4/22/2008	Hycroft Res & Dev Inc	NMC 991167	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 517	4/22/2008	Hycroft Res & Dev Inc	NMC 991168	Pershing
SH 519	4/22/2008	Hycroft Res & Dev Inc	NMC 991170	Pershing
SH 520	4/22/2008	Hycroft Res & Dev Inc	NMC 991171	Pershing
SH 521	4/22/2008	Hycroft Res & Dev Inc	NMC 991172	Pershing
SH 523	4/22/2008	Hycroft Res & Dev Inc	NMC 991174	Pershing
SH 524	4/22/2008	Hycroft Res & Dev Inc	NMC 991175	Pershing
SH 526	4/22/2008	Hycroft Res & Dev Inc	NMC 991177	Pershing
SH 528	4/22/2008	Hycroft Res & Dev Inc	NMC 991179	Pershing
SH 529	4/22/2008	Hycroft Res & Dev Inc	NMC 991180	Pershing
SH 530	4/22/2008	Hycroft Res & Dev Inc	NMC 991181	Pershing
SH 531	4/22/2008	Hycroft Res & Dev Inc	NMC 991182	Pershing
SH 532	4/22/2008	Hycroft Res & Dev Inc	NMC 991183	Pershing
SH 533	4/22/2008	Hycroft Res & Dev Inc	NMC 991184	Pershing
SH 534	4/22/2008	Hycroft Res & Dev Inc	NMC 991185	Pershing
SH 535	4/22/2008	Hycroft Res & Dev Inc	NMC 991186	Pershing
SH 536	4/22/2008	Hycroft Res & Dev Inc	NMC 991187	Pershing
SH 537	4/22/2008	Hycroft Res & Dev Inc	NMC 991188	Pershing
SH 538	4/22/2008	Hycroft Res & Dev Inc	NMC 991189	Pershing
SH 539	4/22/2008	Hycroft Res & Dev Inc	NMC 991190	Pershing
SH 540	4/22/2008	Hycroft Res & Dev Inc	NMC 991191	Pershing
SH 541	4/22/2008	Hycroft Res & Dev Inc	NMC 991192	Pershing
SH 542	4/22/2008	Hycroft Res & Dev Inc	NMC 991193	Pershing
SH 543	4/22/2008	Hycroft Res & Dev Inc	NMC 991194	Pershing
SH 544	4/22/2008	Hycroft Res & Dev Inc	NMC 991195	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 545	4/22/2008	Hycroft Res & Dev Inc	NMC 991196	Pershing
SH 546	4/22/2008	Hycroft Res & Dev Inc	NMC 991197	Pershing
SH 548	4/22/2008	Hycroft Res & Dev Inc	NMC 991199	Pershing
SH 549	4/22/2008	Hycroft Res & Dev Inc	NMC 991200	Pershing
SH 550	4/22/2008	Hycroft Res & Dev Inc	NMC 991201	Pershing
SH 551	4/22/2008	Hycroft Res & Dev Inc	NMC 991202	Pershing
SH 552	4/22/2008	Hycroft Res & Dev Inc	NMC 991203	Pershing
SH 553	4/22/2008	Hycroft Res & Dev Inc	NMC 991204	Pershing
SH 554	4/22/2008	Hycroft Res & Dev Inc	NMC 991205	Pershing
SH 555	4/22/2008	Hycroft Res & Dev Inc	NMC 991206	Pershing
SH 556	4/22/2008	Hycroft Res & Dev Inc	NMC 991207	Pershing
SH 557	4/22/2008	Hycroft Res & Dev Inc	NMC 991208	Pershing
SH 558	3/13/2010	Hycroft Res & Dev Inc	NMC 1022749	Pershing
SH 559	3/13/2010	Hycroft Res & Dev Inc	NMC 1022750	Pershing
SH 560	3/13/2010	Hycroft Res & Dev Inc	NMC 1022751	Pershing
SH 561	3/13/2010	Hycroft Res & Dev Inc	NMC 1022752	Pershing
SH 562	3/13/2010	Hycroft Res & Dev Inc	NMC 1022753	Pershing
SH 563	3/13/2010	Hycroft Res & Dev Inc	NMC 1022754	Pershing
SH 564	3/13/2010	Hycroft Res & Dev Inc	NMC 1022755	Pershing
SH 565	3/13/2010	Hycroft Res & Dev Inc	NMC 1022756	Pershing
SH 566	3/13/2010	Hycroft Res & Dev Inc	NMC 1022757	Pershing
SH 567	3/13/2010	Hycroft Res & Dev Inc	NMC 1022758	Pershing
SH 568	3/13/2010	Hycroft Res & Dev Inc	NMC 1022759	Pershing
SH 569	3/13/2010	Hycroft Res & Dev Inc	NMC 1022760	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 570	3/13/2010	Hycroft Res & Dev Inc	NMC 1022761	Pershing
SH 571	3/13/2010	Hycroft Res & Dev Inc	NMC 1022762	Pershing
SH 572	3/13/2010	Hycroft Res & Dev Inc	NMC 1022763	Pershing
SH 573	3/13/2010	Hycroft Res & Dev Inc	NMC 1022764	Pershing
SH 574	3/13/2010	Hycroft Res & Dev Inc	NMC 1022765	Pershing
SH 575	3/13/2010	Hycroft Res & Dev Inc	NMC 1022766	Pershing
SH 576	3/13/2010	Hycroft Res & Dev Inc	NMC 1022767	Pershing
SH 577	3/13/2010	Hycroft Res & Dev Inc	NMC 1022768	Pershing
SH 578	3/13/2010	Hycroft Res & Dev Inc	NMC 1022769	Pershing
SH 579	3/13/2010	Hycroft Res & Dev Inc	NMC 1022770	Pershing
SH 580	3/13/2010	Hycroft Res & Dev Inc	NMC 1022771	Pershing
SH 581	3/13/2010	Hycroft Res & Dev Inc	NMC 1022772	Pershing
SH 582	3/13/2010	Hycroft Res & Dev Inc	NMC 1022773	Pershing
SH 583	3/13/2010	Hycroft Res & Dev Inc	NMC 1022774	Pershing
SH 584	3/13/2010	Hycroft Res & Dev Inc	NMC 1022775	Pershing
SH 585	3/13/2010	Hycroft Res & Dev Inc	NMC 1022776	Pershing
SH 586	3/13/2010	Hycroft Res & Dev Inc	NMC 1022777	Pershing
SH 587	3/13/2010	Hycroft Res & Dev Inc	NMC 1022778	Pershing
SH 588	3/13/2010	Hycroft Res & Dev Inc	NMC 1022779	Pershing
SH 589	3/13/2010	Hycroft Res & Dev Inc	NMC 1022780	Pershing
SH 590	3/13/2010	Hycroft Res & Dev Inc	NMC 1022781	Pershing
SH 591	3/13/2010	Hycroft Res & Dev Inc	NMC 1022782	Pershing
SH 592	3/13/2010	Hycroft Res & Dev Inc	NMC 1022783	Pershing
SH 593	3/13/2010	Hycroft Res & Dev Inc	NMC 1022784	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 594	3/13/2010	Hycroft Res & Dev Inc	NMC 1022785	Pershing
SH 595	3/13/2010	Hycroft Res & Dev Inc	NMC 1022786	Pershing
SH 596	3/13/2010	Hycroft Res & Dev Inc	NMC 1022787	Pershing
SH 597	3/13/2010	Hycroft Res & Dev Inc	NMC 1022788	Pershing
SH 598	3/13/2010	Hycroft Res & Dev Inc	NMC 1022789	Pershing
SH 599	3/13/2010	Hycroft Res & Dev Inc	NMC 1022790	Pershing
SH 600	3/13/2010	Hycroft Res & Dev Inc	NMC 1022791	Pershing
SH 601	3/13/2010	Hycroft Res & Dev Inc	NMC 1022792	Pershing
SH 602	3/13/2010	Hycroft Res & Dev Inc	NMC 1022793	Pershing
SH 603	3/13/2010	Hycroft Res & Dev Inc	NMC 1022794	Pershing
SH 604	3/13/2010	Hycroft Res & Dev Inc	NMC 1022795	Pershing
SH 605	3/13/2010	Hycroft Res & Dev Inc	NMC 1022796	Pershing
SH 606	3/13/2010	Hycroft Res & Dev Inc	NMC 1022797	Pershing
SH 607	3/13/2010	Hycroft Res & Dev Inc	NMC 1022798	Pershing
SH 608	3/13/2010	Hycroft Res & Dev Inc	NMC 1022799	Pershing
SH 609	3/13/2010	Hycroft Res & Dev Inc	NMC 1022800	Pershing
SH 610	3/13/2010	Hycroft Res & Dev Inc	NMC 1022801	Pershing
SH 611	3/13/2010	Hycroft Res & Dev Inc	NMC 1022802	Pershing
SH 612	3/13/2010	Hycroft Res & Dev Inc	NMC 1022803	Pershing
SH 613	3/13/2010	Hycroft Res & Dev Inc	NMC 1022804	Pershing
SH 614	3/13/2010	Hycroft Res & Dev Inc	NMC 1022805	Pershing
SH 615	3/13/2010	Hycroft Res & Dev Inc	NMC 1022806	Pershing
SH 616	3/13/2010	Hycroft Res & Dev Inc	NMC 1022807	Pershing
SH 617	3/13/2010	Hycroft Res & Dev Inc	NMC 1022808	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 618	3/13/2010	Hycroft Res & Dev Inc	NMC 1022809	Pershing
SH 619	3/13/2010	Hycroft Res & Dev Inc	NMC 1022810	Pershing
SH 620	3/13/2010	Hycroft Res & Dev Inc	NMC 1022811	Pershing
SH 621	3/13/2010	Hycroft Res & Dev Inc	NMC 1022812	Pershing
SH 622	3/13/2010	Hycroft Res & Dev Inc	NMC 1022813	Pershing
SH 623	3/13/2010	Hycroft Res & Dev Inc	NMC 1022814	Pershing
SH 624	3/13/2010	Hycroft Res & Dev Inc	NMC 1022815	Pershing
SH 625	3/13/2010	Hycroft Res & Dev Inc	NMC 1022816	Pershing
SH 626	3/13/2010	Hycroft Res & Dev Inc	NMC 1022817	Pershing
SH 627	3/13/2010	Hycroft Res & Dev Inc	NMC 1022818	Pershing
SH 628	3/13/2010	Hycroft Res & Dev Inc	NMC 1022819	Pershing
SH 629	3/13/2010	Hycroft Res & Dev Inc	NMC 1022820	Pershing
SH 630	3/13/2010	Hycroft Res & Dev Inc	NMC 1022821	Pershing
SH 631	3/13/2010	Hycroft Res & Dev Inc	NMC 1022822	Pershing
SH 632	3/13/2010	Hycroft Res & Dev Inc	NMC 1022823	Pershing
SH 633	3/13/2010	Hycroft Res & Dev Inc	NMC 1022824	Pershing
SH 232	4/23/2008	Hycroft Res & Dev Inc	NMC 990885	Pershing
SH 233	4/23/2008	Hycroft Res & Dev Inc	NMC 990886	Pershing
SH 234	4/23/2008	Hycroft Res & Dev Inc	NMC 990887	Pershing
SH 242	4/23/2008	Hycroft Res & Dev Inc	NMC 990898	Pershing
SH 243	4/23/2008	Hycroft Res & Dev Inc	NMC 990899	Pershing
SH 246	4/23/2008	Hycroft Res & Dev Inc	NMC 990897	Pershing
SH 248	4/23/2008	Hycroft Res & Dev Inc	NMC 991209	Pershing
SH 264	4/25/2008	Hycroft Res & Dev Inc	NMC 990916	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 267	4/23/2008	Hycroft Res & Dev Inc	NMC 990919	Pershing
SH 268	4/23/2008	Hycroft Res & Dev Inc	NMC 990920	Pershing
SH 275	4/23/2008	Hycroft Res & Dev Inc	NMC 990927	Pershing
SH 283	4/22/2008	Hycroft Res & Dev Inc	NMC 990935	Pershing
SH 287	4/22/2008	Hycroft Res & Dev Inc	NMC 990939	Pershing
SH 289	4/22/2008	Hycroft Res & Dev Inc	NMC 990941	Pershing
SH 295	4/22/2008	Hycroft Res & Dev Inc	NMC 990947	Pershing
SH 299	4/22/2008	Hycroft Res & Dev Inc	NMC 990949	Pershing
SH 302	4/22/2008	Hycroft Res & Dev Inc	NMC 990952	Pershing
SH 306	4/22/2008	Hycroft Res & Dev Inc	NMC 990958	Pershing
SH 322	4/22/2008	Hycroft Res & Dev Inc	NMC 990974	Pershing
SH 344	4/22/2008	Hycroft Res & Dev Inc	NMC 990996	Pershing
SH 369	4/21/2008	Hycroft Res & Dev Inc	NMC 991021	Pershing
SH 386	4/21/2008	Hycroft Res & Dev Inc	NMC 991038	Pershing
SH 418	4/21/2008	Hycroft Res & Dev Inc	NMC 991070	Pershing
SH 457	4/22/2008	Hycroft Res & Dev Inc	NMC 991108	Pershing
SH 458	4/22/2008	Hycroft Res & Dev Inc	NMC 991109	Pershing
SH 459	4/22/2008	Hycroft Res & Dev Inc	NMC 991110	Pershing
SH 460	4/22/2008	Hycroft Res & Dev Inc	NMC 991111	Pershing
SH 464	4/22/2008	Hycroft Res & Dev Inc	NMC991115	Pershing
SH 465	4/22/2008	Hycroft Res & Dev Inc	NMC 991116	Pershing
SH 466	4/22/2008	Hycroft Res & Dev Inc	NMC991117	Pershing
SH 467	4/22/2008	Hycroft Res & Dev Inc	NMC 991118	Pershing
SH 472	4/22/2008	Hycroft Res & Dev Inc	NMC 991123	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 475	4/22/2008	Hycroft Res & Dev Inc	NMC 991126	Pershing
SH 476	4/22/2008	Hycroft Res & Dev Inc	NMC 991127	Pershing
SH 479	4/22/2008	Hycroft Res & Dev Inc	NMC 991130	Pershing
SH 484	4/22/2008	Hycroft Res & Dev Inc	NMC 991135	Pershing
SH 487	4/22/2008	Hycroft Res & Dev Inc	NMC 991138	Pershing
SH 494	4/22/2008	Hycroft Res & Dev Inc	NMC 991145	Pershing
SH 495	4/22/2008	Hycroft Res & Dev Inc	NMC 991146	Pershing
SH 496	4/22/2008	Hycroft Res & Dev Inc	NMC 991147	Pershing
SH 506	4/22/2008	Hycroft Res & Dev Inc	NMC 991157	Pershing
SH 518	4/22/2008	Hycroft Res & Dev Inc	NMC 991169	Pershing
SH 522	4/22/2008	Hycroft Res & Dev Inc	NMC 991173	Pershing
SH 525	4/22/2008	Hycroft Res & Dev Inc	NMC 991176	Pershing
SH 527	4/22/2008	Hycroft Res & Dev Inc	NMC 991178	Pershing
SH 547	4/22/2008	Hycroft Res & Dev Inc	NMC 991198	Pershing
SH 634	3/13/2010	Hycroft Res & Dev Inc	NMC 1022825	Pershing
SH 635	3/13/2010	Hycroft Res & Dev Inc	NMC 1022826	Pershing
SH 636	3/13/2010	Hycroft Res & Dev Inc	NMC 1022827	Pershing
SH 637	3/13/2010	Hycroft Res & Dev Inc	NMC 1022828	Pershing
SH 638	3/13/2010	Hycroft Res & Dev Inc	NMC 1022829	Pershing
SH 639	3/13/2010	Hycroft Res & Dev Inc	NMC 1022830	Pershing
SH 640	3/13/2010	Hycroft Res & Dev Inc	NMC 1022831	Pershing
SH 641	3/13/2010	Hycroft Res & Dev Inc	NMC 1022832	Pershing
SH 642	3/13/2010	Hycroft Res & Dev Inc	NMC 1022833	Pershing
SH 643	3/13/2010	Hycroft Res & Dev Inc	NMC 1022834	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 644	3/13/2010	Hycroft Res & Dev Inc	NMC 1022835	Pershing
SH 645	3/13/2010	Hycroft Res & Dev Inc	NMC 1022836	Pershing
SH 646	3/13/2010	Hycroft Res & Dev Inc	NMC 1022837	Pershing
SH 647	3/13/2010	Hycroft Res & Dev Inc	NMC 1022838	Pershing
SH 648	3/13/2010	Hycroft Res & Dev Inc	NMC 1022839	Pershing
SH 649	3/13/2010	Hycroft Res & Dev Inc	NMC 1022840	Pershing
SH 650	3/13/2010	Hycroft Res & Dev Inc	NMC 1022841	Pershing
SH 651	3/13/2010	Hycroft Res & Dev Inc	NMC 1022842	Pershing
WCD 1	3/22/2006	Hycroft Res & Dev Inc	NMC 928826	Pershing
WCD 17	4/21/2006	Hycroft Res & Dev Inc	NMC 928836	Pershing
WCD 18	4/21/2006	Hycroft Res & Dev Inc	NMC 928837	Pershing
WCD 19	4/21/2006	Hycroft Res & Dev Inc	NMC 928838	Pershing
WCD 2	3/22/2006	Hycroft Res & Dev Inc	NMC 928827	Pershing
WCD 20	4/21/2006	Hycroft Res & Dev Inc	NMC 928839	Pershing
WCD 21	4/21/2006	Hycroft Res & Dev Inc	NMC 928840	Pershing
WCD 22	4/21/2006	Hycroft Res & Dev Inc	NMC 928841	Pershing
WCD 23	4/21/2006	Hycroft Res & Dev Inc	NMC 928842	Pershing
WCD 24	4/21/2006	Hycroft Res & Dev Inc	NMC 928843	Pershing
WCD 25	4/21/2006	Hycroft Res & Dev Inc	NMC 928844	Pershing
WCD 26	4/21/2006	Hycroft Res & Dev Inc	NMC 928845	Pershing
WCD 3	3/22/2006	Hycroft Res & Dev Inc	NMC 928828	Pershing
WCD 4	4/22/2006	Hycroft Res & Dev Inc	NMC 928829	Pershing
WCX 10	9/8/2006	Hycroft Res & Dev Inc	NMC 941262	Pershing
WCX 5	9/8/2006	Hycroft Res & Dev Inc	NMC 941257	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

WCX 6	9/8/2006	Hycroft Res & Dev Inc	NMC 941258	Pershing
WCX 7	9/8/2006	Hycroft Res & Dev Inc	NMC 941259	Pershing
WCX 8	9/8/2006	Hycroft Res & Dev Inc	NMC 941260	Pershing
WCX 9	9/8/2006	Hycroft Res & Dev Inc	NMC 941261	Pershing
WCX 34	9/8/2006	Hycroft Res & Dev Inc	NMC 941263	Pershing
WCX 35	9/8/2006	Hycroft Res & Dev Inc	NMC 941264	Pershing
WCX 36	9/8/2006	Hycroft Res & Dev Inc	NMC 941265	Pershing
WCX 37	9/8/2006	Hycroft Res & Dev Inc	NMC 941266	Pershing
WCX 38	9/8/2006	Hycroft Res & Dev Inc	NMC 941267	Pershing
WCX 39	9/8/2006	Hycroft Res & Dev Inc	NMC 941268	Pershing
WCX 40	9/8/2006	Hycroft Res & Dev Inc	NMC 941269	Pershing
WCX 41	9/8/2006	Hycroft Res & Dev Inc	NMC 941270	Pershing
WCX 42	9/8/2006	Hycroft Res & Dev Inc	NMC 941271	Pershing
WCX 43	9/8/2006	Hycroft Res & Dev Inc	NMC 941272	Pershing
WCX 44	9/8/2006	Hycroft Res & Dev Inc	NMC 941273	Pershing
WCX 45	9/8/2006	Hycroft Res & Dev Inc	NMC 941274	Pershing
WCX 46	9/8/2006	Hycroft Res & Dev Inc	NMC 941275	Pershing
WCX 47	9/8/2006	Hycroft Res & Dev Inc	NMC 941276	Pershing
WCX 48	9/8/2006	Hycroft Res & Dev Inc	NMC 941277	Pershing
WCX 49	9/8/2006	Hycroft Res & Dev Inc	NMC 941278	Pershing
WCX 50	9/8/2006	Hycroft Res & Dev Inc	NMC 941279	Pershing
WCX 51	9/8/2006	Hycroft Res & Dev Inc	NMC 941280	Pershing
WCX 52	9/8/2006	Hycroft Res & Dev Inc	NMC 941281	Pershing
WCX 53	9/8/2006	Hycroft Res & Dev Inc	NMC 941282	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

WCX 54	9/8/2006	Hycroft Res & Dev Inc	NMC 941283	Pershing
WCX 55	9/8/2006	Hycroft Res & Dev Inc	NMC 941284	Pershing
WCX 56	9/8/2006	Hycroft Res & Dev Inc	NMC 941285	Pershing
WCX 57	9/8/2006	Hycroft Res & Dev Inc	NMC 941286	Pershing
WCX 58	9/8/2006	Hycroft Res & Dev Inc	NMC 941287	Pershing
WRC 10	3/13/1995	Hycroft Res & Dev Inc	NMC 714261	Pershing
WRC 11	3/13/1995	Hycroft Res & Dev Inc	NMC 714262	Pershing
WRC 12	3/13/1995	Hycroft Res & Dev Inc	NMC 714263	Pershing
WRC 13	3/13/1995	Hycroft Res & Dev Inc	NMC 714264	Pershing
WRC 14	3/13/1995	Hycroft Res & Dev Inc	NMC 714265	Pershing
WRC 15	3/13/1995	Hycroft Res & Dev Inc	NMC 714266	Pershing
WRC 16	3/13/1995	Hycroft Res & Dev Inc	NMC 714267	Pershing
WRC 17	3/13/1995	Hycroft Res & Dev Inc	NMC 714268	Pershing
WRC 19	3/13/1995	Hycroft Res & Dev Inc	NMC 714270	Pershing
WRC 1	3/13/1995	Hycroft Res & Dev Inc	NMC 714252	Pershing
WRC 18	3/13/1995	Hycroft Res & Dev Inc	NMC 714269	Pershing
WRC 2	3/13/1995	Hycroft Res & Dev Inc	NMC 714253	Pershing
WRC 20	3/13/1995	Hycroft Res & Dev Inc	NMC 714271	Pershing
WRC 21	3/13/1995	Hycroft Res & Dev Inc	NMC 714272	Pershing
WRC 22	3/13/1995	Hycroft Res & Dev Inc	NMC 714273	Pershing
WRC 23	3/13/1995	Hycroft Res & Dev Inc	NMC 714274	Pershing
WRC 24	3/13/1995	Hycroft Res & Dev Inc	NMC 714275	Pershing
WRC 25	3/13/1995	Hycroft Res & Dev Inc	NMC 714276	Pershing
WRC 26	3/13/1995	Hycroft Res & Dev Inc	NMC 714277	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

WRC 27	3/13/1995	Hycroft Res & Dev Inc	NMC 714278	Pershing
WRC 28	3/13/1995	Hycroft Res & Dev Inc	NMC 714279	Pershing
WRC 29	3/13/1995	Hycroft Res & Dev Inc	NMC 714280	Pershing
WRC 3	3/13/1995	Hycroft Res & Dev Inc	NMC 714254	Pershing
WRC 30	3/13/1995	Hycroft Res & Dev Inc	NMC 714281	Pershing
WRC 31	3/13/1995	Hycroft Res & Dev Inc	NMC 714282	Pershing
WRC 32	3/14/1995	Hycroft Res & Dev Inc	NMC 714283	Pershing
WRC 33	3/14/1995	Hycroft Res & Dev Inc	NMC 714284	Pershing
WRC 34	3/14/1995	Hycroft Res & Dev Inc	NMC 714285	Pershing
WRC 35	3/14/1995	Hycroft Res & Dev Inc	NMC 714286	Pershing
WRC 36	3/14/1995	Hycroft Res & Dev Inc	NMC 714287	Pershing
WRC 37	3/14/1995	Hycroft Res & Dev Inc	NMC 714288	Pershing
WRC 38	3/14/1995	Hycroft Res & Dev Inc	NMC 714289	Pershing
WRC 39	3/14/1995	Hycroft Res & Dev Inc	NMC 714290	Pershing
WRC 4	3/13/1995	Hycroft Res & Dev Inc	NMC 714255	Pershing
WRC 40	3/14/1995	Hycroft Res & Dev Inc	NMC 714291	Pershing
WRC 41	3/14/1995	Hycroft Res & Dev Inc	NMC 714292	Pershing
WRC 42	3/14/1995	Hycroft Res & Dev Inc	NMC 714293	Pershing
WRC 43	3/14/1995	Hycroft Res & Dev Inc	NMC 714294	Pershing
WRC 44	3/14/1995	Hycroft Res & Dev Inc	NMC 714295	Pershing
WRC 45	3/14/1995	Hycroft Res & Dev Inc	NMC 714296	Pershing
WRC 46	3/14/1995	Hycroft Res & Dev Inc	NMC 714297	Pershing
WRC 47	3/14/1995	Hycroft Res & Dev Inc	NMC 714298	Pershing
WRC 48	3/14/1995	Hycroft Res & Dev Inc	NMC 714299	Pershing

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

WRC 49	3/14/1995	Hycroft Res & Dev Inc	NMC 714300	Pershing
WRC 5	3/13/1995	Hycroft Res & Dev Inc	NMC 714256	Pershing
WRC 50	3/14/1995	Hycroft Res & Dev Inc	NMC 714301	Pershing
WRC 51	3/14/1995	Hycroft Res & Dev Inc	NMC 714302	Pershing
WRC 52	3/14/1995	Hycroft Res & Dev Inc	NMC 714303	Pershing
WRC 53	3/14/1995	Hycroft Res & Dev Inc	NMC 714304	Pershing
WRC 54	3/14/1995	Hycroft Res & Dev Inc	NMC 714305	Pershing
WRC 55	3/14/1995	Hycroft Res & Dev Inc	NMC 714306	Pershing
WRC 56	3/14/1995	Hycroft Res & Dev Inc	NMC 714307	Pershing
WRC 57	3/14/1995	Hycroft Res & Dev Inc	NMC 714308	Pershing
WRC 58	3/14/1995	Hycroft Res & Dev Inc	NMC 714309	Pershing
WRC 6	3/13/1995	Hycroft Res & Dev Inc	NMC 714257	Pershing
WRC 60	3/14/1995	Hycroft Res & Dev Inc	NMC 714311	Pershing
WRC 7	3/13/1995	Hycroft Res & Dev Inc	NMC 714258	Pershing
WRC 8	3/13/1995	Hycroft Res & Dev Inc	NMC 714259	Pershing
WRC 82	3/14/1995	Hycroft Res & Dev Inc	NMC 714313	Pershing
WRC 84	3/14/1995	Hycroft Res & Dev Inc	NMC 714315	Pershing
WRC 87	3/14/1995	Hycroft Res & Dev Inc	NMC 714317	Pershing
WRC 88	3/14/1995	Hycroft Res & Dev Inc	NMC 714318	Pershing
WRC 89	3/14/1995	Hycroft Res & Dev Inc	NMC 714319	Pershing
WRC 9	3/13/1995	Hycroft Res & Dev Inc	NMC 714260	Pershing
WRC 90	3/14/1995	Hycroft Res & Dev Inc	NMC 714320	Pershing
WRC 91	3/14/1995	Hycroft Res & Dev Inc	NMC 714321	Pershing
CKC #12	8/14/1987	Crofoot Daniel M	NMC444109	Pershing/Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

FG 226	9/5/2006	Hycroft Res & Dev Inc	NMC 939259	Pershing/Humboldt
FG 275	9/1/2006	Hycroft Res & Dev Inc	NMC 939296	Pershing/Humboldt
FG 324	9/1/2006	Hycroft Res & Dev Inc	NMC 939337	Pershing/Humboldt
FG 377	9/1/2006	Hycroft Res & Dev Inc	NMC 939382	Pershing/Humboldt
FG 433	9/1/2006	Hycroft Res & Dev Inc	NMC 939438	Pershing/Humboldt
NC 132	8/14/2010	Hycroft Res & Dev Inc	NMC1027970	Pershing/Humboldt
NC 17	8/14/2010	Hycroft Res & Dev Inc	NMC1027855	Pershing/Humboldt
NC 170	8/14/2010	Hycroft Res & Dev Inc	NMC1028008	Pershing/Humboldt
NC 205	8/14/2010	Hycroft Res & Dev Inc	NMC1028043	Pershing/Humboldt
NC 240	8/14/2010	Hycroft Res & Dev Inc	NMC1028078	Pershing/Humboldt
NC 274	8/14/2010	Hycroft Res & Dev Inc	NMC1028112	Pershing/Humboldt
NC 306	8/14/2010	Hycroft Res & Dev Inc	NMC1028144	Pershing/Humboldt
NC 50	8/14/2010	Hycroft Res & Dev Inc	NMC1027888	Pershing/Humboldt
NC 91	8/14/2010	Hycroft Res & Dev Inc	NMC1027929	Pershing/Humboldt
NFRA 12	11/7/2007	Victory Exploration Inc.	NMC 977844	Pershing/Humboldt
NFRA 13	11/7/2007	Victory Exploration Inc.	NMC 977845	Pershing/Humboldt
NFRA 14	11/7/2007	Victory Exploration Inc.	NMC 977846	Pershing/Humboldt
NFRA 15	11/7/2007	Victory Exploration Inc.	NMC 977847	Pershing/Humboldt
NFRA 23	11/7/2007	Victory Exploration Inc.	NMC 977855	Pershing/Humboldt
NFRA 24	11/7/2007	Victory Exploration Inc.	NMC 977856	Pershing/Humboldt
NFRA 4	11/7/2007	Victory Exploration Inc.	NMC 977836	Pershing/Humboldt
NFRA 5	11/7/2007	Victory Exploration Inc.	NMC 977837	Pershing/Humboldt
RFG #101	3/11/1989	Crofoot Daniel M	NMC 546065	Pershing/Humboldt
RFG #103	3/11/1989	Crofoot Daniel M	NMC 546066	Pershing/Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFG #127	1/9/1980	Lewis Frank W	NMC 141686	Pershing/Humboldt
RFG #129	1/9/1980	Lewis Frank W	NMC 141687	Pershing/Humboldt
RFG #131	1/9/1980	Lewis Frank W	NMC 141688	Pershing/Humboldt
RFG #132	1/9/1980	Lewis Frank W	NMC 141689	Pershing/Humboldt
RFG #133	1/9/1980	Lewis Frank W	NMC 141690	Pershing/Humboldt
RFG #134	1/9/1980	Lewis Frank W	NMC 141691	Pershing/Humboldt
RFG #200A	12/28/1979	Lewis Frank W	NMC 141725	Pershing/Humboldt
RFG #228	1/25/1980	Lewis Frank W	NMC 141753	Pershing/Humboldt
RFG #230	1/25/1980	Lewis Frank W	NMC 141757	Pershing/Humboldt
RFG #234	1/26/1980	Lewis Frank W	NMC 141764	Pershing/Humboldt
RFG #235	1/26/1980	Lewis Frank W	NMC 141766	Pershing/Humboldt
RFG #236	1/26/1980	Lewis Frank W	NMC 141768	Pershing/Humboldt
RFG #237	1/30/1980	Lewis Frank W	NMC 141770	Pershing/Humboldt
RFG #250	1/11/1980	Lewis Frank W	NMC 141776	Pershing/Humboldt
RFG #252	1/11/1980	Lewis Frank W	NMC 141778	Pershing/Humboldt
RFG #254	1/11/1980	Lewis Frank W	NMC 141780	Pershing/Humboldt
RFG #257	1/11/1980	Hadi	NMC 141783	Pershing/Humboldt
RFG #259	1/11/1980	Hadi	NMC 141784	Pershing/Humboldt
RFG #261	1/11/1980	Hadi	NMC 141785	Pershing/Humboldt
RFG #263	1/11/1980	Hadi	NMC 141786	Pershing/Humboldt
RFG #99	3/11/1989	Crofoot Daniel M	NMC 546064	Pershing/Humboldt
RFG 104	5/20/2006	Hycroft Res & Dev Inc	NMC 932887	Pershing/Humboldt
RFG 105	5/20/2006	Hycroft Res & Dev Inc	NMC 932888	Pershing/Humboldt
RFG 106	5/20/2006	Hycroft Res & Dev Inc	NMC 932889	Pershing/Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

RFG 108	5/20/2006	Hycroft Res & Dev Inc	NMC 932891	Pershing/Humboldt
RFG 110	5/20/2006	Hycroft Res & Dev Inc	NMC 932893	Pershing/Humboldt
RFG 112	5/20/2006	Hycroft Res & Dev Inc	NMC 932895	Pershing/Humboldt
RFG 136	5/20/2006	Hycroft Res & Dev Inc	NMC 932905	Pershing/Humboldt
RFG 138	5/20/2006	Hycroft Res & Dev Inc	NMC 932906	Pershing/Humboldt
RFG 140	5/20/2006	Hycroft Res & Dev Inc	NMC 932907	Pershing/Humboldt
RFG 256	5/20/2006	Hycroft Res & Dev Inc	NMC 932911	Pershing/Humboldt
SH 348	4/21/2008	Hycroft Res & Dev Inc	NMC 991000	Pershing/Humboldt
SH 349	4/21/2008	Hycroft Res & Dev Inc	NMC 991001	Pershing/Humboldt
SH 329	4/22/2008	Hycroft Res & Dev Inc	NMC 990981	Pershing/Humboldt
SH 330	4/22/2008	Hycroft Res & Dev Inc	NMC 990982	Pershing/Humboldt
SH 331	4/22/2008	Hycroft Res & Dev Inc	NMC 990983	Pershing/Humboldt
SH 332	4/22/2008	Hycroft Res & Dev Inc	NMC 990984	Pershing/Humboldt
SH 333	4/22/2008	Hycroft Res & Dev Inc	NMC 990985	Pershing/Humboldt
SH 353	4/21/2008	Hycroft Res & Dev Inc	NMC 991005	Pershing/Humboldt
SH 354	4/21/2008	Hycroft Res & Dev Inc	NMC 991006	Pershing/Humboldt
SH 355	4/21/2008	Hycroft Res & Dev Inc	NMC 991007	Pershing/Humboldt
SH 356	4/21/2008	Hycroft Res & Dev Inc	NMC 991008	Pershing/Humboldt
SH 357	4/21/2008	Hycroft Res & Dev Inc	NMC 991009	Pershing/Humboldt
SH 371	4/21/2008	Hycroft Res & Dev Inc	NMC 991023	Pershing/Humboldt
SH 372	4/21/2008	Hycroft Res & Dev Inc	NMC 991024	Pershing/Humboldt
SH 382	4/21/2008	Hycroft Res & Dev Inc	NMC 991034	Pershing/Humboldt
SH 383	4/21/2008	Hycroft Res & Dev Inc	NMC 991035	Pershing/Humboldt
SH 384	4/21/2008	Hycroft Res & Dev Inc	NMC 991036	Pershing/Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023

SH 385	4/21/2008	Hycroft Res & Dev Inc	NMC 991037	Pershing/Humboldt
SH 407	4/21/2008	Hycroft Res & Dev Inc	NMC 991059	Pershing/Humboldt
SH 408	4/21/2008	Hycroft Res & Dev Inc	NMC 991060	Pershing/Humboldt
SH 409	4/21/2008	Hycroft Res & Dev Inc	NMC 991061	Pershing/Humboldt
SH 410	4/21/2008	Hycroft Res & Dev Inc	NMC 991062	Pershing/Humboldt
SH 411	4/21/2008	Hycroft Res & Dev Inc	NMC 991063	Pershing/Humboldt
SH 431	4/21/2008	Hycroft Res & Dev Inc	NMC 991083	Pershing/Humboldt
SH 432	4/21/2008	Hycroft Res & Dev Inc	NMC 991084	Pershing/Humboldt
SH 433	4/21/2008	Hycroft Res & Dev Inc	NMC 991085	Pershing/Humboldt
SH 434	4/21/2008	Hycroft Res & Dev Inc	NMC 991086	Pershing/Humboldt

Hycroft Property	Appendices
Initial Assessment Technical Report Summary	March 27, 2023